UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 3)

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MICRO THERAPEUTICS, INC.

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MICRO THERAPEUTICS, INC.
2 Goodyear
Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On February 24, 2003

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

A special meeting of stockholders of Micro Therapeutics, Inc. (the “Company”), will be held at 2 Goodyear, Irvine, California 92618 on February 24, 2003, at 10:00 a.m., for the following purposes as more fully described in the accompanying proxy statement:

(1) To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 45,000,000 and the total number of authorized shares of the Company’s capital stock from 40,000,000 to 50,000,000.

(2) To approve the sale and issuance of up to 10,345,905 shares of the Company’s common stock as required by Nasdaq marketplace rules.

(3) To consider and vote upon a proposal to amend the Company’s Employee Stock Purchase Plan to increase the number of shares thereunder by 200,000 shares, bringing the total number of shares issuable thereunder to 400,000.

(4) To consider and vote upon a proposal to amend the Company’s 1996 Stock Incentive Plan to increase the number of shares of common stock issuable thereunder by 1,000,000 shares, bringing the total number of shares issuable thereunder to 5,750,000.

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 29, 2003 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Thomas C. Wilder, III
President and Chief Executive Officer
Irvine, California
February     , 2003

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

MICRO THERAPEUTICS, INC.
2 Goodyear
Irvine, California 92618

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), for use at a special meeting of stockholders to be held on February 24, 2003, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about February     , 2003. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the amendment to the Company’s Amended and Restated Certificate of Incorporation, “for” the approval of the sale and issuance of up to 10,345,905 shares of the Company’s common stock, “for” the amendment to the Company’s Employee Stock Purchase Plan, and “for” the amendment to the Company’s 1996 Stock Incentive Plan.

SUMMARY OF TERMS OF ACQUISITION OF DENDRON GMBH

Proposals 1 and 2 are being submitted to a vote of the Company’s stockholders to facilitate the second stage of a private placement of the Company’s securities, the proceeds of which will be used to replenish the Company’s cash reserves after making the initial payment in connection with the Company’s October 2002 acquisition of Dendron GmbH, as hereinafter described, and to support the working capital needs of the Company’s combined operations. You are not being asked to vote to approve or ratify the Company’s acquisition of Dendron, and the summary of the acquisition in this proxy statement is provided for informational purposes only.

Approval of each of proposals 1, 3 and 4 is assured if Micro Investment, which as of the record date holds 57.46% of the Company’s outstanding common stock by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the private placement of the Company’s securities described below, votes in favor of the proposals. With respect to proposal 2, the minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or by proxy, which for the purposes of Nasdaq marketplace rule 4350(i)(6), shall not include the shares issued in the first stage of the private placement, however, such shares will count towards determining whether the number of shares present at the meeting constitute a quorum. Therefore, as of the record date Micro Investment holds less than 50% of the Company’s shares of common stock which may be voted with respect to proposal 2.

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Acquisition of Dendron GmbH:    Pursuant to a stock purchase agreement, dated September 3, 2002, the Company purchased of all of the outstanding equity securities of Dendron GmbH from the Dendron stockholders in exchange for the cash consideration described below (see page 11). Dendron is a German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms, which, prior to its acquisition by the Company in October 2002, was privately held.

•
Initial purchase price:    $25,000,000, of which $20,000,000 was paid upon the closing of the acquisition on October 4, 2002, and $5,000,000 is currently being held back pursuant to the terms of the acquisition for a short period to permit certain purchase price adjustments to be determined (see page 18).

•	Contingent payments: Up to $15,000,000, contingent upon Dendron products achieving certain revenue targets between 2003 and 2008 (see page 18).

•
Escrow:    $2,500,000 of the $20,000,000 initially paid to the selling stockholders of Dendron was paid into an escrow account, as security for any claims by the Company in connection with a breach by a selling stockholder of Dendron of its representations and warranties as set forth in the stock purchase agreement (see page 19).

•	Representation and warranties: The parties made to each other certain representations and warranties typical and customary in a transaction of this nature (see page 19).

•
Payment of fees and expenses:    The Company and the selling stockholders of Dendron each paid their own costs and expenses incurred in connection with the stock purchase agreement and the acquisition, subject to certain exceptions (see page 19).

QUORUM AND VOTING REQUIREMENTS

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on the record date, January 29, 2003, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 24,495,264 shares of common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

Proposal 1—Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation:    To be adopted, the amendment must receive the affirmative vote of the majority of the shares entitled to vote, which is a majority of the shares of the Company outstanding as of the record date. Uninstructed shares may not be voted on this matter, and abstentions and broker non-votes will have the effect of votes against the proposal.

Proposal 2—Approval of the sale and issuance of up to 10,345,905 shares of the Company’s common stock:    To be adopted, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote, which for the purposes of Nasdaq marketplace rule 4350(i)(6), shall not include the shares issued in the first stage of the private placement described below, however, such shares will count towards determining whether the number of shares present at the meeting constitute a quorum. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

Proposal 3—Approval of the Amendment to the Employee Stock Purchase Plan:    To be adopted, the amendment must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

Proposal 4—Approval of the Amendment to the 1996 Stock Incentive Plan:    To be adopted, the amendment must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

PROPOSAL ONE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK THEREUNDER FROM 35,000,000 TO 45,000,000

GENERAL

The Company’s Amended and Restated Certificate of Incorporation currently authorizes the issuance of 35,000,000 shares of common stock and 5,000,000 shares of preferred stock. On September 19, 2002, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 35,000,000 to 45,000,000. No change is being proposed to the authorized number of shares of preferred stock. An increase in the number of authorized shares of common stock is necessary to enable the Company to have a sufficient number of authorized and unissued shares of common stock to close the second stage of a private placement as described below, as well as for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans. If the stockholders approve this proposal, the first sentence of the first paragraph of Article IV of the Company’s Amended and Restated Certificate of Incorporation would be amended to read in its entirety as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty Million (50,000,000) shares. Forty-Five Million (45,000,000) shares shall be Common Stock, $.001 par value and Five Million (5,000,000) shares shall be Preferred Stock, $.001 par value.”

REASONS FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Company’s reserve of authorized but unissued shares of common stock has been substantially depleted in recent years as a result of the Company’s financing activities through the sale of common stock and the granting of stock options under the Company’s stock option plans. As of January 29, 2003, the Company was authorized to issue 35,000,000 shares of common stock and had 24,495,264 shares of common stock outstanding.

Private Placement

On September 3, 2002, the Company and Micro Investment, LLC, a Delaware limited liability company whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group, executed a definitive securities purchase agreement pursuant to which Micro Investment agreed to lead a two-stage private placement of newly issued common stock of the Company, either as the sole or as a participating investor, for an aggregate purchase price of $30,000,000. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase. The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of the Company’s common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481. 3,969,075 of the shares issued in the first stage were purchased by Micro Investment, and 87,324 shares in the aggregate were purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company, as more fully described in the section of this proxy entitled “Certain Relationships and Related Party Transactions.” Micro Investment held approximately 49.6% of the Company’s outstanding common stock immediately prior to the closing of the first stage of the private placement, by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and immediately following the closing of the first stage, Micro Investment owned approximately 57.46% of the outstanding common stock of the Company. Five members of the Company’s Board of Directors directly or indirectly hold equity interests in Micro Investment. Mr. Dale A. Spencer, a director of the Company, owns a 1.8% interest in Micro Investment. Ms. Elizabeth H. Weatherman, a director of the Company, is a general partner of Warburg, Pincus Equity Partners, L.P., which, together with three affiliated entities, owns an 86.9% interest in Micro Investment. Mr. Richard B. Emmitt, a director of the Company, is a general partner of The Vertical Group, L.P., which owns a 9.7% interest in Micro Investment. Mr. Paul Buckman, a director of the Company, owns a 0.9% interest in Micro Investment. Mr. James Corbett, the Chairman of the Board of Directors owns a 0.1% interest in Micro Investment.

In the second stage of the private placement, the investors are obligated to purchase, subject to the fulfillment of certain customary closing conditions described below, an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, which would result in aggregate proceeds to the Company of $21,550,519. 10,123,181 of the shares issued in the second stage will be purchased by Micro Investment, and 222,724 shares in the aggregate will be purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company. However, before the Company can close the second stage of the private placement, the Company will require stockholder approval in order to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares the Company is authorized to issue thereunder, so that the Company can issue the additional 10,345,905 shares of the Company’s common stock to the investors. The Company will also require stockholder approval of the issuance of these shares in the second stage of the private placement, as described in proposal 2 below. The $2.083 per share price is $0.051 higher than the closing price of the Company’s common stock on The Nasdaq National Market on the last trading day prior to the date of Micro Investment’s execution of the securities purchase agreement and commitment to purchase all of the shares in the first and second stages of the financing, and $0.01 higher than the closing price on September 3, 2002, immediately following execution of the securities purchase agreement. The private placement is being made by the Company without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors. Assuming there are 34,841,169 shares of common stock outstanding following the closing of the second stage of the private placement, at such time Micro Investment will own approximately 69.45% of the outstanding common stock of the Company.

The obligation of the investors to consummate the closing of the second stage of the private placement contemplated by the securities purchase agreement remain subject to the fulfillment, on or before the second closing, of certain customary conditions, including, among others, (1) the Company’s representations and warranties in the securities purchase agreement being true and correct in all material respects on the second closing date, (2) the Company’s performance and compliance with all of the Company’s obligations under the securities purchase agreement, (3) there being no injunction, writ, preliminary restraining order or any other order directing the transactions contemplated under the securities purchase agreement not be consummated, (4) there being no developments in the business of the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company’s business, properties, assets, liabilities, profits, results of operations or condition, (5) the shares of common stock sold to the investors having been approved for listing on Nasdaq, (6) there being no suspension in trading of the Company’s common stock, or securities generally, on Nasdaq, and (7) all necessary and appropriate third party consents and approvals having been obtained, including the consent of the Company’s stockholders.

The proceeds of the first stage of the private placement were used to finance a portion of the initial payment in connection with the acquisition of Dendron GmbH, as described below. The proceeds of the second stage of the private placement will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the Company’s combined operations.

In order to satisfy the Company’s anticipated short-term working capital requirements pending the anticipated closing of the second stage of the private placement, on November 18, 2002, the Company obtained a short-term loan by issuing an unsecured promissory note in the principal amount of three million dollars ($3,000,000) to Micro Investment. The note is due and payable by the Company upon the earlier of (1) the demand of Micro Investment or (2) May 18, 2003. On January 8, 2003, the Company obtained a second short-term loan by issuing an unsecured promissory note in the principal amount of four million dollars ($4,000,000) to Micro Investment. The note is due and payable by the Company upon the earlier of (1) the demand of Micro Investment or (2) July 8, 2003. Both notes bear interest at the rate of ten percent (10%) per annum prior to maturity and twelve percent (12%) per annum thereafter. The loans are being made by Micro Investment to provide the Company with the short-term working capital that the Company anticipates it will require until the anticipated closing of the second stage of the private placement described in this proxy statement.

The shares issued in the first stage of the private placement have not been registered, and the shares issued in the second stage will not have been registered, under the Securities Act of 1933, as amended, at the time of issuance, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The securities purchase agreement includes registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing date, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of the Company’s common stock that are sold in the private placement pursuant to the securities purchase agreement. Additional information regarding the Company’s obligation to register the shares can be found below in the section of this proxy statement titled “Certain Relationships and Related Party Transactions.”

Special Committee Approval of Private Placement

The private placement was approved by a special committee of the Board of Directors comprised of George Wallace, Richard D. Randall and Kim Blickenstaff, none of whom are affiliates of Micro Investment. The special committee, in considering whether to approve the private placement, took into consideration a number of factors. The material factors considered by the special committee were the Company’s need for additional financing, the current availability of other sources of financing, the pricing of such other financing, current equity market conditions, the fairness of the pricing of the proposed private placement and its impact on current Company stockholders (including a fairness analysis performed at the request of the special committee by investment banking firm Barrington Associates, as described below).

Opinion of Financial Advisor Barrington Associates

After the special committee and management of the Company negotiated the purchase price in the private placement, as part of special committee’s final approval of the private placement, it retained Barrington to perform certain financial analyses. Barrington is a leading investment banking firm serving middle-market companies. As a customary part of its investment banking business, Barrington evaluates businesses and their securities in connection with acquisitions and other purposes. The special committee selected Barrington because of Barrington’s special knowledge of the Company’s industry, the proximity of its offices to the Company’s principal place of business and its ability to meet the timing requirements of the special committee. Barrington did not represent the Company in its acquisition of Dendron or in the private placement itself, and was not involved in the determination of the purchase price in the private placement. Although Barrington’s opinion and analyses were not used by the special committee in determining the price in the private placement, they were one of many factors considered in the final approval by the special committee. Accordingly, Barrington’s opinion should not be viewed as determinative of the views of the special committee with respect to the private placement. Barrington did not investigate or provide any opinion as to the fairness of the acquisition of Dendron.

Based on certain financial analyses described below, on September 11, 2002 Barrington rendered an opinion to the special committee, that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion attached to this proxy statement with the consent of Barrington as Annex A, the purchase price of the shares involved in the private placement was fair from a financial point of view to the Company’s stockholders who did not invest in the private placement (without giving effect to any other benefits that may inure to any particular stockholder as a result of the private placement or the acquisition of Dendron other than in its capacity as a stockholder). Barrington did not opine as to whether the price in the private placement was the best attainable, but only that the price was within a range suggested by its financial analyses. The basis and methodology for Barrington’s opinion were designed specifically for the express purposes of the special committee. As a result, Barrington’s opinion states that it was delivered for the benefit and use of the special committee. Barrington’s opinion also expressly states that it did not constitute a recommendation either to the special committee as to whether to proceed with the private placement or to any of the Company’s stockholders as to how to vote or otherwise act with respect to either this proposal 1 regarding the amendment to the Company’s Amended and Restated Certificate of Incorporation or proposal 2 below regarding the issuance of shares of the Company’s common stock in the second stage of the private placement, and should not be relied upon by any stockholder as such.

The summary of the opinion of Barrington is qualified in its entirety by reference to the full text of Barrington’s written opinion dated September 11, 2002, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Barrington. Stockholders are urged to read this opinion carefully and in its entirety in order to understand the process the special committee undertook in approving the private placement, and should carefully consider the assumptions made, matters considered and the limits of the review by Barrington. The following summaries of Barrington’s financial analyses present some information in tabular format. However, the tables alone do not constitute a complete description of the financial analyses. In order to fully understand the financial analyses used by Barrington, the tables must be read together with the related summary.

In arriving at its opinion, among other things, Barrington:

•	Interviewed certain members of management of the Company and the special committee;

•
Reviewed the fairness opinion prepared by U.S. Bancorp Piper Jaffray in connection with the 2001 financing by the Company and discussed the equity financing markets with members of the investment banking group at U.S. Bancorp Piper Jaffray;

•	Discussed current return requirements with various private equity and venture capital investors focused on the medical device technology space;

•	Reviewed certain historical financial statements of the Company;

•	Reviewed stand alone and pro forma consolidated projections provided by the Company;

•
Reviewed transcripts to the Company’s investor conference calls regarding fourth quarter 2001, first quarter 2002, and second quarter 2002 performance of the Company, and the Company’s September 4, 2002 investor conference call announcing the acquisition of Dendron and the private placement;

•	Reviewed descriptions of the Company’s issued patents as included in the Company’s Form 10-KSB;

•	Discussed the financial position of the Company with a representative of the Company’s auditors;

•	Reviewed certain documents provided to it with respect to the private placement and the acquisition of Dendron; and

•
Reviewed the general parameters of the private placement and the acquisition of Dendron and the financial condition of the Company assuming that the acquisition of Dendron was completed, although the review did not address the advisability of the acquisition of Dendron.

In rendering its opinion, Barrington relied upon, without independent verification or investigation, the accuracy and completeness of the information available from public sources or provided to it by the Company and its representatives, including, without limitation, the financial statements of the Company and Dendron and projections provided by the Company. With respect to forecasts regarding the future financial and operating results of the Company and Dendron provided to it, Barrington assumed, without independent verification or investigation, such forecasts were prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company and that the assumptions underlying such forecasts are reasonable. The forecasts provided by the Company to Barrington were based upon the Company’s estimates of the future financial and operating results of the combined operations of the Company and Dendron derived from (1) data with respect to the past performance of the Company and Dendron, (2) the Company’s good faith estimates of the general market and perceived demand for neurovascular products, and (3) the Company’s perception of the current position and relative market strength of the Company, Dendron and their respective product offerings in such market. Barrington did not make or obtain any independent evaluations or appraisals of the assets or liabilities of the Company or Dendron, and does not assume any responsibility for or with respect to the accuracy, completeness or fairness of the information and data, including any forecasts, supplied to it by the Company or its representatives. Barrington’s opinion was based upon its assessment of general economic, financial and market conditions as they existed and could be evaluated by Barrington as of the date its opinion was rendered.

In rendering its opinion, Barrington also relied upon the fact that the special committee and the Company were advised by counsel as to all legal matters with respect to the acquisition of Dendron and the private placement, including, without limitation, whether all procedures required by law to be taken in connection with the acquisition of Dendron and the private placement were duly, validly and timely taken; and Barrington did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter. In particular, Barrington noted that the private placement would increase Micro Investment, LLC’s ownership of the outstanding common stock from approximately 49.6% to 70.5%. However, the Company and its counsel informed Barrington that, based on the fact that Micro Investment has a contractual right to designate a majority of the members of the Board of Directors of the Company, the private placement did not constitute a change of control transaction and that Barrington’s opinion should be prepared on that basis. Accordingly, Barrington’s opinion did not consider any change of control premium.

In connection with the preparation and delivery of its opinion, Barrington performed a variety of financial and comparative analyses. All material analyses performed by Barrington are briefly discussed below. Barrington did not attempt to combine these analyses into one composite valuation range, nor did Barrington assign any quantitative weight to any of the analyses or the other factors considered. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Barrington did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor in light of one another. Accordingly, Barrington has stated that it believes that its analyses must be considered as a whole and that considering any portion of its analyses, without considering all of the analyses, could create a misleading or incomplete view of the process underlying its opinion.

In its analyses, Barrington considered numerous risks and contingencies relating to the Company and its business and made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Barrington’s assumptions and related estimates are not necessarily indicative of actual values or predictive of future results or values. In fact, actual results will probably differ from these estimates, which differences may be significantly more or less favorable than estimated. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. The analysis of Barrington in all cases is based on the assumption that both the first and second stages of the private placement are completed. Barrington also assumed that the Company was to be valued as a going concern and that liquidation value would be substantially below the price per share in the private placement.

Barrington utilized four primary valuation methodologies to evaluate the private placement offering price:

•	Selected Public Company Comparable Analysis

•	Comparable PIPE Premium / Discount Analysis

•	Discounted Cash Flow Analysis

•	Market Return Analysis

Selected Public Company Comparable Analysis.    This analysis is designed to derive a value range, at a given point in time, by a comparison of the relative stock trading prices of publicly traded companies deemed similar to the Company. For purposes of making this comparison, Barrington selected a group of eight publicly traded endovascular technology companies, half of which had market capitalizations less than $100 million (or relatively similar to that of the Company) and half of which had market capitalizations in excess of $100 million (substantially larger than that of the Company). Among this group of selected companies were Arrow International, Inc., Datascope Corporation, Endocardial Solutions, Inc., E-Z-EM, Inc., Merit Medical Systems, Inc., NMT Medical, Inc., Novoste Corporation and Possis Medical, Inc. An analysis of publicly traded comparable companies is not simply mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies, risk factors, stage of development, level of analyst coverage and other factors that could affect the public trading of the comparable companies. The valuation metrics selected were based on a review of trading multiples of comparable companies and various other factors including growth and profitability characteristics of the companies, analyst coverage and liquidity of each company’s stock. For the purpose of this analysis, all cash held by the Company at the time of the opinion was considered to be required to fund ongoing operations and therefore not considered to be excess cash. This analysis yielded the following results, which Barrington compared to the $2.08 offering price in the private placement:

Parameter	Revenue Figure Used	Market Multiples	Derived Equity Valuation Range	Derived Per Share Equity Valuation Range
LTM Combined Revenue at 6/30/02	$10,958	2.0x-3.0x	$21,917-$32,875	$0.63-$0.95
2002E Combined Revenue	$20,367	1.8x-2.2x	$36,661-$44,808	$1.05-$1.29
2003P Combined Revenue	$32,994	1.5x-2.0x	$49,491-$65,988	$1.42-$1.90
Implied Valuation Range				$1.04-$1.38

Premiums/Discounts Paid Analysis.    Barrington examined the premium/discounts paid in various sets of private placements by public companies of their common stock (excluding those incorporating units and/or warrants) completed after March 31, 2001. The various sets included the following:

•	All such transactions.

•	All such transactions by companies with market capitalizations below $100 million.

•	All such transactions with gross proceeds greater than $15 million and less than $100 million.

•	All such transactions by companies in the health care products industry.

•	All such transactions by companies involved in medical instruments and medical products.

These premiums/discounts in the sample transactions were then used to derive a theoretical offering price for the private placement using the Company’s average closing price over the five trading days prior to the date of announcement of the private placement ($2.10). This analysis yielded the following results which Barrington compared to the $2.08 offering price in the private placement:

Comparable PIPE Sets	Market Range of Premiums (Discounts)	Derived Per Share Equity Valuation Range
mean plus and minus one-half a standard deviation
All (Since 3-31-01 to 8-31-02)	-25.9%-19.5%	$1.56-$2.51
Market Cap (<$100 MM)	-28.6% to 26.2%	$1.50-$2.65
Gross Proceeds (>$15 MM - <$100MM)	-17.2% to 1.2%	$1.74-$2.13
Industry: Healthcare - Products	-21.4% to 5.0%	$1.65-$2.20
Sub-Industries: Medical Products/Instruments	-16.9% to -6.7%	$1.75-$1.96
Implied Valuation Range		$1.64-$2.29

Discounted Cash Flow Analysis.    Barrington performed a discounted cash flow analysis in which it calculated the present value of the projected future cash flows of the Company and Dendron on a combined basis using internal financial planning data prepared by the Company’s management for Dendron and the Company. Barrington estimated a range of theoretical values for the Company and Dendron on a combined basis based on the net present value of (i) the combined implied cash flows for the stub period between September 30, 2002 and December 31, 2002 and the years from 2002 to 2006 and (ii) a terminal value for the combined company in 2006 calculated based upon a multiple of revenue and the implied multiples of EBITDA. Barrington applied a range of discount rates of 55%, 60% and 65%, a range of terminal value revenue (implied EBITDA) multiples of 3.5 (8.3)x, 4.0 (9.4)x and 4.5 (10.6)x forecasted 2006 revenues and an assumed tax rate of 35%. No value was ascribed to the Company’s ownership interest in Genyx Medical, Inc. as a result of the early stage nature of its development. Barrington analyzed two scenarios: the first assuming that the maximum earnout payments of $13.8 million from the Enteric transaction were received by the end of 2003 and the second assuming no Enteric earnout payments were received. The first of the two earnout payments will be due to the Company within 30 days after the earlier to occur, if at all, of (1) a recommendation by the advisory panel appointed by the FDA to review Enteryx that the FDA approve the Enteryx product for the applied-for indication and patient population, or (2) receipt of written approval from the FDA allowing commercialization of Enteryx for the applied-for indication and patient population. The second of the two earnout payments will be due to the Company within 30 days after receipt, if any, by Enteric of written approval from the FDA allowing commercialization of Enteryx for the applied-for indication and patient population. This analysis yielded the following results which Barrington compared to the $2.08 offering price in the private placement:

Assumption		Derived Per Share Equity Valuation Range
Terminal Value	Discount Rate	No Enteric Payments	Enteric Payments
3.5x	55%	$1.85	$2.04
3.5x	60%	$1.57	$1.75
3.5x	65%	$1.33	$1.50

4.0x	55%	$2.19	$2.37
4.0x	60%	$1.86	$2.04
4.0x	65%	$1.58	$1.75

4.5x	55%	$2.52	$2.70
4.5x	60%	$2.15	$2.33
4.5x	65%	$1.84	$2.01

Market Return Analysis.    In this analysis, Barrington used the assumed cash flows of the Company and Dendron on a combined basis and assumed market internal rates of return to derive a theoretical share valuation. To determine the expected cash flows, Barrington used the same assumptions as in the discounted cash flow analysis above, except that it assumed that any annual cash shortfalls were covered by one of two funding alternatives: bank financing with an assumed cost of capital of 10% per year of funds borrowed (although it is uncertain whether such a debt financing would be available to the Company) and equity capital from a third party with an assumed cost of capital of 45% per year. In determining a theoretical value that investors should pay for the resulting cash flows, Barrington estimated the internal rates of return expected by investors at the time of the opinion. Barrington assumed that private equity groups investing in middle to later stage companies with less perceived risk typically sought annual internal rates of return in the range of 25% to 45% while venture capital firms making investments in early to middle stage companies with higher perceived risk profiles typically sought annual internal rates of return that range from 50% to 70%. Based on limited discussions with investors and its own experience, Barrington concluded that the most likely target annual returns for an investment in the Company and Dendron on a combined basis might range from 55% to 65%. This analysis yielded the following results, which Barrington compared to the $2.08 offering price in the private placement:

Derived Per Share Equity Valuation Range

Prices Assuming Future Cash Shortfall Covered by Enteric Earnout Payments

IRR	Terminal Multiple
	3.5x	4.0x	4.5x
55%	$2.73	$3.30	$3.85
60%	$2.20	$2.69	$3.19
65%	$1.75	$2.18	$2.62

Prices Assuming Future Cash Shortfall Covered by Outside Equity Investment at 45% IRR

IRR	Terminal Multiple
	3.5x	4.0x	4.5x
55%	$2.50	$3.09	$3.64
60%	$2.01	$2.52	$3.01
65%	$1.60	$2.04	$2.47

Prices Assuming Future Cash Shortfall Covered by Revolver Bearing 10% Interest

IRR	Terminal Multiple
	3.5x	4.0x	4.5x
55%	$2.64	$3.19	$3.75
60%	$2.11	$2.60	$3.10
65%	$1.67	$2.10	$2.54

Barrington received a fee of $150,000 upon its engagement and an additional $150,000 when it was ready to deliver its opinion, for a total of $300,000, none of which was contingent on the outcome of its opinion of the transaction. The Company also agreed to pay all reasonable out-of-pocket expenses of Barrington and to indemnify Barrington against certain liabilities incurred. These liabilities include liabilities under the United States federal securities laws in connection with the engagement of Barrington by the special committee.

Effect of Amendment to Amended and Restated Certificate of Incorporation

The proposed amendment to the Amended and Restated Certificate of Incorporation will increase the number of authorized shares of common stock from 35,000,000 to 45,000,000. In order to provide that the Company will have a sufficient number of authorized and unissued shares of common stock for completion of the second stage of the private placement, as well as for other corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans, the Board of Directors has decided to increase the number of authorized shares of common stock from 35,000,000 to 45,000,000. Following the issuance of shares of common stock in the second stage of the private placement, there will be approximately 10,213,778 authorized but unissued shares of common stock, not taking into account shares reserved for issuance under the Company’s existing stock option plans and the Employee Stock Purchase Plan. Other than the shares of common stock the Company has reserved for issuance under its existing stock option plans and the Employee Stock Purchase Plan, including the proposed increases in the shares issuable under the Employee Stock Purchase Plan and the 1996 Stock Incentive Plan as described in proposals 3 and 4 below, and the shares of common stock to be issued in the second stage of the private placement, the Company currently has no specific commitments or agreements to issue any shares of common stock pursuant to any stock offerings, acquisitions, stock dividends or compensation plans. However, the availability of additional shares for issuance, without the delay and expense of obtaining stockholder approval at a special meeting, will restore the Company’s flexibility to issue common stock to a level that the Board of Directors believes is advisable. Also, while it is not the intent of this proposal, in addition to general corporate purposes, the proposed share increase can be used to make a change in control of the Company more difficult. See the section of this proxy statement titled “Potential Anti-Takeover Effect of Authorized Securities” below.

The additional shares of common stock for which authorization is sought would be identical to the shares of common stock of the Company authorized prior to approval of this proposal. With the exception of Micro Investment, holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company. Under the terms of a securities purchase agreement by and between the Company and Micro Investment dated May 25, 2001, the Company has agreed that, subject to certain conditions and exceptions, if the Company proposes to issue equity securities at any time after the date of the securities purchase agreement and for so long as Micro Investment owns 10% or more of the outstanding shares of common stock of the Company, Micro Investment will have the right to purchase its pro rata portion of such securities. These preemptive rights will have no impact on the current private placement, because Micro Investment has purchased in the first stage, and has agreed to purchase in the second stage, an amount greater than its pro rata portion of the securities available in the private placement.

As of the record date, a total of 24,495,264 shares of common stock of the Company were issued and outstanding, and a total of 3,858,192 shares of common stock were committed for issuance pursuant to outstanding stock options under the Company’s stock option plans. This total committed for issuance includes existing grants as well as shares available for grant under all of the Company’s stock option plans, and including the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan. As of the record date, no shares of the Company’s preferred stock, of which 5,000,000 shares are authorized, were issued or outstanding. No increase in the number of authorized shares of preferred stock of the Company is proposed or anticipated at the present time.

If approved by the stockholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company’s Amended and Restated Certificate of Incorporation, which filing will be made as soon as reasonably practicable after receiving stockholder approval. If approved, the increased number of authorized shares of common stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules.

ACQUISITION OF DENDRON GmbH

As discussed above, the proceeds of the first stage of the private placement described in this proposal were used to finance a portion of the initial payment in connection with the Company’s acquisition of Dendron GmbH, a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms. The proceeds of the second stage of the private placement, with respect to which the Company is seeking approval in this proposal to increase the number of shares authorized for issuance under its Amended and Restated Certificate of Incorporation, will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the Company’s combined operations. The approval of the Company’s stockholders is not required with respect to the Company’s acquisition of Dendron, and the following summary of the acquisition is provided for informational purposes only.

On September 3, 2002, the Company entered into an agreement to acquire Dendron through the purchase of all of the outstanding equity securities of Dendron from its existing stockholders in an all-cash transaction of up to $40,000,000, including contingent earn-out payments. Following approval by the Company’s Board of Directors and the fulfillment of certain closing conditions by Dendron, the Company completed the acquisition of Dendron on October 4, 2002. At the closing of the acquisition, the Company was obligated to make a cash payment of $25,000,000, of which $20,000,000 was paid on October 4, 2002, and $5,000,000 is currently being held back pursuant to the terms of the acquisition for a short period to permit certain purchase price adjustments to be determined, such as deductions to take into account Dendron’s accumulated debt. Additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008.

Micro Therapeutics, Inc.

The Company, whose principal place of business is located at 2 Goodyear, Irvine, California 92618, (telephone: 949-837-3700), develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. The Company focuses its efforts in two under-served markets: the treatment of neuro vascular disorders of the brain associated with stroke, and the treatment of peripheral vascular disease, including blood clot therapy in hemodialysis access grafts, arteries and veins. The Company’s products and products under development in the neuro vascular market designed to address stroke include: (1) Onyx®, a unique material used to treat aneurysms, arteriovenous malformations, or AVMs, and hypervascular brain tumors; and (2) a range of guidewires, balloon catheters and micro catheters incorporating shaft designs and innovative materials, which allow access to small, remote blood vessels. The Company’s products in the peripheral vascular market, designed for less invasive treatment of blood clots, include: (1) a broad offering of infusion catheters, micro catheters and infusion wires; and (2) a mechanical thrombolytic device, the Castaneda Over-The-Wire Brush™, designed for rapid interventional clot disruption and dissolution through mechanical mixing of a thrombolytic drug with the clot.

Dendron GmbH

Dendron GmbH, whose principal place of business is located at Universitätsstraße 142, 44799 Bochum, Germany (telephone: +49 (0)234 970 61 0), is a German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms, which, prior to its acquisition by the Company in October 2002, was privately held.

Background.    The basic concepts underlying Dendron’s principal products were developed by Prof. Dietrich H.W. Grönemeyer, who, in 1994, formed Entwicklungs-und-Forschungszentrum für Mikrotherapie Gmbh, or EFMT, a German non-profit organization, to perform research and development activities in micro therapy. In November 1998, Prof. Grönemeyer and three former managing directors of EFMT formed Dendron to effect the acquisition of certain of EFMT’s assets, which transaction was completed on December 31, 1998.

Dendron’s products are focused primarily on the interventional treatment of brain aneurysms. An aneurysm is a balloon-shaped structure, which forms at a weak point in the vessel wall and fills with blood. Aneurysms typically grow over time and, due to pressure placed on the wall of the aneurysm, are prone to rupture. Burst aneurysms result in intracranial bleeding and often death. The conventional treatment of these conditions requires highly-invasive neurosurgery, in which a portion of the skull is removed and brain tissue is manipulated to gain access to the diseased vessel. This type of surgery involves extensive blood loss and prolonged hospitalization.

Interventional treatment of aneurysms with coils, such as those manufactured by Dendron, involves advancing a micro catheter through the cerebral vasculature to the aneurysm site. Tiny metal coils attached to a delivery wire are passed through the catheter and into the aneurysm until the aneurysm is filled with coils. The presence of these coils in the aneurysm disrupts blood flow, leading to the intended formation of thrombus, or blood clot, in the spaces within the coil mass.

Certain of Dendron’s coils may be used in the treatment of arteriovenous malformations, or AVMs. In an AVM, the flow of blood between arteries and veins, which normally occurs through capillary vessels, is shortcut by the development of a network of larger vessels connecting directly from arteries to veins. The higher arterial pressure communicating directly to the venous side makes these vessels highly prone to rupture.

Products.    Dendron develops and manufactures detachable embolic coils, of which the Sapphire Detachable Coil family was commercially launched in Europe in December 2002 under an integrated marketing strategy pursuant to the Company’s acquisition of Dendron. The Sapphire coils are designed to provide the physician with the control needed to complete the aneurysm embolization process. The Sapphire coils are sold in a range of shapes and configurations, described as follows:

Atlas 3-D™ Coil.    This coil possesses a three-dimensional structure, which forms a spherical cage out of loops. This shape is designed to adapt to that of the vessel to facilitate its use as a “starting” coil in the embolization process.

Multi-Diameter™.    This coil is designed to be used in treating aneurysms with a relatively higher risk of rupture.

Helix™ Standard and Helix™ Soft.    The Helix configuration is designed to provide stability of the coil shape based on its relative aspect of softness and flexibility. The Soft version has enhanced softness and flexibility characteristics, and relatively high radiopacity to allow for visibility and control.

Cyclone®.    The Cyclone configuration has the shape of a cone for use in treating AVMs.

Curved Tip.    This coil also is designed for softness and flexibility. The curved tip configuration is designed to allow the coil to adapt to certain irregular vessel shapes.

Tension Safe™.    This coil contains an inner, elastic filament that is designed to facilitate greater safety when it is necessary for the physician to reposition or withdraw the coil.

Sapphire VDS™.    The Variable Detachment System, or VDS, has been commercially launched with the Helix Standard coil, and is under development for certain of Dendron’s other coils. The VDS is designed to facilitate the last step in the embolization process by allowing for the serial detachment of multiple coils.

Dendron’s products are both competitive with, and complementary to, Onyx®, the Company’s liquid embolic material also used in the interventional treatment of brain aneurysms and AVMs, and may be used in conjunction with Onyx. Moreover, Dendron’s products may be delivered to the targeted neuro vascular treatment site using the Company’s access devices such as micro catheters, guidewires and balloons.

The products described above have received marketing clearances required by the European Union, however, the Sapphire VDS has received clearance only for use with the Helix Standard coil.

Sales and Marketing.    Prior to its acquisition by the Company, Dendron distributed and sold its products through an independent distributor for sale to all customers in Germany other than Alfried Krupp Krankenhaus, or AKK, Dendron’s major customer to whom Dendron made direct sales. Dendron’s products were sold in most parts of Europe, Latin America and the Asia-Pacific region by other independent distributors.

During both the year ended December 31, 2001 and the nine-month period ended September 30, 2002, 64% of Dendron’s net sales were to customers in Germany; sales to AKK represented 42% and 43% of Dendron’s net sales in such respective periods.

Subsequent to, and as a result of, its acquisition by the Company, Dendron informed its distributors of its intent to terminate all existing distribution agreements. Upon the effective date of such terminations, as individually negotiated, distribution of Dendron’s products will be performed by ev3 International, Inc., under the terms of an existing sales representative agreement between ev3 International and the Company.

The Company and ev3 International signed the sales representative agreement November 2001. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, LLC, the Company’s majority stockholder. Additionally, James Corbett, who became Chairman of the Company’s Board of Directors in January 2002 and served as the Company’s President and Chief Executive Officer from April through October 2002, is the President of ev3 International and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; Dale Spencer, a director of the Company, is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc; Elizabeth Weatherman and Richard Emmitt, directors of the Company, are directors of ev3 Inc; and Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

Research and Development.    For the year ended December 31, 2001 and the nine-month period ended September 30, 2002, Dendron’s research and development expenses amounted to $673,000 and $686,000, respectively. Dendron is directing its research efforts primarily towards development of enhancements to its existing product line, including the incorporation of the VDS technology, with the objective to expand the therapeutic alternatives available to interventional neuroradiologists for treatment of neuro vascular disease.

Many of these research efforts are at an early stage, and there can be no assurance that any products will be successfully developed from them, receive regulatory approvals, be capable of being manufactured cost-effectively, be successfully introduced or receive market acceptance.

Manufacturing.    Dendron manufactures its proprietary products in a controlled environment setting at its facilities in Bochum, Germany. The Company intends to initiate procedures to obtain marketing clearance for Dendron’s products in the U.S. in 2003, one of the requirements of which will encompass the implementation of quality control systems as part of Dendron’s manufacturing process which complies with U.S. Quality System Regulations, or QSR, requirements. The Company believes it can bring Dendron into compliance with FDA QSR for medical devices. There can be no assurance, however, that such efforts will be successful, or, if successful, will allow Dendron to remain in compliance with QSR. Failure to do so could have a material adverse effect on Dendron’s business.

The European Union has promulgated rules requiring that medical products receive the right to affix the CE Mark, an international symbol of adherence to quality assurance standards. ISO 9001/EN 46001 certification is one of the CE Mark certification requirements. In order to obtain the right to affix the CE Mark to its products, Dendron needs to obtain certification that its processes meet the ISO 9001/EN 46001 quality standards and applicable medical device directives promulgated by the European Union. Such certification has been obtained by Dendron with respect to its currently marketed line of embolic coils. Therefore, Dendron currently has the right to affix the CE Mark to such products. However, this certification is reviewed on an annual basis, and there can be no assurance that such right to affix the CE Mark will be retained by Dendron in the future.

Dendron has developed the necessary capabilities for manufacturing, assembling, packaging and testing the products it currently markets, and for developing such processes with respect to products currently under development. Certain of these capabilities involve proprietary know-how. Certain accessories are manufactured for Dendron on a contract basis; all other fabrication and assembly operations are performed in Dendron’s manufacturing facilities. Dendron uses outside contractors for sterilization, and other common technologies. Vertical integration occurs as necessary or appropriate to meet Dendron’s production and quality objectives.

Raw materials are purchased from various qualified vendors, subjected to quality specifications and assembled by Dendron into final products. Certain products are obtained by Dendron from single source suppliers. However, Dendron believes that alternative suppliers are available for its raw materials and other product components and plans to qualify additional suppliers as sales volume warrants. Although Dendron intends to maintain sufficient levels of inventory to avoid any material disruption resulting from increased manufacturing, there can be no assurance that Dendron will be able to manufacture and supply products to meet potential demand.

Competition.    The medical device industry is characterized by rapidly evolving technologies and significant competition. Dendron expects competition in the interventional neuroradiology market to increase substantially. Dendron believes interventional procedures with products like its own are substantially less costly than highly invasive surgical procedures and may ultimately replace these procedures in certain applications. In certain cases, Dendron’s products may be used in conjunction with traditional surgical techniques.

Dendron competes primarily with other producers of embolic material for interventional treatment of neuro vascular disease, of which the Target Therapeutics division of Boston Scientific, Inc. is the market leader. Dendron expects to compete against Target Therapeutics and other entrants in the neuro vascular interventional market, including the Cordis, Inc. subsidiary of Johnson & Johnson, Cook, Inc., Micrus Corporation, MicroVention, Inc. and Terumo Medical Corporation.

Advisory Consultant.    Prior to its acquisition by the Company, Dendron obtained medical research services from Dr. Hans Henkes, a former Dendron shareholder, through a contract between Dr. Henkes and EFMT. In connection with the Company’s acquisition of Dendron, the Company made arrangements with Dr. Henkes and EFMT for the continuation of such services. Pursuant to the arrangement, Dr. Henkes will receive a fee of 200,000 Euro per year for up to five years, though the arrangement may be terminated upon six months notice by any party to the arrangement at any time after September 2, 2004. Prior to termination of the arrangement, Dr. Henkes may not engage in certain neuro-interventional activities except pursuant to the arrangement.

Patents and Proprietary Rights.    Dendron’s policy is to aggressively protect its proprietary position by, among other things, filing patent applications to protect technology, inventions and improvements that are important to the development of its business. Dendron currently has numerous patent applications on file in Europe.

Although Dendron aggressively works to protect its technology, no assurance can be given that any patents from pending patent applications or from any future patent applications will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to Dendron, that any of Dendron’s patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by Dendron. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of Dendron’s products or design around Dendron’s patents. In addition, others may hold or receive patents or file patent applications that contain claims having a scope that covers products developed by Dendron.

The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and many companies in the industry have employed intellectual property litigation to gain a competitive advantage. A description of litigation to which Dendron has been a party is as follows:

Regents of the University of California.    On September 1, 2000, Dendron was named as the defendant in three patent infringement lawsuits brought by the Regents of the University of California, the plaintiff, in the District Court of Nordrhein-Westfalia (Landgericht) in Düsseldorf, Germany. The complaint requested a judgment that Dendron’s EDC I coil device infringes three European patents held by the plaintiff and asks for relief in the form of an injunction that would prevent Dendron from selling the products within Germany and from Germany to customers abroad, as well as an award of damages caused by Dendron’s alleged infringement, and other costs, disbursements and attorneys’ fees. In August 2001, the Court issued a written decision that EDC I coil devices do infringe the plaintiff’s patents, enjoined Dendron from selling the devices within Germany and from Germany to customers abroad, and requested that Dendron disclose the individual product’s costs as the basis for awarding damages. In September 2001, Dendron appealed the decision.

On July 4, 2001, the plaintiff filed another suit against Dendron alleging that EDC I coil device infringes another European patent held by the plaintiff. The complaint was filed in the District Court of Düsseldorf, Germany seeking additional monetary and injunction relief. In April, 2002, the Court found that EDC I coil devices do infringe the plaintiff’s patent. In May 2002, Dendron appealed the decision.

A hearing for all the appeals is scheduled for February 20, 2003. Dendron no longer markets or sells the EDC I product.

William Cook Europe ApS, Denmark.    On April 2, 2002, Dendron was named as the defendant in a patent infringement lawsuit brought by William Cook Europe ApS, Denmark, the plaintiff, alleging that a German utility model, an un-reviewed German patent application, owned by the plaintiff is infringed upon by Dendron’s EDC II “curved tip” coil devices. The suit was filed in the District Court of Nordrhein-Westfalia (Landgericht) in Düsseldorf, seeking monetary and injunctive relief. In December 2002, the court determined that Dendron’s device did infringe on the utility model. A written opinion has not yet been issued by the court. In January 2003, the same court issued a “stay” of its decision, pursuant to a request by the Company, pending the outcome of other litigation that, if the Company is successful, could result in the cancellation of the utility model described above. Should the Company not prevail in these matters, the Company has not yet determined whether or not to appeal the court’s decision, but the Company believes that the decision will not have a material impact on the revenues of Dendron. The product subject to these matters is the Curved Tip coil within the Sapphire product family.

At September 30, 2002, Dendron had accrued €515,000 as its estimate of costs that may be incurred in connection with the matters discussed above.

There can be no assurance that Dendron will not become subject to further patent infringement litigation or interference proceedings. The defense and prosecution of patent suits, interference proceedings and related legal and administrative proceedings are both costly and time consuming. Litigation may be necessary to enforce patents issued to Dendron, to protect Dendron’s trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others.

Any litigation or interference proceedings involving Dendron would result in substantial expense to Dendron and significant diversion of effort by Dendron’s and the Company’s technical and management personnel. An adverse determination in litigation or interference proceedings to which Dendron may become a party could subject Dendron to significant liabilities to third parties or require Dendron to seek licenses from third parties. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Furthermore, there can be no assurance that necessary licenses would be available to Dendron on satisfactory terms, if at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent Dendron from manufacturing and selling its products, which would have a material adverse effect on Dendron’s business.

In addition to patents, Dendron relies on trade secrets and proprietary know-how to compete, which it seeks to protect, in part, through appropriate confidentiality and proprietary information agreements. These agreements generally provide that all confidential information developed or made known to individuals by Dendron during the course of the relationship with Dendron is to be kept confidential and not disclosed to third parties, except in specific circumstances. The agreements also generally provide that all inventions conceived by the individual in the course of rendering service to Dendron shall be the exclusive property of Dendron. There can be no assurance that proprietary information or confidentiality agreements with employees, consultants and others will not be breached, that Dendron will have adequate remedies for any breach, or that Dendron’s trade secrets will not otherwise become known to or independently developed by competitors.

Government Regulation.

United States.    The research, development, manufacture, labeling, distribution and marketing of medical devices are subject to extensive and rigorous regulation by the FDA and, to varying degrees, by state regulatory agencies. In order for Dendron’s products to be sold in the United States, it will be required that they comply with regulation of the FDA under the Federal Food, Drug, and Cosmetic Act, or the FDC Act, under which it will be required that such products obtain clearance or approval by the FDA prior to commercialization. In addition, significant changes or modifications to medical devices also are subject to regulatory review and clearance or approval. Under the FDC Act, the FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, record keeping, advertising, distribution, sale and promotion of medical devices in the United States. The testing for, and preparation and subsequent review of, applications by the FDA and foreign regulatory authorities is expensive, lengthy and uncertain. Noncompliance with applicable requirements can result in, among other things, warning letters, proceedings to detain imported products, fines, injunctions, civil and criminal penalties against Dendron, its officers and its employees, recall or seizure of products, total or partial suspension of production, refusal of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing approvals and a recommendation by the FDA that Dendron not be permitted to enter into government contracts.

In the United States, medical devices are classified into one of three classes (Class I, II or III) on the basis of the controls deemed necessary by the FDA to reasonably assure the devices’ safety and efficacy. Under FDA regulations, Class I devices are subject to general controls (for example, labeling, premarket notification and adherence to QSRs) and Class II devices are subject to general and special controls (for example, performance standards, postmarket surveillance, patient registries and FDA guidelines). Generally, Class III devices are those that must receive premarket approval, or PMA, by the FDA to ensure their safety and efficacy (for example, life-sustaining, life-supporting and implantable devices, or new devices that have not been found substantially equivalent to legally marketed Class I, Class II or pre-amendments Class III devices).

The FDA also has the authority to require clinical testing of certain medical devices as part of the clearance or approval process. If clinical testing of a device is required and if the device presents a “significant risk,” an Investigational Device Exemption, or IDE, application must be approved prior to commencing clinical trials. The IDE application must be supported by data, typically including the results of laboratory and animal testing. If the IDE application is approved by the FDA, clinical trials may begin at a specific number of investigational sites with a maximum number of patients, as approved by the agency. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study provided such costs do not exceed recovery of the costs of manufacture, research, development and handling. The clinical trials must be conducted under the auspices of investigational sites’ institutional review boards pursuant to FDA regulations.

Generally, before a new device can be introduced into the market in the United States, the manufacturer or distributor must obtain FDA clearance of a 510(k) submission or approval of a PMA application. If a medical device manufacturer or distributor can establish, among other things, that a device is “substantially equivalent” in intended use and technological characteristics to a legally marketed Class I or Class II medical device, or to a pre-amendments Class III medical device for which the FDA has not required a PMA, the manufacturer or distributor may seek clearance from the FDA to market the device by filing a 510(k). The 510(k) submission must establish to the satisfaction of the FDA the claim of substantial equivalence to the predicate device. In recent years, the FDA has been requiring a more rigorous demonstration of substantial equivalence, including the requirement for IDE clinical trials. Dendron believes its Sapphire family of coils to be pre-amendments Class III devices, although there is no assurance that they will be so classified by the FDA.

Following submission of the 510(k), the manufacturer or distributor may not place the device into commercial distribution unless and until an order is issued by the FDA finding the product to be substantially equivalent. In response to a 510(k), the FDA may declare that the device is substantially equivalent to another legally marketed device and allow the proposed device to be marketed in the United States. The FDA, however, may require further information, including clinical data, to make a determination regarding substantial equivalence, or may determine the proposed device is not substantially equivalent and require a PMA. Such a request for additional information, including clinical trials, or a determination that the device is not substantially equivalent, would delay market introduction of the products that are the subject of the 510(k). It generally takes four to twelve months from the date of submission to obtain 510(k) clearance, although it may take longer, in particular if clinical trials are required.

If the manufacturer or distributor cannot establish that a proposed device is substantially equivalent to a legally marketed Class I or II predicate device, or to a pre-amendments Class III medical device for which the FDA has not required a PMA, the manufacturer or distributor must seek premarket approval of the proposed device through submission of a PMA application. A PMA application must be supported by extensive data, including laboratory, pre-clinical and clinical trial data to prove the safety and efficacy of the device, as well as extensive manufacturing information. If the FDA determines, upon initial review, that a submitted PMA application is sufficiently complete to permit substantive review, the FDA will accept the PMA application for filing. FDA review of a PMA application generally takes approximately one year or more from the date of acceptance for filing, but review times vary depending upon FDA resources and workload demands and the complexity of a PMA submission. There can be no assurance the FDA will review and approve the PMA in a timely manner, if at all. Additionally, as one of the conditions for approval, the FDA will inspect the manufacturing establishment at which the subject device will be manufactured to determine whether the quality control and manufacturing procedures conform to QSRs. If granted, the PMA approval may include significant limitations on the indicated uses for which a product may be marketed.

In order to commercialize its products in the United States, Dendron will also be required to register as a medical device manufacturer with the FDA, and to list its products with the FDA. As such, Dendron will be inspected by the FDA for compliance with QSR and other applicable regulations. These regulations require that Dendron manufacture its products and maintain its documents in a prescribed manner. There can be no assurance that Dendron will not be required to incur significant costs to comply with such laws and regulations or that such laws or regulations will not have a material adverse effect upon Dendron’s ability to do business.

Regulations regarding the manufacture and sale of Dendron’s products, should they achieve clearance for commercialization in the United States, are subject to change subsequent to having achieved such clearance. Dendron cannot predict what impact, if any, such changes might have on its business.

International.    Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing a product in a foreign country may differ significantly from FDA requirements. Some countries have historically permitted human studies earlier in the product development cycle than regulations in the United States permit. Other countries, such as Japan, have requirements similar to those of the United States. This disparity in the regulation of medical devices may result in more rapid product clearance in certain countries than in others.

Dendron or its distributors have received registrations and approvals to market Dendron’s products for the treatment of neuro aneurysms and AVMs in most parts of Europe and in other countries which have approval procedures based on standards established in the European Union.

The European Union has promulgated rules that require that medical products receive the right to affix the CE Mark, an international symbol of adherence to quality assurance standards. ISO 9001/EN 46001 certification is one of the CE Mark certification requirements. In order to obtain the right to affix the CE Mark to its products, Dendron needs to obtain certification that its processes meet the ISO 9001/EN 46001 quality standards and applicable medical device directives promulgated by the European Union. Such certification has been obtained by Dendron with respect to its currently marketed products and, thus, Dendron currently has the right to affix the CE Mark to such products. However, this certification is reviewed on an annual basis, and there can be no assurance that such right to affix the CE Mark will be retained by Dendron in the future.

Third-Party Reimbursement.    In the United States, hospitals, catheterization laboratories, physicians and other healthcare providers that purchase medical devices generally rely on third-party payors, such as private health insurance plans, to reimburse all or part of the costs associated with the treatment of patients.

Should Dendron be successful in obtaining regulatory clearance to market its products in the United States, of which there is no assurance, its ability to successfully commercialize such products will depend upon, among other things, its customers’ ability to obtain satisfactory reimbursement from healthcare payors for its products. Dendron believes that reimbursement in the United States for its products will be available under existing procedure codes from most third-party payors, including most major private health care insurance plans, Medicare and Medicaid. However, third-party reimbursement for these products will be dependent upon decisions by individual health maintenance organizations, private insurers and other payors, and there can be no assurance that such procedure codes will remain available or that the reimbursement under these codes will be adequate. Given the efforts to control and decrease health care costs in recent years, there can be no assurance that any reimbursement will be sufficient to permit Dendron to achieve or maintain product profitability.

Reimbursement systems in international markets vary significantly by country, and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government-managed health care systems that govern reimbursement for new devices and procedures. In many markets, there are private insurance systems as well as government-managed systems. Large-scale market acceptance of Dendron’s products will depend on the availability and level of reimbursement in international markets targeted by Dendron. Obtaining reimbursement approvals can require 12 to 18 months or longer. There can be no assurance Dendron will, in the future, obtain reimbursement in any country within a particular time, for a particular amount, or at all. Failure to obtain such approvals could have a material adverse effect on Dendron’s business.

Regardless of the type of reimbursement system, Dendron believes physician advocacy of its products will be required to obtain reimbursement. Availability of reimbursement will depend on the clinical efficacy and cost of Dendron’s products. There can be no assurance that reimbursement for Dendron’s products will be available in the United States or in international markets under either government or private reimbursement systems, or that physicians will support and advocate reimbursement for use of Dendron’s products for all uses intended by Dendron. Failure by physicians, hospitals and other users of Dendron’s products to obtain sufficient reimbursement from health care payors or adverse changes in government and private third-party payors’ policies toward reimbursement for procedures employing Dendron’s products would have a material adverse effect on Dendron’s business.

Product Liability and Insurance.    Dendron’s business involves an inherent risk of exposure to product liability claims. Although Dendron has not experienced any product liability claim to date, there can be no assurance that Dendron will be able to avoid significant product liability claims and potential related adverse publicity. Dendron maintains product liability insurance with coverage limits of €2,500,000 per occurrence and an annual aggregate maximum of €5,000,000, which Dendron believes is comparable to that maintained by other companies of similar size serving similar markets. In addition, upon the acquisition of Dendron by the Company, Dendron became includable, on a provisional basis subject to future underwriting considerations, in the Company’s product liability insurance, which has coverage limits of $30 million per occurrence and an annual aggregate maximum of $30 million. However, there can be no assurance that product liability claims will not exceed such insurance coverage limits, which could have a material adverse effect on Dendron, or that such insurance will continue to be available on commercially reasonable terms, or at all.

Employees.    At December 31, 2002, Dendron had approximately 35 employees, all of whom were employed on a full-time basis.

Properties.    Dendron occupies facilities which are located in adjacent multi-tenant buildings in Bochum, Germany under leases that have expirations beyond five years from December 31, 2002. Dendron believes that its current facilities are adequate for its near-term needs.

Terms of Acquisition of Dendron

Purchase Price.    At the closing of the acquisition, the Company was obligated to make a cash payment of $25,000,000, of which $20,000,000 was paid on October 4, 2002, and $5,000,000 is currently being held back pursuant to the terms of the stock purchase agreement for a short period to permit certain purchase price adjustments to be determined, of up to $5,000,000, such as deductions to take into account Dendron’s accumulated debt and other liabilities. Additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008, as follows:

•
If the aggregate revenues from the sale of specified products of Dendron in calendar year 2003 exceed $4,000,000, then the selling stockholders of Dendron shall be entitled to an aggregate payment of $3,750,000.

•
If the aggregate revenues from the sale of specified products of Dendron in calendar year 2004 exceed $5,000,000, then the selling stockholders of Dendron shall be entitled to an aggregate payment of $3,750,000.

•
If the aggregate revenues from the sale of specified products of Dendron in any of calendar years 2003, 2004, 2005, 2006, 2007 or 2008 exceed $25,000,000, then the selling stockholders of Dendron shall be entitled to an aggregate payment of $7,500,000, payable only upon the first occurrence of such event.

Escrow.    $2,500,000 of the $20,000,000 initially paid to the selling stockholders of Dendron was paid into an escrow account, as security for any claims by the Company in connection with a breach by a selling stockholder of Dendron of its representations and warranties as set forth in the stock purchase agreement. Any amount remaining in the escrow account on October 4, 2004, if not then subject to a claim, will be released to the selling stockholders of Dendron.

Representations, warranties and indemnification.    The Company and the selling stockholders of Dendron each made a number of representations and warranties in the stock purchase agreement regarding the authority to enter into the stock purchase agreement and to consummate the other transactions contemplated by the stock purchase agreement. The selling stockholders of Dendron made a number of additional representations and warranties with regard to aspects of its business, financial condition, structure and other pertinent facts, including its intellectual property and matters relating to its products. The representations and warranties will survive until June 30, 2004, except that claims for breaches of representations and warranties relating to defects of title shall survive until September 3, 2007, and claims for breaches of representations and warranties relating to tax matters shall survive until six months following such time as the relevant tax assessment has become final and non-appealable.

The selling stockholders of Dendron are severally, but not jointly, liable for the representations and warranties of the sellers set forth in the stock purchase agreement with respect to the shares sold by each seller under the stock purchase agreement. However, two of the sellers are jointly and severally liable for all representations and warranties in respect of their shares; and certain other sellers are only subject to the representations and warranties regarding title to their shares and the power of the seller to enter into the stock purchase agreement.

Claims arising out of and in connection with the stock purchase agreement are excluded unless the total amount of all claims exceeds 100,000 Euros. In the event the aggregate amount of the claims exceeds 100,000 Euros, the Company may only claim the amount exceeding 100,000 Euros. The aggregate liability of the selling stockholders of Dendron for all claims arising out of and in connection with the stock purchase agreement shall not exceed $5,000,000. However, the foregoing threshold amounts and limits do not apply to breaches of representations and warranties relating to the corporate organization of Dendron, its capitalization, the title of the selling stockholders to their shares, and the validity of the stock purchase agreement.

Payment of fees and expenses.    The Company and the selling stockholders of Dendron each paid their own costs and expenses incurred in connection with the stock purchase agreement and the acquisition, except that the Company is responsible for sales, transfer, or stamp taxes, costs for merger control clearance or other similar charges, if any, payable by reason of the transaction contemplated by the stock purchase agreement.

Reasons for engaging in the acquisition of Dendron

The Company’s Board of Directors carefully considered the terms and conditions of the proposed acquisition of Dendron and concluded that the proposed acquisition was fair to, and in the best interests of, the Company and its stockholders. In reaching its decision, the Company consulted with a number of financial and legal advisors and with members of the Company’s senior management. The Company’s Board of Directors took into consideration a number of factors, including without limitation the following:

•	the opportunity to establish a full portfolio of products for the neuro vascular field, including multiple products that may be used in conjunction with one another;

•	the cost efficiencies of acquiring the right to manufacture and market a neuro aneurysm coil versus designing, developing and obtaining regulatory approval to market such a product;

•	Dendron’s advanced development of its product line;

•	the additive effects of Dendron’s global customer relationships and complementary technology skills and capabilities;

•	the anticipated ability to protect Dendron’s intellectual property rights;

•	the anticipated enhanced revenues and balance sheet of the combined companies;

•	the terms of the stock purchase agreement as reviewed by the Board of Directors with its legal advisors; and

•	the opinion of U.S. Bancorp Piper Jaffray that the consideration that was proposed to be paid by the Company in the acquisition of Dendron was fair, from a financial point of view, to the Company.

In view of the wide variety of the material factors considered in connection with the evaluation of the acquisition of Dendron and the complexity of these matters, the Company’s Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, the Company’s Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Company’s Board of Directors, but rather the Company’s Board of Directors conducted an overall analysis of the factors described above, including discussions with and questioning of the Company’s senior management and legal and financial advisors.

Certain U.S. Federal income tax consequences of the acquisition of Dendron

The acquisition of Dendron was structured as an all-cash transaction with the consideration being paid directly to the stockholders of Dendron. Therefore, there are no tax consequences to the stockholders of the Company.

Dissenters’ rights of appraisal with respect to the acquisition of Dendron

Under Delaware law, stockholders of the Company are not entitled to dissenters’ rights of appraisal with respect to the Company’s acquisition of Dendron. No provision was made by the Company in connection with the acquisition of Dendron to grant unaffiliated Company stockholders access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company.

Regulatory approval

On September 9, 2002 the Company filed a precautionary notification to the German Federal Cartel Office (Bundeskartellamt) regarding the contemplated acquisition of Dendron by the Company. On September 13, 2002 the Company received the confirmation of the Federal Cartel Office, stating that the acquisition only affects minor markets and that therefore neither a pre-merger notification pursuant to Section 39 of the German Law against Restraints on Competition (Gesetz gegen Wettbewerbsbeschränkungen) nor a formal clearance was required.

Background of the acquisition of Dendron

From time to time, the Company’s Board of Directors has informally evaluated the Company’s product line and different strategic alternatives to complement the Company’s existing products. In April 2002, the Company’s Board of Directors and members of its senior management began discussions regarding whether it was in the Company’s best interest to design and manufacture a neuro aneurysm coil product or whether it would be more efficient to acquire another entity that had developed such a product. Near the end of May 2002, after several months of discussing the potential benefits of acquiring the right to sell a neuro aneurysm coil, the Company’s Board of Directors discussed and analyzed the potential acquisition of several existing early stage companies that have developed a neuro aneurysm coil, including Dendron.

In June 2002, James Corbett, the Company’s then-acting Chief Executive Officer, contacted several early stage companies which had been previously identified as potential acquisition targets of the Company, including Dendron, regarding the possibility of a potential acquisition by the Company. In particular, Mr. Corbett and Hermann Monstadt, of Dendron, engaged in several discussions regarding Dendron, its business and products and a potential acquisition by the Company.

On July 2, 2002, at a regularly scheduled meeting of the Company’s Board of Directors, members of the Company’s senior management, including Mr. Corbett, presented to the Board of Directors a description of Dendron and its specific products which were most unique and could provide the greatest benefit to the Company’s existing product line. After substantial discussion of the potential benefits and risks of an acquisition of Dendron, the Board of Directors authorized the Company’s management to offer to purchase Dendron for up to $23,000,000 in cash plus the assumption of existing indebtedness of up to $2,000,000, with such purchase being subject to a successful due diligence review of Dendron. Additionally, the Board of Directors directed management to engage German legal counsel to assist with the transaction.

During late July and early August 2002, members of the Company’s senior management, including Mr. Corbett and Tom McCarthy, Vice President of Corporate Development, and the Company’s financial and legal advisors conducted a due diligence review of Dendron, including without limitation, an extensive review by the Company’s special legal counsel of Dendron’s existing intellectual property portfolio and certain matters related thereto.

In early August 2002, the Company’s legal counsel distributed a draft of the proposed stock purchase agreement to Dendron’s representatives, including its legal counsel, pursuant to which the Company would purchase all of the outstanding equity securities of Dendron.

On August 19, 2002, at a special meeting of the Company’s Board of Directors, the Board of Directors discussed the progress of the due diligence review of Dendron and further discussed the potential cost and value of the acquisition. After substantial discussion, the Board of Directors authorized the Company’s management to move forward with the acquisition of Dendron for a purchase price of $25,000,000 in cash, less any outstanding debt assumed, plus additional cash payments of up to an aggregate of $15,000,000 based upon the achievement of certain milestones by Dendron. Additionally, the Board of Directors approved the formation of a special committee, comprised of George Wallace, Richard D. Randall and Kim Blickenstaff, none of whom were affiliated with the Company’s majority stockholder, Micro Investment, LLC, to negotiate on behalf of the Company a private placement of the Company’s common stock with Micro Investment and certain other accredited investors, of which the proceeds from the first stage of the private placement would be used to finance a portion of the initial payment of the acquisition of Dendron.

On August 22, 2002, U.S. Bancorp Piper Jaffray was retained by the Board of Directors to render an opinion as to the fairness, from a financial point of view, of the consideration that was proposed to be paid by the Company in connection with the proposed acquisition of Dendron, as of the date such consideration was agreed upon by the parties. No limitations were imposed by the Board of Directors on U.S. Bancorp Piper Jaffray with respect to the investigations made or procedures followed in rendering its opinion.

Between August 19, 2002 and September 2, 2002, Messrs. Corbett and McCarthy, along with the Company’s legal counsel, negotiated a definitive stock purchase agreement with Dendron’s investment bankers, Deloitte & Touche, and legal counsel.

On September 2, 2002, the Company’s Board of Directors met to consider a definitive stock purchase agreement with the Dendron stockholders. At such meeting, members of the Company’s senior management, together with the Company’s legal advisors, reviewed with the Board of Directors, among other things, the satisfactory resolution of the final outstanding matters relating to the stock purchase agreement, matters relating to the private placement to be consummated in connection with the acquisition and an update on the fairness opinion to be delivered by U.S. Bancorp Piper Jaffray. It was noted that upon execution of the stock purchase agreement, U.S. Bancorp Piper Jaffray would be able to complete its review of Dendron and would deliver its opinion that the consideration that was proposed to be paid by the Company in the acquisition of Dendron was fair, from a financial point of view, to the Company. A more detailed description of the opinion of U.S. Bancorp Piper Jaffray is set forth below in the section titled “Opinion of Micro Therapeutics’ financial advisor U.S. Bancorp Piper Jaffray regarding acquisition of Dendron”.

Between August 26, 2002 and September 11, 2002, the special committee met several times to discuss the terms and conditions of the private placement with Micro Investment and to negotiate a definitive securities purchase agreement providing for the sale of up to $30,000,000 of the Company’s common stock. The special committee engaged special legal counsel to advise it with respect to matters relating to the private placement. In approving the private placement with Micro Investment, the special committee took into consideration a number of factors, including an opinion from Barrington Associates, an investment banking firm engaged by the special committee, that the purchase price of the shares of common stock to be sold in the private placement was fair, from a financial point of view, to the Company’s stockholders who were not participating in the private placement.

On September 3, 2002, the Company and the Dendron stockholders executed the definitive stock purchase agreement and the transactions contemplated thereunder were consummated on October 4, 2002.

DISCUSSION AND ANALYSIS OF BUSINESS OF DENDRON

The following discussion of the financial condition and results of operations of Dendron GmbH should be read in conjunction with the financial statements and related notes thereto included in this proxy statement.

Overview

Since its inception in October 1999, Dendron has been primarily engaged in the design, development and marketing of minimally invasive devices for treatment of neuro vascular disease. Dendron has a limited history of operations and has experienced significant operating losses since inception.

Results of Operations

Following is comparative operating information for the year ended December 31, 2001 and the nine months ended September 30, 2002:

	Year Ended December 31, 2001		Year Ended September 30, 2002
	Amount	% of Net Sales	Amount	% of Net Sales
Net Sales	€2,065,303	100%	€1,900,485	100%
Cost of Sales	1,210,821	59%	930,712	49%

Gross margin	854,482	41%	969,773	51%
Costs and expenses
Research and development	672,760	33%	685,582	36%
Marketing and sales	816,441	40%	826,103	43%
General and administrative	1,057,430	51%	709,712	37%
Other operating (income) expense	(3,623)	—	34,095	2%

	€(1,688,526)	(82%)	€(1,285,719)	(88%)

Primary end-users of Dendron’s products are interventional neuroradiologists and cardiologists. Dendron’s largest client is Alfried-Krupp-Krankenhaus, a large medical facility located in Essen, Germany, which accounted for 42% and 43% of Dendron’s revenues for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively. The balance of Dendron’s revenues are generated primarily from sales to distributors, the three largest of which accounted for an aggregate of 22% and 23% of Dendron’s revenues for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively. Geographically, sales to customers in Germany accounted for an aggregate of 64% of Dendron’s revenues in both the year ended December 31, 2001 and the nine months ended September 30, 2002.

Dendron’s revenues have been derived primarily from sales of its detachable coil product lines, which historically have constituted over 90% of total revenues. Until August 2001, Dendron’s revenues were primarily from its first generation of coils, which, in 2001, were the subject of a lawsuit wherein the plaintiff successfully asserted that such coils infringed on certain of the plaintiff’s patents. As a result, such coils are no longer sold. In late 2001, Dendron introduced a new line of detachable coils, which has since constituted nearly all of its sales. As a result of such changes in 2001, net revenues for the nine months ended September 30, 2002 of $1.9 million were approximately equal to net revenues for the year ended December 31, 2001.

Gross margin as a percentage of sales was approximately 41% for the year ended December 31, 2001 and 51% for the nine months ended September 30, 2002. Dendron has a relatively small production function, with 18 employees, two of whom are in management. Accordingly, changes in sales volume are likely to have significant effects on gross margin when measured as a percentage of sales. As described above, sales for the nine months ended September 30, 2002 were approximately equal to that of the entire fiscal year 2001. This improvement in sales volume was the primary factor in the gross margin improvement.

Research and development expenses, which include clinical and regulatory expenses, for the nine months ended September 30, 2002 were $686,000, or 36% of sales, for the nine months ended September 30, 2002, which was not materially different than such expenses for the year ended December 31, 2001 of $673,000, or 33% of sales. Annualizing the expenditure rate of research and development expenses for the 2002 period implies a growth rate of approximately 36%. This increased rate of expenditure reflects the addition of research and development projects to enhance the line of detachable coils Dendron commenced selling in late 2001 and to expand the VDS technology.

Marketing and sales expenses for the nine months ended September 30, 2002 were $826,000, or 43% of sales, for the nine months ended September 30, 2002, which was not materially different than such expenses for the year ended December 31, 2001 of $816,000, or 40% of sales. Annualizing the expenditure rate of marketing and sales expenses for the 2002 period implies a growth rate of approximately 35%. This increase reflects Dendron’s efforts, commencing in 2002, to establish additional sales and distribution relationships outside of Germany, where its sales have been primarily focused, as discussed above.

General and administrative expenses for the nine months ended September 30, 2002 were $710,000, or 37% of sales, or approximately 75% of such expenses for the year ended December 31, 2001 of $1.1 million, or 51% of sales, implying a relatively level pace on expenditures for the two periods.

Interest expense for the nine months ended September 30, 2002 was 170% greater than interest expense for the year ended December 31, 2001 due primarily to the accrual, in 2002, of approximately $395,000 related to the repayment penalty in connection with Dendron’s obligation to Technologie-Beteiligungsgesellschaft mbH der Deutschen Ausgleichsbank, or Tbg.

Liquidity and Capital Resources

Dendron has incurred losses since its inception and, at September 30, 2002, had a bank overdraft of $712,000 and an accumulated deficit of $7 million. For the nine months ended September 30, 2002, cash used in operating activities was $1.1 million, reflecting primarily the loss for the period and an increase in accounts receivable, net of increases in accounts payable and accrued liabilities. With respect to the increase in accounts receivable, approximately $100,000 of the increase was attributable to certain customers whose accounts were outstanding for longer periods in 2002 relative to 2001, and the balance of the increase is attributable to the timing of sales to new and recurring customers. Cash used in investing activities during the nine months ended September 30, 2002 was $536,000, consisting of fixed assets acquisitions. At September 30, 2002, Dendron had no commitments for future additions to fixed assets. Cash provided by financing activities for the nine months ended September 30, 2002 was approximately $1.6 million, arising primarily from the financing transaction entered into with Tbg.

Dendron’s existing cash resources would not have been sufficient to provide assurance that Dendron could sustain its business activity for the ensuing twelve months. In October 2002, the Company acquired all the equity interests of Dendron, and the plan of Dendron’s management is to increase revenues through the worldwide introduction of its products, the success of which cannot be assured. Even if such efforts are successful, it is likely that Dendron will require infusions of capital from the Company, the availability of which cannot be assured. These conditions raise substantial doubt about Dendron’s ability to continue as a going concern. The financial statements presented in this proxy statement do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Dendron GmbH:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in shareholders’ equity (deficiency) and cash flows, present fairly, in all material respects, the financial position of Dendron GmbH at December 31, 2001 and September 30, 2002, and the results of its operations and its cash flows for the year ended December 31, 2001 and the nine-month period ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note [3] to the financial statements, the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note [3] and [22]. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note [19] to the financial statements, the Company has extensive transactions and relationships with several related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

PwC Deutsche Revision AG
Essen, Germany
18 November 2002

DENDRON GMBH

BALANCE SHEETS
As of December 31, 2001 and
September 30, 2002
in Euro

	As of December 31, 2001	As of September 30, 2002
ASSETS
Current Assets
Cash	€31	€2,185
Accounts receivable, net	214,051	548,229
Inventories, net	506,263	543,635
Prepaid expenses and other current assets	300,740	175,142

Total Current Assets	1,021,085	1,269,191

Non-Current Assets
Property and equipment, net	136,117	617,930
Other assets	—	20,671

Total Non-Current Assets	136,117	638,601

TOTAL ASSETS	€1,157,202	€1,907,792

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable	€168,012	€648,052
Overdraft facilities	365,829	720,658
Silent partnership obligation	—	1,500,000
Current portion of long-term debt	609,033	522,911
Accrued salaries and benefits	64,404	38,408
Accrued liabilities	530,927	1,049,800
Other liabilities	18,640	20,688

Total Current Liabilities	1,756,845	4,500,517

Non-Current Liabilities
Long-term debt	1,277,948	920,325
Accrued liabilities	60,000	60,000

Total Non-Current Liabilities	1,337,948	980,325

TOTAL LIABILITIES	3,094,793	5,480,842

Commitments and contingencies (Note 17)

SHAREHOLDERS’ DEFICIENCY
Capital stock	686,000	686,000
Additional paid-in capital	2,788,185	2,788,185
Receivables from shareholders	(160,822)	—
Accumulated deficit	(5,250,954)	(7,047,235)

TOTAL SHAREHOLDERS’ DEFICIENCY	(1,937,591)	(3,573,050)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	€1,157,202	€1,907,792

The accompanying notes are an integral part of these financial statements.

DENDRON GMBH

STATEMENTS OF OPERATIONS
Year Ended December 31, 2001 and
Nine-Month Period Ended September 30, 2002
in Euro

	For the year ended December 31, 2001	For the nine-month period ended September 30, 2002
Net sales	€2,065,303	€1,900,485
Cost of sales	1,210,821	930,712

Gross margin	854,482	969,773
Costs and expenses:
Research and development	672,760	685,582
Marketing and sales	816,441	826,103
General and administrative	1,057,430	709,712
Other operating (income) expense	(3,623)	34,095

Loss from operations	(1,688,526)	(1,285,719)
Interest expense, net	(210,220)	(510,562)

Loss before provision for income taxes	(1,898,746)	(1,796,281)
Provision for income taxes	—	—

Net loss	€(1,898,746)	€(1,796,281)

The accompanying notes are an integral part of these financial statements.

DENDRON GMBH

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
Year Ended December 31, 2001 and
Nine-Month Period Ended September 30, 2002
In Euro

	Capital stock	Additional paid-in capital	Receivables from Shareholders	Accumulated deficit	Total shareholders’ deficiency
Balances as of December 31, 2000	€500,000	—	€(218,789)	€(3,352,208)	€(3,070,997)
Issuance of shares for cash	186,000	€2,788,185	—	—	2,974,185
Collection of receivable from shareholders	—	—	57,967	—	57,967
Net loss for the year	—	—	—	(1,898,746)	(1,898,746)

Balances as of December 31, 2001	686,000	2,788,185	(160,822)	(5,250,954)	(1,937,591)
Collection of receivable from shareholders	—	—	160,822	—	160,822
Net loss for the period	—	—	—	(1,796,281)	(1,796,281)

Balances as of September 30, 2002	€686,000	€2,788,185	€—	€(7,047,235)	€(3,573,050)

The accompanying notes are an integral part of these financial statements.

DENDRON GMBH

STATEMENTS OF CASH FLOWS
Year Ended December 31, 2001 and
Nine-Month Period Ended September 30, 2002
in Euro

	For the year ended December 31, 2001	For the nine-month period ended September 30, 2002
Cash flows from operating activities:
Net loss for the period	€(1,898,746)	€(1,796,281)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	22,785	61,206
Changes in certain assets and liabilities, net of non-cash transactions:
Accounts receivable	33,109	(334,178)
Inventories	41,075	2,668
Prepaid expenses and other assets	(98,219)	(37,372)
Accounts payable	(846,518)	480,040
Accrued salaries and benefits	64,404	(25,996)
Accrued liabilities	316,140	518,873
Other liabilities	(8,833)	13,949

Net cash flows used in operating activities	(2,374,803)	(1,117,091)

Cash flows from investing activities:
Additions to property and equipment	(96,289)	(543,019)

Net cash flows used in investing activities	(96,289)	(543,019)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	2,974,185	—
Change in overdraft facility	(409,880)	354,829
Proceeds of issuance of long-term debt	—	1,500,000
Collection of receivables from shareholders	57,967	160,822
Principal payment on long-term debt	(153,387)	(153,387)
Principal payment on seller financing	—	(200,000)

Net cash flows provided by financing activities	2,468,885	1,662,264

Net increase/(decrease) in cash	(2,207)	2,154
Cash and cash equivalents as of beginning of period	2,238	31

Cash and cash equivalents as of end of period	€31	€2,185

Supplemental cash flow information:
Cash paid:
Interest	€42,887	€94,925
Non-cash financing activities:
Offset of seller financing liability with amounts due from EFMT	—	€102,258

The accompanying notes are an integral part of these financial statements.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS

Note (1)    Purpose of these financial statements

The accompanying financial statements of Dendron GmbH have been prepared for inclusion in Micro Therapeutics, Inc.’s filings for purposes of complying with the rules and regulations of the U.S. Securities and Exchange Commission, pursuant to the transaction between Micro Therapeutics, Inc. and Dendron GmbH (“Dendron”), as further described in Note [22]. The accompanying financial statements are expressed in Euro and have been prepared in accordance with accounting principles generally accepted in the United States of America.

Note (2)    Organization, nature of business and basis of presentation

Organization

The concept behind Dendron was developed by Prof. Grönemeyer, the former controlling shareholder, who has been involved in the micro therapy business for many years. In 1994, Prof. Grönemeyer formed Entwicklungs-und-Forschungszentrum für Mikrotherapie gGmbH (“EFMT”), a non-profitable organization under the laws of Germany to perform research and development activities in the micro therapy industry. Since then, EFMT has been involved in the research and development of certain technology and intellectual property. Under German law, EFMT was not permitted to profit from the sale of products.

Due to this reason, Prof. Grönemeyer, together with Augusta Krankenhaus gGmbH and three former managing directors of EFMT (collectively referred herein as the “Founders”), formed Dendron GmbH on November 27, 1998 to effect the acquisition of certain of EFMT’s business assets. On December 31, 1998, Dendron completed the acquisition for cash consideration of €2.8 million. As of the date of the acquisition, Prof. Grönemeyer owned 51% of Dendron and was the controlling shareholder. However, as of the date of the acquisition, Prof. Grönemeyer owned 42% of EFMT, and did not have voting control of the organization. A written agreement among all members of EFMT was required in order to effect the sale. Accordingly, the transaction has been accounted for as a purchase by Dendron of the 100% ownership in certain assets of EFMT and was recorded at estimated fair value.

Nature of business

Dendron is a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms.

Fiscal year

Dendron’s fiscal year ends on the last day of December. Fiscal 2001 refers hereinafter to the year ended December 31, 2001 and Fiscal 2002 to the nine months ended September 30, 2002.

Note (3)    Going concern

The accompanying financial statements were prepared assuming Dendron will continue to operate on a going-concern basis and do not include any adjustments to the recorded amounts of assets or to the recorded amounts or classification of liabilities which would be required if Dendron were unable to realize its assets and satisfy its liabilities and obligations in the normal course of business. Dendron has primarily incurred losses since its inception, and has a cumulative net loss of approximately € (7.0) million through September 30, 2002. At September 30, 2002 Dendron had a deficiency in working capital of € (3.2) million and a deficiency in shareholders’ equity of € (3.6) million. For Fiscal 2001 and Fiscal 2002 Dendron recorded negative cash flows from operations of € (2.4) million and € (1.1) million, respectively.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Dendron has historically relied upon a private placement of its stock and issuance of debt to generate funds to meet its operating needs. Dendron’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations and raise additional financing through equity financing, arrangements with corporate sources, or other sources of financing to fund operations.

On September 3, 2002, the shareholders of Dendron entered into a binding agreement with Micro Therapeutics, Inc. pursuant to which Micro Therapeutics agreed to acquire 100% of Dendron’s outstanding share capital. Micro Therapeutics completed the acquisition on October 4, 2002. Management’s plans include financial support from the parent company. See Note [22] for additional details.

Note (4)    Significant accounting policies

The following is a summary of significant accounting policies followed by Dendron in the preparation of the financial statements.

(a)    Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)    Concentration of credit risk

Financial instruments that potentially subject Dendron to concentrations of credit risk consist principally of trade receivables. Dendron sells its products to customers in the interventional neuroradiology market industry. Dendron is exposed to credit risks in the event of non-payment by customers and/or distributors to the extent of amounts recorded on the balance sheet and limits such exposure to accounting losses by limiting the amount of credit extended whenever deemed necessary. Individual payment terms are agreed on with certain distributors to limit credit risk.

To date, a significant portion of Dendron’s revenues has been concentrated among a limited number of customers/distributors. In Fiscal 2001 and Fiscal 2002, one of Dendron’s direct customers represented approximately 41.7% and 42.9% of total revenues, respectively. Three of Dendron’s distributors accounted for approximately 21.9% and 23.0% of Dendron’s net revenues for Fiscal 2001 and Fiscal 2002, respectively. Dendron anticipates that it will continue to experience significant customer concentration. The loss of any one of these customers could have a material adverse effect on Dendron’s results of operations and financial position. As of September 30, 2002, Dendron had an accounts receivable balance of €548,229, net of an allowance for doubtful accounts of €197,499. Dendron maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on past payment history with the customer, analysis of the customer’s current financial condition and outstanding invoices older than a predetermined number of days. If the financial condition of Dendron’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Dendron earns a significant portion of revenues in Germany. Revenues from customers in Germany accounted for approximately 64.3% and 63.5% of Dendron’s total net revenues for Fiscal 2001 and Fiscal 2002, respectively. Dendron expects that revenues from Germany will continue to account for a significant portion of its total revenues in future periods.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

The majority of the raw materials and purchased components used to manufacture Dendron’s products are readily available. Many of these raw materials and components are purchased from single sources due to technology, price, quality or other considerations. Most of these items, however, may be sourced from other suppliers, often after a requalification process. In the event that Dendron’s supply of critical raw materials or components was interrupted due to the time required to requalify materials or components or modify product designs, Dendron’s ability to manufacture the related product in desired quantities and in a timely manner could be adversely affected. Dendron attempts to mitigate these risks by working closely with key suppliers to coordinate product plans and the transition to replacement components for obsolete parts.

For Fiscal 2001 and 2002 the major portion of revenues was derived from the sale of detachable coils. These sales amounted to approximately 87.0% and 83.4% of total sales for Fiscal 2001 and Fiscal 2002, respectively.

(c)    Revenue recognition

In accordance with Staff Accounting Bulletin No. 101, product sales and related cost of sales are recognized upon the shipment of product to customers, some of which are distributors, provided Dendron has received a purchase order, the price is fixed or determinable, collectibility of the resulting receivable is reasonably assured and not contingent on subsequent resale, returns are reasonably estimable and there are no remaining obligations. The terms of substantially all product sales are FOB shipping point. Dendron’s sales terms to its distributors and customers provide no right of return outside of Dendron’s standard warranty policy, and payment terms consistent with industry standards apply. Sales terms and pricing extended to Dendron’s distributors are governed by the respective distribution agreements, together with binding purchase orders for each transaction. Dendron’s distribution partners purchase Dendron’s products to meet sales demand of their end-user customers as well as to fulfill their internal requirements associated with the sales process and contractual purchase requirements under the respective distribution agreements. Dendron’s products are generally under warranty against defects in material and workmanship for a period of one year. Dendron provides for the estimated future return of inventory and the estimated costs of warranty at the time of sale based on historical experience. Actual results have been within management’s expectations.

(d)    Foreign currency assets and liabilities

Dendron includes its foreign currency transaction gains and losses in its results of operations.

(e)    Bank overdraft

The book balance of the bank accounts was a negative €365,829 and a negative €720,658 as of December 31, 2001 and September 30, 2002, respectively. These amounts have been reclassified to current liabilities.

(f)    Inventories

Inventories are stated at the lower of acquisition or production cost or market. Cost is determined using the FIFO (First-in First-out) method. Finished goods and work in process inventories include direct material, labor and manufacturing overhead costs.

(g)    Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Cost includes major expenditures for improvements and replacements that extend useful lives or increase capacity. Maintenance and repairs are expensed as incurred. Upon sale or disposition of assets, any gain or loss is included in the statement of operations. The cost of property and equipment is generally depreciated using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the related lease terms.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

For financial statement purposes, property and equipment is depreciated using the straight-line method over the following lives:

Asset	Estimated useful life (years)
Leasehold improvements	8
Computer hardware and software	3
Machinery and equipment	8
Furniture and fixtures	5-8

Dendron continually monitors events and changes in circumstances that could indicate the carrying balances of its property and equipment may not be recoverable. When such events or changes in circumstances are present, Dendron assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, Dendron recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

(h)    Shipping and handling costs

Shipping and handling costs are expensed as incurred and recorded as a component of sales and marketing in the statement of operations. Such expenses for Fiscal 2001 and Fiscal 2002 were not material to the financial statements.

(i)    Research and development

Research and development costs are charged to expense as incurred.

(j)    Advertising costs

All advertising costs are expensed as incurred. Advertising costs for Fiscal 2001 and Fiscal 2002 were €123,018 and €72,892, respectively.

(k)    Derivative instruments

In June 1998, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), as amended by Statements of Financial Accounting Standards No. 137 and No. 138 in June 1999 and June 2000, respectively. Dendron adopted SFAS 133 effective January 1, 2001. These statements, which were required to be adopted for fiscal years beginning after June 15, 2000, established additional accounting and reporting standards for derivative instruments and hedging activities. The statements require that an entity recognize all derivatives (derivative instruments embedded in other contracts) as either assets or liabilities in the statement of financial position. This statement also defines and allows companies to apply hedge accounting to its designated derivatives under certain instances. It also requires that all derivatives be marked to market on an ongoing basis. This applies whether the derivatives are stand-alone instruments or embedded derivatives. Along with the derivatives, in the case of qualifying hedges, the underlying hedged items are also to be marked to market. These market value adjustments are to be included either in the income statement or other comprehensive income, depending on the nature of the hedged transaction. The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or in an over the counter market. In cases where derivatives relate to financial instruments of non-public companies, or where quoted market prices are otherwise not available, such as for derivative financial instruments, fair value is based on estimates using present value or other valuation techniques.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Dendron has entered into a partnership obligation with a venture capitalist, which contains provisions for payments based on interest and equity prices. This agreement is considered to include embedded derivatives under SFAS 133. See Note [14] for additional discussion on the agreement containing embedded derivatives.

(l)    Accounting for income taxes

Dendron follows the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

(m)    Government grants or subsidies

Dendron has received funding from various government entities to subsidize research and development activities. No grants have been received in Fiscal 2001. Grants included in the statements of operations for Fiscal 2002 amounted to €134,593. These amounts have been netted against research and development expenses.

(n)    Comprehensive income

Dendron adopted Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 establishes standards for reporting comprehensive income and its components in the body of the financial statements. Comprehensive income includes net income as currently reported under Generally Accepted Accounting Principles and also considers the effect of additional economic events that are not required to be recorded in determining net income but are rather reported as a separate component of stockholders’ equity. To date Dendron has not had any transactions that are required to be reported in comprehensive income.

(o)    Pension information

Dendron does not maintain any pension plans. German law provides for pension benefits to be paid to retired employees from government-managed pension plans and/or privately-managed pension funds. Amounts payable to such plans are accounted for on an accrual basis.

(p)    Recent accounting pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001 and specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (“SFAS 121”). Dendron does not have any intangible assets with an indefinite useful life. The adoption of SFAS 141 and SFAS 142 did not have a material impact on Dendron’s financial position or results of operations.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

In August 2001, the FASB issued SFAS No. 143, “Accounting For Asset Retirement Obligations.” This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period incurred. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Dendron has not yet determined the impact, if any, of adopting this standard.

In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). The objectives of SFAS 144 are to address significant issues relating to the implementation of FASB Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” (“SFAS 121”), and to develop a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 supersedes SFAS 121; however, it retains the fundamental provisions of SFAS 121 for (1) the recognition and measurement of the impairment of long-lived assets to be held and used and (2) the measurement of long-lived assets to be disposed of by sale. SFAS 144 supersedes the accounting and reporting provisions of Accounting Principles Board No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (“APB 30”), for segments of a business to be disposed of. However, SFAS 144 retains APB 30’s requirement that entities report discontinued operations separately from continuing operations and extends that reporting requirement to “a component of an entity” that either has been disposed of or is classified as “held for sale.” SFAS 144 also amends the guidance of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to eliminate the exception to consolidation for a temporarily controlled subsidiary. Dendron adopted the provisions of SFAS 144 effective January 1, 2002. The adoption of SFAS 144 did not have a material impact on Dendron’s financial position or results of operations.

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“SFAS 146”). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) (“Issue 94-3”). The principal difference between SFAS 146 and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity’s commitment to an exit plan. A fundamental conclusion reached by the FASB in SFAS 146 is that an entity’s commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, SFAS 146 eliminates the definition and requirements for recognition of exit costs in Issue 94-3. It also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. Dendron has not yet determined the impact, if any, of adopting this standard.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note (5)    Accounts receivable, net

Accounts receivable consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Accounts receivable from third parties:	€240,346	€712,512
Accounts receivable from related parties Note [19]:	42,262	33,216
Less: Allowance for doubtful accounts:	(68,557)	(197,499)

	€214,051	€548,229

Note (6)    Inventories, net

Inventories consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Raw material:	€179,538	€96,480
Work-in-process:	117,563	184,822
Finished goods:	344,054	397,225
Less: Allowance for obsolescence:	(134,892)	(134,892)

	€506,263	€543,635

The allowance for inventories consists of write-downs for EDC I coils that are not saleable due to a patent infringement see Note [18] and for Microcoils where the expiration dates were overdue and are no longer saleable.

Note (7)    Prepaid expenses and other assets

Prepaid expenses and other assets consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Value added tax	€233,530	€128,086
Related parties Note [19]	29,198	—
Other	38,012	47,056

	€300,740	€175,142

Non-current
Deposits	€—	€20,671

	€—	€20,671

The deposit in the amount of €20,671 pertains to leased facility space for production purposes.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note (8)    Property and equipment, net

Property and equipment, net consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Machinery and equipment	€3,045	€3,045
Leasehold improvements	3,409	438,313
Furniture and fixtures	95,513	146,085
Computer hardware and software	66,015	123,558

	167,982	711,001
Less, Accumulated depreciation	(31,865)	(93,071)

	€136,117	€617,930

Total depreciation expense for the year ended December 31, 2001 and for the nine-month period ended September 30, 2002 was €22,785 and €61,206, respectively. The significant increase in fixed assets is mainly due to leasehold improvements that were made to the production facility during Fiscal 2002.

Note (9)    Accounts payable

Accounts payable consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Trade payables to third parties	€168,012	€311,601
Trade payables to related parties Note [19]	—	336,451

	€168,012	€648,052

Note (10)    Accrued Salaries and Benefits

Accrued salaries and benefits consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Salaries and social security payable	€45,715	€21,144
Accruals	18,689	17,264

	€64,404	€38,408

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note (11)    Accrued liabilities

Accrued liabilities consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Patent infringement and related costs Note [18]	€489,000	€515,000
Accrued interest Note [14]	—	400,000
Related party Note [19]	—	40,000
Other	41,927	94,800

	530,927	1,049,800

Non-current
Accrued contingent interest liability Note [17]	60,000	60,000

	€60,000	€60,000

Note (12)    Other liabilities

Other liabilities consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Accruals	€15,252	€17,300
Liabilities to related parties Note [19]	3,388	3,388

	€18,640	€20,688

Note (13)    Short-term and long-term debt

Short-term debt consist of the following:

	As of December 31, 2001	As of September 30, 2002
Current
Current portion of seller financing Note [19]	€302,258	€216,136
Current portion of other long-term debt	306,775	306,775

Sub-total current portion of seller financing and other long-term debt	609,033	522,911
Overdraft facility	365,829	720,658
Silent partnership obligation with Technologie-Beteiligungsgesellschaft mbH der Deutschen Ausgleichsbank “Stille Beteiligung” Note [14]	—	1,500,000

	€974,862	€2,743,569

Generally, Dendron’s short-term borrowings are in the form of an overdraft facility. For Fiscal 2001 and Fiscal 2002, the interest rate for the overdraft facility was 8.75% per annum up to €766,938 as a maximum limit. If additional funds are needed by Dendron, they must be authorized by the bank and for such additional amounts

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Dendron would pay an additional 3.0%. There is no maturity of this overdraft facility and there exist no covenants. Certain assets have been pledged as security in respect to the overdraft facility and the term loan payable to bank. These include accounts receivables, inventories, patents and patent applications. Dendron used the proceeds from these borrowings for working capital needs, capital investments and other general corporate purposes.

Long-term debt consist of the following:

	As of December 31, 2001	As of September 30, 2002
Term loan payable to a bank, payable in 10 semi-annual installments of €153,387, interest is payable monthly at a fixed rate of 7.0%	€1,380,488	€1,227,100
Seller financing Note [19]	506,493	216,136

Sub-total	1,886,981	1,443,236
Less: current portion of long-term debt and seller financing	(609,033)	(522,911)

Long-term debt excluding current portion	€1,277,948	€920,325

The seller financing accrues interest at 6.0% and there exists no contractual maturity date.

At September 30, 2002, certain shareholders of Dendron have guaranteed debt of Dendron for approximately €460,163. The loan payable is backed by a guarantee from the State of Nordrhein-Westfalen for 80% of €2.3 million.

Aggregate annual maturities during the next five years, as of December 31, 2001, are as follows:

2002	€609,033
2003	511,010
2004	306,775
2005	306,775
2006	153,388

Total	€1,886,981

Note (14)    Partnership Obligation (Stille Beteiligung)

On September 19, 2001, Dendron entered into an agreement (the “Agreement”) with Technologie-Beteiligungsgesellschaft mbH der Deutschen Ausgleichsbank (the “silent partner”/Stiller Beteiligter) pursuant to which Dendron raised €1.5 million through the issuance of a security (the “silent partnership obligation”/Stille Beteiligung) due December 31, 2011. The silent partnership obligation accrues interest at 8.0% per annum. Interest on the silent partnership obligation is payable semi-annually. At September 30, 2002, the unpaid principal balance of the silent partnership obligation was €1.5 million. As a condition precedent to the actual funding of the amounts committed under the Agreement, Dendron was required to prepare and file with the silent partner a detailed investment plan subject to the silent partner’s approval. As stated in the Agreement, if Dendron failed to submit such a plan, or the plan was drafted in terms not acceptable by the silent partner, the funds would not be delivered to Dendron.

Dendron filed the required documentation in January 2002. The funds were received by Dendron in three installments in January, April and June 2002. The silent partnership obligation also contained a “put” provision

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

whereby the silent partner could put the debt to Dendron for a specified price, as further described below, at the earliest of the following: (a) December 31, 2011, or (b) one of the following: (i) a change of control, (ii) a liquidation, winding up or dissolution or the sale of all or substantially all of Dendron’s assets, (iii) the consummation of a public offering of Dendron, (iv) the lack of silent partner’s consent on certain business decisions taken by Dendron for which such consent is required or (v) Dendron’s whole or partial redemption of the silent partnership obligation at its sole discretion (collectively referred herein as the “Termination Events”). If one of the Termination Events occur on or before September 19, 2006, the silent partner has the right to require Dendron to redeem the silent partnership obligation for an amount equal to the sum of (A) the principal amount then outstanding, together with any accrued but unpaid interest, plus (B) 30% of the principal amount then outstanding. Otherwise, if one of the Termination Events occur after September 19, 2006, or on December 31, 2011, the silent partner has the right to require Dendron to redeem the silent partnership obligation for an amount equal to the sum of (A) the amount then outstanding, together with any accrued but unpaid interest plus (B) 30% of the principal amount then outstanding, plus (C) 6% of the principal amount then outstanding times the number of years lapsed between the date of the Termination Event or December 31, 2011, whichever occurs first, and September 19, 2006. In addition, even though the silent partner does not participate in Dendron’s losses, it is entitled to 12% of Dendron’s adjusted net income, if any, as defined in the Agreement. Adjusted net income is defined as net income according to German generally accepted accounting principles adjusted for items that have effected the profit and loss statement for the period such as income taxes, bonuses for management, extraordinary items, gains and losses from the sale of fixed assets and profit sharing agreement amounts.

The security is considered a hybrid instrument which contains an 8% debt instrument, as the host contract, and a compound embedded derivative. The compound embedded derivative is comprised of (1) a profit sharing payment provision and (2) a put option, which both meet the definition of embedded derivatives and are accounted for together as a compound embedded derivative, as prescribed by SFAS 133.

Dendron has separated the profit sharing payment provision from the host contract, however, Dendron believes that the fair value of this component of the compound embedded derivative is zero as of the date the liability was incurred and as of September 30, 2002. Management estimated the fair value based on the fact that Dendron incurred significant losses and negative cash flows from operations which raise uncertainty about Dendron’s ability to continue as a going concern.

As discussed in Note [22], on September 3, 2002, the shareholders of Dendron entered into a securities purchase agreement with Micro Therapeutics, Inc. On October 4, 2002, Micro Therapeutics, Inc. announced it had completed the acquisition of Dendron. Under the terms of the Agreement, as described above, the change in control of Dendron resulting from the transaction with Micro Therapeutics, Inc. allowed the security holder to request redemption of the security at original principal amount plus any accrued but unpaid interest plus 30% of the original principal amount. Dendron has reflected in interest expense an amount of €436,894 for accrued interest and the change in fair value of the compound embedded derivative.

Note (15)    Income taxes

No provision for income taxes has been recorded because Dendron has predominantly incurred net losses since inception and Dendron has received no benefit for such losses. Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the reliability of the deferred tax assets such that a full valuation allowance has been recorded.

The difference between the statutory rate of approximately 39.9% and the tax benefit of zero recorded by Dendron is primarily due to Dendron’s full valuation allowance against its net deferred tax assets.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

As of September 30, 2002, Dendron had available in Germany cumulative tax loss carry forwards for corporate income tax of approximately €5.1 million. Under current German tax laws, these loss carry forwards have an indefinite life and may be used to offset future taxable income.

Note (16)    Shareholders’ deficiency

(a)    Shareholders’ agreement

All holders of Dendron’s shares are parties to Dendron’s articles of incorporation “Gesellschaftsvertrag,” as amended in July 2001 to include other shareholders as described in Note [16(c)] below. This agreement provides for a right of first refusal to non-selling shareholders to purchase any selling shareholders’ shares at a price equal to that determined by a third party.

(b)    Capital stock

Dendron has been formed under German law as a Gesellschaft mit beschränkter Haftung (“GmbH”)—or a private limited liability company. As established by German law, on formation, each shareholder received a single share in the amount of the respective share capital holding. No share certificates were issued and shares are not freely transferable. At September 30, 2002, Dendron has a total capital stock of €686,000.

Holders of each share have one vote for each 50 share-value held of record on all matters submitted to a vote of shareholders. Dividends on shares may be declared and paid from funds available to Dendron.

(c)    Capital nature transactions

On July 13, 2001, the shareholders of Dendron entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a pool of investors (the “Investors”). In connection with this Purchase Agreement, Dendron issued 2 shares to the Investors with a value of €93,000 per share for a total purchase price of €2,999,749 million. Net proceeds to Dendron amounted to €2,974,185 million after reduction of related issuance costs.

The characteristics of these shares are listed as follows:

Voting rights:

The holders of these shares have full voting rights and powers equal to the voting rights and powers of the other shareholders.

However, the consent of the Investors is required for Dendron to perform the following, among other things:

Amend or otherwise alter Dendron’s articles of incorporation, by-laws or other charter documents in any manner that adversely affects the rights of the Investors;

Cause the sale of all or substantially all of the assets of Dendron;

Enter or continue into any transaction with the existing shareholders and their immediate families;

Consent to any liquidation, dissolution, or winding up of Dendron;

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Declare or pay any dividend or distribution on any share of capital stock other than to the Investors in accordance with Dendron’s articles of incorporation;

Dividends:

The Investors are entitled to receive dividends when and if declared, at the same rate as dividends to the other shareholders, based on the respective shareholdings in Dendron.

Note (17)    Commitments and contingencies

Leases

Dendron leases production facilities, office space and production equipment under operating lease agreements with original terms ranging from 3 years to 9 years. Rent expense amounted to €77,808 and €96,150 for Fiscal 2001 and Fiscal 2002, respectively. At December 31, 2001, Dendron’s annual lease obligations under non-cancelable operating leases are as follows:

Year ended December 31,	Amount
2002	€71,280
2003	71,280
2004	71,280
2005	71,280
2006	71,280
Later years through 2011	356,400

Employment agreements

Dendron has entered into employment agreements with certain key employees providing for aggregate annual compensation of €282,861 and other compensation guidelines for each employee. Pursuant to the terms of the employment agreements, the executives are generally entitled to receive compensation in the form of (i) an annual fee payable in cash on a monthly basis and (ii) an annual bonus equal to 1.5% of an adjusted net income, as defined in the agreements, but not exceeding €25,000 per annum and (iii) other discretionary bonuses. In addition, the agreements include confidentiality provisions, invention assignment provisions, and covenants not to compete. The employment agreements initially expire on December 31, 2003. Due to the losses generated in Fiscal 2001 and 2002 management has waived any rights to receive such determined bonuses and therefore, no amounts were accrued for bonuses.

Contingent interest liability

In August 1999, Dendron entered into a written agreement with the governmental authorities of Nordrhein-Westfalen (NRW) and two related parties, EFMT and ReDis, pursuant to which Dendron was jointly and severally liable together with the two other entities for the reimbursement of interest charged to EFMT originally by NRW for governmental grants received by EFMT prior to the sale of its business assets to Dendron and ReDis in November 1998. The grants received are not themselves required to be repaid in any form. The agreement stated that an amount up to a maximum of €245,988, representing only interest on granted amounts, would have to be reimbursed to NRW by any of the three companies individually or collectively, whichever becomes profitable first, during a period of 30 years. Based on conversations with NRW, Dendron learned that NRW intends to renegotiate the terms of the claim. Due to the fact that the three companies under the agreement incurred significant losses during the past years, NRW expressed its intentions to (i) reduce the reimbursable

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

amounts and/or (ii) shorten the period allowed for reimbursement. While the ultimate outcome of this claim cannot be ascertained at this time, based on current knowledge of the facts and status of negotiations, management believes that the most probable amount that could be incurred is €60,000. Dendron has appropriately accrued for this amount in these financial statements.

Note (18)    Litigation

Dendron is involved in various lawsuits from time to time. In management’s opinion, Dendron is not currently involved in any legal proceedings other than those specifically identified below which, individually or in the aggregate, could have a material effect on the financial condition, operations or cash flows of Dendron. Dendron’s total accrual for litigation-related reserves as of December 31, 2001 and September 30, 2002 was €489,000 and €515,000, respectively.

Dendron believes that it has meritorious defenses against claims that it has infringed patents of others. However, there can be no assurance that Dendron will prevail in any particular case. An adverse outcome in one or more cases in which Dendron’s products are accused of patent infringement could have a material adverse effect on Dendron. Further, product liability claims may be asserted in the future relative to events not known to management at the present time. Dendron has insurance coverage, which management believes is adequate to protect against product liability losses that could otherwise materially affect Dendron’s financial position.

Litigation with the Regents of the University of California

On September 1, 2000, Dendron was named as the defendant in three patent infringement lawsuits brought by the Regents of the University of California (the “plaintiff”) in the District Court of Nordrhein-Westfalia (Landgericht) in Düsseldorf, Germany. The complaint requested a judgment that Dendron’s EDC I coil device infringes three European patents held by the plaintiff and asks for relief in the form of an injunction that would prevent Dendron from selling the products within Germany and from Germany to customers abroad, as well as an award of damages caused by Dendron’s alleged infringement, and other costs, disbursements and attorneys’ fees. In August 2001, the Court issued a written decision that EDC I coil devices do infringe the plaintiff’s patents and requested Dendron to disclose the individual product’s costs as the basis for awarding damages. In September 2001, Dendron appealed the decision.

On July 4, 2001, the plaintiff filed another suit against Dendron alleging that EDC I coil device infringes another European patent held by the plaintiff. The complaint was filed in the District Court of Düsseldorf, Germany seeking additional monetary and injunction relief. In April, 2002, the Court found that EDC I coil devices do infringe the plaintiff’s patent. In May 2002, Dendron appealed the decision.

A hearing for all the appeals is scheduled for February 20, 2003.

Litigation with William Cook Europe ApS, Denmark

On April 2, 2002, Dendron was named as the defendant in a patent infringement lawsuit brought by William Cook Europe ApS, Denmark (the “plaintiff”), alleging that a German patent owned by the plaintiff is infringed by Dendron’s EDC II “curved tip” coil devices. The suit was filed in the District Court of Nordrhein-Westfalia (Landgericht) in Düsseldorf, seeking monetary and injunction relief. A hearing is scheduled for December 17, 2002.

Note (19)    Related party transactions

During Fiscal 2001 and Fiscal 2002, Dendron contracted €453,211 and €266,430, respectively, of research and development services with EFMT. Prof. Grönemeyer and Augusta Krankenanstalt, then shareholders of

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Dendron who are also shareholders of EFMT. In addition, Mr. Galla, an officer of Dendron, was also an officer of EFMT until June 2002.

Also, Dendron leases certain manufacturing equipment and space from this entity. The manufacturing space was leased until April 2002 when Dendron moved to another location rented from a third party. During Fiscal 2001 and Fiscal 2002, rent expense paid to this related party was €87,066 and €45,565, respectively.

As of September 30, 2002, accounts payable related to the above mentioned transactions included €92,761, due to this entity. These amounts pertain to research and development activities performed by EFMT for Dendron. In addition an accrual in the amount of 40,000 for outstanding invoices for research and development activities performed by EFMT for Dendron has been set up, see Note [11]. As of December 31, 2001, accounts receivable amounted to €38,776.

As discussed in Note [2], Dendron acquired certain of EFMT’s business assets on December 31, 1998. Dendron agreed to pay to EFMT (i) concerning purchased patents and patent applications an amount of €1.5 million by January 15, 1999, an additional amount of €0.5 million by April 15, 2000, (ii) concerning purchased inventory an amount of 75% of the final price to be determined 14 days after the stock taking and 25% by May 4, 1999. As of December 31, 2001 and September 30, 2002, short-term and long-term liabilities included seller financing payable to EFMT for a principal amount of €506,493 (including accrued interest of €63,715) and €216,136 (including accrued interest of €11,901), respectively.

In Fiscal 2001 and Fiscal 2002, Dendron recognized interest expense on the seller financing of €46,366 and €11,901, respectively.

During Fiscal 2001 and Fiscal 2002, Dendron contracted accounting, payroll, IT and other managerial services with dg Micromedicine GmbH (“dg Micro”), a company wholly-owned by Prof. Grönemeyer, then Dendron’s largest shareholder. Additionally, Mr. Galla, then an officer of Dendron, was also an officer of dg Micro until June 2002. Based on an oral agreement, dg Micro bills Dendron a monthly amount based on actual costs incurred plus a mark-up of 15%. Costs to Dendron totaled €308,468 and €193,000, for Fiscal 2001 and Fiscal 2002, respectively. As of September 30, 2002, accounts payable included €226,229, due to this entity. Prepaid expenses totaled €29,198 for Fiscal 2002.

In October 2001, Dendron entered into a loan agreement with Visus Technologie Transfer GmbH (“Visus”), a shareholder of which is dg Micro, a company wholly-owned by Prof. Grönemeyer, who was then Dendron’s largest shareholder. Additionally Mr. Galla, an officer of Dendron was also an officer of Visus until June 2002. According to this agreement, Visus borrowed €51,129 from Dendron under a 6.0% interest rate short-term loan. The loan was payable on demand. In November 2001, the obligation was transferred from Visus to dg Micro. Amounts receivable under the loan were offset against amounts payable under the service agreement with dg Micro.

In April 2001, Dendron was granted a short-term loan of €255,646 from ReDis Gesellschaft für Wiederaufbereitung in der Medizin mbH (“ReDis”), a company owned by parties who were then shareholders of Dendron, including Prof. Grönemeyer, then the largest shareholder of Dendron. Additionally, Mr. Galla, an officer of Dendron, was an officer of ReDis until June 2002. The loan accrued interest at a fixed interest rate of 6.0% and was payable on demand. Dendron repaid the loan in September 2001. Dendron recognized interest expense of €5,538 in Fiscal 2001 in connection with this loan.

Dendron subleases a portion of its manufacturing and office space rented from a third party to ReDis under a verbal agreement commencing on May 1, 2002. Rent income was €23,092 for the five-month period ended

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

September 30, 2002. The agreement terminates on December 1, 2002. As of September 30, 2002, accounts receivable included €20,843 due from this entity.

Dendron rents its office space from Institut für Microtherapie (“IMT”), which is wholly owned by Prof. Grönemeyer, formerly Dendron’s largest shareholder. Rental expenses totaled €56,357 and €16,660 for Fiscal 2001 and Fiscal 2002, respectively. As of September 30, 2002, accounts payable included €13,043, due to this entity. In addition, Dendron sells products to IMT. Dendron generated revenues from IMT of €20,360 and €8,560 in Fiscal 2001 and 2002, respectively. As of December 31, 2001 and September 30, 2002, accounts receivable included €3,486 and net nil, after a valuation allowance of €12,373 for Fiscal 2002, respectively, due from this entity. As of December 31, 2002, an accounts payable included an amount of €13,043.

In November 1998, Dendron entered into a license agreement with Dr. Henkes, then a shareholder of Dendron, pursuant to which Dendron was granted the exclusive rights to use a patent owned by him. According to the terms of the license agreement, Dendron has to pay 5.0% of any revenues obtained from the sale of products manufactured using this patent. Dendron has not yet manufactured any product using this patent and accordingly, no license fees have been paid to Dr. Henkes. Dr. Henkes is contracted by EFMT to perform medical research for EFMT in the name of Dendron. These activities are charged to Dendron in accordance with the EFMT research and development agreement between EFMT and Dendron. Costs to Dendron totaled €129,177 and €86,118, for Fiscal 2001 and Fiscal 2002, respectively. As of September 30, 2002, amounts payable to Henkes totaled €4,418. This amount pertains to travel expenses incurred on behalf of Dendron by Dr. Henkes and not to medical research activities.

Alfred Krupp Hospital in Essen, Germany (“Krupp”) is the major customer of Dendron. Dr. Henkes, formerly a shareholder of Dendron, is a leading medical doctor employed at Krupp. Dendron generated revenues from Krupp of €861,936 and €816,716 in Fiscal 2001 and Fiscal 2002, respectively. As of December 31, 2001 and September 30, 2002, accounts receivable included €5,807 and €33,016, respectively, due from Alfred Krupp Hospital.

In 2001, Dendron, together with 12 other companies and institutions, formed a center for research and development called Kompetenzzentrum Medizintechnik Ruhr (“KMR”). The purpose of KMR is to perform advanced medical research and is financed by the German government. According to a cooperation agreement among the parties involved in the project, each participant will benefit from future results of the research venture. Dr. Monstadt, formerly a shareholder and officer and currently managing director of Dendron, is a member of the board of directors of KMR.

Dendron has entered into an employment agreement with Dr. Monstadt, a former shareholder of Dendron, as managing director. Pursuant to the terms of the agreement, Dr. Monstadt is entitled to receive compensation in the form of (i) an annual fee payable in cash on a monthly basis and (ii) an annual bonus equal to 1.5% of an adjusted net income, as defined in the agreement, but not exceeding €25,000 per annum and (iii) other discretionary bonuses. In addition, the agreement includes confidentiality provisions, invention assignment provisions, and covenants not to compete. Total compensation paid to this officer was €100,685 and €75,230 in Fiscal 2001 and Fiscal 2002, respectively. As of December 31, 2001 and September 30, 2002, no salaries payable due to Dr. Monstadt were unpaid.

During Fiscal 2001, outstanding shareholder receivable amounts were paid to Dendron by certain shareholders. The amounts received were greater than the amounts of the receivable resulting in a related party liability in the amount of €3,388 for Fiscal 2001 and Fiscal 2002.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note (20)    Disclosures about fair value of financial instruments

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments whether or not recognized in the balance sheet, for which it is practicable to estimate fair value.

Fair value estimates are made as of a specific point in time based on the characteristics of the financial instruments and the relevant market information. Where available, quoted market prices are used. In other cases, fair values are based on estimates using other valuation techniques, such as discounting estimated future cash flows using a rate commensurate with the risks involved or other acceptable methods. These techniques involve uncertainties and are significantly affected by the assumptions used and the judgements made regarding risk characteristics of various financial instruments, prepayments, discount rates, estimates of future cash flows, future expected loss experience, and other factors. Changes in assumptions could significantly affect these estimates. Derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in an immediate sale of the instrument. Also, because of differences in methodologies and assumptions used to estimate fair value, Dendron’s fair values should not be compared to those of other companies.

Under SFAS 107, fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Accordingly, the aggregate fair value amount presented does not represent the underlying value of Dendron. For certain assets and liabilities, the information required under SFAS 107 is supplemental with additional information relevant to an understanding of the fair value.

The methods and assumptions used to estimate the fair values of each class of financial instruments as of December 31, 2001 and September 30, 2002 are as follows:

Accounts Receivable, Net

Carrying amounts are considered to approximate fair value. All amounts that are assumed to be uncollectible within a reasonable time are written off and reserved for.

Accounts Payable

The carrying amount of accounts reported in the balance sheet is equal to its fair value.

Overdraft facilities

The carrying amount of overdraft facilities reported in the balance sheet approximates fair value due to its short term nature.

Long Term Debt

The carrying value of long-term debt approximates fair value as they bear interest at or near current market rates.

Other Receivables and Other Liabilities

The carrying amount of other receivables and other liabilities reported in the balance sheet approximates fair value due to their short term nature.

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

Note (21)    Distribution agreements

Germany operations

On October 15, 2001, Dendron signed a sales representative agreement with C. Nicolai GmbH & Co. KG (Nicolai). Under the terms of the agreement, Nicolai provides product promotion, marketing and sales solicitation, in Germany, for customers other than Alfried Krupp Krankenhaus, Dendron’s major customer. Under the terms of the agreement, products are not shipped to Nicolai but directly to customers. As compensation for his services, Dendron pays a variable fee of 25% of all sales completed in Germany to customers other than sales to Alfried Krupp Krankenhaus. Under the agreement, Dendron accrued marketing expense of €9,276 and €96,155 in Fiscal 2001 and Fiscal 2002, respectively.

International operations

Dendron has established international distribution arrangements, focused on the introduction and market penetration of its products, in most parts of Europe, Latin America, and countries in the Asia-Pacific region, including Australia and Japan, through a network of specialty medical device distributors. The initial terms of the agreements generally range between 2 and 5 years, and may be extended either automatically, unless terminated, or by mutual agreement. The agreements may be terminated by Dendron if certain events have occurred or if the distributors have not achieved certain performance criteria, as defined in the agreements. Certain agreements are also terminable by Dendron upon payment by Dendron of a termination fee, as defined in the agreements.

Note (22)    Subsequent events

On September 3, 2002, the shareholders of Dendron entered into a binding securities purchase agreement with Micro Therapeutics, Inc. On October 4, 2002, Micro Therapeutics, Inc. announced it had completed the acquisition of 100% of the outstanding share capital of Dendron. As such, Dendron became a wholly-owned subsidiary of Micro Therapeutics, Inc.

As more described in Note [3], Dendron has primarily incurred losses since its inception and as of September 30, 2002, its current liabilities exceeded its current assets by approximately € (3.2) million. For Fiscal 2001 and Fiscal 2002 Dendron recorded negative cash flows from operations of € (2.4) million and € (1.1) million, respectively.

Effective October 7, 2002, Micro Therapeutics, Inc. assumed control of Dendron’s management and established a plan to improve the strength of Dendron’s balance sheet and to restructure its ongoing operations in an effort to improve profitability and operating cash flow.

As part of the parent company’s plan, management of Dendron is taking actions to improve cash flow and increase revenues, including: (1) the world-wide deployment and marketing of Dendron’s products, including the United States, Japan and Europe, and increase of the revenue-base in new and existing markets within the European Union; (2) receive financial support from the parent company as needed in the form of capital contributions or loans. Dendron also believes that additional cost savings can be generated by centralizing its distribution efforts with the parent company’s distribution partner. Dendron believes that it will be able to complete the necessary steps in order to meet its cash flow requirements throughout Fiscal 2003 and continue its development and commercialization efforts.

As of the date of these financial statements, Dendron has not received a commitment for financial support from its parent company. In addition, no assurance can be given that Dendron will be successful in obtaining such a commitment, or that other forms of capital will be available on terms acceptable to Dendron. There is no

DENDRON GMBH

NOTES TO FINANCIAL STATEMENTS—(Continued)

guarantee that projected increases in revenues will be sufficient to ensure the continued viability of Dendron. Further, there can be no assurance that even if such financial support is obtained and that revenues are increased, that Dendron will achieve profitability or positive cash flows. These conditions raise substantial doubt about Dendron’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As a result of the acquisition described above, Dendron is in the process of informing substantially all its current distributors of their intent to terminate these agreements. Negotiations regarding the specific terms of termination are currently being determined.

On November 4, 2002, Dendron entered into termination agreements with two key executives. Pursuant to the terms of the termination agreements, Dendron is obligated to continue to pay compensation through December 31, 2003 in an aggregate amount of €240,000.

As discussed in Note [14], under the terms of the partnership agreement with Technologie-Beteiligungsgesellschaft mbH der Deutschen Ausgleichsbank (the “silent partner/Stiller Beteiligter”), a change in control of Dendron resulting from the transaction with Micro Therapeutics, Inc. allowed the silent partner to request the redemption of the silent partnership obligation payable at original principal amount plus any accrued but unpaid interest plus 30% of the original principal amount. Dendron received a notice of redemption on October 4, 2002. The silent partner waived €50,000 from the total amount owed by Dendron. On October 28, 2002, Dendron paid €1.9 million.

On October 7, 2002, Dendron repaid the term loan payable in an amount of €1.2 million. Accordingly, all pledges on Dendron’s inventory, patents and patent applications and receivables were released.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Financial Information is based on the historical financial statements of the Company and Dendron, and has been prepared to illustrate the effect of the acquisition of Dendron.

In this Unaudited Pro Forma Combined Financial Information certain Euro amounts have been translated into United States dollars at the rate of 1.0123 to the dollar. Such translations should not be construed as representations that the Euro amounts represent, or have been or could be converted into, United State dollars at that or any other rate.

The Unaudited Pro Forma Combined Balance Sheet at September 20, 2002 gives effect to the acquisition of Dendron as if it had occurred on that date, and was prepared based upon the balance sheets of the Company and Dendron as of that date.

The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 each give effect to the acquisition of Dendron as if it had occurred on January 1, 2001. The Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 were prepared based upon the statements of operations of the Company and Dendron for such respective periods.

The Unaudited Pro Forma Combined Financial Information is based on certain assumptions and adjustments described in the notes to the Unaudited Pro Forma Combined Financial Information included in this proxy statement and should be read in conjunction with the historical financial statements and accompanying disclosures contained in the December 31, 2001 consolidated financial statements and notes thereto of the Company, as they appear in the Company’s December 31, 2001 Form 10-KSB and September 30, 2002 Form 10-QSB, and Dendron’s December 31, 2001 and September 30, 2002 financial statements which appear elsewhere in this proxy statement.

The Unaudited Pro Forma Combined Financial Information presented below does not reflect future events that may occur. The Company believes that operating expense synergies between the Company and Dendron may be realized in the future. However, for purposes of the Unaudited Pro Forma Combined Financial Information presented below, these synergies have not been reflected because there can be no assurances that such synergies, if any, will be achieved.

As a result of these assumptions, estimates and uncertainties, the accompanying Unaudited Pro Forma Combined Financial Information does not purport to describe the actual financial condition or results of operations that would have been achieved had the acquisition in fact occurred on the dates indicated, nor does it purport to predict the Company’s future financial condition or results of operations.

MICRO THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2002
In U.S. Dollars

	Micro Therapeutics Historical	Dendron Historical	Combined	Adjustments(a)	Pro Forma
ASSETS
Current Assets
Cash	$28,228,943	$2,159	$28,231,102	$(28,015,228)	$215,874
Accounts receivable	2,912,786	541,594	3,454,380		3,454,380
Inventories	3,224,271	537,056	3,761,327	132,000	3,893,327
Prepaid expenses and other current assets	2,973,070	173,022	3,146,092		3,146,092

Total current assets	37,339,070	1,253,831	38,592,901	(27,883,228)	10,709,673

Non-Current Assets
Property and equipment	1,458,709	610,452	2,069,161		2,069,161
Patents, licenses and technology	2,006,777	—	2,006,777	10,100,000	12,106,777
Goodwill	—	—	—	12,998,324 (b)	12,998,324
Other assets	683,642	20,421	704,063		704,063

Total non-current assets	4,149,128	630,873	4,780,001	23,098,324	27,878,325

TOTAL ASSETS	$41,488,198	$1,884,704	$43,372,902	$(4,784,904)	$38,587,998

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities
Accounts payable	$1,030,230	$640,209	$1,670,439		$1,670,439
Overdraft facilities	—	711,937	711,937	$(711,937)	—
Partnership obligation	—	1,481,847	1,481,847	(1,481,847)	—
Current portion of long-term debt	—	516,583	516,583	(516,583)	—
Accrued salaries and benefits	1,557,603	37,943	1,595,546		1,595,546
Accrued liabilities	2,259,192	1,037,095	3,296,287	(395,159)	2,901,128
Deferred revenue and other liabilities	100,005	20,438	120,443		120,443

Total current liabilities	4,947,030	4,446,052	9,393,082	(3,105,526)	6,287,556

Non-current liabilities
Long-term debt	—	909,187	909,187	(909,187)	—
Deferred revenue and other liabilities	500,002	59,274	559,276		559,276

Total non-current liabilities	500,002	968,461	1,468,463	(909,187)	559,276

TOTAL LIABILITIES	5,447,032	5,414,513	10,861,545	(4,014,713)	6,846,832

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Capital stock	24,440	677,698	702,138	(677,698)	24,440
Additional paid in capital	119,025,929	2,754,442	121,780,371	(2,754,442)	119,025,929
Receivables from shareholders	(384,575)	—	(384,575)		(384,575)
Accumulated deficit	(82,624,628)	(6,961,949)	(89,586,577)	2,661,949	(86,924,628)

Total shareholders’ equity (deficiency)(f)	36,041,166	(3,529,809)	32,511,357	(770,191)	31,741,166

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$41,488,198	$1,884,704	$43,372,902	$(4,784,904)	$38,587,998

See notes to unaudited pro forma combined financial information.

MICRO THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2001
In U.S. Dollars

	Micro Therapeutics Historical	Dendron Historical	Combined	Adjustments		Pro Forma
Net sales	$8,763,509	$2,040,309	$10,803,818			$10,803,818
Cost of sales	4,371,171	1,196,168	5,567,339			5,567,339

Gross margin	4,392,338	844,141	5,236,479			5,236,479

Costs and expenses
Research and development, clinical and regulatory	10,061,307	664,618	10,725,925	$1,010,000	(c)	11,735,925
Selling, general and administrative	8,977,469	1,851,193	10,828,662			10,828,662
Distribution amendment and termination	5,206,000	—	5,206,000			5,206,000
Other operating (income) expense		(3,579)	(3,579)			(3,579)

Total costs and expenses	24,244,776	2,512,232	26,757,008	1,010,000		27,767,008

Loss from operations	(19,852,438)	(1,668,091)	(21,520,529)	(1,010,000)		(22,530,529)
Other income (expense)
Interest income	736,872		736,872			736,872
Interest expense	(798,935)	(207,676)	(1,006,611)	207,676	(d)	(798,935)
Other income, net	826		826			826

Total other income (expense)	(61,237)	(207,676)	(268,913)	207,676		(61,237)

Loss before provision for income taxes and extraordinary item	(19,913,675)	(1,875,767)	(21,789,442)	(802,324)		(22,591,766)
Provision for income taxes	800	—	800			800

Loss before extraordinary item	$(19,914,475)	$(1,875,767)	$(21,790,242)	$(802,324	)(e)	$(22,592,566)

Per share data (basic and diluted)(f)
Loss before extraordinary item per share	$(1.35)					$(0.78)

Weighted average shares outstanding	14,702,000					29,089,000

See notes to unaudited pro forma combined financial information.

MICRO THERAPEUTICS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Nine-Month Period Ended September 30, 2002
In U.S. Dollars

	Micro Therapeutics Historical	Dendron Historical	Combined	Adjustments		Pro Forma
Net sales	$8,922,636	$1,877,486	$10,800,122			$10,800,122
Cost of sales	3,927,201	919,449	4,846,650			4,846,650

Gross margin	4,995,435	958,037	5,953,472			5,953,472

Costs and expenses
Research and development, clinical and regulatory	9,139,041	677,285	9,816,326	$757,500	(c)	10,573,826
Selling, general and administrative	13,151,947	1,517,229	14,669,176			14,669,176
Other operating (income) expense		33,682	33,682			33,682

Total costs and expenses	22,290,988	2,228,196	24,519,184	757,500		25,276,684

Loss from operations	(17,295,553)	(1,270,159)	(18,565,712)	(757,500)		(19,323,212)

Other income (expense)
Interest income	384,091		384,091			384,091
Interest expense	(4,530)	(504,383)	(508,913)	504,383	(d)	(4,530)
Gain on sale of investment	7,385,812		7,385,812			7,385,812
Foreign currency transaction gain	141,303		141,303			141,303

Total other income (expense)	7,906,676	(504,383)	7,402,293	504,383		7,906,676

Loss before provision for income taxes	(9,388,877)	(1,774,542)	(11,163,419)	(253,117)		(11,416,536)
Provision for income taxes	2,463	—	2,463			2,463

Net loss(f)	$(9,391,340)	$(1,774,542)	$(11,165,882)	$(253,117	)(e)	$(11,418,999)

Per share data (basic and diluted)(f)
Net loss per share	$(0.46)					$(0.33)

Weighted average shares outstanding	20,351,000					34,738,000

See notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The adjustments to arrive at the unaudited pro forma combined financial information are as follows:

(a)	To record the Company’s acquisition of Dendron, including the concurrent repayment of obligations, based on the following:

	DR		CR
Capital stock	$677,698	(i)
Inventories	132,000	(ii)
Additional paid in capital	2,754,442	(i)
Patents, licenses and technology	10,100,000	(iii)
Goodwill	12,998,324	(iii)
Overdraft facilities	711,937	(iv)
Partnership obligation	1,481,847	(iv)
Current portion of long-term debt	516,583	(iv)
Accrued liabilities	395,159	(ii)
Long-term debt	909,187	(iv)
Accumulated deficit			$2,661,949	(v)
Cash			28,015,228	(vi)

	$30,677,177		$30,677,177

(i)	To eliminate Dendron’s historical capital accounts.
(ii)	To record tangible assets acquired and liabilities assumed at estimated fair value.
(iii)	To record intangible assets acquired at estimated fair value.
(iv)	To record liabilities assumed and paid in connection with the acquisition.
(v)	To eliminate Dendron’s historical accumulated deficit and record a charge of $4.3 million for the acquisition of in-process research and development at estimated fair value.
(vi)
Reflects the purchase price of $25 million (excluding contingent payments—see (b) below), estimated costs directly related to the acquisition of $3 million and liabilities paid in connection with the acquisition, less estimated contractually allowed purchase price adjustments of approximately $4 million.

The Company’s acquisition of Dendron was accounted for as a purchase under SFAS No. 141, Business Combinations. In accordance with SFAS No. 141, the Company allocated the purchase price based on the estimated fair value of the assets acquired and liabilities assumed. The Company has retained an independent appraiser to assist in identifying intangible assets. Valuation techniques were employed to reflect recent guidelines on approaches and procedures to be followed in identifying and allocating the purchase price to assets to be used in research and development activities, including acquired in-process research and development, or IPR&D. The allocation of the purchase price to acquired intangible and tangible net assets of Dendron is based upon a preliminary independent valuation. The final allocations could be materially different than those used and may result in additional identifiable intangible assets or changes thereto, including changes to the amount allocated to and expensed as IPR&D.

(b)
The stock purchase agreement between the Company and Dendron provides for contingent payments of up to an aggregate of $15 million to be made based on the successful attainment of revenue milestones, as defined in the agreement, between 2003 and 2008. The payment of such contingent payments would result in the recording of additional goodwill, which would be subject to periodic evaluation in conformity with SFAS No. 141.

(c)	To record the amortization of acquired technology based on its estimated fair value at acquisition of $10.1 million and an estimated useful life of ten years.
(d)	To eliminate interest expense related to Dendron obligations that were repaid concurrent with the acquisition.

(e)
Excludes a charge of approximately $4.3 million related to in-process research and development. Acquired IPR&D consists of a project to provide enhancements to the Sapphire family of coils, which enhancements include:

•
Fulfilling requirements for regulatory clearances to market the Sapphire line. Such clearances have been obtained in the European Union, but have not been obtained in other jurisdictions, including the United States, nor had the process for obtaining such clearances been substantially commenced as of the date of the Company’s acquisition of Dendron. A general discussion of the requirements for obtaining such clearances may be found in the section of this proxy statement entitled “Government Regulation”. The Company plans to obtain clearance for the majority of configurations within the Sapphire line in the United States in 2003, and in other jurisdictions between 2003 and 2005, however, there is no assurance that the Company will be able to obtain such clearances.

•
Development of additional coil configurations and next generation materials. The Company believes that such projects are necessary in order for Sapphire to be a fully competitive product line that fulfills customer expectations currently and in the future, although there is no assurance that completion of such projects will result either in a competitive product line or one that fulfills customer expectations. At the date of Dendron’s acquisition by the Company, such projects were estimated to be less than 50% complete, and remaining development may involve, in certain cases, designs and materials with which Dendron does not have prior experience. The Company believes that revenues may be derived from such enhancements commencing in 2003, however, there is no assurance that such projects will be successfully completed, or, if completed, will result in incremental revenues to the Company.

•
Development of the VDS technology so that it may be applied to the entire Sapphire product line. The Company believes that a comparable technology is not commercially available currently. Therefore, it is believed that coils possessing the VDS capability will have a competitive advantage, however, there is no assurance that such advantage would be obtained, or, if obtained, would result in meaningful revenues. At the date of Dendron’s acquisition by the Company, this project was estimated to be less than 50% complete. Moreover, remaining development may involve designs and materials with which Dendron does not have prior experience. The Company believes that revenues may be derived from these applications of VDS commencing in 2003, however, there is no assurance that this project will be successfully completed, or, if completed, will result in incremental revenues to the Company.

Should Dendron not be successful in completing any or all of these enhancements, revenues would be adversely affected which, in turn, would have an adverse effect on the Company’s business and financial position. The cost to complete such enhancements is estimated currently to be at least $1 million.

(f)
Historical loss per share is calculated by dividing the Company’s loss for the period by the weighted average shares outstanding of the Company’s common stock for the period. Pro forma combined loss per share is calculated by dividing Pro Forma Combined loss for the period by the weighted average shares outstanding of the Company’s common stock for the period, after giving effect to the private placement described on page 3 of this proxy statement as if such private placement had been completed on January 1, 2001.

COMPARATIVE PER SHARE DATA

The following table provides certain historical per share data and combined per share data on an unaudited pro forma basis after giving effect to the Company’s acquisition of Dendron. This data should be read along with the historical consolidated financial statements of the Company and Dendron and the notes thereto that are included or incorporated by reference in this proxy statement, and the Unaudited Pro Forma Combined Financial Information and the notes thereto that are included in this proxy statement. The unaudited pro forma information below is presented for illustrative purposes only, and should not be relied on as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the Company’s acquisition of Dendron taken place at the beginning of the periods presented.

	Micro Therapeutics, Inc. Historical	Combined Pro Forma
Net loss per share (basic and diluted) (1)
Nine months ended September 30, 2002	$(0.46)	$(0.33)
Year ended December 31, 2001	$(1.35)	$(0.78)
Weighted average shares outstanding
Nine months ended September 30, 2002	20,351,000	34,738,000
Year ended December 31, 2001	14,702,000	29,089,000

Book value per share (2)
September 30, 2002	$1.47	$1.37
Shares outstanding, September 30, 2002	24,440,000	38,843,000

(1)
Historical loss per share (loss before extraordinary item in 2001, net loss in 2002) is calculated by dividing the Company’s net loss for the period by the weighted average shares outstanding of the Company’s common stock for the period. Pro forma combined net loss per share is calculated by dividing pro forma combined net loss for the period by the weighted average shares outstanding of the Company’s common stock for the period, after giving effect to the private placement described on page 4 of this proxy statement as if such private placement had been completed on January 1, 2001.

(2)
Historical book value per share is calculated by dividing the Company’s total shareholders’ equity as of September 30, 2002 by the shares outstanding of the Company’s common stock at that date. Pro forma combined book value per share is calculated by dividing total pro forma combined shareholders’ equity as of September 30, 2002 by the sum of (i) shares outstanding of the Company’s common stock at that date, and (ii) shares issued and issuable pursuant to the private placement described on page 4 of this proxy statement.

OPINION OF MICRO THERAPEUTICS’ FINANCIAL ADVISOR U.S. BANCORP PIPER JAFFRAY REGARDING ACQUISITION OF DENDRON

Pursuant to an engagement letter dated August 22, 2002, the Company retained U.S. Bancorp Piper Jaffray to render to the Board of Directors an opinion as to the fairness to the Company, from a financial point of view, of the consideration then proposed to be paid by the Company in the acquisition of Dendron, in order to assist the Board in its analysis prior to the Board’s final approval of the acquisition.

U.S. Bancorp Piper Jaffray rendered an opinion to the Company’s Board of Directors on September 9, 2002, that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion delivered on September 9, 2002 and described below, the consideration that was then proposed to be paid by the Company in the acquisition of Dendron was fair, from a financial point of view, to the Company. The following summary of the opinion of U.S. Bancorp Piper Jaffray is qualified in its entirety by reference to U.S. Bancorp Piper Jaffray’s written opinion dated September 9, 2002, which, with the consent of U.S. Bancorp Piper Jaffray, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The Company’s stockholders should read the opinion carefully in conjunction with this proxy statement in order to understand the process that the Board of Directors of the Company undertook in approving the acquisition, and should carefully consider the assumptions made, matters considered and the limits of the review by U.S. Bancorp Piper Jaffray.

While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain analyses to the Company’s Board of Directors, U.S. Bancorp Piper Jaffray was not requested to and did not make any recommendation to the Company’s Board of Directors as to the specific form or amount of the consideration to be paid by the Company in the acquisition of Dendron, which was determined through negotiations between the Company and Dendron. U.S. Bancorp Piper Jaffray’s written opinion, which was delivered for use and consideration by the Board of Directors, is directed only to the fairness, from a financial point of view, to the Company of the consideration then proposed to be paid by the Company in the acquisition. It did not address the value of a share of Dendron’s common stock or the Company’s common stock, nor did the opinion address the Company’s underlying business decision to participate in the acquisition or constitute a recommendation to any of the Company’s stockholders as to how any stockholder should vote with respect to any matters related directly or indirectly to the acquisition or how such stockholder should otherwise act with respect to the acquisition or any matters related directly or indirectly to the acquisition, and should not be relied upon by any stockholder as such.

U.S. Bancorp Piper Jaffray’s opinion and analyses were only one of many factors considered by the Company’s Board of Directors in its evaluation of the acquisition, and should not be viewed as determinative of the views of the Company’s Board of Directors or the Company’s management with respect to the acquisition.

In arriving at its opinion, U.S. Bancorp Piper Jaffray undertook such review, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, U.S. Bancorp Piper Jaffray reviewed:

•	the stock purchase agreement dated September 3, 2002;

•	certain publicly available financial, business and operating information related to the Company;

•	to the extent publicly available, information concerning selected transactions deemed comparable to the acquisition;

•	certain internal financial information of Dendron on a stand-alone basis prepared for financial planning purposes, and furnished by Dendron management for the years 2001 to 2005;

•
certain internal financial information of the Company on a stand-alone basis, and of Dendron on a stand-alone basis, and of the two companies as a combined company, prepared and furnished by the Company’s management for the years 2002 to 2006;

•	certain publicly available financial and securities data of selected public companies deemed comparable to Dendron; and

•	certain publicly available financial and securities data of selected private companies deemed comparable to Dendron.

In addition, U.S. Bancorp Piper Jaffray had discussions with members of the management of Dendron concerning the financial condition, current operating results and business outlook for Dendron on a stand-alone basis and as combined with the Company. U.S. Bancorp Piper Jaffray had discussions with certain consultants retained by the Company in connection with the acquisition and reviewed due diligence reports prepared by the Company and its consultants pertaining to Dendron’s operations. U.S. Bancorp Piper Jaffray also had discussions with members of the management and Board of Directors of the Company concerning the financial condition, current operating results and business outlook for the Company on a stand-alone basis and as a combined company with Dendron.

While U.S. Bancorp Piper Jaffray understood that, to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the Company’s combined operations, the Company had obtained a commitment from an investor who would participate in a private equity financing of approximately $30 million of the Company’s common stock, U.S. Bancorp Piper Jaffray did not and does not express any views with respect to the financing.

The following is a summary of the material financial analyses performed by U.S. Bancorp Piper Jaffray in connection with its written opinion dated September 9, 2002. This summary of financial analyses includes information presented in tabular format. To fully understand the financial analysis performed by U.S. Bancorp Piper Jaffray, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analysis.

Accretion/Dilution Analysis

U.S. Bancorp Piper Jaffray performed an accretion/dilution analysis for the years ending December 31, 2003, 2004 and 2005 to show the impact on the Company of the transaction from a pro forma combined perspective. The analysis was based on the Company’s management’s projections for Dendron and the Company on a pull through basis as well as on a no pull through basis. The assumptions in this analysis include: (i) 15 million additional shares offered by the Company pursuant to a $30 million private equity financing at the Company’s market price of $2.00 per share as of September 6, 2002, to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the Company’s combined operations; (ii) 25% intangible amortization of initial payment and additional milestones over 10 years; (iii) a cost of capital of 3%; and (iv) a tax rate of 35%.

This analysis yielded the following results:

Earnings Per Share	2003(1)	2004(1)	2005(1)
No Pull Through
Accretion/(Dilution) $	$0.34	$0.24	$0.10
Accretion/(Dilution) %	NM	NM	22.0%
Pull Through
Accretion/(Dilution) $	$0.38	$0.31	$0.28
Accretion/(Dilution) %	NM	NM	65.1%
(1) NM represents negative number
Net Income	2003(1)	2004(1)	2005(1)
No Pull Through
Accretion/(Dilution) $	$1,052.5	$5,427.3	$9,949.0
Accretion/(Dilution) %	NM	NM	108.6%
Pull Through
Accretion/(Dilution) $	$2,607.3	$7,998.0	$16,642.3
Accretion/(Dilution) %	NM	NM	182.2%

(1)	NM represents negative number

This analysis indicated that, based on the assumptions used in the analysis, the acquisition of Dendron would be accretive to the Company’s earnings in each year from 2003 through 2005, both with and without Dendron pulling through additional existing Company product sales. As such, this analysis supported U.S. Bancorp Piper Jaffray’s opinion that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company given the potential upside to the Company’s earnings offered by the transaction.

Contribution Analysis

U.S. Bancorp Piper Jaffray analyzed the hypothetical pro forma contribution of Dendron to the combined company for the years ending December 31, 2003, 2004 and 2005. For these periods, U.S. Bancorp Piper Jaffray analyzed Dendron’s expected contribution to revenue, EBIT, EBITDA and net income of the combined company and compared it to the estimated percentage of the combined company that would be sold to existing investors to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron and to support the working capital needs of the Company’s combined operations. The contribution analysis assumed a $30 million private equity financing at the Company’s market price of $2.00 per share on September 6, 2002.

Estimated Pro Forma Contribution of Dendron to Combined Company

	2003 Estimate(1)	2004 Estimate(1)	2005 Estimate(1)
Revenue	24.9%	27.2%	28.0%
EBIT	100.0%	100.0%	57.4%
EBITDA	100.0%	100.0%	52.2%
Net Income	100.0%	100.0%	56.1%

(1)
Estimated financial data for Dendron and the Company were based on internal estimates of the Company’s management and includes a $30 million private equity financing at the Company’s market price of $2.00 per share on September 6, 2002.

This analysis indicated that, based on the assumptions used in the analysis, Dendron would contribute significantly to the Company in 2003, 2004 and 2005. With respect to EBIT, EBITDA and net income, Dendron would contribute more than the 42% ownership of the Company that would be issued in the anticipated private placement to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron and to support the working capital needs of the Company’s combined operations, which supported U.S. Bancorp Piper Jaffray’s opinion that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company.

Selected Transaction Analysis

U.S. Bancorp Piper Jaffray reviewed merger and acquisition transactions that it deemed comparable to the then-proposed acquisition. It selected these transactions by searching Securities and Exchange Commission filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	transactions that were announced or completed between January 1, 1995 and September 6, 2002;

•	transactions in which the target company was an early stage company focused on neurovascular and/or cardiovascular indications with CE mark approval or CE mark approval expected in the near term; and

•	change of control transactions with strategic acquirors that offered liquidity to stockholders.

Specifically, U.S. Bancorp Piper Jaffray analyzed 15 transactions that satisfied the criteria, and compared the resulting multiples of selected valuation data to multiples for Dendron based upon the net present value of the

Company’s proposal using a 30% discount applied to milestone payments. In addition, U.S. Bancorp Piper Jaffray highlighted the Boston Scientific—Target Therapeutics transaction due to the similarity in business to both the acquirer and the target. The parties to the 15 transactions were:

Target	Acquiror
Avantec	Goodman Co.
Cardiac Pathways	Boston Scientific Corp.
Catheter Innovations	Boston Scientific Corp.
Intra Therapeutics	Sulzer Medica
Percusurge	Medtronic
Vascular Science	St. Jude Medical
AngioGuard	Johnson & Johnson
CardioGenesis	Eclipse Surgical Technologies
InControl	Guidant Corp.
World Medical Manufacturing	Arterial Vascular Engineering
Endovascular Technologies	Guidant Corp.
Prograft Medical	W.L. Gore & Associates
Cardiometrics	EndoSonics
Corvita Corp.	Pfizer
Micro Interventional Systems	Medtronic

Selected Early Stage Neurovascular & Cardiovascular Transaction Analysis N=15

	Proposal Per Micro Therapeutics Estimates(1)(2)		Proposal Per Dendron Estimates(1)(3)		Selected Transactions
					Median		Mean		High		Low
Aggregate Value	$34.7		$34.7		$85.0		$103.5		$225.0		$44.0
Company Value/1 Year Forward Sales	5.3	x	7.9	x	6.1	x	10.2	x	28.3	x	2.7	x

Transaction:			Aggregate Value:		Company Value/1 Year Forward Sales
Boston Scientific/Target Therapeutics			$1,107				9.8	x

(1)
Net present value of Dendron proposal (in millions) based on discount rate of 30% applied to milestone payments of $15.0 million. Discount rates of 25% and 35% drive proposal values of $35.4 and $34.0, respectively.

(2)
Data is based on estimates provided by the Company, which include a higher cost structure for the combined entity, as well as expanded revenues that assume Dendron products would “pull through” some existing Company product revenues to result in higher overall revenues.

(3)	Data is based on Dendron’s revenues and costs as a stand-alone entity and does not contemplate a higher cost structure or expanded revenues.

Financial information was provided by the Company and consists of both Dendron’s and the Company’s financial projections.

This analysis showed that, based on the estimates and assumptions used in the analysis, the consideration then proposed to be paid for Dendron as both an aggregate value and as a multiple of one year forward revenues was less than the valuations of comparable early stage neurovascular and cardiovascular transactions and within the mean and median of the valuation multiples. The transaction that U.S. Bancorp Piper Jaffray viewed as the most appropriate comparable transaction, the purchase of neurovascular coil company Target Therapeutics by Boston Scientific, was valued significantly above the Dendron transaction. The analysis of comparable transactions thus, supported the opinion of U.S. Bancorp Piper Jaffray that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company.

Selected Public Company Analysis

U.S. Bancorp Piper Jaffray reviewed and compared certain actual and estimated publicly available financial, operating and stock market information of selected publicly-traded companies in the medical technology industry with financial and operating information from Dendron and the Company. U.S. Bancorp Piper Jaffray looked at corresponding data and ratios from the following six publicly-traded companies deemed comparable to Dendron:

Advanced Neuromodulation Systems, Closure Medical, Cyberonics, Cytyc, Kyphon and ResMed. This group was selected from companies that are in the medical device industry and demonstrate high growth and high margins (2003 revenue growth greater than 25% and gross margins greater than 60%) similar to Dendron.

For purposes of its analysis, U.S. Bancorp Piper Jaffray calculated Dendron’s enterprise value (consisting of equity value plus debt less cash) based on the net present value using a 30% discount rate of the Company’s proposed offer of $34.7 million, which amount includes the net present value of all additional milestone payments. The additional milestone payments were included in U.S. Bancorp Piper Jaffray’s analysis because it is believed that these payments will be made by the Company to Dendron and in the interest of conservatism, U.S. Bancorp Piper Jaffray felt it necessary to provide a fairness opinion on the maximum potential consideration that could be paid for Dendron. U.S. Bancorp Piper Jaffray did not determine a value without the additional milestone payments. Financial information was provided by the Company and consists of both Dendron’s and the Company’s financial projections. The financial information for the comparable companies was based on closing stock prices on September 6, 2002.

This analysis produced multiples of selected valuation data as follows:

Selected High Growth High Margin Public Company Analysis N=6

	Proposal Per Micro Therapeutics Estimates(1)(2) $34.7		Proposal Per Dendron Estimates (1)(3) $34.7		Selected Companies(4)
					Median		Mean		High		Low
Enterprise Value/LTM Revenue	14.9	x	14.9	x	5.9	x	6.5	x	8.8	x	4.6	x
Enterprise Value/2002 Revenue	11.5	x	11.8	x	5.3	x	5.6	x	8.3	x	4.1	x
Enterprise Value/2003 Revenue	4.5	x	7.5	x	4.0	x	4.2	x	6.3	x	3.1	x
2003 Revenue Growth	157.4%		57.5%		31.1%		34.7%		54.4%		24.2%
2003 Revenue Multiple/Growth	2.8		13.0		11.0		12.7		20.5		7.5

(1)
Net present value of Dendron proposal (in millions) based on discount rate of 30% applied to milestone payments of $15.0 million. Discount rates of 25% and 35% drive proposal values of $35.4 and $34.0, respectively.

(2)
Data is based on estimates provided by the Company, which include a higher cost structure for the combined entity, as well as expanded revenues that assume Dendron products would “pull through” some existing Company product revenues to result in higher overall revenues.

(3)	Data is based on Dendron’s revenues and costs as a stand-alone entity and does not contemplate a higher cost structure or expanded revenues.
(4)	Selected companies: Advanced Neuromodulation Systems, Closure Medical, Cyberonics, Cytyc, Kyphon and ResMed Based on 9/6/02 stock price.

This analysis showed that, based on the assumptions used in the analysis, on a revenue valuation basis, the then contemplated price was slightly high in each year except 2003, which was the most appropriate year to evaluate as it would be after the transaction would be consummated. Additionally, when taking into consideration the anticipated high growth of Dendron versus the comparable group, the contemplated valuation was much more in line with the comparable public company valuations. Both of these analyses supported U.S. Bancorp Piper Jaffray’s opinion that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company.

Micro Therapeutics Discounted Cash Flow Analysis

U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis for Dendron in which it calculated the present value of the projected future cash flows of Dendron using internal financial planning data prepared by the Company’s management for Dendron on a stand alone basis. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Dendron based on (i) the net present value of Dendron’s implied annual cash flows from 2002 to 2006 and (ii) a terminal value for Dendron in 2006 calculated based upon a multiple of operating income. U.S. Bancorp Piper Jaffray applied a range of discount rates of 25% to 35%, a range of terminal value multiples of 10.0x to 14.0x forecasted 2006 EBIT and a tax rate of 35%.

This analysis yielded the following results:

Discounted Cash Flow Analysis

	Dendron Proposal(1)	Dendron
		Mid	High	Low
Equity Value ($ millions)(2)	$34.7	$94.1	$128.9	$67.3

(1)
Net present value of Dendron proposal (in millions) based on discount rate of 30% applied to milestone payments of $15.0 million. Discount rates of 25% and 35% drive proposal values of $35.4 and $34.0, respectively.

(2)	Based on terminal EBIT Multiples of 10.0x to 14.0x and discount rates of 25% to 35%.

This range of present values of the projected future cash flows of Dendron, when compared to the consideration offered in the then proposed transaction, showed that the Company was paying significantly less consideration than would be implied by Dendron’s implied valuation, supporting the opinion that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company.

Selected Private Company Analysis

U.S. Bancorp Piper Jaffray highlighted the equity investment in MicroVention, a privately-held medical technology company in the interventional neuroradiology coil market, in its private company analysis. Information regarding the most recent private financing round for MicroVention was gathered. MicroVention’s post-money valuation plus a median 40.7% change of control premium was then compared to the net present value of the Company’s proposal.

This analysis yielded the following results:

Company	No. of Rounds	Stage	Date of Last Round	Valuation Most Recent Round			Valuation with Change of Control Premium	Dendron Proposal(1)
				Pre	Raised	Post
MicroVention	3	Shipping Product	Aug-02	$35.1	$18.9	$54.0	$76.0	$34.7

(1)
Net present value of Dendron proposal (in millions) based on discount rate of 30% applied to milestone payments of $15.0 million. Discount rates of 25% and 35% drive proposal values of $35.4 and $34.0, respectively.

The price calculated in the MicroVention equity financing transaction was above the contemplated consideration for Dendron and therefore supported the opinion that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company.

In addition, the selected private company analysis included a review of selected venture capital investments involving privately-held medical technology companies that completed a financing from January 1, 2001 to September 6, 2002. Financing transactions were analyzed based upon company stage of development. Stages of development included clinical trials and shipping product. Individual private financing rounds for medical technology companies were analyzed. The post-money valuation of these companies, both with and without change of control premium, was then compared to the net present value of the Company’s proposal.

This analysis yielded the following results:

Private Valuation—Clinical Trials N=13

	Dendron Proposal(1)	Mean	Median	Minimum	Maximum
Post-Money Valuation	$34.7	$58.2	$53.7	$21.1	$110.0

	Dendron Proposal(1)	Mean	Median	Minimum	Maximum
Post-Money Valuation with change of control premium(2)	$34.7	$82.0	$75.6	$29.7	$154.8
Private Valuation—Shipping Product N=29
	Dendron Proposal(1)	Mean	Median	Minimum	Maximum
Post-Money Valuation	$34.7	$67.0	$60.0	$22.5	$142.3

	Dendron Proposal(1)	Mean	Median	Minimum	Maximum
Post-Money Valuation with change of control premium(2)	$34.7	$94.3	$84.4	$31.7	$200.2

(1)
Net Present value of Dendron proposal (in millions) based on discount rate of 30% applied to milestone payments of $15.0 million. Discount rates of 25% and 35% drive proposal values of $35.4 and $34.0, respectively.

(2)	Assumes a medical technology change of control 4 week median premium of 40.7%.

The mean and median valuation of these financings were all above the then proposed consideration for Dendron, again supporting the opinion that the consideration then proposed to be paid by the Company for Dendron was fair, from a financial point of view, to the Company.

Premiums Paid Analysis

U.S. Bancorp Piper Jaffray reviewed publicly available information for selected completed merger and acquisition transactions in the medical device industry. It selected these transactions by searching Securities and Exchange Commission filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	transactions that were announced or completed between January 1, 1995 and September 6, 2002;

•	transactions in which the target company’s SIC code was medical technology; and

•	transactions in which the acquiring company purchased at least 50% of the public target company with cash and/or stock.

Specifically, U.S. Bancorp Piper Jaffray analyzed 90 transactions that satisfied the criteria, to determine the resulting premiums paid on both a 1-week and 4-week basis.

This analysis yielded the following results:

Premiums Paid Analysis
	Median	Mean	High	Low
Premium 1 Week Prior to Announcement Date	31.3%	36.2%	154.9%	(11.8%)
Premium 4 Weeks Prior to Announcement Date	40.7%	47.1%	154.9%	(9.3%)

In reaching its conclusion as to the fairness of the then-proposed acquisition consideration and in its presentation to the Board of Directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to the Company, Dendron or the acquisition. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Dendron was compared and other factors that could affect the public trading value of the companies. The estimates contained in the analyses of U.S. Bancorp Piper Jaffray and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates of U.S. Bancorp Piper Jaffray are inherently subject to substantial uncertainty.

For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by the Company and Dendron and otherwise made available to it and did not assume responsibility for the independent verification of that information. Information prepared for financial planning purposes was not prepared with the expectation of public disclosure. U.S. Bancorp Piper Jaffray relied upon the assurances of the management of the Company and Dendron that the information provided to it by the Company and Dendron was prepared on a reasonable basis, that the financial planning data and other business outlook information reflected the best currently available estimates of management, and that management was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading.

In arriving at its opinion, U.S. Bancorp Piper Jaffray relied upon the Company’s estimates relating to certain strategic, financial an operational benefits from the acquisition and assumed that such benefits will be realized. For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that neither Dendron nor the Company is a party to any material pending transaction, including external financing, recapitalizations, acquisitions or merger discussions (other than the transaction between Dendron and the Company, or, where indicated above, the private placement described above). In arriving at its opinion, U.S. Bancorp Piper Jaffray assumed that all necessary regulatory approvals and consents required for the acquisition would be obtained in a manner that would not adversely affect Dendron or the Company or the estimated benefits expected to be derived in the acquisition and that will not affect the terms of the acquisition.

For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the acquisition would be completed in accordance with the terms of the acquisition agreement, without amendment or waiver of any conditions to the obligations of Dendron or the Company. U.S. Bancorp Piper Jaffray also assumed that, in the course of obtaining the necessary regulatory or third party approvals and consents for the acquisition transaction, no restriction, delay, limitation or condition, including any divestiture requirements, would be imposed that would have a material adverse effect on the contemplated benefits of the transaction.

In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Dendron, and was not furnished with any such appraisals or valuations. U.S.

Bancorp Piper Jaffray analyzed Dendron as a going concern and accordingly expressed no opinion as to the liquidation value of any entity. In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Dendron or the Company, and was not furnished with any such appraisals or valuations. U.S. Bancorp Piper Jaffray expressed no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, U.S. Bancorp Piper Jaffray did not undertake any independent analysis of any pending or threatened litigation, possible unasserted claims (including without limitation with respect to intellectual property rights) or other contingent liabilities, to which Dendron, the Company or any of their respective affiliates is a party or may be subject, and at the Company’s direction and with its consent, U.S. Bancorp Piper Jaffray’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. U.S. Bancorp Piper Jaffray expressed no opinion regarding whether the necessary approvals or other conditions to the consummation of the acquisition would be obtained or satisfied. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Board of Directors selected U.S. Bancorp Piper Jaffray because of its expertise, reputation and familiarity with the medical device industry in general and with the Company in particular. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of the Company for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities. U.S. Bancorp Piper Jaffray in the past has provided services to the Company unrelated to the acquisition of Dendron, for which services U.S. Bancorp Piper Jaffray has received compensation. U.S. Bancorp Piper Jaffray also provides analyst coverage for the Company.

Under the terms of the engagement letter dated August 22, 2002, the Company has agreed to pay U.S. Bancorp Piper Jaffray a fee equal to $300,000 for rendering its opinion. The contingent nature of the financial advisory fee may have created a potential conflict of interest in that it would have been unlikely that the Company would have been able to consummate the acquisition unless it had received the opinion of U.S. Bancorp Piper Jaffray. The Company agreed to pay all reasonable out-of-pocket expenses of U.S. Bancorp Piper Jaffray and to indemnify U.S. Bancorp Piper Jaffray against certain liabilities incurred, whether or not the acquisition was consummated. These liabilities include liabilities under the United States federal securities laws in connection with the engagement of U.S. Bancorp Piper Jaffray by the Board of Directors.

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED SECURITIES

The increase in the authorized shares of common stock described in this proposal may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. The Board of Directors could create impediments to a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. For example, the Board of Directors could issue shares of common stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite stockholder vote, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board of Directors, or to alter, amend or repeal provisions in the Company’s Amended and Restated Certificate of Incorporation or Bylaws relating to any such action. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of such anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the common stock. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and the proposal to amend the Amended and Restated Certificate of Incorporation is not being made in response to any such attempt.

The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of preferred stock, all of which remain undesignated. The Board of Directors, within the limitations and restrictions contained in the Amended and Restated Certificate of Incorporation and without further action by the Company’s stockholders, has the authority to issue the undesignated preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

In May 1999 the Board of Directors of the Company adopted a stockholder rights plan. The stockholder rights plan provides each stockholder of record one right for each ordinary share of common stock of the Company. The rights are represented by the Company’s ordinary common stock certificates, and are not traded separately from ordinary common stock and are not exercisable. The rights will become exercisable only if, unless approved by the Board of Directors, a person acquires or announces a tender offer that would result in ownership of 20% or more of the Company’s ordinary common shares, at which time, each right would enable the holder to buy shares of the Company’s common stock at a discount to the then market price. The Company may redeem the rights for $0.01 per right, subject to adjustment, at any time before the acquisition by a person or group of 20% or more of the Company’s shares. The rights have a ten-year term. The stockholder rights plan may have the effect of delaying, deferring or preventing a change in control of the Company’s stock. This may discourage bids for the Company’s common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

The Company is also governed by Section 203 of the Delaware General Corporation Law, which provides that certain “business combinations” between a Delaware corporation whose stock is generally traded or held of record by more than 2,000 stockholders, such as the Company, and an “interested stockholder,” which is generally defined as a stockholder who beneficially owns 15% or more of a Delaware corporation’s voting stock, are prohibited for a three-year period following the date that such stockholder became an “interested stockholder,” unless certain exceptions apply. The term “business combination” is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an “interested stockholder’s” percentage ownership of stock in a Delaware corporation.

While it may be deemed to have potential anti-takeover effects, the proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Micro Investment currently holds approximately 57.46% of the Company’s outstanding common stock, by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the securities purchase agreement dated September 3, 2002 described above. Micro Investment has an interest in the approval of proposal 1, so that it can purchase

10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement dated September 3, 2002.

Additionally, five members of the Company’s Board of Directors directly or indirectly hold equity interests in Micro Investment, and they therefore have an interest in the approval of proposal 1 so that Micro Investment can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement. Mr. Dale A. Spencer, a director of the Company, owns a 1.8% interest in Micro Investment. Ms. Elizabeth H. Weatherman, a director of the Company, is a general partner of Warburg, Pincus Equity Partners, L.P., which, together with three affiliated entities, owns an 86.9% interest in Micro Investment. Mr. Richard B. Emmitt, a director of the Company, is a general partner of The Vertical Group, L.P., which owns a 9.7% interest in Micro Investment. Mr. Paul Buckman, a director of the Company, owns a 0.9% interest in Micro Investment. Mr. James Corbett, the Chairman of the Board of Directors owns a 0.1% interest in Micro Investment.

Certain executive officers and a director of the Company also participated in the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described above, and therefore have an interest in the approval of proposal 1, so that they can purchase additional shares in the second stage of the transactions contemplated under the securities purchase agreement. The following executive officers and director purchased shares of the Company’s common stock at a price of $2.083 per share in the closing of the first stage of the private placement, and have agreed to purchase shares of the Company’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage, Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage, and William McLain, the former Vice President—Operations of the Company, purchased 2,816 shares in the first stage, and is obligated to purchase 7,184 shares in the second stage.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to the Company’s Amended and Restated Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposal to amend the Company’s Amended and Restated Certificate of Incorporation.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to increase the number of authorized shares of common stock under the Company’s Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the shares of common stock of the Company outstanding as of the record date. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment to increase the number of authorized shares of common stock under the Company’s Amended and Restated Certificate of Incorporation from 35,000,000 to 45,000,000. Approval of proposal 1 is assured if Micro Investment, which holds 57.46% of the Company’s outstanding common stock as of the record date by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the private placement of the Company’s securities described below, votes in favor of the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNDER THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FROM 35,000,000 TO 45,000,000.

PROPOSAL TWO

APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE
COMPANY’S COMMON STOCK

The Company is seeking stockholder approval of the issuance of up to 10,345,905 shares of its common stock in the second stage of the private placement described in proposal 1 above, as required by the Nasdaq interpretation of The Nasdaq Stock Market marketplace rule 4350(i)(1)(C)(ii).

As described in proposal 1 above, on September 3, 2002, the Company and Micro Investment executed a definitive securities purchase agreement pursuant to which Micro Investment agreed to lead a two-stage private placement of newly issued common stock of the Company, either as the sole or as a participating investor, for an aggregate purchase price of $30,000,000. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase. The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of the Company’s common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481. 3,969,075 of the shares issued in the first stage were purchased by Micro Investment, and 87,324 shares in the aggregate were purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company, as more fully described in the section of this proxy entitled “Certain Relationships and Related Party Transactions.”

The investors are obligated to purchase an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, which would result in aggregate proceeds to the Company of $21,550,519. 10,123,181 of the shares issued in the second stage will be purchased by Micro Investment, and 222,724 shares in the aggregate will be purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and certain executive officers of the Company. However, before the Company can close the second stage of the private placement, in addition to requiring stockholder approval in order to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares the Company is authorized to issue thereunder as described in proposal 1 above, the Company must obtain stockholder approval of the issuance of stock in the second closing under Nasdaq marketplace rule 4350(i)(1)(C)(ii).

REASON FOR REQUEST FOR STOCKHOLDER APPROVAL

Under Nasdaq marketplace rule 4350(i)(1)(C)(ii), Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities in connection with the acquisition of the stock or assets of another company, where due to the present issuance of common stock, other than a public offering for cash, the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the proceeds of the sale of common stock of the Company in the second stage of the private placement described in proposal 1 above will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the Company’s combined operations, the issuance of common stock in the private placement is deemed by Nasdaq to be “in connection with” the Company’s acquisition of Dendron, solely for the purposes of Nasdaq marketplace rule 4350(i)(1)(C)(ii).

The sale of 4,056,399 shares of common stock in the first stage of the private placement resulted in the issuance of stock representing approximately 19.9% of the Company’s outstanding shares immediately prior to the date of issuance. The sale of 10,345,905 shares of common stock in the second stage of the private placement, together with the 4,056,399 shares issued in the first stage, will result in the issuance of stock representing approximately 70.7% of the Company’s outstanding shares immediately prior to the closing of the first stage of the private placement on September 30, 2002. Therefore, the Company is seeking stockholder approval of the sale and issuance of the 10,345,905 shares of common stock to be issued in the second stage of the private placement, in order to satisfy the requirements of Nasdaq marketplace rule 4350(i)(1)(C)(ii).

IMPACT OF THE ISSUANCE ON EXISTING STOCKHOLDERS

The Company’s existing common stockholders will have rights which are equal to those of the holders of the newly-issued common stock. In determining whether to vote for this proposal stockholders should consider that they are subject to the risk of substantial dilution to their interests which will result from the issuance of shares of common stock, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of the outstanding common stock of the Company.

The shares issued in the first stage of the private placement have not been registered, and the shares issued in the second stage will not have been registered, under the Securities Act of 1933, as amended, at the time of issuance, and until so registered the shares may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The securities purchase agreement includes registration rights provisions that require the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the second closing date, a registration statement under the Securities Act of 1933 for the purpose of registering for resale, all of the shares of the Company’s common stock that are sold in the private placement pursuant to the securities purchase agreement. Additional information regarding the Company’s obligation to register the shares can be found below in the section of this proxy statement titled “Certain Relationships and Related Party Transactions.”

USE OF PROCEEDS

The proceeds of the first stage of the private placement were used to finance a portion of the initial payment in connection with the acquisition of Dendron. The proceeds of the second stage of the private placement will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the Company’s combined operations.

Prior to their use, the Company intends to invest the net proceeds of the private placement in short-term, high-grade interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. Government.

NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO PURCHASE SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR OTHER PERSON ON BEHALF OF THE COMPANY MAY BE MADE ONLY PURSUANT TO MATERIALS AND OTHER OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH THE SALE AND ISSUANCE OF COMMON STOCK DESCRIBED HEREIN, AND ANY SUCH OFFER SHALL BE MADE IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

As of the record date, Micro Investment holds approximately 57.46% of the Company’s outstanding common stock, by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the securities purchase agreement dated September 3, 2002 described above. Micro Investment has an interest in the approval of proposal 2, so that it can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement dated September 3, 2002.

Additionally, five members of the Company’s Board of Directors directly or indirectly hold equity interests in Micro Investment, and they therefore have an interest in the approval of proposal 2 so that Micro Investment can purchase 10,123,181 additional shares in the second stage of the transactions contemplated under the securities purchase agreement. Mr. Dale A. Spencer, a director of the Company, owns a 1.8% interest in Micro Investment. Ms. Elizabeth H. Weatherman, a director of the Company, is a general partner of Warburg, Pincus Equity Partners, L.P., which, together with three affiliated entities, owns a 86.9% interest in Micro Investment. Mr. Richard B. Emmitt, a director of the Company, is a general partner of The Vertical Group, L.P., which owns a 9.7% interest in Micro Investment. Mr. Paul Buckman, a director of the Company, owns a 0.9% interest in Micro Investment. Mr. James Corbett, the Chairman of the Board of Directors, owns a 0.1% interest in Micro Investment.

Certain executive officers and a director of the Company also participated in the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 above and this proposal 2, and therefore have an interest in the approval of proposal 2, so that they can purchase additional shares in the second stage of the transactions contemplated under the securities purchase agreement. The following executive officers and director purchased shares of the Company’s common stock at a price of $2.083 per share in the closing of the first stage of the private placement, and have agreed to purchase shares of the Company’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage, Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage, and William McLain, the former Vice President—Operations of the Company, purchased 2,816 shares in the first stage, and is obligated to purchase 7,184 shares in the second stage.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this proposal.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

The minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or by proxy, which for the purposes of Nasdaq marketplace rule 4350(i)(6), shall not include the shares issued in the first stage of the private placement described above, however, such shares will count towards determining whether the number of shares present at the meeting constitute a quorum. Approval of the issuance of up to 10,345,905 shares of common stock in the second stage of the private placement described above will therefore require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote, excluding the shares issued in the first stage of the private placement described above. Proxies solicited by management for which no specific direction is included will be voted “for” the approval of the issuance of up to 10,345,905 shares of common stock in the second stage of the private placement described above. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE COMPANY’S COMMON STOCK.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO
INCREASE THE NUMBER OF SHARES THEREUNDER FROM 200,000 TO 400,000 SHARES

The Board of Directors adopted and the stockholders of the Company originally approved the Employee Stock Purchase Plan in July 1996. The purposes of the Employee Stock Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company’s common stock by permitting them to purchase shares at a discount through payroll deductions. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. At the time of its adoption, the Employee Stock Purchase Plan authorized the sale of up to 100,000 shares of common stock. In April 1998, the Board of Directors amended the Employee Stock Purchase Plan, subject to stockholder approval, which was obtained in May 1998, to increase the authorized number of shares of common stock issuable under the Employee Stock Purchase Plan to 150,000 shares and to reserve the additional shares for issuance thereunder. In April 1999, the Board of Directors amended the Employee Stock Purchase Plan, subject to stockholder approval, which was obtained in May 1999, to increase the authorized number of shares of common stock issuable under the Employee Stock Purchase Plan to 200,000 shares and to reserve the additional shares for issuance thereunder. As of January 8, 2003, there were no shares remaining available for sale under the Employee Stock Purchase Plan. Subject to approval by the Company’s stockholders, an amendment to the Employee Stock Purchase Plan was approved by the Board of Directors in September 2002, effective with an adoption date in June 2002, to increase the authorized number of shares of common stock issuable thereunder by 200,000 shares and to reserve the additional shares for issuance thereunder, bringing the total number of shares of common stock subject to the Employee Stock Purchase Plan to 400,000.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Officers of the Company are eligible to participate in the Employee Stock Purchase Plan, and have a substantial direct interest in the approval of the amendment to the Employee Stock Purchase Plan.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to the Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the Employee Stock Purchase Plan to add 200,000 shares of common stock to the pool of shares reserved for issuance thereunder. Approval of proposal 3 is assured if Micro Investment, which as of the record date holds 57.46% of the Company’s outstanding common stock by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the private placement of the Company’s securities described below, votes in favor of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER BY 200,000.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

The principal features of the Employee Stock Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Employee Stock Purchase Plan itself. Copies of the Employee Stock

Purchase Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

Administration

The Employee Stock Purchase Plan may be administered by either the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors has delegated administration of the Employee Stock Purchase Plan to the Compensation Committee of the Board of Directors, which is comprised of three non-employee directors, who are not eligible to participate in the Employee Stock Purchase Plan. Subject to the provisions of the Employee Stock Purchase Plan, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the Employee Stock Purchase Plan.

Eligibility

Every employee of the Company who customarily works more than 20 hours per week will be eligible to participate in offerings made under the Employee Stock Purchase Plan if on the offering date such employee has been employed by the Company for at least 90 days. Employees of any present or future subsidiary of the Company may also participate in the Employee Stock Purchase Plan. An employee may not participate in an offering under the Employee Stock Purchase Plan if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. As of January 8, 2003, approximately 129 persons were eligible to participate in the Employee Stock Purchase Plan.

Purchase of Shares

The two annual offerings under the Employee Stock Purchase Plan commence on the January 1 and July 1 grant dates and each offering continues until the end of the six-month offering period ending on the last day of such period.

Eligible employees who elect to participate in an offering purchase shares of common stock through regular payroll deductions in an amount designated by the employee not to exceed 20% of such employee’s compensation. For this purpose, “compensation” means the amount indicated on the Form W-2 issued to the employee by the Company, including any election deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. Shares of common stock are purchased automatically on the purchase date for each six-month offering period, which is the last day of each offering period, at a price equal to 85% of the fair market value of the shares on the January 1 or July 1 grant date or 85% of the fair market value of the shares as of the purchase date, whichever is lower. A participant may withdraw from an offering at any time prior to the purchase date and receive a refund of his payroll deductions, without interest. A participant’s rights in the Employee Stock Purchase Plan are nontransferable other than on the death of the participant. The Employee Stock Purchase Plan is administered in a manner designed to ensure that any affiliate participant’s commencement or discontinuation of participation in the Employee Stock Purchase Plan or increase or decrease of payroll deductions is effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

No employee may purchase any stock under the Employee Stock Purchase Plan if immediately after the purchase (1) the employee would own shares or hold outstanding options to purchase shares under the Employee Stock Purchase Plan, together with all other plans of the Company and its subsidiaries, possessing 5% or more of the total combined voting power of all classes of shares of the Company, (2) the purchase would permit the employee’s right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000, based on the fair market value of such shares determined as of the grant date, for any calendar year in which the right is outstanding at any time, or (3) the number of shares purchasable by the employee on the last day of each of the two annual purchase periods would exceed 2,500 shares.

The Board of Directors may at any time amend, suspend or terminate the Employee Stock Purchase Plan; provided that any amendment that would (1) increase the aggregate number of shares authorized for sale under the Employee Stock Purchase Plan (except pursuant to adjustments provided for in the Employee Stock Purchase Plan), (2) change the standards of eligibility for participation, or (3) materially increase the benefits which accrue to participants under the Employee Stock Purchase Plan, are not effective unless approved by the stockholders within 12 months of the adoption of such amendment by the Board of Directors. Unless previously terminated by the Board of Directors, the Employee Stock Purchase Plan will terminate on February 18, 2007 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of certain federal income tax consequences of participation in the Employee Stock Purchase Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the Employee Stock Purchase Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

No taxable income is recognized by a participant either at the time of election to participate in an offering under the Employee Stock Purchase Plan or at the time shares are purchased thereunder.

If shares are disposed of at least two years after the grant date and at least one year after the purchase date or in the event of a participant’s death (whenever occurring) while owning such shares, then the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (2) fifteen percent of the fair market value of the shares on the grant date will be treated as ordinary income to the participant. Any further gain upon such disposition is taxed as long-term capital gain. Any long-term capital gain is taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss depends upon the participant’s other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the purchase date over the purchase price is treated as ordinary income to the participant. This excess constitutes ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain is taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss depends upon the participant’s other tax attributes and the statutory limitation on capital losses not discussed herein.

NEW PLAN BENEFITS

The Company believes that the benefits or amounts that have been received or will be received by any participant under the Employee Stock Purchase Plan cannot be determined.

PROPOSAL FOUR

AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES PURCHASABLE THEREUNDER FROM 4,750,000 TO 5,750,000 SHARES

The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan in July 1996. The purpose of the 1996 Stock Incentive Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Stock Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, and is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code. At the time of its adoption, the 1996 Stock Incentive Plan authorized the sale of up to 600,000 shares of common stock. On May 29, 1998 the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 1,100,000. On May 27, 1999, the Board of Directors and the stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 2,000,000. On September 25, 2000, the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 2,500,000. On May 31, 2001, the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 750,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 3,250,000. On May 30, 2002, the Board of Directors and stockholders amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 1,500,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 4,750,000. On September 19, 2002, subject to stockholder approval, the Board of Directors amended the 1996 Stock Incentive Plan to increase the authorized number of shares of common stock issuable thereunder by 1,000,000 shares and to reserve the additional shares for issuance under the 1996 Stock Incentive Plan, bringing the total number of shares of common stock subject to the 1996 Stock Incentive Plan to 5,750,000.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Officers and directors of the Company are eligible to participate in the 1996 Stock Incentive Plan, and have a substantial direct interest in the approval of the amendment to the 1996 Stock Incentive Plan.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Approval of the amendment to the 1996 Stock Incentive Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies solicited by management for which no specific direction is included will be voted “for” the amendment of the 1996 Stock Incentive Plan to add 1,000,000 shares of common stock to the pool of shares reserved for issuance thereunder. Approval of proposal 4 is assured if Micro Investment, which as of the record date holds 57.46% of the Company’s outstanding common stock by virtue of its purchase of 10,106,148 shares pursuant to a securities purchase agreement on May 25, 2001, and 3,969,075 shares pursuant to the closing of the first stage of the private placement of the Company’s securities described below, votes in favor of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER BY 1,000,000.

DESCRIPTION OF THE 1996 STOCK INCENTIVE PLAN

The principal features of the 1996 Stock Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Stock Incentive Plan itself. Copies of the 1996 Stock Incentive Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

Administration

The 1996 Stock Incentive Plan may be administered by either the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors has delegated the duties of administrator to the Compensation Committee, which is comprised of three non-employee directors, all of whom are eligible to participate in the 1996 Stock Incentive Plan. Subject to the provisions of the 1996 Stock Incentive Plan, the administrator has full authority to implement, administer and make all determinations necessary under the 1996 Stock Incentive Plan. See “Directors’ Fees” regarding the annual grant of options to non-employee directors.

The Board of Directors may from time to time alter, amend, suspend or terminate the 1996 Stock Incentive Plan in such respects as the Board of Directors may deem advisable, provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board of Directors, the 1996 Stock Incentive Plan will terminate on August 1, 2006.

Eligibility

Incentive Options.    Officers and other key employees of the Company or of any affiliated company, which is a parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired, including directors if they also are employees of the Company or an affiliated company, as may be determined by the administrator, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the 1996 Stock Incentive Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Stock Incentive Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Stock Incentive Plan exceeds $100,000.

Nonqualified Options or Restricted Shares.    Officers and other key employees of the Company or of an affiliated company, any member of the Board of Directors, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Stock Incentive Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the administrator so determines.

In no event may any individual be granted options under the 1996 Stock Incentive Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of January 8, 2003, approximately 136 persons were participating in the 1996 Stock Incentive Plan.

Vesting and Exercise

The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). Nonqualified options have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). The exercise price of all options granted under the 1996 Stock Incentive Plan to non-employee directors is 100% of the fair market value of the common stock on the date of grant, and all such options have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company’s common stock or, potentially, through the delivery of a promissory note, provided that an amount equal to at least the aggregate par value of the shares purchased upon exercise of an option must be paid in a form of consideration permitted under the Delaware General Corporation Law. The administrator has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

Until April 2002, the terms of the 1996 Stock Incentive Plan provided that the vesting with respect to all issued and outstanding options to purchase common stock of the Company would accelerate and become fully exercisable upon a “change in control.” The consummation of the second closing of an investment in the Company by Micro Investment, LLC, in July 2001 resulted in a “change in control” for the purposes of the 1996 Stock Incentive Plan, and therefore all then-outstanding options to purchase common stock under the 1996 Stock Incentive Plan immediately became fully exercisable at such time. However, new options granted after the first closing of the investment by Micro Investment in June 2001, but prior to the second closing in July 2001, included a modified “change in control” provision, so that the vesting of any such new options would not accelerate upon the “change in control” caused by the July 2001 transaction, and for officers of the Company, would only accelerate upon a change in control caused by the July 2001 transaction if within twelve months of the change in control, the officer voluntarily resigns for “good reason” or is terminated for any reason other than for “cause.”

In April 2002, the Board of Directors amended the 1996 Stock Incentive Plan to provide that vesting with respect to all subsequently issued options to purchase common stock and the repurchase rights with respect to restricted stock will not accelerate upon a “change in control” unless the options or restricted stock will not be assumed by the acquiring or successor entity (or parent thereof), or unless new options or restricted stock of comparable value are not to be issued in exchange therefor. However, the administrator may, at its discretion, provide for other vesting arrangements in an option agreement or restricted stock purchase agreement, including arrangements which provide for full acceleration of vesting upon a change in control.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1996 STOCK INCENTIVE PLAN

The following is a summary of certain federal income tax consequences of participation in the 1996 Stock Incentive Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1996 Stock Incentive Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Options.    No taxable income is recognized by an optionee under the 1996 Stock Incentive Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event occurs upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized depends upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (1) one year after the date of exercise of the option and (2) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above constitutes a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange results in ordinary income to the optionee in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise minus the exercise price or (2) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above is taxed as capital gain. A disqualifying disposition as a result of a gift results in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition is treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions are treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period, which currently is more than one year for long-term capital gains. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

The exercise of an incentive option may result in items of “tax preference” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

Nonqualified Options.    No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee recognizes ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee is subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee is required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied.

If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired is equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there is no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged, however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above. The new shares received by the optionee, up to the number of the old shares exchanged, have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares is a capital gain or loss and is treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period, which is currently more than one year for long-term capital gains.

Restricted Stock.    If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event occurs on each date the participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes does not commence until the date the shares vest. The participant recognizes ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee is subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant is required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares is equal to the purchase price, if any, increased by the amount of ordinary income recognized.

If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant recognizes ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding.    Under the 1996 Stock Incentive Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Stock Incentive Plan. To the extent permissible under applicable tax, securities, and other laws, the administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (1) directing the Company to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (2) delivering to the Company shares of common stock owned by the participant.

NEW PLAN BENEFITS

The Company believes that the benefits or amounts that have been received or will be received by any participant under the 1996 Stock Incentive Plan cannot be determined.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options, warrants and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of the fiscal year ended December 31, 2002. The Company’s stockholder approved plans consist of the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, and the Employee Stock Purchase Plan which is listed separately below. The following table does not take into account the proposed increase in the number of shares subject to the Employee Stock Purchase Plan set forth in proposal 3 or the 1996 Stock Incentive Plan set forth in proposal 4.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2002 (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2002 (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders(2)	3,858,192	$5.2996	674,077
Employee Stock Purchase Plan approved by security holders	—	—	0
Equity compensation plans not approved by security holders	0	0	0

Total	3,858,192	$5.2996	674,077

(1)
The 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, in addition to providing for the issuance of options, warrants and rights, also provide for the issuance of restricted stock awards and unrestricted stock awards up to the number of remaining shares authorized under such plans as set forth in column (c) above.
(2)	Includes the 1996 Stock Incentive Plan and the 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned during the three fiscal years ended December 31, 2000, 2001 and 2002 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 2002 exceeded $100,000. These officers are referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Comp.(1)
Thomas C. Wilder, III(2)	2002	81,948		74,226	250,000	$2,178	(3)
President and Chief Executive Officer	2001	—		—	—	—
	2000	—		—	—	—

James Corbett(4)	2002	97,516		—	76,000	$20,696	(5)
Chairman of the Board of Directors, former acting Chief	2001	—		—	—	—
Executive Officer and former acting President	2000	—		—	—	—

Harold Hurwitz	2002	178,500		24,990	—	—
Chief Financial Officer	2001	178,827		24,990	30,000	—
	2000	162,100		28,000	40,000	—

William McLain	2002	164,432		26,040	—	—
Former Vice President—Operations(6)	2001	168,308		26,040	30,000	—
	2000	153,500		25,000	40,000	—

Earl Slee	2002	183,750		31,237	75,000	—
Vice President—Research and Development	2001	184,086		31,237	30,000	—
	2000	167,601		27,000	42,000	—

Brett Wall(7)	2002	157,471		25,500	20,000	—
Vice President—Marketing	2001	155,258	(8)	27,531	52,250	—
	2000	38,000		17,346	50,000	—

John Rush(9)	2002	94,036		66,000	—	—
	2001	220,000		66,000	50,000	$19,241	(10)
	2000	118,100		68,900	300,000	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each named executive officer’s salary and bonus.
(2)
Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002. Mr. Wilder shall receive a base salary of $250,000 per year, and received a one time signing bonus of $50,000, as more fully described below in the section titled “Employment and Severance Agreements.”

(3)	Reflects amounts paid for relocation costs.
(4)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002, and served as acting President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett continued as the Company’s acting Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. He did not receive any compensation in his capacity as acting Chief Executive Officer and acting President, but received $150,000, on an annualized basis, as compensation in his capacity as active Chairman of the Board of Directors through December 13, 2002. He currently receives no compensation for his services as Chairman of the Board of Directors.

(5)	Reflects amounts paid for relocation costs.
(6)	Mr. McLain resigned as Vice President—Operations, on October 31, 2002.
(7)	Mr. Wall was hired on September 18, 2000 and promoted to Vice President—Marketing on April 1, 2001.
(8)	Includes $10,258 in additional compensation as reimbursement for relocation expenses.
(9)
Mr. Rush was hired on May 10, 2000 as the Executive Vice President of Marketing and Sales, was promoted to Chief Operating Officer on November 6, 2000, and became Chief Executive Officer and President on December 13, 2000. He resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(10)	Reflects $19,241 for rent related to a corporate apartment for use by Mr. Rush near the Company’s offices in Irvine, California.

OPTION MATTERS

Option Grants. The following table sets forth certain information concerning grants of options to each of the Company’s named executive officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)	Expiration Date
Thomas Wilder(2)	250,000	16.55%	2.02	8/30/2012
James Corbett(3)	76,000	5.03%	6.50	1/2/2012
Harold Hurwitz	—	—	—	—
William McLain(4)	—	—	—	—
Earl Slee	75,000	4.97%	2.25	10/24/2012
Brett Wall	20,000	1.32%	2.31	12/5/2012
John Rush(5)	—	—	—	—

(1)
Options to purchase an aggregate of 1,510,428 shares of common stock were granted to employees, including the named executive officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2002.

(2)
Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

(3)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002, and served as acting President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett continued as the Company’s acting Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, at an exercise price of $6.30 per share, an additional 50,000 shares in January 2002 at an exercise price of $7.00 per share and an additional 10,000 shares in June 2002 at an exercise price of $4.35 per share pursuant to his election as President and Chief Executive Officer. 25% of each option will vest following one year from the date of grant, and the remainder will vest at a rate of 2.083% per month until fully vested.

(4)	Mr. McLain resigned as Vice President—Operations, October 31, 2002.
(5)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

Aggregated Option Exercises in Last Fiscal Year.    The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s common stock ($2.15 per share).

Aggregated Option Exercises in Last Fiscal Year  and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Shares acquired on exercise (#)	Value realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Wilder(1)	—	—	—	250,000	—	32,500
James Corbett(2)	—	—	21,500	54,500	—	—
Harold Hurwitz	—	—	125,995	22,130	—	—
William McLain(3)	—	—	95,105	22,095	—	—
Earl Slee	—	—	150,625	94,500	—	—
Brett Wall	—	—	82,874	39,376	—	—
John Rush(4)	—	—	350,000	—	—	—

(1)	Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.
(2)
Mr. Corbett was named as the Company’s acting Chief Executive Officer and President on April 23, 2002, and served as acting President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett continued as the Company’s acting Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, at an exercise price of $6.30 per share, an additional 50,000 shares in January 2002 at an exercise price of $7.00 per share, and an additional 10,000 shares in June 2002 at an exercise price of $4.35 per share pursuant to his election as President and Chief Executive Officer. 25% of each option will vest following one year from the date of grant, and the remainder will vest at a rate of 2.083% per month until fully vested.

(3)	Mr. McLain resigned as Vice President – Operations, on October 31, 2002.
(4)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company has entered into a separation agreement with John Rush, who resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors on April 23, 2002. Under the terms of the separation agreement, Mr. Rush will provide consulting services to the Company and continue to receive his base salary for a period of one year, and he will continue to make himself available to the Company to provide certain services at the Company’s request until July 26, 2003.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-acting President and Chief Executive Officer, who also is Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company, and owner of a 0.1% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreement with ev3 Inc. provided that in the event that Mr. Corbett were to cease to serve as the Company’s Chief Executive Officer prior to May 31, 2003, the Company would be reimbursed for a pro rata portion of relocation expenses previously paid by the Company based on the fraction of the year ending May 31, 2003 that Mr. Corbett would not have served as the Company’s Chief Executive Officer. The Company’s estimate of expenses to be incurred in connection with the relocation of Mr. Corbett is $147,000. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company in July 2002, and collateralized by the residence. The loan was repaid to the Company from the proceeds of the sale of the residence in October 2002. Mr. Corbett resigned as acting President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett continued as the Company’s acting Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

On September 3, 2002, the Company entered into an employment agreement with Thomas Wilder, who was named as the Company’s President on September 3, 2002 and who became its Chief Executive Officer on October 31, 2002. Pursuant to the terms of the agreement, Mr. Wilder shall receive a base salary of $250,000 per year, as well as a bonus of up to 40% of his base salary, based upon performance relative to goals set for the Company and for Mr. Wilder. Pursuant to the terms of the agreement, Mr. Wilder also received a one time signing bonus of $50,000, and is entitled to reimbursement for reasonable costs, to a maximum of $100,000, related to his relocation. Both the signing bonus and the relocation expense reimbursement are subject to repayment to the Company if Mr. Wilder’s employment ceases due to termination or resignation within one year following the start of his employment. Additionally, Mr. Wilder will be entitled to six months salary as severance if his employment is terminated by the Company other than for cause or pursuant to a layoff. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

The Company has entered into a separation and consulting agreement with William McLain, who resigned as the Company’s Vice President—Operations on October 31, 2002. Under the terms of the separation and consulting agreement, Mr. McLain will provide consulting services to the Company and continue to receive his base salary for a period of one year, and he will continue to make himself available to the Company to provide certain services at the Company’s request until October 31, 2003.

DIRECTORS’ FEES

George Wallace, Richard D. Randall and Kim Blickenstaff, who are non-employee directors and are members of the special committee of the Board of Directors, are compensated in the amount of $2,000 per month for their services. Members of the Board of Directors who are employees of the Company or who are affiliates of Micro Investment do not receive cash compensation for their services on the Board of Directors, except that James Corbett received $150,000, on an annualized basis, as compensation in his capacity as active Chairman of the Board of Directors through December 13, 2002. Mr. Corbett currently receives no compensation for his services as Chairman of the Board of Directors. All directors are reimbursed for certain expenses incurred for meetings of the Board of Directors which they attend. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company’s 1996 Stock Incentive Plan. Currently, each non-employee director receives an initial grant of an option to purchase 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of an option to purchase 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 2002, Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, and an additional 50,000 shares in January 2002 at the discretion of the Board of Directors. Mr. Buckman, Mr. Emmitt, Mr. Spencer, Mr. Corbett, Mr. Wallace, Ms. Blickenstaff and Ms. Weatherman were each granted an option to purchase 4,000 shares pursuant to their reelection to the Board of Directors in May 2002. Richard Randall was granted an option to purchase 16,000 shares pursuant to his election to the Board of Directors in July 2002. John Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2002, except that Harold Hurwitz and Earl Slee each missed timely filing of a Form 4 with respect to the purchase of common stock on December 31, 2002. These purchases were both reported on Form 4 in January 2003.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below under the column titled “Pre-Second Closing” is certain information as of January 8, 2003 regarding the beneficial ownership of the Company’s common stock by (1) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (2) all directors, (3) each of the named executive officers identified in the Summary Compensation Table, and (4) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Set forth below under the column titled “Estimated Post-Second Closing” is an estimate of the beneficial ownership of the Company’s common stock by (1) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (2) all directors, (3) each of the named executive officers identified in the Summary Compensation Table, and (4) all current directors and executive officers as a group, following stockholder approval of and completion of the second stage of the private placement described in this proxy statement.

	Pre-Second Closing		Estimated Post-Second Closing
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Abbott Laboratories(3)	1,212,628	4.95%	1,212,628	3.48%
Micro Investment, LLC(4)	14,075,223	57.46%	24,198,404	69.45%
Warburg, Pincus Equity Partners, L.P.(5)	12,714,883	51.91%	21,861,900	62.75%
Vertical Fund I, L.P.
Vertical Fund II, L.P(6)	1,360,340	5.55%	2,336,504	6.70%
Pequot Capital Management, Inc.(7)	1,324,400	5.41%	1,324,400	3.80%
James Corbett(8)	47,167	*	47,167	*
George Wallace(9)	471,128	1.91%	471,128	1.35%
John Rush(10)	356,977	1.44%	356,977	1.01%
Dale A. Spencer(11)	9,000	*	9,000	*
Kim Blickenstaff(12)	68,521	*	103,007	*
Paul Buckman(13)	19,000	*	19,000	*
Elizabeth H. Weatherman(14)	12,723,883	51.93%	21,870,900	62.76%
Richard B. Emmitt(15)	1,369,340	5.59%	2,345,504	6.73%
Harold Hurwitz(16)	134,252	*	142,874
William McLain(17)	142,307	*	149,491	*
Earl Slee(18)	163,711	*	163,711	*
Brett Wall(19)	88,579	*	88,579	*
Richard Randall(20)	16,500	*	16,500	*
Thomas Wilder	0	*	0	*
All executive officers and directors as a group (12 persons)(21)	15,111,081	60.00%	25,277,370	71.18%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of January 8, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 24,495,264 shares of common stock of the Company were outstanding as of January 8, 2003 (including the shares issued in the closing of the first stage of the private placement described in proposals 1 and 2 above). The percentages in the “Estimated Post-Second Closing” column assume 34,841,169 shares of common stock outstanding following the closing of the second stage of the private placement described in proposals 1 and 2 above.

(3)	The address of Abbott Laboratories is 100 Abbott Park Road, Abbott Park, Illinois 60064-6400.
(4)	Shares owned directly by Micro Investment, LLC. The address of Micro Investment, LLC, is 466 Lexington Avenue, New York, NY 10017.
(5)
Warburg, Pincus Equity Partners, L.P., including three affiliated partnerships, owns an 86.9% membership interest in Micro Investment and, as managing member, has voting and dispositive power over certain shares not directly attributable to Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 12,714,883 shares prior to the second closing, and 21,861,900 shares following the second closing. Warburg, Pincus & Co., a New York general partnership, is the sole general partner of Warburg, Pincus Equity Partners, L.P. and, as such, has sole voting and dispositive power with respect to such shares. Warburg Pincus LLC, a New York limited liability company, manages Warburg, Pincus Equity Partners, L.P. and may be deemed to have beneficial ownership of such shares. No individual controls Warburg, Pincus & Co. or Warburg Pincus LLC. The address of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(6)
Vertical Fund I, L.P. and Vertical Fund II, L.P. own an aggregate 9.7% membership interest in Micro Investment and may be deemed to be the beneficial owner of 1,360,340 shares prior to the second closing, and 2,336,504 shares following the second closing. The Vertical Group, L.P. is the sole general partner of Vertical Fund I, L.P. and Vertical Fund II, L.P. and, as such, has sole voting and dispositive power with respect to such shares. The general partners of The Vertical Group, L.P. are Stephen D. Baksa, Richard B. Emmitt, Yue-Teh Jang, Jack W. Lasersohn, and John E. Runnells. The business address of The Vertical Group, L.P. and its general partners, Vertical Fund I, L.P. and Vertical Fund II, L.P. is 25 DeForest Avenue, Summit, New Jersey 07901.

(7)
Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 14, 2002. Includes 800,000 shares of common stock owned by Pequot Private Equity Fund II LP, 216,600 shares of common stock owned by Pequot Healthcare Fund, L.P., 273,000 shares of common stock owned by Pequot Healthcare Offshore Fund, L.P. and 34,800 shares of common stock owned by Pequot Healthcare Institutional Fund, L.P. Pequot Capital Management, Inc. is the investment manager of Pequot Private Equity Fund II LP, Pequot Healthcare Fund, L.P., Pequot Healthcare Offshore Fund, L.P. and Pequot Healthcare Institutional Fund, L.P., holds all voting and dispositive power for all shares of records held by such entities, and disclaims beneficial ownership of the shares held therein. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.

(8)
Includes 39,667 shares subject to options held by Mr. Corbett exercisable within 60 days of January 8, 2003. Mr. Corbett owns a 0.1% membership interest in Micro Investment but does not have voting or investment power over any of such shares.

(9)
Includes 188,225 shares subject to options exercisable within 60 days of January 8, 2003. Also includes 10,000 shares held in trust for Mr. Wallace’s mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(10)
Includes 350,000 shares subject to options held by Mr. Rush exercisable within 60 days of January 8, 2003. Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(11)
Consists of 9,000 shares subject to options exercisable within 60 days of January 8, 2003. Mr. Spencer owns a 1.8% membership interest in Micro Investment but does not have voting or investment power over any shares.

(12)	Includes 21,000 shares subject to options held by Mr. Blickenstaff exercisable within 60 days of January 8, 2003.
(13)
Mr. Buckman owns a 0.9% membership interest in Micro Investment but does not have voting or investment power over any shares. Includes 9,000 shares subject to options exercisable within 60 days of January 8, 2003.

(14)
Represents shares that may be deemed to be beneficially owned by Warburg, Pincus Equity Partners, L.P. Ms. Weatherman is a general partner of Warburg, Pincus & Co. and managing director and member of Warburg Pincus LLC. All shares indicated as owned by Ms. Weatherman (except for the 8,000 shares subject to options) are included because of her affiliation with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares owned by Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Includes 9,000 shares subject to options exercisable within 60 days of January 8, 2003.

(15)
Represents shares that may be deemed to be beneficially owned by Vertical Fund I, L.P. and Vertical Fund II, L.P. Mr. Emmitt is a general partner of The Vertical Group, L.P. All shares indicated as owned by Mr. Emmitt (except for the 8,000 shares subject to options) are included because of his affiliation with Vertical Fund I, L.P., Vertical Fund II, L.P. and The Vertical Group, L.P. Mr. Emmitt disclaims beneficial ownership of all shares owned by Vertical Fund I, L.P., Vertical Fund II, L.P. and The Vertical Group, L.P. Includes 9,000 shares subject to options exercisable within 60 days of January 8, 2003.

(16)	Includes 128,284 shares subject to options held by Mr. Hurwitz exercisable within 60 days of January 8, 2003.
(17)	Includes 98,396 shares subject to options held by Mr. McLain exercisable within 60 days of January 8, 2003. Mr. McLain resigned as Vice President—Operations, on October 31, 2002.
(18)	Includes 156,125 shares subject to options held by Mr. Slee exercisable within 60 days of January 8, 2003.
(19)	Includes 85,582 shares subject to options held by Mr. Wall exercisable within 60 days of January 8, 2003.
(20)	Consists of 16,500 shares subject to options held by Mr. Randall exercisable within 60 days of January 8, 2003.
(21)	Includes directors’ and executive officers’ shares, including shares subject to options exercisable within 60 days of January 8, 2003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 28, 2000, Abbott Laboratories and the Company entered into an agreement that superseded their previously existing August 1998 distribution agreement. Under the terms of the June 2000 agreement, Abbott has exclusive rights to distribute the Company’s peripheral blood clot therapy products in the United States and Canada, and the Company has certain responsibilities for marketing and promotion.

In September 1996, William McLain, then an officer of the Company, issued a note to the Company in the aggregate principal amount of $15,000, bearing an interest rate of 8% per annum. The balance due on the note was paid in January 2000.

In November 1999, William McLain and George Wallace, then officers of the Company, exercised options in conformity with the Company’s 1996 Stock Incentive Plan, resulting in the issuance of 39,925 shares of the Company’s common stock to Mr. McLain and 16,705 shares of the Company’s common stock to Mr. Wallace. Mr. McLain and Mr. Wallace issued full-recourse promissory notes to the Company, each bearing an interest rate of 5.47% per annum, in the amount of $213,544 and $79,920, respectively, each collateralized by such shares of the Company’s common stock, due October 2002. In February 2001, Mr. Wallace repaid the principal and accrued interest of his note, which aggregated $85,128 at December 31, 2000.

In April 2000, William McLain borrowed $65,307 from the Company and George Wallace borrowed $102,750 from the Company, which amounts were evidenced by full-recourse promissory notes issued to the Company by Mr. McLain and Mr. Wallace, each bearing an interest rate of 6.49% per annum. The note issued by Mr. McLain was collateralized by 39,925 shares of the Company’s common stock, and the note issued by Mr.

Wallace was collateralized by 41,080 shares of the Company’s common stock. Certain interest payments on the notes were due in April of 2001 and 2002, with the remaining principal and interest due in April 2003. In January 2001, the Company and Mr. Wallace agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of his note, which aggregated $107,543 at December 31, 2000.

The Company manufactures products for sale to Sub-Q, Inc., a privately-held business whose President and Chief Executive Officer, George Wallace, is a member of the Company’s Board of Directors. Sales to Sub-Q, Inc., were $21,890 in 2000 and $31,718 in 2001.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group, which, following stockholder approval obtained at a special meeting of stockholders on July 26, 2001, resulted in Micro Investment owning 10,106,148 newly issued shares of the Company’s common stock and proceeds to the Company of approximately $56 million. The funds were furnished from the working capital of Micro Investment. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s common stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7.5 million before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s common stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48.7 million, before transaction costs. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. The closing of the second stage also resulted in a change in ownership as defined by Section 382 of the Internal Revenue Code, which is likely to result in a significant limitation on the Company’s ability to utilize its net operating loss carryforwards during any year to offset future taxable income, should the Company generate such taxable income. Together with the 3,969,075 shares of common stock purchased by Micro Investment pursuant to the closing of the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 and 2 above at a price of $2.083 per share, Micro Investment currently holds 14,075,223 shares of the Company’s common stock, which as of the record date, is approximately 57.46% of the Company’s outstanding shares.

Pursuant to the terms of the May 25, 2001 securities purchase agreement, for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, the Company has agreed that the number of members of its Board of Directors will not exceed seven. Micro Investment consented to an increase in the size of the Board of Directors in January 2002, at which time James Corbett was elected to the Board of Directors as its Chairman. Additionally, the May 25, 2001 securities purchase agreement obligates the Company to nominate and use its best efforts to cause to be elected and to remain as a director on the Board of Directors, (a) one person designated by Micro Investment, as long as Micro Investment owns at least 5%, but less than 10% of the outstanding shares of common stock of the Company, (b) two persons designated by Micro Investment, as long as Micro Investment owns at least 10%, but less than 20% of the outstanding shares of common stock of the Company, (c) three persons designated by Micro Investment, as long as Micro Investment owns at least 20%, but less than 30% of the outstanding shares of common stock of the Company, and (d) four persons designated by Micro Investment, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company. In addition, the May 25, 2001 securities purchase agreement provides that for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, at least one of the members of the Company’s Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board. As of April 12, 2002, Micro Investment’s four Board of Director designees are Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman.

The following executive officers and director of the Company also participated in the first stage of the private placement under the securities purchase agreement dated September 3, 2002 described in proposals 1 and 2 above, purchasing shares of the Company’s common stock at a price of $2.083 per share, and have agreed to purchase shares of the Company’s common stock in the closing of the second stage, also at a price of $2.083 per share: Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage, and is obligated to purchase 34,486 shares in the second stage, Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage, and is obligated to purchase 8,622 shares in the second stage, and William McLain, the former Vice President—Operations of the Company, purchased 2,816 shares in the first stage, and is obligated to purchase 7,184 shares in the second stage.

Pursuant to the terms of the May 25, 2001 securities purchase agreement between the Company and Micro Investment, the Company filed a registration statement for the purpose of registering the 10,106,148 shares sold to Micro Investment under the Securities Act of 1933, as amended. The Company is obligated to keep the registration statement effective until the earlier of the date on which all of the shares are sold or can be sold by Micro Investment in any 90 day period without registration in compliance with Rule 144 under the Securities Act of 1933, as amended, without regard to the volume limitations imposed by Rule 144. If the registration statement is suspended or is otherwise not effective for more than 60 days during any 12-month period, then the Company will be obligated to pay Micro Investment liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock for every 30 day period such suspension or non-effectiveness continues. Pursuant to the terms of the May 25, 2001 securities purchase agreement, the Company also granted Micro Investment a right to participate in future sales by the Company of its equity securities based upon the percentage ownership in the Company at the time of the sale, except in certain limited circumstances.

Pursuant to the registration rights provisions of the securities purchase agreement dated September 3, 2002, the Company is obligated to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing of the second stage of the private placement, a registration statement for the purpose of registering under the Securities Act of 1933, all of the shares common stock that are sold to the investors in the first and second stages of the private placement. The registration rights provisions further provide that the Company will use its reasonable efforts to cause the registration statement to become effective no later than 60 days after the Company files it with the Securities and Exchange Commission, and the Company will keep the registration statement effective until the earlier of the date on which all of the registrable securities are sold or can be sold by the holders in any 90 day period without registration in compliance with Rule 144 under the Securities Act of 1933 without regard to the volume limitations imposed by Rule 144. If the registration statement has not been declared effective by the Securities and Exchange Commission by March 31, 2003, or if the registration statement is declared effective but is suspended or is otherwise not effective for more than 60 days during any 12-month period, then the Company agrees to pay the investors liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock in the first stage and second stage of the transactions contemplated under the securities purchase agreement for every 30 day period such suspension or non-effectiveness continues.

In November 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. ev3 International’s product promotion, marketing and sales solicitation activities are performed by its sales force, the activities of which are under the direction of a committee chaired by the Company’s Vice President, Sales and Marketing. The Company pays ev3 International a fee for such services, initially amounting to 105% of ev3 International’s cost for maintaining the sales force. Under the terms of the sales representative agreement, the Company and ev3 International have established a budgeted breakeven point based on estimated sales of the Company’s products in territories served by the sales force, related cost of sales and sales force costs. Upon reaching this breakeven point during any year in which the agreement is in force, the fee to be paid by the Company to ev3 International will be adjusted, on a retrospective basis to January 1 of such year, and will be calculated as ev3 International’s cost for maintaining the sales force plus 10% of sales of the Company’s products in territories served by the sales force. The agreement with ev3 International also calls for the Company to be charged a distributor management fee of 10% of sales to third-party distributors with respect to whom ev3 International performs such services. In addition, ev3 International charges the Company a fee for all general and administrative services at an amount agreed upon by the parties at the beginning of each year of the agreement based on ev3 International’s estimated annual expenditures for such services and its estimate of the percentage of such services to be used by the Company. Fees in connection with the services performed by ev3 International as described in this paragraph for the nine months ended September 30, 2002, amounted to approximately $3.7 million. The Company estimates that revenues arising from ev3 International’s performance under the terms of this agreement, which performance commenced on January 1, 2002, for the nine months ended September 30, 2002 amounted to approximately $4.2 million.

In April 2002, the Company and ev3 International signed a Lease and Support Services Agreement, under which the Company provides ev3 International with office space and certain facility-related and administrative services in exchange for a fee, based on the square footage utilized by ev3 International and the Company’s budgeted facility costs. Additionally, James Corbett, the Chairman of the Company’s Board of Directors, is the President of ev3 International and Executive Vice President and a director of ev3 Inc, the parent company of ev3 International. Dale Spencer, a director of the Company, is a director of ev3 International and chairman of the board of directors of ev3 Inc. Elizabeth Weatherman and Richard Emmitt, directors of the Company, are directors of ev3 Inc. Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

On November 18, 2002, the Company obtained a short-term loan by issuing an unsecured promissory note in the principal amount of three million dollars ($3,000,000) to Micro Investment. The note is due and payable by the Company upon the earlier of (1) the demand of Micro Investment or (2) May 18, 2003. On January 8, 2003, the Company obtained a second short-term loan by issuing an unsecured promissory note in the principal amount of four million dollars ($4,000,000) to Micro Investment. The note is due and payable by the Company upon the earlier of (1) the demand of Micro Investment or (2) July 8, 2003. Both notes bear interest at the rate of ten percent (10%) per annum prior to maturity and twelve percent (12%) per annum thereafter. The loans are being made by Micro Investment to provide the Company with the short-term working capital that the Company anticipates it will require until the anticipated closing of the second stage of the private placement described in this proxy statement.

The Company believes that all of the transactions set forth above in this section were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-acting President and Chief Executive Officer, who also is Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company and owner of a 0.1% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company in July 2002, and collateralized by the residence. The loan was repaid to the Company from the proceeds of the sale of the residence in October 2002. The terms of these agreements are described in further detail in the section above entitled “Employment and Severance Agreements.” Mr. Corbett resigned as acting President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett continued as the Company’s acting Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2003 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should have arranged for such proposal to be delivered to the Company at its principal place of business no later than January 8, 2003, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement with respect to the 2002 annual meeting of stockholders in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

Securities and Exchange Commission rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2003 annual meeting of stockholders is March 19, 2003 (45 calendar days prior to the anniversary of the mailing date of the proxy statement with respect to the 2002 annual meeting of stockholders). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2003 annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy these reports and other information filed by the Company at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this site is http://www.sec.gov.

The following documents, which have been filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(a)    The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as amended on Form 10-KSB/A.

(b)    The Company’s Current Report on Form 8-K filed on April 29, 2002.

(c)    The Company’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002.

(d)    The Company’s Current Report on Form 8-K filed on June 14, 2002.

(e)    The Company’s Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2002.

(f)    The Company’s Current Reports on Form 8-K filed on September 4, 2002.

(g)    The Company’s Current Report on Form 8-K filed on September 6, 2002.

(h)    The Company’s Current Report on Form 8-K filed on October 10, 2002.

(i)    The Company’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2002.

(j)    The Company’s Current Report on Form 8-K filed on November 21, 2002.

(k)    The Company’s Current Report on Form 8-K/A filed on December 13, 2002.

(l)    The Company’s Current Report on Form 8-K filed on January 14, 2003.

(m)    All other reports filed by the Company with the Securities and Exchange Commission pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2001.

All documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 from the date of this proxy statement to the date of the special meeting of the Company’s stockholders shall also be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the date of filing of such documents. Any statement contained in this proxy statement, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this proxy statement or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You can obtain any of the documents incorporated by reference in this proxy statement from the Company or from the Securities and Exchange Commission through its web site at the address provided above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this proxy statement. For your reference, the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as amended, set forth herein as Annex C, and the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002, set forth herein as Annex D, are being provided to you with this proxy statement.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

February , 2003	Thomas C. Wilder, III
President and Chief Executive Officer

ANNEX A
OPINION OF BARRINGTON ASSOCIATES

September 11, 2002

Special Committee of the Board of Directors
Micro Therapeutics, Inc.
2 Goodyear
Irvine, CA 92618

Gentlemen:

We understand that Micro Therapeutics, Inc. (the “Company”) is raising $30 million in cash in a private offering (the “Proposed Financing”) of the Company’s Common Stock (the “Common Stock”) at a price per share of $2.083 (the “Offering Price”) in conjunction with a potential acquisition (the “Proposed Acquisition”) of Dendron GmbH (the “Dendron”). Although certain accredited investors who are existing stockholders of the Company (including Micro Investment, LLC, an investment partnership controlled by Warburg Pincus Equity Partners, L.P.) will be investing in the Proposed Financing, other stockholders of the Company (the “Non-Participating Stockholders”) will not be investing. The Special Committee (the “Committee”) of the Board of Directors of the Company engaged us to render our opinion (the “Opinion”) to it as to whether the Offering Price is fair to the Non-Participating Stockholders from a financial point of view (without giving effect to any other benefits that may inure to any particular stockholder as a result of the Proposed Financing or the Proposed Acquisition other than in its capacity as a stockholder).

In preparing our Opinion, we understand that:

The Offering Price per share for the Common Stock was calculated as provided in the securities purchase agreement, which called for it to be equal to the higher of (i) $0.05 plus the closing price of the Common Stock on the last trading day prior to the date of the purchase agreement or (ii) the average price of the common stock for a 15 day period defined as the ten consecutive trading days ending on and including the last trading day prior to the announcement of the Proposed Acquisition and the five consecutive trading days immediately following the announcement of the Proposed Acquisition; provided, however, that in no event would the price be higher than 120% of the average of the closing price of the Common Stock for the ten consecutive trading days prior to the date of the purchase agreement.

Prior to our retention, the Company determined that alternative financing arrangements were not feasible for a number of reasons, including (i) the current uncertain equity market conditions, (ii) the legal requirements for any public offering by the Company; (iii) the rapid time requirement related to the Proposed Acquisition placed on the Company by Dendron, and (iv) the advice of financial advisors other than Barrington.

There will be two closings for the Proposed Financing, each of which will occur not later than October 31, 2002. The first closing will take place on the later of (i) September 30, 2002 and (ii) the third business day following the fulfillment of certain customary conditions, including the closing of the Proposed Acquisition. The second closing will take place if those same conditions are met and the stockholders of the Company approve the Proposed Financing as required by applicable NASDAQ rules. Our Opinion assumes that both the first and second closings occur.

The Company has agreed to file a registration statement with respect to the Common Stock sold in the Proposed Financing and will use its reasonable best effort to cause that registration statement to become effective within 60 days of filing. Otherwise, the only material benefit to investors in the Proposed Financing is an increase in their equity ownership as a result of the common stock purchased in the Proposed Financing.

Upon completion of the Proposed Financing and assuming no other investors participate, Micro Investment, LLC would own 24,506,609 shares of MTI or approximately 70.5% of the outstanding

Common Stock. Currently, Micro Investment, LLC owns approximately 49.6% of the outstanding Common Stock and controls four of eight seats on the Board of Directors of the Company.

Our Opinion assumes, without independent verification or investigation, that: (1) all of the material terms of the Proposed Financing and the Proposed Acquisition are as described above; (2) the Proposed Financing and the Proposed Acquisition will be consummated in all material respects with those terms; (3) the final documentation with respect to the Proposed Financing and the Proposed Acquisition has not been and will not be modified in any material respect from what has been represented to us by the Company; and (4) all of the various agreements entered into in connection with the Proposed Financing and the Proposed Acquisition will be complied with in all material respects.

In rendering our Opinion, we have, among other things:

1. Reviewed the financial statements of the Company;

2. Conducted discussions of past and current business operations and future prospects of the Company with management of the Company, and reviewed financial projections prepared by the management of the Company;

3. Consulted with the independent auditors for the Company;

4. Reviewed certain documents provided to us with respect to the Proposed Financing and the Proposed Acquisition;

5. Reviewed the general parameters of the Proposed Financing and the Proposed Acquisition and the financial condition of the Company assuming that the Proposed Acquisition is completed to the extent necessary to render our Opinion and not based on any assessment whatsoever of the Proposed Acquisition on our part; and

6. Prepared such financial analyses and reviewed such other considerations as we deemed appropriate in order to render our Opinion.

In undertaking these tasks, and in general in rendering our Opinion, we have relied upon, without independent verification or investigation, the accuracy and completeness of the information available from public sources or provided to us by the Company and its representatives, including the financial statements of the Company and Dendron and valuations provided by their representatives. With respect to the forecasts regarding the future financial and operating results of the Company and Dendron provided to us, we have assumed, without independent verification or investigation, that such forecasts were prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company and Dendron and that the assumptions underlying such forecasts are reasonable. We did not make or obtain any independent evaluations or appraisals of the assets or liabilities of the Company or Dendron, and we do not assume any responsibility for or with respect to the accuracy, completeness or fairness of the information and data, including any forecasts, supplied to us by the Company or its representatives. We did not participate in the negotiation of the price in the Proposed Financing, which was conducted by management of the Company and the Committee. In rendering our Opinion, we have assumed that each member of management of the Company independently concurs that the price in the Proposed Financing is fair.

Our Opinion is based upon our assessment of general economic, financial and market conditions as they exist and can be evaluated by us as of the date of our Opinion.

In rendering our Opinion, we have relied upon the fact that the Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Financing and the Proposed Acquisition, including whether all procedures required by law to be taken in connection with the Proposed Financing or the Proposed Acquisition have been duly, validly and timely taken; and we have not made, and assume no responsibility to make, any representation, or render any opinion, as to any legal matter.

Our Opinion does not constitute a recommendation as to whether to proceed with the Proposed Financing or the Proposed Acquisition, nor does it indicate that the Offering Price is the best possible attainable. Instead, our Opinion is only intended to conclude that the price is within a range suggested by certain financial analysis. The decision as to the Offering Price may depend on an assessment of factors unrelated to the financial analysis on which our Opinion is based.

Although the Proposed Financing will increase Micro Investment, LLC’s ownership of the outstanding Common Stock from approximately 49.6% to 70.5%, the Company and its corporate counsel have informed Barrington that the Proposed Financing does not constitute a change of control transaction and that this Opinion should be prepared on that basis. Accordingly, our Opinion does not consider any change of control premium.

The basis and methodology for our Opinion is designed specifically for the express purposes of the Committee and may not translate to any other purposes. In particular, no person may rely on our Opinion in determining whether or not to invest in the Proposed Financing. Moreover, we cannot and do not provide any recommendation as to the appropriate decision for any stockholder or comment on their individual circumstances, even though we may be advised of these and they may be material.

We have been engaged by the Company only in connection with the matters described in our engagement agreement and for no other purpose. We understand that the Company has engaged another investment banker to provide an opinion as to the fairness of the Proposed Acquisition, and we have not investigated or provided any opinion on that subject.

To the extent that any of these assumptions or any of the facts on which our Opinion is based prove to be untrue in any material respect, our Opinion could not and should not be relied upon.

Based upon and subject to the foregoing, it is our opinion that the Offering Price is fair to the Non-Participating Stockholders from a financial point of view (without giving effect to any other benefits that may inure to any particular stockholder as a result of the Proposed Financing or the Proposed Acquisition other than in its capacity as a stockholder).

Very truly yours,

/s/ BARRINGTON ASSOCIATES
BARRINGTON ASSOCIATES
a California corporation

ANNEX B
OPINION OF U.S. BANCORP PIPER JAFFRAY INC.

September 9, 2002

The Board of Directors of Micro Therapeutics, Inc.
2 Goodyear
Irvine, CA 92618

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Micro Therapeutics, Inc. (“MTI”) of the proposed consideration to be paid in the Transaction, as defined below, pursuant to the Stock Purchase Agreement, dated September 3, 2002 (the “Agreement”), among Prof. Dr. Dietrich Grönemeyer, Dr. Hermann Monstadt, Dr. Hans Henkes, dg micromedicine GmbH, Nordrhein-Westfalen Fonds GmbH, 3i Group Investments LP, Augusta-Kranken-Anstalt gemeinnützige Geselleschaft mit beschränkter Haftung (collectively, the “Sellers”) and MTI. The Agreement provides that the Sellers will sell and assign shares constituting 100% of the stated capital of Dendron GmbH (“Dendron”) to MTI in exchange for the Initial Purchase Price and the Contingent Consideration. The Initial Purchase Price and the Contingent Consideration will be paid to each Seller in accordance with the terms of the Agreement. Defined terms used in this letter shall have the same meaning as in the Agreement. The sale and purchase of the Shares are referred to as the “Transaction.” The terms and conditions of the Transaction are more fully set forth in the Agreement.

U.S. Bancorp Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have been engaged to act as financial advisor to the Board of Directors of MTI in connection with the Transaction. MTI will pay us a fee for providing this opinion. MTI has also agreed to indemnify us against certain liabilities in connection with our services. We write research on MTI and make a market in the common stock of MTI. In the ordinary course of our business, we and our affiliates may actively trade securities of MTI for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have provided investment banking services to MTI in the past, for which we have received customary fees.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) the Agreement dated September 3, 2002, (ii) certain publicly available financial, business and operating information related to MTI, (iii) to the extent publicly available, information concerning selected transactions deemed comparable to the proposed Transaction, (iv) certain internal financial information of Dendron on a stand-alone basis prepared for financial planning purposes, and furnished by Dendron management for the years 2001 to 2005, (v) certain internal financial information of MTI on a stand-alone basis and of Dendron on a stand-alone basis and as a combined company with MTI prepared and furnished by MTI management for the years 2002 to 2006, (vi) certain publicly available financial and securities data of selected public companies deemed comparable to Dendron, and (vii) certain publicly available financial and securities data of selected private companies deemed comparable to Dendron. We had discussions with members of the management of Dendron concerning the financial condition, current operating results and business outlook for Dendron on a stand-alone basis and as a combined company with MTI. We had discussions with certain consultants to MTI for this transaction and reviewed due diligence reports prepared by MTI and its consultants pertaining to Dendron’s operations. We also had discussions with members of the management and Board of Directors of MTI concerning the financial condition, current operating results and business outlook for MTI on a stand-alone basis and as a combined company with Dendron.

We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Dendron, MTI, or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. Each of Dendron and MTI has advised us that

B-1

they do not publicly disclose internal financial information of the type provided to us and that such information was prepared for financial planning purposes and not with the expectation of public disclosure. We have relied upon the assurance of the management of Dendron and MTI that the information provided to us by Dendron and MTI has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, is based on reasonable assumptions and that there is not (and the respective managements of Dendron and MTI are not aware of) any information or facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have relied upon MTI’s estimates relating to certain strategic, financial and operational benefits from the Transaction and have assumed that such benefits will be realized. For the purpose of this opinion, we have assumed that neither Dendron nor MTI is a party to any material pending transaction, including external financing, recapitalizations, acquisitions or merger discussions (other than the Transaction). In arriving at our opinion, we have assumed that all necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect Dendron or MTI or the estimated benefits expected to be derived in the proposed Transaction, and that will not affect the terms of the Transaction.

We have assumed the Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto and with full satisfaction of all covenants and conditions without any waiver thereof.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of Dendron or MTI, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims (including without limitation with respect to intellectual property rights) or other contingent liabilities, to which Dendron, MTI or any of their respective affiliates is a party or may be subject, and at MTI’s direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We express no opinion regarding whether the necessary approvals or other conditions to the consummation of the Transaction will be obtained or satisfied.

This opinion is necessarily based upon the information available to us and economic, market and foreign exchange conditions and other facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not agreed or undertaken to update, reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, reaffirm or revise this opinion.

This opinion is solely for the benefit and use of the Board of Directors of MTI in connection with its consideration of the Transaction and may not be relied upon by any other person. This opinion is not intended to be and does not constitute a recommendation to any Dendron stockholder as to whether such stockholder should sell its shares of Dendron to MTI pursuant to the Agreement or how such stockholder should otherwise act with respect to the Transaction, and should not be relied upon by any stockholder as such. This opinion is also not intended to be and does not constitute a recommendation to any MTI stockholder as to whether such stockholder should vote at any meeting relating to any matters related directly or indirectly to the Transaction or how such stockholder should otherwise act with respect to the Transaction or any matters related directly or indirectly to the Transaction, and should not be relied upon by any stockholder as such. This opinion addresses only the fairness, from a financial point of view, to MTI of the consideration to be paid by MTI in the Transaction pursuant to the Agreement, and we do not express any views on any other element of the Transaction or term of the Agreement. We understand that, to finance the Transaction and anticipated short-term working capital needs of the acquired operations, MTI has obtained a commitment from an investor who will participate, either as the sole or lead investor, in a private equity offering of approximately $30 million of MTI’s common stock. We do not express any views with respect to this financing. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction or any other matter contemplated by the Agreement, or the merits of the Transaction relative to any alternative transaction or business strategy that may be available to MTI. This opinion shall not be published or otherwise used, nor shall any public references to us or this opinion be made, without our prior written approval.

B-2

ANNEX C
Micro Therapeutics Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001

C-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10-KSB/A
(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2001 OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number 0-6523

MICRO THERAPEUTICS, INC.
(Name of Small Business Issuer in its charter)

Delaware	33-0569235
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2 Goodyear, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 837-3700
(Issuer’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:	None
Securities registered pursuant to Section 12(g) of the Act:	Common Stock
(Title of class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

Check if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☐

Issuer’s revenues for its most recent fiscal year were $8,763,509

As of March 4, 2002, the aggregate market value of the voting stock and non-voting common equity held by non-affiliates, computed by reference to the price at which common equity was sold on such date, was approximately $55,890,426.

20,334,114 shares of Common Stock were outstanding at March 4, 2002.

DOCUMENTS INCORPORATED BY REFERENCE

Information required under Items 9, 10 11 and 12 of Part III hereof are incorporated by reference to portions of the registrant’s definitive Proxy Statement to be filed in connection with the solicitation of proxies for its Annual Meeting of Stockholders to be held May 24, 2001.

Transitional Small Business Disclosure Format (check one):  Yes  ☐    No  ☒

Index to Exhibits is on page 41.

EXPLANATORY NOTE:    This Amendment No. 1 on Form 10-KSB/A to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001 is being filed to (1) amend note number 15 to the financial statements of the Company included in the Annual Report on Form 10-KSB to change the reference to the Company’s ownership interest in Enteric Medical Technologies, Inc. from “25% equity interest” to “20% voting equity interest,” (2) to correct a typographical error in the table with respect to the number of options exercisable at December 31, 2001 under the Company’s 1993 Stock Option Plan, as presented in note 8 to the financial statements of the Company included in the Annual Report on Form 10-KSB and (3) to change a reference in Management’s Discussion and Analysis that referred to the Company’s year end as being September 30, 2001, with the correct date of December 31, 2001.

PART I

ITEM 1.     BUSINESS

Micro Therapeutics, Inc. was incorporated in California in 1993 and reincorporated in Delaware in 1996. The Company develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. MTI focuses its efforts in two under-served markets: (i) the treatment of neuro vascular disorders of the brain associated with stroke; and (ii) the treatment of peripheral vascular disease, including blood clot therapy in hemodialysis access grafts, arteries and veins. The Company’s objective is to provide physicians with new interventional treatment alternatives, which improve outcomes, reduce costs, shorten procedure times, reduce drug usage and allow access to difficult-to-reach anatomical locations. The Company currently markets more than 130 products for the treatment of neuro and peripheral vascular disease and expects to introduce additional products during 2002.

The Company’s products and products under development in the neuro vascular market designed to address stroke include: (i) Onyx®, a unique material used to treat aneurysms, arteriovenous malformations, or AVMs, and hypervascular brain tumors; and (ii) a range of guidewires, balloon catheters and micro catheters incorporating shaft designs and innovative materials, which allow access to small, remote blood vessels. The Company’s products in the peripheral vascular market, designed for less invasive treatment of blood clots, include: (i) a broad offering of infusion catheters, micro catheters and infusion wires; and (ii) a mechanical thrombolytic device, the Castaneda Over-The-Wire Brush™, designed for rapid interventional clot disruption and dissolution through mechanical mixing of a thrombolytic drug with the clot.

Background

Vascular disease is, by Company estimates, the leading cause of death in the industrialized world. It may occur in any part of the body, and is generally manifested as an occlusion or rupture in a vessel. The vascular disease market consists of three segments, defined by anatomical location: cardiovascular disease, or disease of the coronary arteries; neuro vascular disease, or disease of the vessels in the brain; and peripheral vascular disease, or disease in blood vessels throughout the rest of the body. MTI is focused on the two segments it believes to be under-served: neuro vascular and peripheral vascular disease.

Neuro Vascular Disease

The Company believes that the leading complication of neuro vascular disease is stroke, the diminished blood flow to critical regions of the brain. A significant need for effective stroke therapy exists because of the severity of the disorder, its prevalence in society, the inadequacy of current therapies and the high cost of treatment and care. Acute stroke is the third leading cause of death in the United States and a major cause of long-term disability, with an estimated annual cost of over $30 billion, according to Medical Data International, Inc., or MDI. There are approximately 700,000 cases of stroke per year in the United States, of which approximately 160,000 of the victims die as a result of the event and another one-third become severely and

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permanently disabled, according to the National Stroke Association. Over three million people in the United States are stroke survivors and stroke is the leading cause of disability among adults, according to an article published in Neurology. The disabilities caused by stroke include paralysis, coma, impaired cognition, reduced coordination, and loss of visual acuity, speech and sensation, or a combination of these effects. Currently, no medical intervention exists that can reverse the brain damage resulting from stroke.

Strokes are typically caused either by blockages (vaso-occlusive stroke) or ruptures (hemorrhagic stroke) of vessels within or leading to the brain. According to MDI, vaso-occlusive strokes account for approximately 80% of all strokes. According to the American Heart Association, the most common type of vaso-occlusive stroke, thromboembolic stroke, is caused by the existence of a blood clot, or thrombus, within an artery, blocking blood flow. These blood clots can originate in the heart or a peripheral vascular site and travel into the neuro vasculature. Another type of vaso-occlusive stroke, atherosclerotic stroke, results from blockage of blood flow by plaque in a vessel. The majority of atherosclerotic strokes result from blockage in the carotid artery in the neck. According to MDI, the annual number of cases of thromboembolic and atherosclerotic stroke in the United States is 168,000 and 272,000, respectively. The balance of vaso-occlusive strokes are lacunar strokes, or disease of the smallest vessels deep within the brain.

Hemorrhagic stroke is generally caused by the rupture of a blood vessel in the brain resulting from a vascular defect such as an aneurysm or AVM. According to MDI, there are approximately 140,000 cases of hemorrhagic stroke per year in the United States.

An aneurysm is a balloon-shaped structure, which forms at a weak point in the vessel wall and fills with blood. Aneurysms typically grow over time and, due to pressure placed on the wall of the aneurysm, are prone to rupture. Burst aneurysms result in massive intracranial bleeding and often death. Patients with unruptured aneurysms may experience symptoms such as blurred vision, headaches or dizziness; however, the large majority of these patients are asymptomatic. While 42,000 hemorrhagic stroke cases are related to ruptured intracranial aneurysms, autopsy studies have suggested that unruptured aneurysms may occur in approximately 2% to 5% of the general population in the United States, according to the American Association of Neurological Surgeons. The Company believes that with the development of new diagnostic and interventional technologies, the pool of candidate patients may be expanded to include those with unruptured aneurysms discovered in conjunction with other examinations.

In an AVM, the flow of blood between arteries and veins, which normally occurs through capillary vessels, is shortcut by the development of a network of larger vessels connecting directly from arteries to veins. The higher arterial pressure communicating directly to the venous side makes these vessels highly prone to rupture.

The Company believes that, while the interventional treatment of stroke in the United States is estimated by MDI to be approximately 40,000 procedures annually, this market will grow significantly, driven by the development of improved diagnostic, imaging and interventional technologies; conversion from surgical to interventional procedures; the acceptance of preventive treatment of unruptured aneurysms; the increasing number of trained interventional neuroradiologists; the continued development of stroke centers; and the impact of stroke public awareness programs.

Related to neuro vascular disease is the neurological dysfunction caused by tumors in the brain. The tumor can cause compression in the brain tissue, resulting in symptoms such as pain and neurological deficit. The Company believes that the market for interventional therapeutic applications such as embolization of those brain tumors that are hypervascular in nature will grow significantly driven by the factors discussed in the preceding paragraph.

Peripheral Vascular Disease

Based on data from MDI, the Company believes that over eight million people have been diagnosed with peripheral vascular disease in the United States, of which an estimated two million are treated annually.

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Generally, these patients suffer from degenerative atherosclerosis or blood clots, the same conditions that produce coronary artery disease. For patients diagnosed with peripheral vascular disease, there is currently no therapeutic regimen to halt the degenerative process.

Vascular obstruction, and the resulting lack of blood flow, can lead to skin discoloration, pain, ulceration, swelling or a change in blood chemistry, and can result in the loss of limb and even death. These symptoms are most often present in the legs and arms and may also develop in the neck and torso.

Thrombosis, or the stagnation and clotting of blood, most often occurs at locations in blood vessels where the flow of blood has become restricted. This is most evident in vascular grafts at the anastomosis, the site where the artificial graft is joined to the native vessel. Blood clots may form at the point of narrowing or may originate elsewhere in the cardiovascular system, break off, travel downstream and lodge in a smaller peripheral vessel, decreasing or completely blocking flow. Unless this condition is alleviated, tissue ischemia and gangrene can occur.

According to MDI, thrombosis in peripheral arteries affects approximately 500,000 people per year in the United States. Approximately 200,000 of these patients receive surgical or interventional treatment, as estimated by the Company.

One common site for vascular obstruction is in hemodialysis access grafts. Based on data from the Health Care Financing Administration, the Company estimates that hemodialysis access grafts have been surgically implanted in over 183,000 kidney dialysis patients in the United States. These grafts are used as the access site for dialysis needles that are inserted to withdraw and return blood from a dialyzer, a procedure performed every 2 to 3 days for each patient. These hemodialysis access grafts occlude over time and, according to an article published in the Journal of Surgical Research, fail approximately every 5-10 months, requiring treatment.

The Company estimates that the interventional market of peripheral blood clots in the United States is approximately 100,000 procedures per year, and believes that market growth will be driven by the aging U.S. population, the conversion from surgical to interventional procedures and the development of advanced technologies that decrease overall procedure costs.

The Company believes that there are opportunities in the peripheral vasculature for the interventional radiologist to utilize embolization procedures to treat vascular malformations and other disease states. Among the conditions the Company is considering for study are peripheral AVMs, uterine fibroid tumors, liver tumors and persistent endoleaks related to abdominal aortic aneurysm graft treatments.

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Products

The following table sets forth the Company’s principal products and certain products under development, and their current regulatory status:

Product Line	Approval Status
	United States	European Union	Japan
ONYX
Aneurysm	Submission expected	Approved	Submission expected
	2003		2003
Arteriovenous malformation	Submission expected	Approved	Submission expected
	2002		2003
Hypervascular tumor	Future expected	Approved	Future expected
	submission		submission
MICRO CATHETERS, AND ACCESS AND DELIVERY PRODUCTS
Micro Catheters
UltraFlow™ HPC Flow Directed Micro Catheter	Approved	Approved	Expected 2002
Rebar® Reinforced Micro Catheter	Approved	Approved	Approved
FlowRider® PLUS Flow Directed Micro Catheter	Approved	Approved	Approved
Balloons
HyperGlide™ Occlusion Balloon System	Approved	Approved	Expected 2002
HyperForm™ Occlusion Balloon System	Approved	Approved	Expected 2002
Equinox® Occlusion Balloon System	Approved	Approved	Approved
Guidewires
Mirage™ Hydrophilic Guidewire	Approved	Approved	Expected 2002
X-pédion™ Hydrophilic Guidewire	Approved	Approved	Expected 2002
X-celerator™ Hydrophilic Exchange Guidewire	Approved	Approved	Expected 2002
SilverSpeed® Hydrophilic Guidewire	Approved	Approved	Approved
Injectors
Cadence Precision Injector	Approved	Approved	Not submitted
PERIPHERAL VASCULAR-BLOOD CLOT THERAPY PRODUCTS
Infusion Catheters
Cragg-McNamara® Valved Infusion Catheter	Approved	Approved	Approved
MicroMewi® Sidehole Infusion Catheter	Approved	Approved	Approved
TruLine™ Reinforced Valved Infusion Catheter	Approved	Approved	Not submitted
Mewi-5® Sidehole Infusion Catheter	Approved	Approved	Approved
Focused™ Valved Infusion Catheter	Approved	Approved	Approved
Infusion Wires
ProStream® Sidehole Infusion Wire	Approved	Approved	Approved
Mechanical Thrombolysis
Castañeda Over-The-Wire Brush™	Approved	Approved	Not submitted

Onyx

Onyx is designed for controlled embolization of vascular malformations such as aneurysms, AVMs and conditions such as hypervascular brain tumors. Onyx consists of unique biomaterials and is delivered, in liquid form, through proprietary micro catheters to small blood vessels in the brain where it fills a vascular defect and

4

transforms into a solid polymer cast. Onyx offers a unique form fill and seal approach to the interventional treatment of aneurysms or AVMs associated with hemorrhagic stroke, and of hypervascular tumors which can manifest mass effect symptoms similar to those of a hemorrhagic stroke.

The conventional treatment of these conditions requires highly-invasive neurosurgery, in which a portion of the skull is removed and brain tissue is manipulated to gain access to the diseased vessel. This type of surgery involves extensive blood loss and prolonged hospitalization.

Interventional treatment of aneurysms, other than with Onyx, typically involves advancing a micro catheter through the cerebral vasculature to the aneurysm site. Tiny metal coils attached to a delivery wire are passed, one at a time, through the catheter and into the aneurysm. The coil is then released from the delivery wire, the wire is removed and the next coil is advanced through the catheter. This process is repeated until approximately 35-45% of the volume of the aneurysm is filled with coils. The presence of these coils in the aneurysm disrupts blood flow, leading to the formation of thrombus in the spaces within the coil mass. Numerous embolization coils are required to fill an aneurysm, a procedure that generally takes two to three hours to complete. The risks of this type of procedure are generally lower than for neurosurgery. However, not all aneurysms are suited to this approach.

Surgical treatment of AVMs includes both open neurosurgery and radiosurgery. The Company estimates that 75% of AVM surgical procedures are preceded by interventional embolization of the AVM. In the United States, interventional AVM embolization, either as stand-alone treatment or as a bridge to surgery, involves depositing an acrylic-based glue, polyvinyl alcohol, or PVA particles, coils or other embolic material into the AVM to reduce or stop blood flow. Embolization with PVA particles, historically the most prevalent interventional therapy in the United States, is challenging due to the difficulty of placing the particles into the proper location, the inability to visually confirm the placement of the particles and the tendency for embolized vessels to reopen. Outside the United States, the most widely used embolization technique for AVMs is the injection of acrylic-based glues, one brand of which was cleared by the U.S. Food and Drug Administration for marketing in the United States in late 2000. Glues have multiple drawbacks, such as lack of control in delivery and extreme adhesion to all surfaces, including the delivery catheter.

Hypervascular brain tumors often present therapeutic challenges because their vascularity leads to increased, and sometimes excessive, blood loss during surgery and the need for blood transfusion. The tendency for hemorrhage during surgery increases the risk of surgical morbidity and mortality, and makes complete resection of a tumor more difficult. Accordingly, the Company believes that embolization of such tumors, as a pre-operative therapy, has the potential of reducing these inherent surgical risks through reduction of the tumor’s vascularity, and of enhancing surgical resection through tumor necrosis and shrinkage. In the case of non-operable tumors, the Company believes that palliative embolization can provide temporary symptomatic improvement such as relief of pain and neural structural decompression with neurological improvement. Embolization, pre-operative or palliative, is usually currently performed with PVA particles. However, embolization with PVA particles is subject to the challenges noted in the preceding paragraph.

In an Onyx procedure, the micro catheter is positioned at the embolization site and the material is delivered through a single catheter. Onyx is visible under fluoroscopy, thus, the interventional neuroradiologist is able to see and continuously monitor the penetration and location of the material. When the vascular defect is completely filled with the polymer cast, the delivery catheter is removed. Because Onyx is non-adhesive, the controlled injection and filling of the vascular defect can take place over a controlled period, whereas, for instance, a glue injection and catheter withdrawal must be done very quickly to avoid gluing the delivery catheter in place.

The Company is conducting pivotal clinical trials in the United States with respect to the use of Onyx in the treatment of brain aneurysms and AVMs. In Europe, CE Mark approval was obtained in 1999 for the use of Onyx in treating brain AVMs, and in late 2000 for the use of Onyx in treating brain aneurysms. In 1998, the Company filed and received approval to conduct multi-center human clinical trials in the United States for the use of Onyx in the treatment of meningiomas, the most common form of hypervascular brain tumor. In 2001, the Company elected to suspend activity with respect to this study, pending the completion of the pivotal clinical studies related

5

to brain aneurysms and AVMs discussed above. There can be no assurance that the Company will be successful in completing any of the studies referred to above or in obtaining any approvals as a result of such studies.

Applications of Onyx for which the Company has received regulatory marketing approval in the European Union are marketed under a sales representative agreement with ev3 International, Inc., and in other countries, where regulatory approvals have been obtained, through independent distributors. See “Business—Sales and Marketing.”

Micro Catheters, and Access and Delivery Products

The Company has lines of products, some of which are in development, that are intended to allow access to, and treatment in, difficult-to-reach anatomical locations, such as the remote, or distal, vessels in the brain, or challenging vascular structures, such as bifurcation or terminal aneurysms, which involve more than one blood vessel in the brain. These product lines include families of micro catheters, guidewires and balloon systems, certain models of which are, or will be, delivery components for Onyx and others of which are intended for general interventional therapies.

The Company’s micro catheters incorporate unique shaft designs and innovative materials, and may be used for infusion of drugs to dissolve blood clots associated with thromboembolic stroke, or to deliver embolic materials, including Onyx, to embolize vascular malformation such as aneurysms and AVMs, or hypervascular brain tumors.

UltraFlow HPC.    This micro catheter’s construction is designed to enable access to distal locations, and to allow for superselective vessel positioning. It can be used as a flow-directed catheter, taking advantage of naturally occurring blood flow dynamics to access hard–to-reach, tightly twisted vessels, or as an over-the-wire catheter, in conjunction with a guidewire.

Rebar Micro Catheter.    This is a reinforced micro catheter constructed using a three-layer design for enhanced kink resistance and has two distal marker bands to facilitate visualization. The Rebar is designed as an over-the-wire micro catheter.

FlowRider PLUS Flow Directed Micro Catheter.    The distal section of this flow-directed catheter is coated using an advanced process, to enhance its durability. The more proximal section of the shaft is uncoated to facilitate handling control. If extra support is needed, it can also be used in conjunction with a guidewire.

The Company’s occlusion balloon systems are compliant balloons designed for use in blood vessels where temporary occlusion is desired. They are useful in stopping or controlling blood flow, and are capable of accessing small diameter vessels and tortuous anatomy. Accordingly, they may be used to arrest blood flow to distal sites to allow for embolization treatment of vascular abnormalities such as aneurysms.

HyperGlide Occlusion Balloon System.    This balloon has a reinforced shaft that is designed to enhance pushability, even in tortuous vasculature and, the Company believes, has a longer working length than competitors’ comparable balloons of the same nominal length.

HyperForm Occlusion Balloon System.    This balloon is very compliant, providing shapeability in unusual vasculature. This compliance results in lower balloon pressure conformance, enhancing its gentleness in fragile blood vessels. The balloon seals asymmetrical vasculature by forming nodes into surrounding vascular branches, which facilitates the use of this balloon in the interventional treatment of bifurcation aneurysms.

Equinox Occlusion Balloon System.    This balloon is similar to the HyperGlide. In addition to the uses for a balloon system discussed above, this balloon may be used to dilate constricted blood vessels in certain situations such as vasospasm.

The Company’s guidewires may used to facilitate introduction and placement of micro catheters, occlusion balloons and angioplasty catheters.

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Mirage Hydrophilic Guidewire.    This guidewire is designed for precise torque control and is compatible with several sizes of flow directed micro catheters. It assists the physician in micro catheter navigation and distal vessel access while providing a flexible and shapeable tip.

X-pédion Hydrophilic Guidewire.    This guidewire has support in the proximal section of its shaft to enhance pushability, and is designed with shape-retention and torque response characteristics to facilitate selectivity.

X-celerator Hydrophilic Exchange Guidewire.    This guidewire facilitates exchanges of devices or the use of multiple devices in an interventional procedure, while maintaining wire position.

SilverSpeed Hydrophilic Guidewire.    The construction of this guidewire allows for a flexible end, with a gradual decrease in the stiffness toward the tip. The distal coil segment is radiopaque platinum, which aids in fluoroscopic guidance for tip positioning.

Cadence Precision Injector.    This is a 1 ml threaded syringe, intended to provide for precise, controlled injections.

The Company’s micro catheter and access products generally have received regulatory marketing clearances in the United States, the European Union, Japan and other countries. These products are marketed in the United States by the Company’s direct sales force, in Europe under a sales representative agreement with ev3 International, Inc., in Japan under a distribution agreement with Century Medical, Inc. and in other countries through independent distributors. See “Business—Sales and Marketing.”

Peripheral Vascular Blood Clot Therapy Products

Catheters and Infusion Wires

The Company has a broad offering of less invasive interventional catheters, micro catheters and infusion wires capable of efficient delivery of thrombolytic agents for the dissolution of blood clots. Its current offering of Cragg-McNamara Valved Infusion Catheters and ProStream Infusion Wires represents advanced technology in thrombolytic therapy for three peripheral vascular market subsegments: hemodialysis access grafts, arteries and veins.

Surgical embolectomy is the most common procedure for removing blood clots from the vascular system, including hemodialysis access grafts. In this procedure, a surgical incision is made down to the occluded vessel, the vessel is cut open and a balloon catheter is used to remove the clot through the incision. Vascular bypass surgery with native vessels or synthetic grafts is also performed. In this procedure, either a native vessel, usually a vein surgically harvested from the patient’s leg, or an artificial graft is surgically connected above and below the occlusion. Blood can then flow around the occlusion. These surgical procedures require an operating room and attending staff, anesthesia, intensive care and associated in-hospital recovery facilities and supplies. If the surgery is performed on an occluded graft through which the patient had been receiving hemodialysis, the dialysis therapy must be discontinued at the site of the graft for approximately two weeks and an alternate access site established for hemodialysis.

Thrombolysis, or the dissolving of blood clots, can be performed interventionally, often on an outpatient basis, by delivering thrombolytic drugs through an infusion catheter directly into the clot.

Interventional techniques used in these procedures include the “pulse-spray” infusion technique, where boluses of the drug are repeatedly hand injected into the thrombus with high-pressure syringes, and the “weep” infusion technique, where the drug is slowly infused into the clot over a longer period of time. In coaxial infusion systems, a micro catheter or infusion wire is placed through a larger catheter, and infusion is performed through both devices. This technique allows simultaneous infusion into small, distal vessels and larger, proximal vessels.

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Treatment modalities for blood clots in veins are much more limited than those for arteries. The most common treatment for deep vein thrombosis, or DVT, is an oral medication and exercise regimen. This treatment only stops the progression of the clotting and does not remove the clot already present. Surgical embolectomy is not considered to be a treatment alternative for DVT because of the potential for injury to the valves and walls of the vein.

A number of high profile interventional radiology centers in the United States are treating DVT with local infusion of thrombolytic drugs at the site of the clot through sidehole infusion catheter and infusion wire systems. The Company believes the interventional treatment of DVT with its catheters and infusion wires may represent a significant opportunity to expand the patient population for interventional therapy.

Of the more than 183,000 hemodialysis access graft treatments currently performed each year in the United States, the Company estimates that approximately 74,000 are treated interventionally. Of the 200,000 arterial blood clot treatments currently performed each year in the United States, the Company estimates that 63,000 are interventional. The Company also estimates that an additional 12,000 vein procedures are performed interventionally each year in the United States for a total of approximately 149,000 interventional treatments for peripheral blood clots.

Cragg-McNamara Valved Infusion Catheter.    This catheter incorporates the Company’s Cragg MicroValve which allows a catheter to be advanced over a guidewire, and when the wire is removed, the valve at the tip of the catheter closes completely. This valve technology allows the use of the entire catheter lumen for sidehole fluid delivery as compared to competitive products that require a wire to be in place to occlude the catheter tip during sidehole infusion.

MicroMewi Sidehole Micro Catheter.    This micro catheter provides sidehole infusion in small, distal vessels of the peripheral vasculature. It incorporates a two-section design which adds pushability to the proximal segment and flexibility to the distal end, and can be used either alone or as the inner catheter of a coaxial infusion system.

TruLine Reinforced Valved Infusion Catheter.    This catheter is the newest addition to the Company’s infusion catheter product line. Its design offers, to the Company’s knowledge, the only reinforced infusion catheter that does not require a guidewire for end-hole occlusion, thus enhancing ease of use.

Mewi-5 Sidehole Infusion Catheter.    This catheter provides sidehole infusion in the peripheral vasculature. It can be used alone or as the outer catheter of a coaxial infusion system.

Focused Valved Infusion Catheter.    This catheter provides endhole infusion with or without a guidewire in place allowing for weep or pulse-spray modes.

ProStream Sidehole Infusion Wire.    This infusion wire can be inserted into blood vessels and navigated to the site of an obstruction to allow the infusion of fluids through the wire to distal anatomy. It can also be passed through an infusion catheter in a coaxial manner, to allow simultaneous infusion at multiple sites.

Castañeda Over-The-Wire Brush.    The Company believes that most treatments for blood clots in the peripheral vasculature could be performed interventionally. However, in order for interventional thrombolysis procedures to surpass surgical procedures as the treatment of choice, three main issues need to be addressed, all of which have a direct impact on procedure cost.

First, the length of time to achieve lysis of the clot must be shortened. If a clot is relatively “fresh,” that is, only several hours old or less when treated, dissolution time is quick and the procedure can be completed in a single session in the catheterization or special procedures lab. If, however, the clot becomes more “organized” in the vessel, dissolution time lengthens. In these circumstances, thrombolysis starts in the catheterization lab and

8

continues in a hospital room for 24 to 72 hours, making it an inpatient procedure. The patient is then moved back to the lab a second time for angiographic imaging to determine whether the infusion has been successful. Even a single setting thrombolytic procedure on a fresh clot can require the interventional radiologist to administer the drug for a considerable length of time. Second, the dissolution of the clot must be complete. An established clot is resistant to complete dissolution and any residual clot becomes a site for repropagation of new clot. Third, drug cost must be reduced. The cost of drugs for a long-term thrombolytic infusion lasting several days is thousands of dollars.

In August 1997, MTI began marketing the Cragg Thrombolytic Brush for use in hemodialysis access grafts. This product addressed the clinical issues that remain in standard thrombolysis. The Cragg Thrombolytic Brush was designed for rapid interventional clot disruption and dissolution through mechanical mixing of a thrombolytic drug with the blood clot. In February 1998, the Company began marketing the next generation of the Thrombolytic Brush, called the Castañeda Over-The-Wire Brush, which the Company believes further improves vascular access and ease of use.

The Company’s peripheral blood clot therapy products have received regulatory marketing clearances in the United States, the European Union, Japan and other countries. These products are marketed in the United States under a distribution agreement with Abbott Laboratories, in Europe under a sales representative agreement with ev3 International, Inc., in Japan under a distribution agreement with Century Medical, Inc. and in other countries through independent distributors. See “Business—Sales and Marketing.”

Sales and Marketing

The primary users of the Company’s products are interventional radiologists and neuroradiologists. The Company estimates that approximately 2,000 hospitals in the United States perform interventional radiology procedures and an estimated 250 institutions provide some neuro vascular and peripheral vascular therapy.

Since inception, the Company’s practice has been to establish and maintain relationships with key interventional radiologists and neuroradiologists. To achieve such relationships, the Company has had direct sales representatives covering the United States. In August 1998, the Company entered into a Distribution Agreement with Abbott Laboratories, which required that the Company’s sales force transition the Company’s relationships with interventional radiologists to Abbott. The Company’s obligation to work on such a transition with Abbott ended in the third quarter of 1999 and the Company redirected the efforts of its remaining direct sales force, consisting of two representatives, toward expanding the relationships it had formed in the neuroradiology marketplace. In June 2000, the Company and Abbott modified their agreement under which the Company has certain responsibilities for marketing and promotion of the Company’s peripheral blood clot therapy products in the United States and Canada. The revised agreement took effect coincident with the development, regulatory approval and market launch of several of the Company’s micro catheter and access products. Accordingly, the Company, in the third quarter of 2000, re-established its sales force, which currently consists of seven territory managers and a director.

The distribution agreement with Abbott provides Abbott exclusive rights to distribute the Company’s peripheral blood clot therapy products in the U.S. and Canada. The term of the agreement runs through the end of 2008, and may be extended by mutual agreement. Abbott may terminate the agreement upon 180 days written notice, and the Company will have the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events have not occurred or if Abbott has not achieved certain performance criteria, as defined in the agreement, as of the preceding June 30 in each year from 2002 through 2007. The agreement is also terminable by the Company’s successor in the event of a change of control of the Company. In such event, Abbott has the option to purchase the peripheral blood clot therapy line of business at a mutually agreed-upon price, or the Company’s successor may pay a termination fee based upon Abbott’s historical sales levels as defined in the agreement. Sales to Abbott under this agreement accounted for 30% of total sales for the year

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ended December 31, 2001. Although the Company expects sales under this agreement, as a percentage of total revenues, to decrease in future years, the Company believes that sales under this agreement will continue to be a material component of total revenues.

The Company has established international distribution arrangements, focused on the introduction and market penetration of peripheral vascular products, in most parts of Europe, Scandinavia, Latin America, Australia and New Zealand through a network of specialty medical device distributors.

In November 1997, the Company entered into a distribution agreement with Guidant Corporation, which provided for European distribution of the Company’s neuro products, and, in August 1998, the agreement was expanded to include future peripheral embolization products utilizing Onyx. In September 2001, the Company and Guidant signed a termination agreement with respect to their then-existing distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001.

In November 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. The countries included in the territory covered by the previously existing distribution agreement with Guidant are included in the Company’s agreement with ev3 International. Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, LLC, the Company’s largest stockholder. Additionally, James Corbett, who became Chairman of the Company’s Board of Directors in January 2002, is the President of ev3 International, Inc. and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; Dale Spencer, a director of the Company, is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc; Elizabeth Weatherman, a director of the Company, is a director of ev3 Inc; and Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

In September 1998, the Company entered into a distribution agreement with Century Medical, Inc. that provides Century with exclusive rights to distribute all of the Company’s products in Japan. The initial term of the agreement extends five years past the date on which the first regulatory approval is obtained for an application using Onyx. The agreement may be extended for additional five-year terms either automatically, unless terminated for reasons described below, or by mutual agreement. The agreement may be terminated by the Company if Century fails to achieve certain sales levels, as defined in the agreement, in at least three of any five consecutive years in which the agreement is in force, or if the parties reach an impasse in defining such sales levels. The agreement is also terminable by the Company’s successor in the event of a change of control of the Company upon payment by the Company’s successor of a termination fee based on Century’s historical gross profit, as defined in the agreement. The Company and Century are currently in discussions regarding modification or termination of the distribution agreement.

Research and Development

For the years ended December 31, 2000 and 2001, the Company’s research and development expenses amounted to $5,433,000 and $6,522,000, respectively. The Company is directing its research efforts towards development of products that expand the therapeutic alternatives available to interventional radiologists and interventional neuroradiologists for treatment of vascular disease.

The Company believes Onyx has utility for a variety of procedures throughout the vascular system, including embolization of brain aneurysms, AVMs and hypervascular tumors. These applications have received regulatory clearances for marketing in Europe. In the United States, the Company is conducting pivotal clinical

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trials with respect to the use of Onyx in treating brain aneurysms and AVMs. In addition, the Company has filed patents related to certain non-vascular applications of Onyx that have been cross-licensed to entities in which the Company has a minority equity interest.

During 2001, the Company initiated and continued several programs to design and develop additional access and delivery devices, specifically, micro catheters, guidewires and balloon systems, for use in the delivery of Onyx and as general purpose devices.

Many of these research efforts are at an early stage, and there can be no assurance that any products will be successfully developed from them, receive regulatory approvals, be capable of being manufactured cost-effectively, be successfully introduced or receive market acceptance. See “Certain Factors That May Affect the Company’s Business and Future Results” for additional information regarding risks generally applicable to development of new products.

The Company’s research and development staff consists of twenty full-time engineers, technicians and regulatory personnel, and several clinical and technical consultants, all of whom have substantial experience in medical device development. The Company’s product development process incorporates teams organized around each of the Company’s core technologies or product groups, with each team having representatives from marketing, regulatory and clinical affairs, manufacturing and finance. Consultants are utilized where additional specialized expertise is required.

Manufacturing

The Company manufactures its proprietary products in a controlled environment setting at its facilities in Irvine, California, which it has occupied since December 1998. The Company has implemented quality control systems as part of its manufacturing process, which complies with U.S. Quality System Regulations, or QSR, requirements. The Company has also been inspected by the U.S. FDA, or FDA, and the California Department of Health Services, and is registered with the State of California to manufacture its medical devices. The Company believes it is in compliance with FDA QSR for medical devices. There can be no assurance, however, that the Company will remain in compliance with QSR. Failure to do so could have a material adverse effect on the Company’s business, operating results and financial condition.

The European Union has promulgated rules requiring that medical products receive the right to affix the CE Mark, an international symbol of adherence to quality assurance standards. ISO 9001/EN 46001 certification is one of the CE Mark certification requirements. In order to obtain the right to affix the CE Mark to its products, the Company needs to obtain certification that its processes meet the ISO 9001/EN 46001 quality standards and applicable medical device directives promulgated by the European Union. Such certification has been obtained by the Company with respect to its peripheral vascular blood clot therapy, micro catheter, access and delivery products, and certain applications of Onyx. Therefore, the Company currently has the right to affix the CE Mark to such products. However, this certification is reviewed on an annual basis, and there can be no assurance that such right to affix the CE Mark will be retained by the Company in the future.

The Company has developed the necessary capabilities for manufacturing, assembling, packaging and testing the products it currently markets, and for developing such processes with respect to products currently under development. Certain of these capabilities involve proprietary know-how. Certain accessories are manufactured for the Company on an OEM basis; all other fabrication and assembly operations are performed in the Company’s manufacturing facilities. The Company uses outside contractors for molding, sterilization, and other common technologies. Vertical integration occurs as necessary or appropriate to meet the Company’s production, quality and profitability objectives.

Raw materials are purchased from various qualified vendors, subjected to stringent quality specifications and assembled by the Company into final products. The Company routinely conducts quality audits of suppliers

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and has a vendor qualification program. Certain products are obtained by the Company from single source suppliers. However, the Company believes that alternative suppliers are available for its raw materials and other product components and plans to qualify additional suppliers as sales volume warrants. Although the Company intends to maintain sufficient levels of inventory to avoid any material disruption resulting from increased manufacturing, there can be no assurance that the Company will be able to manufacture and supply products to meet potential demand.

Competition

The medical device industry is characterized by rapidly evolving technologies and significant competition. The Company expects competition in the interventional radiology and interventional neuroradiology markets to increase substantially. The Company believes interventional procedures with products like its own are substantially less costly than highly invasive surgical procedures and may ultimately replace these procedures in certain applications. In certain cases, the Company’s products may be used in conjunction with traditional surgical techniques.

The Company competes primarily with other producers of embolic material and devices, and catheter and wire based products for interventional treatment of neuro vascular and peripheral vascular disease. In neuro vascular interventional applications, the Target Therapeutics division of Boston Scientific, Inc. is the market leader. The Company expects to compete against Target Therapeutics and other entrants in the neuro vascular interventional market, including the Cordis, Inc. subsidiary of Johnson & Johnson. In peripheral blood clot therapy applications, the Company competes with Arrow International, Inc., the MediTech and Target Therapeutics divisions of Boston Scientific, Inc., Cook, Inc., and the AngioDynamics division of E-Z-EM Corporation. All of these companies have significantly greater financial, manufacturing, marketing, distribution and technical resources, name recognition and experience than the Company. There can be no assurance that the Company’s competitors will not succeed in developing technologies and products that are more effective than those developed by the Company or that would render the Company’s products obsolete or noncompetitive. Additionally, there can be no assurance that the Company will be able to compete effectively against such competitors based on its ability to manufacture, market and sell its products.

The length of time required for product development and regulatory approval plays an important role in a company’s competitive position. Consequently, the Company’s success will depend in part on its ability to respond quickly to medical and technological changes through the development, clinical evaluation and commercialization of new products. Product development involves a high degree of risk and there can be no assurance that the Company’s research and development efforts will result in commercially successful products.

Medical Advisory Consultants

The Company has consulting agreements with select physicians who advise it on medical matters in areas of the Company’s business. Such physicians are specialists in vascular disease diagnosis and therapy in interventional radiology and interventional neuroradiology. The Company consults with such physicians on an as-needed basis regarding the Company’s research and development, pre-clinical trials and clinical trials.

The consultants have entered into consulting agreements with the Company that generally provide that all inventions conceived by such consultants in the course of rendering service to the Company are the exclusive property of the Company. These agreements further provide that performance of such agreements will not conflict with any individual consultant’s obligation to maintain the secrecy of confidential information of any third parties and that all confidential information developed or made known to such consultants by the Company during the course of such relationships with the Company is to be kept confidential and not disclosed to third parties.

Some of the consultants have been granted options to purchase shares of the Company’s Common Stock for their services, are compensated for time spent away from their medical practices and are reimbursed for

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reasonable expenses. Dr. Andrew Cragg, a co-founder and stockholder of the Company, is not an option holder, but does receive compensation. All of the consultants are either self-employed or employed by employers other than the Company and may have commitments to, or consulting or advisory agreements with, other entities, including current or potential competitors of the Company, that may limit their availability to the Company. Although these consultants may contribute significantly to the affairs of the Company, none, other than Dr. Cragg, is expected to devote more than a small portion of his time to the Company.

Patents and Proprietary Rights

The Company’s policy is to aggressively protect its proprietary position by, among other things, filing U.S. and foreign patent applications to protect technology, inventions and improvements that are important to the development of its business. The Company’s strategy includes extending the patent protection of its licensed technology by filing procedure-specific method patents wherever possible for the use of the Company’s products in new clinical applications.

As of March 7, 2002, the Company held 59 issued U.S. patents, four granted foreign patents and has 39 U.S. and 54 foreign patent applications pending. The Company’s issued U.S. patents cover technology underlying Onyx, access and delivery devices, intra-cerebral stents, the Cragg MicroValve, infusion wires, and the Cragg Thrombolytic Brush. The expiration dates of these patents range from 2009 to 2021. The pending claims cover additional aspects of liquid embolic material, access and delivery devices, intra-cerebral stent technologies, non-vascular liquid embolic products, infusion catheters, infusion wires, and the Thrombolytic Brush.

Although the Company aggressively works to protect its technology, no assurance can be given that any patents from pending patent applications or from any future patent applications will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company’s patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by the Company. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of the Company’s products or design around the Company’s patents. In addition, others may hold or receive patents or file patent applications that contain claims having a scope that covers products developed by the Company.

The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and many companies in the industry have employed intellectual property litigation to gain a competitive advantage. There can be no assurance that the Company will not become subject to patent infringement litigation or an interference proceeding declared by the U.S. Patent and Trademark Office to determine the priority of inventions. The defense and prosecution of patent suits, Patent and Trademark Office interference proceedings and related legal and administrative proceedings are both costly and time consuming. Litigation may be necessary to enforce patents issued to the Company, to protect the Company’s trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others.

Any litigation or interference proceedings involving the Company would result in substantial expense to the Company and significant diversion of effort by the Company’s technical and management personnel. An adverse determination in litigation or interference proceedings to which the Company may become a party could subject the Company to significant liabilities to third parties or require the Company to seek licenses from third parties. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Furthermore, there can be no assurance that necessary licenses would be available to the Company on satisfactory terms, if at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a material adverse effect on the Company’s business, operating results and financial condition.

In addition to patents, the Company relies on trade secrets and proprietary know-how to compete, which it seeks to protect, in part, through appropriate confidentiality and proprietary information agreements. These

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agreements generally provide that all confidential information developed or made known to individuals by the Company during the course of the relationship with the Company is to be kept confidential and not disclosed to third parties, except in specific circumstances. The agreements also generally provide that all inventions conceived by the individual in the course of rendering service to the Company shall be the exclusive property of the Company. There can be no assurance that proprietary information or confidentiality agreements with employees, consultants and others will not be breached, that the Company will have adequate remedies for any breach, or that the Company’s trade secrets will not otherwise become known to or independently developed by competitors.

Government Regulation

United States

The research, development, manufacture, labeling, distribution and marketing of the Company’s products are subject to extensive and rigorous regulation by the FDA and, to varying degrees, by state and foreign regulatory agencies. The Company’s products are regulated in the United States as medical devices by the FDA under the Federal Food, Drug, and Cosmetic Act, or the FDC Act, and require clearance or approval by the FDA prior to commercialization. In addition, significant changes or modifications to medical devices also are subject to regulatory review and clearance or approval. Under the FDC Act, the FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, record keeping, advertising, distribution, sale and promotion of medical devices in the United States. The testing for, and preparation and subsequent review of, applications by the FDA and foreign regulatory authorities is expensive, lengthy and uncertain. Noncompliance with applicable requirements can result in, among other things, warning letters, proceedings to detain imported products, fines, injunctions, civil and criminal penalties against the Company, its officers and its employees, recall or seizure of products, total or partial suspension of production, refusal of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing approvals and a recommendation by the FDA that the Company not be permitted to enter into government contracts.

In the United States, medical devices are classified into one of three classes (Class I, II or III) on the basis of the controls deemed necessary by the FDA to reasonably assure the devices’ safety and efficacy. Under FDA regulations, Class I devices are subject to general controls (for example, labeling, premarket notification and adherence to QSRs) and Class II devices are subject to general and special controls (for example, performance standards, postmarket surveillance, patient registries and FDA guidelines). Generally, Class III devices are those that must receive premarket approval, or PMA, by the FDA to ensure their safety and efficacy (for example, life-sustaining, life-supporting and implantable devices, or new devices that have not been found substantially equivalent to legally marketed Class I, Class II or pre-amendments Class III devices).

The FDA also has the authority to require clinical testing of certain medical devices as part of the clearance or approval process. If clinical testing of a device is required and if the device presents a “significant risk,” an Investigational Device Exemption, or IDE, application must be approved prior to commencing clinical trials. The IDE application must be supported by data, typically including the results of laboratory and animal testing. If the IDE application is approved by the FDA, clinical trials may begin at a specific number of investigational sites with a maximum number of patients, as approved by the agency. Sponsors of clinical trials are permitted to sell those devices distributed in the course of the study provided such costs do not exceed recovery of the costs of manufacture, research, development and handling. The clinical trials must be conducted under the auspices of investigational sites’ institutional review boards pursuant to FDA regulations.

Generally, before a new device can be introduced into the market in the United States, the manufacturer or distributor must obtain FDA clearance of a 510(k) submission or approval of a PMA application. If a medical device manufacturer or distributor can establish, among other things, that a device is “substantially equivalent” in intended use and technological characteristics to a legally marketed Class I or Class II medical device, or to a pre-amendments Class III medical device for which the FDA has not required a PMA, the manufacturer or distributor may seek clearance from the FDA to market the device by filing a 510(k). The 510(k) submission

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must establish to the satisfaction of the FDA the claim of substantial equivalence to the predicate device. In recent years, the FDA has been requiring a more rigorous demonstration of substantial equivalence, including the requirement for IDE clinical trials.

Following submission of the 510(k), the manufacturer or distributor may not place the device into commercial distribution unless and until an order is issued by the FDA finding the product to be substantially equivalent. In response to a 510(k), the FDA may declare that the device is substantially equivalent to another legally marketed device and allow the proposed device to be marketed in the United States. The FDA, however, may require further information, including clinical data, to make a determination regarding substantial equivalence, or may determine the proposed device is not substantially equivalent and require a PMA. Such a request for additional information, including clinical trials, or a determination that the device is not substantially equivalent, would delay market introduction of the products that are the subject of the 510(k). It generally takes four to twelve months from the date of submission to obtain 510(k) clearance, although it may take longer, in particular if clinical trials are required.

If the manufacturer or distributor cannot establish that a proposed device is substantially equivalent to a legally marketed Class I or II predicate device, or to a pre-amendments Class III medical device for which the FDA has not required a PMA, the manufacturer or distributor must seek premarket approval of the proposed device through submission of a PMA application. A PMA application must be supported by extensive data, including laboratory, pre-clinical and clinical trial data to prove the safety and efficacy of the device, as well as extensive manufacturing information. If the FDA determines, upon initial review, that a submitted PMA application is sufficiently complete to permit substantive review, the FDA will accept the PMA application for filing. FDA review of a PMA application generally takes approximately one year or more from the date of acceptance for filing, but review times vary depending upon FDA resources and workload demands and the complexity of PMA submissions. There can be no assurance the FDA will review and approve the PMA in a timely manner, if at all. Failure to obtain PMA approvals could have a material adverse effect on the Company’s business, operating results and financial condition. Additionally, as one of the conditions for approval, the FDA will inspect the manufacturing establishment at which the subject device will be manufactured to determine whether the quality control and manufacturing procedures conform to QSRs. If granted, the PMA approval may include significant limitations on the indicated uses for which a product may be marketed.

The Company has received 510(k) clearances for certain therapeutic indications of its micro catheters, guidewires, balloons and peripheral vascular blood clot therapy products, which cover over 130 products offered for market. The Company has made modifications which affect a number of its products covered under these 510(k) clearances, which modifications, the Company believes, do not affect the safety and efficacy of the products and thus, under FDA guidelines, do not require new 510(k) notices. There can be no assurance, however, that the FDA would agree with any of the Company’s determinations not to submit a new 510(k) notice for any of these changes or would not require the Company to submit a new 510(k) notice for any of the changes made to the device. If the FDA requires the Company to submit a new 510(k) notice for any device modification, the Company may be prohibited from marketing the modified device until the 510(k) notice is cleared by the FDA.

The use of certain materials may require that the device be evaluated as a drug rather than as a device, and thus the FDA’s investigational new drug, or IND, and new drug application, or NDA, regulations would be applicable to the clinical study and commercialization of the product. Otherwise the product will be treated as a medical device. The steps required before a drug may be marketed in the United States include pre-clinical and laboratory tests, the submission to the FDA of an application for an IND which must become effective before clinical trials may commence, adequate and well controlled clinical trials to establish the safety and efficacy of the drug, the submission to the FDA of an NDA, and FDA approval of the NDA prior to any commercial sale or shipment of the product. Based on meetings the Company has had with representatives of both the drug and device divisions of the FDA to discuss their respective new product approval requirements, and based on the information presented by the Company regarding the material composition of Onyx, the Company believes Onyx would be regulated as a device. There can be no assurance, however, that upon more detailed review of Onyx, the

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FDA will not at a later date determine Onyx should be regulated as a drug. Such a change could significantly delay the commercial availability of Onyx and have a material adverse effect on the Company’s business, operating results and financial condition.

There can be no assurance the Company will be able to obtain necessary 510(k) clearances or PMA or NDA approvals to market its products for the intended uses on a timely basis, if at all, and delays in receipt of or failure to receive such approvals, the loss of previously received approvals, or failure to comply with existing or future regulatory requirements would have a material adverse effect on the Company’s business, operating results and financial condition.

The Company is also required to register as a medical device manufacturer with the FDA and state agencies, such as the State of California Department of Health Services, or CDHS, and to list its products with the FDA. As such, the Company will be inspected by both the FDA and CDHS for compliance with QSR and other applicable regulations. These regulations require that the Company manufacture its products and maintain its documents in a prescribed manner. The Company was inspected in April 2001 by the FDA for QSR compliance. There were no significant observations or warning letters issued as a result of that inspection. Pursuant to the maintenance of the Company’s California medical device manufacturing license, the Company’s facility in Irvine, California was inspected by the CDHS in January 1999. No significant inspection observations were received. There can be no assurance, however, that the Company will not be required to incur significant costs to comply with such laws and regulations now or in the future or that such laws or regulations will not have a material adverse effect upon the Company’s ability to do business.

The Company is required to provide information to the FDA on death or serious injuries that its medical devices have allegedly caused or contributed to, as well as product malfunctions that would likely cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA strictly prohibits the marketing of approved devices for uses other than those specifically cleared for marketing by the FDA. If the FDA believes that a company is not in compliance with the law or regulations, it can institute proceedings to detain or seize products, issue a recall, enjoin future violations, and assess civil and criminal penalties against a company, its officers and its employees. Failure to comply with the regulatory requirements could have a material adverse effect on the Company’s business, operating results and financial condition.

Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy generally prohibits the marketing of approved medical devices for unapproved uses. The Company is also subject to regulation by the Occupational Safety and Health Administration and by other government entities.

Regulations regarding the manufacture and sale of the Company’s products are subject to change. The Company cannot predict what impact, if any, such changes might have on its business, operating results and financial condition.

International

Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing a product in a foreign country may differ significantly from FDA requirements. Some countries have historically permitted human studies earlier in the product development cycle than regulations in the United States permit. Other countries, such as Japan, have requirements similar to those of the United States. This disparity in the regulation of medical devices may result in more rapid product clearance in certain countries than in others.

The Company or its distributors have received registrations and approvals to market Onyx for the treatment of neuro aneurysms and AVMs and certain peripheral applications, and its micro catheter, access, delivery and

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peripheral vascular blood clot therapy products, in most parts of Europe, Canada, Scandinavia, Latin America, New Zealand and Australia.

The European Union has promulgated rules that require that medical products receive the right to affix the CE Mark, an international symbol of adherence to quality assurance standards. ISO 9001/EN 46001 certification is one of the CE Mark certification requirements. In order to obtain the right to affix the CE Mark to its products, the Company needs to obtain certification that its processes meet the ISO 9001/EN 46001 quality standards and applicable medical device directives promulgated by the European Union. Such certification has been obtained by the Company with respect to some applications of Onyx, and the Company’s peripheral vascular blood clot therapy, micro catheter, access and delivery products and, thus, the Company currently has the right to affix the CE Mark to such products. However, this certification is reviewed on an annual basis, and there can be no assurance that such right to affix the CE Mark will be retained by the Company in the future.

Exports of products subject to the 510(k) notification requirements, but not yet cleared to market, are permitted without FDA export approval provided certain requirements are met. Unapproved products subject to the PMA requirements must receive prior FDA export approval unless they are approved for use by any member country of the European Union and certain other countries, including Australia, Canada, Israel, Japan, New Zealand, Switzerland and South Africa, in which case they can be exported without prior FDA approval. To obtain FDA export approval, when it is required, certain requirements must be met and information must be provided to the FDA, including documentation demonstrating that the product is approved for import into the country to which it is to be exported and, in some instances, safety data from animal or human studies. There can be no assurance the Company will receive FDA export approval when such approval is necessary, or that countries to which the devices are to be exported will approve the devices for import. Failure of the Company to receive import approval from foreign countries, obtain Certificates for Products for Export, meet FDA’s export requirements, or obtain FDA export approval when required to do so, could have a material adverse effect on the Company’s business, operating results and financial condition.

Third-Party Reimbursement

In the United States, hospitals, catheterization laboratories, physicians and other healthcare providers that purchase medical devices generally rely on third-party payors, such as private health insurance plans, to reimburse all or part of the costs associated with the treatment of patients.

The Company’s success will depend upon, among other things, its customers’ ability to obtain satisfactory reimbursement from healthcare payors for its products. Reimbursement in the United States for the Company’s micro catheter, access, delivery and peripheral blood clot therapy products is currently available under existing procedure codes from most third-party payors, including most major private health care insurance plans, Medicare and Medicaid. The Company believes that procedures using products such as Onyx may be reimbursed in the United States under existing procedure codes should such products receive FDA clearance or approval, of which there is no assurance. However, third-party reimbursement for these products will be dependent upon decisions by individual health maintenance organizations, private insurers and other payors, and there can be no assurance that such procedure codes will remain available or that the reimbursement under these codes will be adequate. Given the efforts to control and decrease health care costs in recent years, there can be no assurance that any reimbursement will be sufficient to permit the Company to achieve or maintain profitability.

Reimbursement systems in international markets vary significantly by country, and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government-managed health care systems that govern reimbursement for new devices and procedures. In many markets, there are private insurance systems as well as government-managed systems. Large-scale market acceptance of the Company’s products will depend on the availability and level of reimbursement in international markets targeted by the Company. The Company has been informed by its international distributors that its currently-marketed applications of Onyx, and peripheral blood clot therapy,

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micro catheter, access and delivery products have been approved for reimbursement in countries in which the Company markets such products. Obtaining reimbursement approvals can require 12 to 18 months or longer. There can be no assurance the Company will, in the future, obtain reimbursement in any country within a particular time, for a particular amount, or at all. Failure to obtain such approvals could have a material adverse effect on the Company’s sales, business, operating results and financial condition.

Regardless of the type of reimbursement system, the Company believes physician advocacy of its products will be required to obtain reimbursement. Availability of reimbursement will depend on the clinical efficacy and cost of the Company’s products. There can be no assurance that reimbursement for the Company’s products will be available in the United States or in international markets under either government or private reimbursement systems, or that physicians will support and advocate reimbursement for use of the Company’s systems for all uses intended by the Company. Failure by physicians, hospitals and other users of the Company’s products to obtain sufficient reimbursement from health care payors or adverse changes in government and private third-party payors’ policies toward reimbursement for procedures employing the Company’s products would have a material adverse effect on the Company’s business, operating results and financial condition.

Product Liability and Insurance

The Company’s business involves an inherent risk of exposure to product liability claims. Although the Company has experienced only one product liability claim to date, there can be no assurance that the Company will be able to avoid significant product liability claims and potential related adverse publicity. The Company maintains product liability insurance with coverage limits of $30 million per occurrence and an annual aggregate maximum of $30 million, which the Company believes is comparable to that maintained by other companies of similar size serving similar markets. However, there can be no assurance that product liability claims will not exceed such insurance coverage limits, which could have a material adverse effect on the Company, or that such insurance will continue to be available on commercially reasonable terms, or at all.

Certain Factors that May Affect Our Business and Future Results

Some of the information included herein contains forward-looking statements. These statements can be identified by the use of forward-looking terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, projections or results of operations or of financial condition or state other “forward-looking” information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements we make. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. If any of the following risks actually occur, our business could be harmed and the trading price of our common stock could decline.

Many of our products are in developmental stages and may not successfully come to market, which could harm our sales and revenues.    We have only recently introduced a number of products commercially, and several of our products, including extensions of existing products, are in the early stage of development. Some of our products have only recently entered clinical trials and others have not yet done so. Our ability to market these products will depend upon a number of factors, including our ability to demonstrate the safety and efficacy of our products in the clinical setting. Our products may not be found to be safe and effective in clinical trials and may not ultimately be cleared for marketing by U.S. or foreign regulatory authorities. Our failure to develop safe and effective products that are approved for sale on a timely basis would have a negative impact on our business.

Our products may not be accepted by the market, which could harm our sales and revenues.    Even if we are successful in developing safe and effective products that have received marketing clearance, our products may not gain market acceptance. In order for Onyx or any of our other products to be accepted, we must address the needs of potential customers. The target customers for our products are doctors who use X-rays and radioactive substances in the diagnosis and treatment of diseases, or radiologists. Specifically, we target

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two types of radiologists: (1) neuro interventional radiologists, who specialize in the minimally invasive treatment of neuro vascular disorders, and (2) interventional radiologists, who specialize in minimally invasive treatment of peripheral vascular disorders. However, even if these targeted customers accept our products, this acceptance may not translate into sales. Additionally, our market share for our existing products may not grow, and our products that have yet to be introduced may not be accepted in the market.

New products and technologies in the market could create additional competition, which may reduce the demand for our products.    The markets in which we compete involve rapidly changing technologies and new product introductions and enhancements. We must enhance and expand the utility of our products, and develop and introduce innovative new products that gain market acceptance. New technologies, products or drug therapies developed by others could reduce the demand for our products. We may encounter technical problems in connection with our own product development that could delay introduction of new products or product enhancements. While we maintain research and development programs to continually improve our product offerings, which include adding interventional devices, our efforts may not be successful, and other companies could develop and commercialize products based on new technologies that are superior to our products either in performance or cost-effectiveness.

We face intense competition from many large companies, which may reduce the demand for our products.    The medical technology industry is intensely competitive. Our products compete with other medical devices, surgical procedures and pharmaceutical products. A number of the companies in the medical technology industry, including manufacturers of neuro vascular and peripheral vascular products, have substantially greater capital resources, larger customer bases, broader product lines, greater marketing and management resources, larger research and development staffs and larger facilities than ours. These competitors have developed and may continue to develop products that are competitive with ours. They may develop and market technologies and products that are more readily accepted than ours. Their products could make our technology and products obsolete or noncompetitive. Although we believe that our products may offer certain advantages over our competitors’ currently marketed products, companies entering the market early often obtain and maintain significant market share relative to those entering the market later. While we have designed our products to be cost effective and more efficient than competing technologies, we might not be able to provide better methods or products at comparable or lower costs.

We also compete with other manufacturers of medical devices for clinical sites to conduct human trials. If we are not able to locate such clinical sites on a timely basis, it could hamper our ability to conduct trials of our products, which may be necessary to obtain required regulatory clearance or approval.

One of our stockholders holds nearly a majority of our common stock, which enables it to control our Board of Directors and cause or prevent significant transactions.    One of our stockholders, Micro Investment, beneficially owns nearly 50% of our outstanding common stock. Micro Investment will be able to exercise voting control over us for the foreseeable future and will be able to elect the entire Board of Directors, set dividend policy and otherwise generally determine our management. Micro Investment appointed a majority of our current Board of Directors, and so long as Micro Investment holds 30% of the outstanding shares of common stock of Micro Therapeutics, Micro Investment shall be entitled to designate a majority of the members of our Board of Directors. This control by Micro Investment could prevent, or make more difficult, a sale of Micro Therapeutics that is not on terms acceptable to Micro Investment. In addition, this control would allow Micro Investment to prevent, or alternatively, to cause to occur, significant corporate transactions.

We have a limited operating history, during which time we have not been profitable.    We were incorporated in 1993. To date, our business has generated limited product sales. From our inception through December 31, 2001, we incurred cumulative losses of approximately $73 million. We expect additional losses as we expand our research and development, clinical, regulatory, manufacturing and marketing efforts. We may not achieve significant sales of our products or become profitable. We could encounter substantial delays and unexpected expenses related to the introduction of our current and future products, or our research and

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development, clinical, regulatory, manufacturing and marketing efforts. Such delays or expenses could reduce revenues, increase operating losses and have a negative effect on our business.

We depend on patents and proprietary technology to protect our intellectual property and our business.    Our success will depend in part on our ability to:

•	Obtain and maintain patent protection for our products;

•	Preserve our trade secrets; and

•	Operate without infringing the proprietary rights of others.

The patent position of a medical device company may involve complex legal and factual issues. As of March 7, 2002, we held 59 issued U.S. patents and four issued foreign patents, and have 39 U.S. and 54 foreign patent applications pending. Our issued U.S. patents cover technology underlying our neuro vascular products, such as Onyx and micro catheters, and our peripheral vascular products, such as the thrombolytic brush. The expiration dates of these patents range from 2009 to 2021. The pending claims cover additional aspects of our neuro vascular and peripheral vascular product lines. Each product area we are pursuing is covered by at least three issued patents and, in most instances, several pending patents. One of the patents we use is currently licensed by us from Andrew Cragg, M.D. There is no guarantee that issued patents will provide us significant proprietary protection, that pending patents will be issued, or that products incorporating the technology in issued patents or pending applications will be free of challenge from competitors. It is possible that patents belonging to competitors will require us to alter our technology and products, pay licensing fees or cease to market or develop our current or future technology and products. We also rely on trade secrets to protect our proprietary technology, and it is possible others will independently develop or otherwise acquire equivalent technology or that we will be unable to maintain our technology as trade secrets. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. If we fail to protect our intellectual property rights, there could be a negative impact on our business.

There has been extensive litigation in the medical device industry regarding patents and other intellectual property rights. It is possible that infringement, invalidity, right to use or ownership claims could be asserted against us in the future. Although patent and intellectual property disputes in the medical device industry have often been settled through licensing or similar arrangements, these arrangements can be costly and there can be no assurance that necessary licenses would be available to us on satisfactory terms or at all under such circumstances. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which would have a material adverse effect on our business. In addition, if we decide to litigate such claims, it would be expensive and time consuming and could divert our management’s attention from other matters and could negatively impact our business regardless of the outcome of the litigation.

We have recently modified, or are in the process of modifying, several of our distribution arrangements, under which we have limited experience.    In August 1998, we executed a distribution agreement with Abbott Laboratories to provide for distribution of our peripheral vascular blood clot therapy products in the United States and Canada, and we entered into a new agreement with Abbott in June 2000. There is no guarantee that Abbott will be able to successfully market or distribute our products. In September 1998, we executed a distribution agreement with Century Medical, Inc. to provide for distribution of all our products in Japan. We did not enjoy meaningful revenues under the agreement with Century until the second quarter of 1999, following initial marketing clearance for certain of our products. In December 2001, we commenced discussions with Century regarding a modification or termination of the currently existing distribution agreement, and there can be no assurance that we will be able to negotiate terms of an agreement that will be acceptable to us. If we decide to terminate the agreement with Century, the cost of replacing Century either with a direct sales force or a new distributor may be significant, and there is no guarantee that we will be able to realize meaningful revenues from such new arrangements.

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In November 1997, we executed a distribution agreement with Guidant Corporation to provide for the distribution of our neuro vascular product in Europe, and, in August 1998, expanded the agreement to provide for the distribution of our peripheral embolization applications of Onyx. On September 14, 2001, Micro Therapeutics and Guidant signed an agreement to terminate the distribution agreement and Guidant’s European distributorship of our products on December 31, 2001. Also, on November 16, 2001, we signed an agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International commenced providing, on January 1, 2002, product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where we have no existing third-party distributor for our products, and distributor management services in certain countries outside the U.S. and Canada where we have an existing third-party distributor for our products. All the countries that had been included in the territory covered by our distribution agreement with Guidant are included in our agreement with ev3 International. ev3 International is a newly-formed company, and is assembling the resources needed to provide the services to us called for by the agreement. There is no guarantee that ev3 International will be successful in completing its formation on a timely basis, or that it will be successful in providing the services to us called for in the agreement. Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, our largest stockholder. Additionally, James Corbett, who became Chairman of the Company’s Board of Directors in January 2002, is the President of ev3 International, Inc. and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; Dale Spencer, a director of the Company, is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc.; Elizabeth Weatherman, a director of the Company, is a director of ev3 Inc.; and Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

Our sales force in the United States consists of seven individuals. There is competition for sales personnel experienced in interventional medical device sales, and there can be no assurance we will be able to successfully respond to this competition and attract, motivate and retain qualified sales personnel. We believe we will need to continue to expand our third-party relationships or develop our own sales force. Our ability to market our products in certain areas may depend on strategic alliances with marketing partners such as Abbott, Century and ev3 International. There is no guarantee we will be able to enter into agreements other than those with Abbott, Century and ev3 International on acceptable terms or at all. Also, there can be no assurance that such agreements will be successful in developing our marketing capabilities or that we will be able to successfully develop a direct sales force.

We have limited manufacturing experience.    Our experience in manufacturing our products is relatively limited. We have found it necessary to expand our manufacturing capacity in connection with our continued development and commercialization of our products. Although we have no current plans to use the proceeds from our financing transaction with Micro Investment for expansion of our manufacturing capacity, we may find such expansion necessary in the future. Development and commercialization requires additional money for facilities, tooling and equipment and for leasehold improvements. We expect that such expansion would be achieved through modified space utilization in our current leased facility, improved efficiencies, automation and acquisition of additional tooling and equipment. However, we may not be able to obtain the required funds for expansion of our manufacturing capacity. Improved efficiencies might not result from such an expansion. Any delay or inability to expand our manufacturing capacity, including obtaining the commitment of necessary capital resources, could materially adversely affect our manufacturing ability.

If we cannot obtain approval from governmental agencies we will be unable to sell our products in some countries.    The FDA as well as various state agencies regulate the development, testing, manufacturing and marketing of our products in the United States. The FDA requires governmental clearance of such products before they are marketed. The process of obtaining FDA and other required regulatory clearances is lengthy, expensive and uncertain. Additionally, if regulatory clearance is granted, it may include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, suspensions of approvals, product seizures, injunctions, recalls of products, operating restrictions and criminal prosecutions. The restriction, suspension or

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revocation of regulatory approvals or any other failure to comply with regulatory approvals or requirements would have a negative impact on our business.

Before we could offer and sell products currently sold in the U.S., we were required to submit information to the FDA in the form of a 510(k) pre-market notification in order to substantiate label claims and to demonstrate “substantial equivalence” of our products to a legally marketed Class I or II medical device or a pre-amendments Class III medical device for which the FDA had not called for pre-market approvals. Although we received FDA clearance for many of these products, we may not be able to obtain the necessary regulatory clearance for the manufacture and marketing of enhancements to our existing products or future products either in the United States or in foreign markets. We have made modifications that affect substantially all of our products covered under 510(k) clearances. We believe these modifications do not affect the safety or efficacy of the products and thus, under FDA guidelines, do not require the submission of new 510(k) notices. However, the FDA may not agree with any of our determinations that a new 510(k) notice was not required for such changes and could require us to submit a new 510(k) notice for any of the changes made to a device. If the FDA requires us to submit a new 510(k) notice for any device modification, we may be prohibited from marketing the modified device until the FDA clears the 510(k) notice.

Based on the information regarding the material composition of Onyx, we believe Onyx shall be regulated as a device. However, the FDA could at a later date determine that Onyx should be regulated as a drug. Such a change could significantly delay the commercial availability of Onyx and have a material adverse effect our business. Before we can commercially market Onyx in the U.S. as a device, we will be required to submit one or more pre-market approval applications to the FDA. This generally involves a substantially longer and less certain review process than that of a 510(k) pre-market notification. Such pre-market approval applications require human clinical testing prior to any action by the FDA. In March 2001, we received FDA approval to begin a pivotal clinical trial in the United States for the use of Onyx in treating 138 brain aneurysms. As of March 5, 2002, a total of 55 aneurysm cases have been treated in the trial. In April 2001, we received FDA approval to begin a pivotal trial of Onyx for the treatment of 106 arteriovenous malformations, or AVMs, in the U.S. As of March 5, 2002, a total of 54 AVM cases have been treated in the trial. Delays in receipt of, failure to receive, or loss of regulatory approvals or clearances to market our products would negatively impact our ability to market these products.

Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations setting forth detailed Quality System Requirements, which include development, testing, control and documentation requirements. Our manufacturing processes also are subject to stringent federal, state and local regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. Although we believe we have complied in all material respects with such laws and regulations, there are periodic inspections to ensure our compliance. It is possible we could be required to incur significant costs in the future in complying with manufacturing and environmental regulations, or we could be required to cease operations in the event of any continued failure to comply.

In the European Union, we will be required to maintain the certifications we have obtained, which are necessary to affix the CE Mark to our applicable products. We will have to obtain additional certifications with respect to affixing the CE Mark to our new products, in order to sell them in member countries of the European Union. We have received CE Mark certifications with respect to our currently marketed peripheral blood clot therapy products, micro catheters, guidewires, balloon systems, and certain peripheral vascular, brain AVM, brain tumor and brain aneurysm embolization applications of Onyx. We anticipate obtaining certifications with respect to certain additional applications of Onyx. However, such certifications may be dependent upon successful completion of clinical studies. These clinical studies may not be successfully completed and we may not be able to obtain the required certifications. Additionally, we may not be able to maintain our existing certifications. In addition, federal, state, local and international government regulations regarding the manufacture and sale of health care products and diagnostic devices are subject to future change, and additional regulations may be adopted.

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Commercial distribution and clinical trials in most foreign countries also are subject to varying government regulations, which may delay or restrict marketing of our products.

We are exposed to product liability claims that could have a negative effect on our business.    The nature of our business exposes us to risk from product liability claims. We currently maintain product liability insurance for our products, with limits of $30 million per occurrence and an annual aggregate maximum of $30 million. However, our insurance may not be adequate to cover future product liability claims. Additionally, we may not be able to maintain adequate product liability insurance at acceptable rates. Any losses that we may suffer from any liability claims, and the effect that any product liability litigation may have upon the reputation and marketability of our products may divert management’s attention from other matters and may have a negative effect on our business.

We are dependent on single source suppliers and independent contract manufacturers that puts us at risk of interruptions in our business.    We purchase some components and services used in connection with our products from third parties. Our dependence on third-party suppliers involves several risks, including limited control over pricing, availability, quality and delivery schedules. Delays in delivery or services or component shortages can cause delays in the shipment of our products. Our single-source components are generally acquired through purchase orders placed in the ordinary course of business, and we have no guaranteed supply arrangements with any of our single-source suppliers. Because of our reliance on these vendors, we may also be subject to increases in component costs. It is possible that we could experience quality control problems, supply shortages or price increases with respect to one or more of these components in the future. If we need to establish additional or replacement suppliers for some of these components, our access to the components might be delayed while we qualify such suppliers. Any quality control problems, interruptions in supply or component price increases with respect to one or more components could have a negative impact on our business.

We rely on independent contract manufacturers to produce some of our products and components. This involves several risks, including:

•	Inadequate capacity of the manufacturer’s facilities;

•	Interruptions in access to certain process technologies; and

•	Reduced control over product quality, delivery schedules, manufacturing yields and costs.

Independent manufacturers have possession of and in some cases hold title to molds for certain manufactured components of our products. Shortages of raw materials, production capacity constraints or delays by our contract manufacturers could negatively affect our ability to meet our production obligations and result in increased prices for affected parts. Any such reduction, constraint or delay may result in delays in shipments of our products or increases in the prices of components, either of which could have a material adverse effect on our business.

We do not have supply agreements with all of our current contract manufacturers and we often utilize purchase orders, which are subject to acceptance by the supplier. An unanticipated loss of any of our contract manufacturers could cause delays in our ability to deliver our products while we identify and qualify a replacement manufacturer.

We depend upon key personnel to operate our business that puts us at risk of a loss of expertise if key personnel were to leave us.    We significantly depend upon the contributions, experience and expertise of our founders, certain members of our management team and key consultants. We maintain a key-man life insurance policy in the amount of $2 million on the life of John Rush, our Chief Executive Officer. This insurance may not be adequate to cover the risk involved. Additionally, our success will depend upon our ability to attract and retain additional highly qualified management, sales, technical, clinical and consulting personnel.

Our revenues could be diminished if we cannot obtain third party reimbursement for sales of our products.    In the United States, health care providers such as hospitals and physicians that purchase medical

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devices generally rely on third-parties, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or part of the cost of therapeutic and diagnostic procedures. With the implementation of Medicare’s Prospective Payment System for hospital inpatient care (Diagnosis Related Groups, or DRGs) in the 1980s, public and private payors began to reimburse providers on a fixed payment schedule for patients depending on the nature and severity of the illness. Many tests and procedures that would have been performed under cost-plus reimbursement formulas are subject to scrutiny and must be justified in terms of their impact on patient outcomes. As a result, there is an incentive to conduct only those tests that will optimize cost-effective care.

We believe that health care providers will be able to obtain reimbursement based on reimbursement policies for embolization procedures currently in effect. There is no assurance, however, that these reimbursement policies will be applied by healthcare payors in all markets to procedures in which our products are used, or that these reimbursement policies, even if currently applicable, will not be changed in the future. Changes in reimbursement policies of governmental (both domestic and international) or private healthcare payors could negatively impact our business to the extent any such changes affect reimbursement for procedures in which our products are used.

Our revenues could be diminished if we are not able to expand our international sales.    In the year ended December 31, 2001, 41% of our revenues were derived from international sales. While revenues from any country outside the United States did not account for 10% or more of our revenues in 2001, sales to distributors of our products in Europe represented 29% of our revenues for that year. We believe our future performance will be dependent in part upon our ability to increase international sales. Although the perceived demand for certain products may be lower outside the United States, we intend to continue to expand our international operations and to enter additional international markets, which will require significant management attention and financial resources. There is no guarantee, however, that we will be able to successfully expand our international sales.

Our success in international markets will depend on our ability to establish and maintain suitable strategic alliances, or establish a direct sales presence.

International sales are subject to inherent risks, including unexpected changes in regulatory requirements, fluctuating exchange rates, difficulties in staffing and managing foreign sales and support operations, additional working capital requirements, customs, duties, tariff regulations, export license requirements, political and economic instability, potentially limited intellectual property protection and difficulties with distributors. In addition, sales and distribution of our products outside the United States are subject to extensive foreign government regulation. We have, in the past, avoided losses due to fluctuating exchange rates associated with international sales by selling our products in U.S. dollars. However, we have begun to sell products in local currency and anticipate expanding this practice, which would subject us to currency exchange risks.

Large-scale market acceptance of our products will depend on the availability and level of reimbursement in international markets that we target.    Reimbursement systems in international markets vary significantly by country, and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government-managed health care systems that govern reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government-managed systems. Obtaining reimbursement approvals in each country can require 12-18 months or longer. Any delays in obtaining, or inability to obtain, reimbursement approvals could have a material adverse effect on our business.

Provisions in our charter documents, our stockholder rights plan and Delaware law may make an acquisition of us more difficult.    Provisions of our Amended and Restated Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to stockholders. Our Amended and Restated Certificate of Incorporation provides for 5,000,000 authorized shares of Preferred Stock, the rights, preferences and privileges of which may be fixed by our Board of Directors without any further vote or action by our stockholders. In addition, our stock option plans generally

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provide for the acceleration of vesting of options granted under such plans in the event of certain transactions that result in a change of control of Micro Therapeutics. Further, Section 203 of the General Corporation Law of Delaware prohibits us from engaging in certain business combinations with interested stockholders. These provisions may have the effect of delaying or preventing a change in control of Micro Therapeutics without action by our stockholders, and therefore, could materially adversely affect the price of our common stock.

In May 1999 the Board of Directors adopted a Stockholder Rights Plan. The Stockholder Rights Plan provides each stockholder of record one right for each ordinary share of common stock of Micro Therapeutics. The rights are represented by our ordinary common stock certificates, and are not traded separately from ordinary common stock and are not exercisable. The rights will become exercisable only if, unless approved by the Board of Directors, a person acquires or announces a tender offer that would result in ownership of 20% or more of Micro Therapeutics’ ordinary common shares, at which time, each right would enable the holder to buy shares of our common stock at a discount to the then market price. Micro Therapeutics may redeem the rights for $0.01 per right, subject to adjustment, at any time before the acquisition by a person or group of 20% or more of Micro Therapeutics’ shares. The rights have a ten-year term. The Stockholder Rights Plan may have the effect of delaying, deferring or preventing a change in control of our stock. This may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

Stock prices are particularly volatile in some market sectors and our stock price could decrease.    The stock market sometimes experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations can cause a decrease in the price of our common stock. Changes in the medical device industry generally may have a material adverse effect on the market price of our common stock. In addition, it is likely that during a future quarterly period, our results of operations will fail to meet the expectations of stock market analysts and investors and, in such event, our stock price could materially decrease.

Most of our outstanding shares of common stock are freely tradable. The market price of our common stock could drop due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of common stock.

Energy shortages may adversely impact our operations.    California experienced shortages of electrical power and other energy sources in the last fifteen months. This condition periodically resulted in rolling electrical power outages (or the temporary and generally unannounced loss of the primary electrical power source). The computer and manufacturing equipment and other systems in our operating location in California are subject to shutdown in the event of a rolling electrical power outage. Currently, we do not have secondary electrical power sources to mitigate the impact of temporary or longer-term electrical outages. It is not anticipated that the power shortages will abate soon, and therefore, our operating facilities may experience brown-outs, black-outs, or other consequences of the shortage, and may be subject to usage restrictions or other energy consumption regulations that could adversely impact or disrupt our commercial manufacturing and other activities.

Employees

At March 1, 2002, the Company had 154 employees, all of whom were employed on a full-time basis, and 20 of whom were directly employed by employment agencies.

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ITEM 2.     PROPERTIES

The Company occupies a facility of approximately 43,000 square feet, which is located within a multi-tenant building in Irvine, California. The facility is subject to a lease that expires in September 2003, with two three-year renewal options. The Company believes that this space is adequate for its near-term needs.

ITEM 3.     LEGAL PROCEEDINGS

The Company is involved in litigation from time to time in the ordinary course of business, the outcome of which the Company’s management believes will not have a material adverse effect on the Company’s financial position or results of operations.

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of 2001.

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PART II

ITEM 5.     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since February 18, 1997, the Common Stock of Micro Therapeutics, Inc., or MTI or the Company, has traded on the Nasdaq National Market under the symbol “MTIX.” The Company’s Common Stock was not traded on the Nasdaq National Market, or any other exchange, prior to that date.

High and low sales prices for the Company’s Common Stock during the years ended December 31, 2000 and 2001 were as follows:

	High	Low
Q1 2000 (January 1 through March 31)	$11.25	$6.25
Q2 2000 (April 1 through June 30)	8.25	4.75
Q3 2000 (July 1 through September 30)	8.06	4.88
Q4 2000 (October 1 through December 31)	$7.13	$2.94
Q1 2001 (January 1 through March 31)	$7.56	$3.25
Q2 2001 (April 1 through June 30)	7.35	3.55
Q3 2001 (July 1 through September 30)	6.50	3.90
Q4 2001 (October 1 through December 31)	$6.40	$3.90

As of March 4, 2002, there were 57 stockholders of record of the Company’s Common Stock. The Company estimates that there are approximately 2,200 beneficial owners of its Common Stock. There is no Preferred Stock outstanding. The Company has not paid any dividends on its Common Stock since its inception and does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. It is currently anticipated that earnings, if any, will be used to finance the development and expansion of the Company’s business.

Recent Sales of Unregistered Securities.

The following is a summary of transactions by the Company during the past three years, involving sales of the Company’s securities that were not registered under the Securities Act of 1993 (the “Securities Act”):

(1)    On May 21, 1999, Abbott and the Company amended the terms of the then-outstanding Convertible Subordinated Note and Credit Facility Note, sold by the Company to Abbott in August and November 1998, respectively, to reduce the conversion price with respect to (i) $4 million of the principal amount of the Convertible Subordinated Note from $13.00 to $8.640625 per share of the Company’s Common Stock, (ii) the remaining $1 million principal amount of the Convertible Subordinated Note to $12.00 per share of the Company’s Common Stock, (iii) the entire $5 million principal amount of the Credit Facility Note from $15.00 to $12.00 per share of the Company’s Common Stock. Concurrently, Abbott converted the aggregate principal amount of the Convertible Subordinated Note and Credit Facility Note in exchange for 962,328 shares of the Company’s Common Stock.

(2)    On May 21, 1999, Abbott and the Company agreed to a Put Option, under which the Company could require Abbott to purchase shares of the Company’s Common Stock at $12.00 per share, up to an aggregate purchase price of $3 million. On October 26, 1999, the Company exercised its rights under the Put Option and issued the maximum of 250,000 shares of its Common Stock to Abbott under the terms of the Put Option Agreement.

(3)    On September 28, 1999 the Company sold to Century a 5% Convertible Subordinated Note, due September 30, 2003, in the aggregate principal amount of $2,000,000. The principal balance of the note was convertible at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion price of approximately $16.35 per share, which conversion price was subject to adjustment in certain circumstances. The Company repaid this note in its entirety to Century on October 9, 2001.

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(4)    On March 10, 2000, the Company sold 1,600,000 shares of its Common Stock under the terms of a Securities Purchase Agreement to accredited investors in conformity with Rule 506 under Regulation D at a price of $7.46 per share. The Company and the investors concurrently entered into a Registration Rights Agreement, under which the Company undertook to register such 1,600,000 shares under the Securities Act, which registration was declared effective by the Securities and Exchange Commission on April 24, 2000.

(5)    On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, LLC, a Delaware limited liability company managed by Warburg, Pincus Equity Partners, L.P, under which the Company sold shares of its Common Stock to Micro Investment in a two-stage private placement. The first stage involved the sale of 1,986,615 shares at a price of $3.75 per share, of which 1,828,679 shares were sold on May 31, 2001, and 157,936 shares were sold on June 19, 2001 (upon waiver of certain of the Company’s stockholders of their existing preemptive rights). The second stage, which closed on July 26, 2001, involved the sale of 8,119,533 shares at a price of $6.00 per share. The securities purchase agreement required the Company to register the aggregate of 10,106,148 shares under the Securities Act, which registration was declared effective by the Securities and Exchange Commission on January 3, 2002.

Exemption from the registration requirements of the Securities Act for the sales of the securities described above was claimed under Section 4(2) of the Securities Act, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide. No underwriting or broker’s commissions were paid in connection with the foregoing transactions.

ITEM 6.     MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the related Notes thereto included elsewhere in this Annual Report on Form 10-KSB. This Annual Report on Form 10-KSB contains forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward- looking statements. Factors that might cause such a difference are discussed under “Certain Factors that May Affect Our Business and Future Results.”

OVERVIEW

Since its inception in June 1993, the Company has been primarily engaged in the design, development and marketing of minimally invasive devices for treatment of vascular disease. The Company has a limited history of operations and has experienced significant operating losses since inception. Operating losses are expected to continue at least into fiscal 2003 as the Company expends substantial resources to fund research and development, clinical trials, regulatory approvals, and marketing and sales activities.

Abbott Laboratories

The Company commenced U.S. commercial shipments of its first thrombolytic infusion catheters in November 1994. Through the third quarter of 1999, the majority of the Company’s revenues were derived from sales of its initial infusion catheters and related accessories, and its line of mechanical thrombolytic brushes. In August 1998, and as revised in June 2000, the Company entered into a distribution agreement with Abbott, which provides for distribution of such products by Abbott in the United States and Canada. The Company expects sales of the products mentioned above, and similar products, to continue to provide a significant portion of the Company’s revenues. The Company currently sells such products outside the United States and Canada through a limited number of distributors, however, revenues under these arrangements have not been significant to date.

Guidant Corporation

In November 1997, the Company signed an agreement with Guidant to distribute the Company’s neuro products in Europe and, in August 1998, that agreement was expanded to include distribution in Europe of the

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Company’s peripheral embolization products. Until September 1999, no significant revenues had been received under the Guidant arrangement. Revenues under the Guidant arrangement were dependent, to a significant extent, upon the receipt by the Company of CE Mark certification for applications of the Company’s proprietary liquid embolic material, Onyx, market training and product launch activities. In July 1999, the Company received CE Mark approval for the treatment of arteriovenous malformations, or AVMs, in the brain using Onyx and, accordingly, the Company initiated market training activities in July 1999. Product launch activities with respect to the brain AVM application commenced in September 1999. In April 1999 and March 2000, the Company obtained CE Mark approval for the peripheral embolization and brain tumor applications, respectively, of Onyx, however, the Company has decided to defer commencing market training activities while concentrating on other applications of Onyx.

In November 2000, the Company obtained CE Mark approval for the brain aneurysm application of Onyx. The Company commenced market training activities with respect to this application during the fourth quarter of 2000 as part of its Cerebral Aneurysm Multi-center European Onyx, or CAMEO, Registry. The objective of the CAMEO Registry was the accumulation of data on 100 brain aneurysm patients treated with Onyx, for use in subsequent marketing of Onyx for this application. In the third quarter of 2001, the Company completed the CAMEO Registry. Also during the third quarter of 2001, the Company terminated its November 1997 distribution agreement with Guidant, effective December 31, 2001. As a result, the Company decided to defer the market launch of the brain aneurysm application of Onyx until the beginning of 2002, in conjunction with its revised European marketing, sales and distribution plan, described below.

On September 14, 2001, the Company and Guidant signed a termination agreement, with respect to their November 1997 distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001.

Under the terms of the termination agreement, the Company repurchased, from Guidant inventory on-hand at December 31, 2001, and at Guidant’s original purchase price, the Company’s products purchased by Guidant from the Company from September 14, 2001 through December 31, 2001, amounting to approximately $150,000, and additional Guidant inventory of the Company’s products on-hand at December 31, 2001 at Guidant’s original purchase price, amounting to approximately $30,000. As a result of these repurchase terms, the Company modified its revenue recognition policy with respect to shipments to Guidant, under which revenues related to shipments to Guidant for the period from September 14, 2001 through December 31, 2001 were recognized only upon Guidant’s sale of such inventory to its customers.

ev3 International, Inc.

On November 16, 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. The countries included in the territory covered by the Company’s distribution agreement with Guidant are included in the Company’s agreement with ev3 International, and were the initial countries to be served by ev3 International under the sales representative agreement.

Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, LLC, the Company’s largest stockholder. Additionally, James Corbett, who became Chairman of the Company’s Board of Directors in January 2002, is the President of ev3 International, Inc. and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; Dale Spencer, a director of the Company, is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc.; Elizabeth Weatherman, a director of the Company, is a director of ev3 Inc.; and Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

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Century Medical, Inc.

In September 1998, the Company entered into a distribution agreement with Century, which provides for distribution of all the Company’s products by Century in Japan. Significant revenues are not expected to be derived from sales in Japan until the Company’s products receive regulatory approval in Japan, and market training and product launch activities are substantially underway. The Company’s peripheral blood clot therapy products received regulatory approval in May 1999, and certain of the Company’s micro catheter and access products have received regulatory approval since September 1999. Market training and product launch activities have not yet commenced for all of these products, however. Accordingly, the Company has not realized significant revenues to date from sales in Japan. In December 2001, the Company commenced discussions with Century regarding a modification or termination of the distribution agreement.

Micro Investment, LLC.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, LLC a Delaware limited liability company managed by Warburg, Pincus Equity Partners, L.P.
Under the securities purchase agreement, Micro Investment invested $56 million in exchange for newly issued shares of the Company’s common stock. The transaction consisted of a two-stage private placement. Upon the closing of the first stage in May and June 2001, Micro Investment owned approximately 16.6% of the outstanding shares of the Company’s common stock. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. Stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held July 26, 2001.

The terms of the Company’s distribution agreements with Abbott, Guidant and Century gave the Company the ability to terminate each of these agreements upon the payment of a fee following a change in control of the Company such as occurred as a result of the transaction with Micro Investment described above. In September 2001, the Company elected to terminate its agreement with Guidant.

The Company’s products are manufactured by the Company at its facility in Irvine, California. Certain accessories are manufactured and processes are performed by contract manufacturers.

Future revenues and results of operations may fluctuate significantly from quarter to quarter and will depend upon, among other factors, actions relating to regulatory and reimbursement matters, the extent to which the Company’s products gain market acceptance, the rate at which the Company and third-party distributors, as applicable, establish their domestic and international sales and distribution networks, the progress of clinical trials and the introduction of competitive products for diagnosis and treatment of neuro and peripheral vascular disease. The Company’s limited operating history makes accurate prediction of future operating results difficult or impossible. Although the Company has experienced sales growth in certain recent periods, there can be no assurance that, in the future, the Company will sustain sales growth or gain profitability on a quarterly or annual basis or that its growth will be consistent with predictions made by securities analysts.

The Company manufactures product for stock and ships product shortly after the receipt of orders, and anticipates that it will do so in the future. Accordingly, the Company has not developed a significant backlog and does not anticipate that it will develop a significant backlog in the near term.

Critical Accounting Policies

The Company has identified its revenue recognition policy as critical to its business operations and the understanding of its results of operations. The impact and any associated risks related to this policy on the Company’s business operations are discussed throughout this Management’s Discussion and Analysis of

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Financial Condition and Results of Operations in which the application of this policy and its expected effect on the Company’s reported and expected financial results are described, and “Certain Factors that May Affect Our Business and Future Results” under which associated risks are described. For a detailed discussion on the application of this and other accounting policies, see Note 2 in the Notes to Consolidated Financial Statements in Item 14 of this Annual Report on Form 10-KSB, beginning on page F-7. Note that the Company’s preparation of this Annual Report on Form 10-KSB requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the Company’s consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

The Company’s revenue recognition policy is significant because its revenue is a key component of results of operations. In addition, the Company’s revenue recognition determines the timing of certain costs and expenses, such as cost of sales and commissions. The Company follows very specific and detailed guidelines in measuring revenue; however, certain judgments affect the application of its revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause the Company’s operating results to vary significantly from quarter to quarter.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2000 and 2001

Following is information with respect to net sales for the years ended December 31, 2000 and 2001:

	2000	2001
Peripheral blood clot therapy
United States	$2,172,983	$2,616,765
Europe	72,430	58,567
Rest of World	82,680	74,542

Total peripheral blood clot therapy net sales	2,328,093	2,749,874

Onyx
United States	25,700	582,835
Europe	752,196	886,094
Rest of World	148,540	114,800

Total Onyx net sales	926,436	1,583,729

Micro catheter and access
United States	509,049	1,902,806
Europe	1,138,461	1,639,451
Rest of World	633,479	795,417

Total micro catheter and access product net sales	2,280,989	4,337,674

Other
United States	147,264	92,232
Europe	38	—
Rest of World	105	—

Total other net sales	147,407	92,232

Total net sales	$5,682,925	$8,763,509

On August 12, 1998, the Company entered into a ten-year distribution agreement with Abbott that provided Abbott with exclusive rights to distribute the Company’s peripheral blood clot therapy products in the U.S. and Canada. Upon shipment of product by the Company to Abbott, the Company received an initial purchase price

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payment from Abbott, as provided in the agreement. Abbott provided additional purchase price payments to the Company based upon, and calculated as a percentage of, Abbott’s net sales, as defined in the agreement. The Company recognized as sales the initial purchase price upon shipment of product to Abbott. The Company recognized the additional purchase price upon Abbott’s reporting of sales to its customers.

On June 28, 2000, the Company and Abbott entered into a new distribution agreement, having a term through December 31, 2008 and superceding the previously existing distribution agreement described above. Under the new agreement, the Company has certain responsibilities for marketing and promotion of the Company’s peripheral blood clot therapy products in the United States and Canada.

As in the prior distribution agreement, the new agreement provides for the Company to receive the initial purchase price upon shipment of product by the Company to Abbott, and the additional purchase price based upon, and calculated as a percentage of, Abbott’s net sales, as defined in the new agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott’s reporting of sales to its customers. Such additional purchase price payments amounted to $556,677 in 2000 and $1,292,917 in 2001.

The new agreement also provided for (a) an increase, relative to the provisions of the prior agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott from the Company commencing January 1, 2000, (b) increases, relative to the provisions of the prior agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the new agreement, with additional scheduled increases in this percentage effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the new agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the new agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the new agreement, and (ii) the $700,000 prepaid additional purchase price. Amortization of such deferred revenue into income commenced as of the effective date of the agreement and continued through 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the new agreement, and amounted to $569,651 in 2000 and $174,996 in 2001.

The increase in peripheral blood clot therapy sales from the year ended December 31, 2000 to 2001 resulted primarily from the change in the terms in the new agreement with Abbott, described above.

The increase from the year ended December 31, 2000 to 2001 in Onyx sales in the United States are attributable to the commencement of the use of Onyx for treating brain aneurysm and AVM cases as part of the Company’s pivotal clinical trials for each such Onyx application, both of which commenced in the second quarter of 2001. The increase in Onyx sales in Europe from the year ended December 31, 2000 to 2001 reflected an increase of approximately $195,000 from sales of Onyx for use in treating brain aneurysm cases as part of the Company’s CAMEO Registry, net of a decrease of approximately $65,000 in sales of Onyx for use in treating AVMs due, the Company believes, to the adverse effect of the termination of the Company’s distribution agreement with Guidant on marketing and sales activities in the fourth quarter of 2001. Changes between periods in 2000 and 2001 for sales of Onyx in the rest of the world were not material.

The increase in sales of micro catheter and access products in the United States during the year ended December 31, 2001, relative to 2000, results primarily from the re-establishment, in the third quarter of 2000, of the Company’s direct sales force in the United States. The increase in sales of micro catheter and access products in Europe during the year ended December 31, 2001, relative to 2000, is due to increased sales of such products both in connection with sales of Onyx, as discussed above, and for use in procedures not using Onyx. The increases in sales of micro catheter and access products in the rest of the world for the year ended December 31, 2001, relative to 2000, is due to the commencement of sales in Japan in 2001 of peripheral sizes of guidewires and micro catheters.

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The Company believes that revenues from sales of Onyx, and micro catheters and access products will increase in 2002 based primarily on the factors discussed in the following two paragraphs.

On September 14, 2001, the Company and Guidant agreed to terminate their distribution agreement, effective December 31, 2001. Under the terms of the termination agreement, the Company agreed to repurchase certain of the Company’s products in Guidant’s possession on December 31, 2001, resulting in a deferral, during the period from September 14, 2001 through December 31, 2001, of revenue recognition with respect to such products. In addition, the Company believes that sales and marketing activities undertaken by Guidant, and average selling prices for the Company’s products sold by Guidant during the period from September 14, 2001 through December 31, 2001 may have been adversely impacted by the termination.

In January 2002, ev3 International commenced European marketing, distribution and sales solicitation activities with respect to the Company’s products, which activities included the commercial launch in Europe of Onyx for use in the treatment of brain aneurysms. As distinguished from the terms of the Company’s distribution agreement with Guidant, under which the Company sold products to Guidant and recognized revenues based on sales to Guidant in its capacity as a distributor, title to the Company’s products does not pass upon shipment of such products to ev3 International. Accordingly, upon the Company’s sale of products to end-users, the Company will be able to recognize revenue at the full amount of the sales price to the end-users.

Cost of sales for the year ended December 31, 2001 was $4,371,171, compared to $3,225,099 for 2000. As a percentage of sales, cost of sales decreased to 50% for the year ended December 31, 2001, from 57% for 2000. The dollar increase in cost of sales is due primarily to increased volume. The decrease in cost of sales as a percentage of sales reflects, in approximately equal amounts, the effects of the change in the Company’s distribution agreement with Abbott, which was implemented in June 2000, and an increase in the mix in 2001, relative to 2000, of sales of micro catheter and access products in the U.S., where sales are made directly by the Company to end-users.

The Company believes that cost of sales, as a percentage of sales, will continue to decrease in 2002 due to the effects of the change in European marketing arrangements from Guidant to ev3 International, and to anticipated volume increases in the United States of sales of micro catheter and access products, although there is no assurance that such volume increases will occur.

Research and development expenses, which include regulatory and clinical expenses, increased 33% from $7,546,224 for the year ended December 31, 2000 to $10,061,307 for 2001. The increase is attributable primarily to the Company’s increasing activities in product development, clinical trials and regulatory functions in connection with Onyx. The Company believes these factors will cause research and development expenses to continue to increase in 2002.

Selling, general and administrative expenses increased 40% from $6,409,390 for the year ended December 31, 2000 to $8,977,469 for 2001. This increase was due primarily to the re-establishment of the Company’s direct sales force in the United States, and the expansion of the Company’s marketing capabilities and activities worldwide, both of which commenced during the third quarter of 2000. The Company believes that selling, general and administrative expenses will continue to increase in 2002, due primarily to the effects of the terms of the sales representative agreement with ev3 International, under which the Company will be charged fees by ev3 International for its services.

Under the terms of the Company’s distribution agreement with Guidant, the Company’s termination of that agreement resulted in the payment, in February 2002, of a $3.6 million termination fee to Guidant, which was determined, pursuant to the terms of the distribution agreement, based upon a multiple of Guidant’s margin from net sales of the Company’s products from January 1, 2001 through December 31, 2001. In addition, the Company, in December 2001, notified distributors in four Scandinavian countries of the Company’s intent to terminate its distribution agreements with such distributors, effective in early 2002. The Company has agreed to

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terms of the termination with three of the Scandinavian distributors and is in discussion with the fourth distributor. The Company is also in discussion with Century regarding modification or termination of the currently existing distribution agreement. Included in operating expenses for the year ended December 31, 2001 is a $5.2 million accrual related to the termination fees in connection with those agreements for which terms have been finalized, and the Company’s estimate of amendment or termination costs that may be incurred based on the current status of discussions of the terms of termination or modification of the remaining distribution agreements discussed above.

Interest income for the year ended December 31, 2001 was $736,872, as compared to $786,118 for 2000, a decrease of 6%. This decrease is due to lower interest rates in 2001, relative to 2000.

Interest expense for the year ended December 31, 2001 was $798,935, as compared to $1,074,976 for 2000, a decrease of 26%. This decrease was due to the repayment, in September and October 2001, of notes payable to Century and Guidant, discussed further below.

Under the terms of subordinated note and credit agreements with each of Century and Guidant, the change in control of the Company resulting from the transaction with Micro Investment allowed Century and Guidant to accelerate the due dates of the Company’s notes payable to them and declare the notes to be immediately due and payable. The Company received such a notice of acceleration from Century and repaid the notes, aggregating $5 million and having an original due date of September 30, 2003, on October 9, 2001, thus constituting an early extinguishment of such debt. In connection with such early extinguishment of debt, the Company recognized an extraordinary loss for the year ended December 31, 2001, amounting to $443,203, representing the unamortized discount related to the notes at the date of debt extinguishment. The Company’s termination of its distribution agreement with Guidant also allowed Guidant to accelerate the due dates of the Company’s notes payable to Guidant and declare the notes to be due and payable as of the date of termination. Under the terms of the termination agreement, the Company and Guidant agreed to the Company’s repayment of the notes no later than September 30, 2001. The Company repaid the notes, aggregating $7 million and having an original due date of October 31, 2002, on September 21, 2001, thus constituting an early extinguishment of such debt. In connection with such early extinguishment of debt, the Company recognized an extraordinary loss for the year ended December 31, 2001, amounting to $273,177, representing the unamortized discount related to the notes at the date of debt extinguishment.

As a result of the items discussed above, the Company incurred a net loss of $20,630,855 for the year ended December 31, 2001, compared to $11,785,290 for 2000.

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Comparison of Fiscal Years Ended December 31, 1999 and 2000

Following is information with respect to net sales for the years ended December 31,1999 and 2000:

	1999	2000
Peripheral blood clot therapy
United States	$2,540,231	$2,172,983
Europe	44,620	72,430
Rest of World	143,775	82,680

Total peripheral blood clot therapy net sales	2,728,626	2,328,093

Onyx
United States	13,605	25,700
Europe	134,334	752,196
Rest of World	26,420	148,540

Total Onyx net sales	174,359	926,436

Micro catheter, access and delivery
United States	488,875	509,049
Europe	333,874	1,138,461
Rest of World	288,875	633,479

Total micro catheter, access and delivery net sales	1,111,624	2,280,989

Other
United States	81,583	147,264
Europe	300	38
Rest of World	1,180	105

Total other net sales	83,063	147,407

Total net sales	$4,097,672	$5,682,925

On August 12, 1998, the Company entered into a ten-year distribution agreement with Abbott that provided Abbott with exclusive rights to distribute the Company’s peripheral blood clot therapy products in the U.S. and Canada. Upon shipment of product by the Company to Abbott, the Company received an initial purchase price payment from Abbott, as provided in the agreement. Abbott provided additional purchase price payments to the Company based upon, and calculated as a percentage of, Abbott’s net sales, as defined in the agreement. The Company recognized as sales the initial purchase price upon shipment of product to Abbott. The Company recognized the additional purchase price upon Abbott’s reporting of sales to its customers.

On June 28, 2000, the Company and Abbott entered into a new distribution agreement, having a term through December 31, 2008 and superceding the previously existing distribution agreement described above. Under the new agreement, the Company has certain responsibilities for marketing and promotion of the Company’s peripheral blood clot therapy products in the United States and Canada.

As in the prior distribution agreement, the new agreement provides for the Company to receive the initial purchase price upon shipment of product by the Company to Abbott, and the additional purchase price based upon, and calculated as a percentage of, Abbott’s net sales, as defined in the new agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott’s reporting of sales to its customers. Such additional purchase price payments amounted to $708,586 in 1999 and $556,677 in 2000.

The new agreement also provides for (a) an increase, relative to the provisions of the prior agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott

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from the Company commencing January 1, 2000, (b) increases, relative to the provisions of the prior agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the new agreement, with additional scheduled increases in this percentage to be effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the new agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the new agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the new agreement, and (ii) the $700,000 prepaid additional purchase price. Amortization of such deferred revenue into income commenced as of the effective date of the agreement and continued through 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the new agreement, and amounted to $569,651 in 2000.

The decrease in peripheral blood clot therapy sales from 1999 to 2000 resulted primarily from the effects of manufacturing issues, being addressed by Abbott, related to its thrombolytic drug, Abbokinase® (urokinase for injection), which began adversely affecting Abbott’s ability to supply Abbokinase to the blood clot therapy market subsequent to the second quarter 1999 and which have correspondingly adversely affected sales of the Company’s blood clot therapy products to Abbott, net of the effects of the changes arising from the new agreement with Abbott, described above. With respect to the increase in the additional purchase price to be paid by Abbott, as described above, it should be noted that the change in 2000 was effected primarily through the amortization of deferred revenue related to the $700,000 prepayment of the non-refundable additional purchase price.

In the third quarter of 1999, the Company obtained CE Mark approval to market Onyx for the treatment of brain AVMs in the European Union. Accordingly, sales of Onyx substantively commenced in the fourth quarter of 1999. In November 2000, the Company obtained CE Mark approval for the brain aneurysm application of Onyx. The Company commenced market training activities with respect to this application during the fourth quarter of 2000 as part of its Cerebral Aneurysm Multi-center European Onyx, or CAMEO, Registry. The objective of the CAMEO Registry was the accumulation of data on 100 brain aneurysm patients treated with Onyx, for use in subsequent marketing of Onyx in this application. The Company completed the CAMEO Registry in 2001.

The increases in sales of micro catheter, access and delivery products during 2000, relative to 1999, are due primarily to additional products that received regulatory marketing clearances worldwide during 1999 and to the sale of such products in connection with sales of Onyx, as discussed above.

Other sales in 1999 and 2000 were derived from manufacturing services performed by the Company for third parties and from sales of Onyx to licensees of the Onyx technology for non-vascular applications that are currently in feasibility and clinical trials.

Cost of sales for 2000 was $3,225,099, compared to $2,861,301 in 1999. As a percentage of sales, cost of sales decreased to 57% in 2000, from 70% in 1999. The dollar increase in cost of sales is due primarily to increased volume, and the decrease in cost of sales as a percentage of sales is due primarily to (a) a shift in the mix of product shipments during 2000 toward the Onyx and micro catheter, access and delivery product lines, which bear higher percentage margins relative to the Company’s peripheral blood clot therapy product line, and (b) the effects of the changes in the agreement with Abbott, described above.

Research and development expenses, including regulatory and clinical expenses, increased 1% from $7,458,679 in 1999 to $7,546,224 in 2000. The increase is attributable primarily to non-cash charges related to granting stock options to non-employee physicians who consult with the Company, and to the write-off of certain costs, originally capitalized as intellectual property costs, that were identified with projects no longer being pursued, net of the effects of strategic cash management initiatives implemented by the Company in the second half of 1999. Such expenses relate primarily to the Company’s continued efforts in the development of Onyx, associated clinical trials, market training and development of access and delivery products.

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Selling, general and administrative expenses increased 22% from $5,250,251 in 1999 to $6,409,390 in 2000. This increase was due primarily to the benefit recognized in 1999 of two $500,000 non-refundable cash payments from Abbott to finance the cost of dedicating the Company’s sales force to the transition of distribution under its then-existing distribution agreement with Abbott. Without this benefit in 1999, selling, general and administrative expenses in 2000 would have been 3% higher than in 1999, due primarily to the expansion, in the third quarter of 2000, of the Company’s marketing and sales capabilities.

Interest income increased from $498,610 in 1999 to $786,118 in 2000. Approximately 40% of this increase was due to higher average cash balances in 2000 relative to 1999 arising from the Company’s receipt of $11.2 million in net proceeds from the completion of a private placement of 1.6 million shares of the Company’s common stock in March 2000. The remaining amount of the increase was due to favorable returns on invested cash in 2000, relative to 1999. Interest expense decreased from $2,831,311 in 1999 to $1,074,976 in 2000. This decrease was due primarily to the non-cash, non-recurring charge, amounting to $1,651,585, incurred in May 1999 related to the early conversion of two $5 million notes held by Abbott. The remainder of the decrease was due to the lower average debt balance in 2000 resulting from the aforementioned conversion of debt by Abbott.

As a result of the items discussed above, the Company incurred a net loss of $11,785,290 in 2000, compared to $13,830,069 in 1999.

Liquidity and Capital Resources

Since inception, the Company’s costs and expenses have significantly exceeded its sales, resulting in an accumulated deficit of approximately $73 million at December 31, 2001. To initially fund its operations, the Company raised approximately $15.3 million from the private placement of equity securities, and completed an initial public offering in February 1997 of 1,840,000 shares of Common Stock, raising net proceeds of approximately $10 million.

In November 1997, the Company received $5 million from Guidant under terms of a convertible subordinated note agreement. The note had an original due date of October 2002, unless accelerated for certain events defined in the note agreement, and was convertible, at any time, at Guidant’s option, into shares of the Company’s Common Stock at a conversion price of $10.25 per share. In April 1998, the Company achieved a milestone set forth in the agreement with Guidant, and elected, under the terms of the agreement, to have Guidant loan the Company $2 million and purchase from it $500,000 of the Company’s common stock at approximately $10.50 per share, the proceeds from which were received in May 1998.

Concurrent with the execution of the distribution agreement with Abbott in August 1998, the Company and Abbott entered into convertible subordinated note, credit and security agreements, under which Abbott provided the Company with (a) $5 million, in exchange for a five-year subordinated note, convertible at Abbott’s option into shares of the Company’s Common Stock at a conversion rate of $13.00 per share, and (b) a $5 million credit facility, available for one year from the date of the agreement and repayable five years from the date of the agreement, with amounts borrowed under the facility convertible over the five-year life of the underlying note at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion rate of $15.00 per share. In October 1998, the Company elected to borrow the entire $5 million under this facility, the proceeds of which were received in November 1998. Both notes had a stated interest rate of 5% per annum.

In April 1999, Abbott and the Company agreed to a modification, and, in May 1999, the parties consummated such modification, of the agreements described above. Under the terms of the modification, Abbott converted $4 million face value of the notes into shares of the Company’s Common Stock at a conversion rate equal to 125% of the average closing price of such stock for the five days ended April 30, 1999 (amounting to a conversion rate of $8.65 per share), and converted the remaining $6 million face value of such notes into shares of the Company’s common stock at a rate of $12 per share.

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Concurrently in April 1999, Abbott and the Company entered into an agreement that provided the Company an option to require Abbott to purchase up to $3 million of the Company’s common stock at a price of $12 per share. In October 1999, the Company exercised such option for the entire $3 million of proceeds and, accordingly, issued 250,000 shares of its common stock to Abbott upon the Company’s receipt of the proceeds in November 1999.

In October 1998, under the terms of the then-existing distribution agreement, Abbott furnished the Company with a non-refundable $1 million marketing payment upon Abbott’s first commercial sale of product. For financial statement purposes, this payment is being amortized into income on a straight-line basis over the initial term of the agreement, which continues through 2008 and is considered to approximate the expected period of performance.

The distribution agreement required the Company to commit the resources of its sales representatives in the United States and Canada for the first six months of the agreement to the transition of the distribution function to Abbott. This six-month period ended on March 31, 1999. In April 1999 and August 1999, Abbott agreed to make additional quarterly $500,000 payments to the Company solely as consideration for the continued resource commitment of the Company’s sales representatives to the transition of distribution to Abbott during each of the quarters ended June 30, 1999 and September 30, 1999. The Company received these additional payments in July 1999 and November 1999.

Under the terms of the distribution agreement executed in August 1998, and a new distribution agreement entered into in June 2000 that superseded the previously-existing agreement, the Company receives an initial purchase price payment from Abbott upon shipment of product from the Company to Abbott. The Company receives additional purchase price payments based upon Abbott’s net sales, as defined in the agreement.

Concurrent with the execution of the distribution agreement with Century in September 1998, the Company and Century entered into convertible subordinated note and credit agreements, under which Century provided the Company with (a) $3 million, in exchange for a subordinated note, having an original due date in September 2003, unless accelerated for certain events defined in the note agreement, and convertible at the Company’s option, subject to certain restrictions, into shares of the Company’s common stock at a conversion rate of $15.00 per share, and (b) a $2 million credit facility. The availability of the credit facility commenced in April 1999, upon the Company obtaining its first CE Mark in Europe for an Onyx-related application. In September 1999, the Company borrowed the entire $2 million available under the credit facility in exchange for a note which was repayable five years from the date of the agreement and was convertible over the five-year life of the note at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion rate of approximately $16.35. Both notes had a stated interest rate of 5% per annum.

Under the terms of the distribution agreement with Century, the Company received from Century a $500,000 advance payment on September 30, 1998, which amount was applied against Century’s purchase orders for the Company’s products. By November 2000 such advance payment had been fully applied against purchases. Upon achievement of the first regulatory approval in Japan for an application of Onyx, Century, under the terms of the distribution agreement, is required to make a $1 million advance payment to the Company, which amount is to be applied against Century’s first future purchase orders for Onyx-related product.

On March 10, 2000, the Company sold 1,600,000 shares of its Common Stock under the terms of a securities purchase agreement to accredited investors in conformity with Rule 506 under Regulation D. The Company and the investors concurrently entered into a registration rights agreement, under which the Company undertook to register such 1,600,000 shares under the Securities Act, which registration was declared effective by the Securities and Exchange Commission on April 24, 2000. Such shares were sold to the investors at a price of $7.46 per share, resulting in net proceeds, after payment of offering and registration costs, of approximately $11.2 million.

38

On May 25, 2001, the Company entered into the securities purchase agreement with Micro Investment under which Micro Investment invested $56 million in exchange for newly issued shares of the Company’s common stock. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s common stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain of the Company’s stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7.5 million before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s common stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48.7 million, before transaction costs. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. Stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held July 26, 2001.

Under the terms of the subordinated note and credit agreements with Century and Guidant, described above, the change in control of the Company resulting from the transaction with Micro Investment allowed Century and Guidant to accelerate the due dates of the Company’s notes payable to them and declare the notes to be immediately due and payable. The Company received a notice of acceleration from Century, and repaid the notes, aggregating $5 million, on October 9, 2001.

On September 14, 2001, the Company and Guidant signed a termination agreement with respect to their November 1997 distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001. Under the terms of the convertible subordinated note and credit agreements between the Company and Guidant, termination of the distribution agreement allowed Guidant to accelerate the due dates of the Company’s notes payable to Guidant and declare the notes to be due and payable as of the date of termination. Moreover, as discussed above, the transaction with Micro Investment allowed Guidant to declare the notes immediately due and payable. Under the terms of the termination agreement, the Company and Guidant agreed to the Company’s repayment of the notes no later than September 30, 2001. The Company repaid the notes, aggregating $7 million, on September 21, 2001.

Under the terms of the termination agreement, the Company repurchased, from Guidant inventory on-hand at December 31, 2001, and at Guidant’s original purchase price, the Company’s products purchased by Guidant from the Company from September 14, 2001 through December 31, 2001, amounting to approximately $150,000, and additional Guidant inventory of the Company’s products on-hand at December 31, 2001 at Guidant’s original purchase price, amounting to approximately $30,000.

Under the terms of the Company’s distribution agreement with Guidant, the Company’s termination of that agreement resulted in the payment, in February 2002, of a $3.6 million termination fee to Guidant, which was determined, pursuant to the terms of the distribution agreement, based upon a multiple of Guidant’s margin from net sales of the Company’s products from January 1, 2001 through December 31, 2001. In addition, the Company, in December 2001, notified distributors in four Scandinavian countries of the Company’s intent to terminate its distribution agreements with such distributors, effective early in 2002. The Company has agreed to terms of the termination with three of the Scandinavian distributors and is in discussion with the fourth distributor. The Company is also in discussion with Century regarding modification or termination of the currently existing distribution agreement. Included in the Company’s consolidated financial statements for the year ended December 31, 2001 is a $5.2 million accrual related to the termination fees in connection with those agreements for which terms have been finalized, and the Company’s estimate of modification and termination costs that may be incurred based on the current status of discussions of the terms of termination or modification of the remaining distribution agreements discussed above.

39

As of December 31, 2001, the Company had cash and cash equivalents of $37.0 million. Cash used in the Company’s operations for the year ended December 31, 2001 was $13.1 million, reflecting primarily the loss from operations and an increase in inventories, net of an increase in the aggregate of accounts payable, accrued liabilities, and accrued salaries and benefits. Cash used by investing activities for the year ended December 31, 2001 was $1.0 million and primarily reflected expenditures for property and equipment and intellectual property. While continued investments will be made for property and equipment and for intellectual property, the Company has no significant capital commitments as of December 31, 2001. Cash provided by financing activities for the year ended December 31, 2001 was $41.3 million, primarily consisting of the proceeds from the transaction with Micro Investment, net of related transaction costs and repayments by the Company of the notes payable to Guidant and Century.

The Company believes that current resources will be sufficient to fund its operations until such time as the Company is able to generate positive cash flows through operations, which the Company anticipates will commence in mid-2003. However, the Company’s future liquidity and capital requirements will be influenced by numerous factors, including results under the distribution agreements with Abbott and Century, the sales representative agreement with ev3 International, and similar future agreements, should any be entered into. In this respect, the Company’s distribution agreements with Abbott and Century give the Company the ability to terminate each of these agreements upon the payment of a fee following a change in control of the Company such as occurred as a result of the transaction with Micro Investment, and is in discussions with Century regarding modification or termination of their distribution agreement. The Company currently is evaluating its available alternatives with respect to these agreements. In addition, commencing June 30, 2002, the Company may have the ability to terminate its distribution agreement with Abbott, should Abbott fail to perform in conformity with certain provisions of the distribution agreement. Termination by the Company under these provisions would also require the payment of a termination fee. Termination by the Company of any of these distribution arrangements would also require expenditures to establish a replacement distribution system. Additional factors which could influence the Company’s future liquidity and capital requirements include progress of the Company’s clinical research and product development programs, the receipt of and the time required to obtain regulatory clearances and approvals, the resources the Company devotes to developing, manufacturing and marketing its products and the demands created by its operational and development programs.

Recently Issued Accounting Standards

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard, or SFAS, No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale, requires that long-lived assets that are to be disposed by sale be measured at the lower of book value or fair value less cost to sell and expands the scope of discontinued operations to include all components of an entity with operations that (a) can be distinguished from the rest of the entity and (b) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 is effective for all fiscal years beginning after December 15, 2001 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2002. The Company is currently evaluating the impact of the adoption of SFAS No. 144 on its consolidated financial statements.

ITEM 7.     FINANCIAL STATEMENTS

The consolidated financial statements of the Company required by this Item begin on Page F-1 of this Report.

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Not applicable.

40

PART III

ITEM 9.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The information required hereunder is incorporated by reference from the information contained in the sections entitled “Directors,” “Other Executive Officers” and “Section 16(a) Beneficial Ownership Reporting Compliance” in the Company’s definitive Proxy Statement for its 2002 Annual Meeting of the Stockholders to be held on May 23, 2002 to be filed with the Securities and Exchange Commission.

ITEM 10.     EXECUTIVE COMPENSATION

The information required hereunder is incorporated by reference from the information contained in the sections entitled “Compensation of Executive Officers,” “Option Matters,” “Employment and Severance Agreements” and “Directors Fees” in the Company’s definitive Proxy Statement for its 2002 Annual Meeting of the Stockholders to be held on May 23, 2002 to be filed with the Securities and Exchange Commission.

ITEM 11.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required hereunder is incorporated by reference from the information contained in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Company’s definitive Proxy Statement for its 2002 Annual Meeting of the Stockholders to be held on May 23, 2002 to be filed with the Securities and Exchange Commission.

ITEM 12.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required hereunder is incorporated by reference from the information contained in the section entitled “Certain Relationships and Related Transactions” in the Company’s definitive Proxy Statement for its 2002 Annual Meeting of the Stockholders to be held on May 23, 2002 to be filed with the Securities and Exchange Commission.

ITEM 13.     EXHIBITS AND REPORTS ON FORM 8-K

The following documents are filed as part of this Form 10-KSB:

(a)	Exhibits:

See Index to Exhibits on Page 41 of this Annual Report on Form 10-KSB.

(b)	Reports on Form 8-K:

The Registrant did not file any reports on Form 8-K during the last quarter of the period covered by this report, and none were required.

41

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger between Micro Therapeutics, Inc., a Delaware corporation and Micro Therapeutics, Inc., a California corporation, effective November 6, 1996. (1)

3.1.1
Amended and Restated Certificate of Incorporation of Micro Therapeutics, as currently in effect. (Incorporated by reference to Exhibit 3.1.1 of Micro Therapeutics’ Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001, as filed with the Securities and Exchange Commission on July 14, 2001)

3.2.1
Bylaws of Micro Therapeutics, as currently in effect. (Incorporated by reference to Exhibit 3.2.1 of Micro Therapeutics’ Registration Statement on Form S-3, No. 333-68554, as filed with the Securities and Exchange Commission on August 8, 2001)

10.1	Form of Directors’ and Officers’ Indemnification Agreement. (1)

10.2	License Agreement dated June 1, 1993 between Micro Therapeutics and Andrew Cragg. (1)

10.3	Consulting Agreement dated October 1, 1996 between Micro Therapeutics and Andrew Cragg. (1)

10.4
Industrial Real Estate Lease dated June 10, 1998 between Micro Therapeutics and New Goodyear, LTD., a California Limited Partnership. (Incorporated by reference to Exhibit 10.4 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1999)

10.5
Amended and Restated Investors Rights Agreement dated February 9, 1995, among Micro Therapeutics, the Investors named therein and the Common Holders named therein, as amended on May 17, 1996 and June 27, 1996. (1)

10.6	1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan. (1), (2)

10.7
1996 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 4.1 of Micro Therapeutics’ Registration Statement on Form S-8, No. 333-64348, as filed with the Securities and Exchange Commission on July 2, 2001)(2)

10.8	Employee Stock Purchase Plan, as amended. (1), (2)

10.9	Equipment Leasing Line of Credit dated December 20, 1995 between Micro Therapeutics and ComDisco Ventures, as amended on May 21, 1996. (1)

10.10
Convertible Subordinated Note Agreement dated November 17, 1997, between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.11 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1998)

10.11
Distribution Agreement dated November 17, 1997, between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.12 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1998)(3)

10.12
First Amendment to Distribution Agreement dated August 17, 1998 between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.12 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1999)

10.13
Second Amendment to Distribution Agreement dated July 23, 1999 between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.6 of Micro Therapeutics’ Form 10-QSB, as filed with the Securities and Exchange Commission on August 12, 1999)

42

Exhibit Number	Description of Document
10.14
Amendment to Convertible Subordinated Note Agreement and Credit Agreement dated May 21, 1999 between Micro Therapeutics and Abbott. (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.15
Termination of Credit Agreement and Security Agreement dated May 21, 1999 between Micro Therapeutics and Abbott. (Incorporated by reference to Exhibit 10.2 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.16
Notice of Conversion of First Note, dated May 21, 1999, executed by Abbott. (Incorporated by reference to Exhibit 10.3 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.17
Notice of Conversion of Second Note, dated May 21, 1999, executed by Micro Therapeutics. (Incorporated by reference to Exhibit 10.4 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.18
Put Option Agreement, dated October 26, 1999 between Micro Therapeutics and Abbott. (Incorporated by reference to Exhibit 10.24 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 30, 2000)

10.19
Convertible Subordinated Note Agreement dated September 23, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998)

10.20
5% Convertible Note dated September 30, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.2 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998)

10.21
Distribution Agreement dated September 23, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.3 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998) (3)

10.22
Credit Agreement dated September 23, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.4 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998)

10.23	Stockholder Rights Plan. (Incorporated by reference to Exhibit 1 of Micro Therapeutics’ Form 8-A/12G, as filed with the Securities and Exchange Commission on June 3, 1999)

10.24
Securities Purchase Agreement dated March 10, 2000 between Micro Therapeutics and Pequot Capital Equity Fund II LP, Framlington Health, Bridge & Co. and Munder Health. (Incorporated by reference to Exhibit 10.30 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 30, 2000)

10.25
Registration Rights Agreement dated March 10, 2000 between Micro Therapeutics and Pequot Capital Equity Fund II LP, Framlington Health, Bridge & Co. and Munder Health. (Incorporated by reference to Exhibit 10.31 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 30, 2000)

10.26
Agreement dated June 28, 2000 between Micro Therapeutics and Abbott Laboratories (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Form 10-QSB, as filed with the Securities and Exchange Commission on August 11, 2000) (3)

10.27
Securities Purchase Agreement, dated as May 25, 2001, by and between Micro Therapeutics and Micro Investment, LLC. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 7, 2001)

43

Exhibit Number	Description of Document
10.28
Termination Agreement, dated as of September 14, 2001, by and between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 12, 2001)

10.29
Sales Representative Agreement, dated as of November 16, 2001, by and between Micro Therapeutics and ev3 International, Inc. (formerly Vertomed International, Incorporated) (Incorporated by reference from the Registrant’s report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002)

21.1	Subsidiaries of the Registrant (Incorporated by reference from the Registrant’s report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002).

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (Incorporated by reference from the Registrant’s report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002).

(1)	Incorporated by reference to the same numbered exhibit of the Company’s Registration Statement on Form SB-2, No. 333-17345.

(2)	These exhibits are identified as management contracts or compensatory plans or arrangements of Micro Therapeutics pursuant to item 13(a) of Form 10-KSB.

(3)
Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to Micro Therapeutics’ application requesting confidential treatment under Rule 406 of the Securities Act of 1933.

44

MICRO THERAPEUTICS, INC.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Micro Therapeutics, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of Micro Therapeutics, Inc. and its subsidiary at December 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

Orange County, California
February 8, 2002

MICRO THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEET
December 31, 2001

ASSETS:
Current assets:
Cash and cash equivalents	$36,974,206
Accounts receivable, net of allowance for doubtful accounts of $57,169	1,087,181
Inventories, net	2,550,065
Prepaid expenses and other current assets	411,142

Total current assets	41,022,594
Property and equipment, net	1,589,181
Patents and licenses, net of accumulated amortization of $432,291	1,817,253
Other assets	42,110

Total assets	$44,471,138

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$938,201
Accrued salaries and benefits	1,107,293
Accrued liabilities	5,584,564
Deferred revenue	100,005

Total current liabilities	7,730,063
Deferred revenue	575,002

Total liabilities	8,305,065

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding
Common stock, $0.001 par value, 35,000,000 shares authorized; 20,193,938 shares issued and outstanding	20,194
Additional paid-in capital	109,763,742
Stockholder notes receivable	(384,575)
Accumulated deficit	(73,233,288)

Total stockholders’ equity	36,166,073

Total liabilities and stockholders’ equity	$44,471,138

The accompanying notes are an integral part of these consolidated financial statements.

MICRO THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Years Ended December 31, 2000 and 2001

	2000	2001
Net sales	$5,682,925	$8,763,509
Cost of sales	3,225,099	4,371,171

Gross margin	2,457,826	4,392,338

Costs and expenses:
Research and development	5,433,281	6,522,004
Clinical and regulatory	2,112,943	3,539,303
Marketing and sales	3,832,345	5,446,681
General and administrative	2,577,045	3,530,788
Distribution amendment and termination	—	5,206,000

Total costs and expenses	13,955,614	24,244,776

Loss from operations	(11,497,788)	(19,852,438)

Other income (expense):
Interest income	786,118	736,872
Interest expense	(1,074,976)	(798,935)
Other income, net	2,156	826

	(286,702)	(61,237)

Loss before provision for income taxes and extraordinary item	(11,784,490)	(19,913,675)
Provision for income taxes	800	800

Loss before extraordinary item	(11,785,290)	(19,914,475)
Extraordinary loss on early extinguishment of debt	—	(716,380)

Net loss	$(11,785,290)	$(20,630,855)

Per share data (basic and diluted):
Loss before extraordinary item	$(1.22)	$(1.35)
Extraordinary loss on early extinguishment of debt	—	(0.05)

Net loss	$(1.22)	$(1.40)

Weighted average shares outstanding	9,628,494	14,702,320

The accompanying notes are an integral part of these consolidated financial statements.

MICRO THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For The Years Ended December 31, 2000 and 2001

	Common Stock Shares	Amount	Additional Paid-In Capital
Balances at January 1, 2000	8,229,575	$8,230	$43,765,699
Common stock issued for cash, net of costs of $726,357	1,600,000	1,600	11,208,043
Common stock issued under employee stock purchase plan	42,550	42	176,286
Exercise of stock options	108,112	108	532,047
Compensation related to stock option grants	—	—	413,458
Net loss	—	—	—

Balances at December 31, 2000	9,980,237	9,980	56,095,533
Common stock issued for cash, net of costs of $3,315,423	10,106,148	10,106	52,841,475
Common stock issued under employee stock purchase plan	49,299	49	204,060
Exercise of stock options	58,254	59	271,767
Compensation related to stock option grants	—	—	350,907
Net loss	—	—	—

Balances at December 31, 2001	20,193,938	$20,194	$109,763,742

	Stockholder Notes Receivable	Accumulated Deficit	Total Stockholders’ Equity
Balances at January 1, 2000	$(322,590)	$(40,817,143)	$2,634,196
Common stock issued for cash, net of costs of $726,357	—	—	11,209,643
Common stock issued under employee stock purchase plan	—	—	176,328
Exercise of stock options	—	—	532,155
Loans to stockholders	(61,985)	—	(61,985)
Compensation related to stock option grants	—	—	413,458
Net loss	—	(11,785,290)	(11,785,290)

Balances at December 31, 2000	(384,575)	(52,602,433)	3,118,505
Common stock issued for cash, net of costs of $3,315,423	—	—	52,851,581
Common stock issued under employee stock purchase plan	—	—	204,109
Exercise of stock options	—	—	271,826
Compensation related to stock option grants	—	—	350,907
Net loss	—	(20,630,855)	(20,630,855)

Balances at December 31, 2001	$(384,575)	$(73,233,288)	$36,166,073

The accompanying notes are an integral part of these consolidated financial statements.

MICRO THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2000 and 2001

	2000	2001
Cash flows from operating activities:
Net loss	$(11,785,290)	$(20,630,855)
Adjustments to reconcile net loss to net cash used in operating activities:
Extraordinary loss on early extinguishment of debt		716,380
Depreciation and amortization	850,518	992,875
Amortization of note payable discounts	372,187	303,815
Write down of patent costs	262,119	188,380
Compensation related to common stock option grants	413,458	350,907
Gain on sale of equipment	(2,156)	(816)
Change in operating assets and liabilities:
Accounts receivable	(342,459)	(59,704)
Inventories	(527,710)	(822,832)
Prepaid expenses and other assets	86,160	(16,403)
Accounts payable	(51,568)	564,583
Accrued salaries and benefits	458,666	361,100
Accrued liabilities	21,348	5,180,449
Deferred revenue	(167,228)	(274,996)

Net cash used in operating activities	(10,411,955)	(13,147,117)

Cash flows from investing activities:
Additions to property and equipment	(496,947)	(491,830)
Additions to patents and licenses	(523,686)	(558,231)
Sale of equipment	8,117	2,000
Loans to stockholders	(244,655)	—

Net cash used in investing activities	(1,257,171)	(1,048,061)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock purchase plan	176,328	204,109
Proceeds from exercise of stock options	532,155	271,826
Proceeds from issuance of common stock, net of issuance costs	11,209,643	52,851,581
Repayments of long term debt	—	(12,000,000)
Repayments on equipment line of credit	(42,605)	(30,693)

Net cash provided by financing activities	11,875,521	41,296,823

Net increase in cash and cash equivalents	206,395	27,101,645
Cash and cash equivalents at beginning of year	9,666,166	9,872,561

Cash and cash equivalents at end of period	$9,872,561	$36,974,206

Supplemental cash flow disclosures:
Cash paid during the year for interest	$635,000	$798,935
Cash paid during the year for income taxes	$800	$800
Supplemental schedule of noncash activities:
Reclassification of stockholder notes receivable to other current assets	$79,920
Settlement of stockholder notes receivable in lieu of bonus payment for earned services	$102,750

The accompanying notes are an integral part of these consolidated financial statements.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Description of the Company:

Micro Therapeutics, Inc. (“MTI” or the “Company”) was incorporated on June 11, 1993 in California and was reincorporated in Delaware in November 1996 to develop, manufacture and market minimally invasive medical devices for diagnosis and treatment of neuro and peripheral vascular diseases.

2.    Summary of Significant Accounting Policies:

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of Micro Therapeutics, Inc. and its wholly-owned subsidiary, Micro Therapeutics International, Inc. (collectively, the “Company”), which was incorporated on June 30, 2000 for the purpose of carrying out certain of the Company’s international activities. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash Equivalents:

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The carrying amount of cash and cash equivalents approximates market value.

Accounts Receivable:

The Company periodically evaluates the collectibility of its receivables based upon various factors including the financial condition and payment history of major customers, an overall review of collection experience on other accounts and economic factors or events expected to affect the Company’s future collection experience.

Inventories:

Inventories are stated at the lower of cost (first-in, first-out method) or market.

The Company periodically evaluates the carrying value of its inventories, taking into account such factors as historical and anticipated future sales compared with quantities on hand and the price the Company expects to obtain for its product compared with the historical cost.

Property And Equipment:

Property and equipment are carried at cost less accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred while renewals or betterments are capitalized. Upon sale or disposition of assets, any gain or loss is included in the consolidated statement of operations.

The cost of property and equipment is generally depreciated using the straight-line method over the estimated useful lives of the respective assets, which are generally not greater than five years. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the related lease terms.

The Company continually monitors events and changes in circumstances that could indicate the carrying balances of its property and equipment may not be recoverable in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Patents and Licenses:

Costs incurred to obtain patents and licenses are capitalized. All amounts assigned to these patents and licenses are amortized on a straight-line basis over an estimated five-year useful life from date of issue or acquisition. The Company continually evaluates the amortization period and carrying basis of patents and licenses to determine whether later events and circumstances warrant a revised estimated useful life or reduction in value.

Revenue Recognition:

Product sales and related cost of sales are recognized upon the shipment of product to customers, some of which are distributors (Note 12), provided the Company has received a purchase order, the price is fixed or determinable, collectibility of the resulting receivable is reasonably assured and not contingent on subsequent resale, returns are reasonably estimable and there are no remaining obligations. The terms of all product sales are FOB shipping point.

Certain of the Company’s agreements with distributors of its products provide for additional payments to the Company based on sales of the Company’s product by the distributor. Such additional payments are recognized as revenue by the Company upon the sale of the related product by the distributor.

The Company terminated certain of its distribution agreements in 2001, and, under the terms of the related termination agreements, agreed to repurchase certain amounts of inventory from the distributors upon expiration of such agreements. Revenues related to shipments to such distributors of products subject to inventory repurchase commitments are recognized upon the distributors’ sale of such inventory to end-users.

Non-refundable fees received from distributors upon entering into multi-year distribution agreements, where there is no culmination of a separate earnings process, are deferred and amortized over the term of the distribution agreement or the expected period of performance, whichever is longer.

The Company’s products are generally under warranty against defects in material and workmanship for a period of one year. The Company provides for the estimated future return of inventory and the estimated costs of warranty at the time of sale based on historical experience. Actual results have been within management’s expectations.

Shipping and Handling Costs

All shipping and handling costs are expensed as incurred and recorded as a component of sales and marketing in the consolidated statement of operations. Such expenses for the years ended December 31, 2000 and 2001 were not material to the consolidated financial statements.

Research and Development Costs

Research and development costs are charged to expense as incurred.

Advertising Costs

All advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2000 and 2001 were approximately $217,000 and $456,000, respectively

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash equivalents, accounts receivable, accounts payable, accrued expenses and debt. The carrying amounts of the Company’s financial instruments at December 31, 2001 approximate their respective fair values.

Income Taxes:

The Company follows the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share:

Net loss per share is calculated under the provisions of SFAS No. 128, “Earnings per Share,” by dividing net loss by the weighted average number of common shares issued and outstanding during the period. Potential common shares, represented by options and convertible debt, have been excluded from the calculations due to their anti-dilutive effect. Basic and diluted loss per share are the same for the periods presented.

Stock-Based Compensation:

As permitted by SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company accounts for its stock-based compensation arrangements pursuant to Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and complies with the disclosure provision of SFAS No. 123. Under APB Opinion No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company’s stock and the amount an employee must pay to acquire the stock (i.e., the intrinsic value method). SFAS No. 123 defines a fair value based method of accounting for an employee stock option. Fair value of the stock option is determined considering factors such as the exercise price, the expected life of the option, the current price of the underlying stock and its volatility, expected dividends on the stock, and the risk-free interest rate for the expected term of the option. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Pro forma disclosures for entities that elect to continue to measure compensation cost under the intrinsic value method provided by APB Opinion No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994.

The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Segment Information:

The Company discloses segment information under the “management approach” required by SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. SFAS No. 131 also requires disclosures about products, geographic areas and major customers.

Based on the evaluation of the Company’s financial information, management believes that the Company operates in one reportable segment, in which it develops, manufactures and markets minimally invasive medical devices for diagnosis and treatment of neuro and peripheral vascular diseases. The Company operates in three geographical areas, the United States, Europe and the rest of the world. Revenues are attributed to the country in which the Company’s customer is located. During the years ended December 31, 2000 and 2001, there were no material assets or revenues from any individual foreign country.

Recently issued accounting standards:

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long- lived assets. SFAS No. 144 develops one accounting model for long-lived assets that are to be disposed of by sale, requires that long-lived assets that are to be disposed by sale be measured at the lower of book value or fair value less cost to sell and expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the on-going operations of the entity in a disposal transaction. SFAS No. 144 is effective for all fiscal years beginning after December 15, 2001 and is therefore effective for the Company beginning with its fiscal quarter ending March 31, 2002. The Company is currently evaluating the impact of the adoption of SFAS No. 144 on its consolidated financial statements.

3.    Cash and Cash Equivalents:

Cash and cash equivalents at December 31, 2001 consist of the following:

Cash	$588,413
Cash equivalents	36,385,793

$36,974,206

Cash equivalents consist of deposits in a money market account.

4.    Inventories:

Inventories at December 31, 2001 consist of the following:

Raw materials and work-in-process	$1,428,015
Finished goods	1,309,172

2,737,187
Reserve for obsolescence	(187,122)

$2,550,065

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5.    Property and Equipment:

Property and equipment at December 31, 2001 consist of the following:

Machinery and equipment	$1,139,551
Tooling	307,166
Leasehold improvements	1,263,769
Furniture and fixtures	1,632,426
Construction-in-progress	48,571

4,391,483
Less, Accumulated depreciation and amortization	(2,802,302)

$1,589,181

Depreciation and amortization expense for property and equipment for the years ended December 31, 2000 and 2001 was $729,702 and $839,198, respectively

6.    Notes Payable:

In November 1997, the Company and Guidant Corporation (“Guidant”) entered into a convertible subordinated note agreement under which the Company borrowed $5 million. The principal amount of the note was to have been due in October 2002, and was convertible, at any time, at Guidant’s option, into shares of the Company’s Common Stock at a conversion price of $10.25 per share. The note had a stated interest rate of 5% per annum, which the Company determined was lower than interest rates typically associated with similar debt instruments. Accordingly, the Company recorded a discount on the note of $974,328 upon execution of the agreement, resulting in an imputed interest rate over the term of the note of 10%.

In April 1998, the Company achieved a milestone set forth in the agreement and elected, under the terms of the agreement, to have Guidant loan the Company $2 million and purchase $500,000 of the Company’s Common Stock at approximately $10.50 per share. The proceeds were received in May 1998. The loan was to have been due in October 2002 and bears an interest rate of 8% per annum.

In September 1998, the Company and Century Medical, Inc. (“Century”) entered into convertible subordinated note and credit agreements, under which Century provided the Company with (a) $3 million, in exchange for a subordinated note, due September 2003, convertible at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion rate of $15.00 per share, and (b) a $2 million credit facility. The availability of the facility commenced in April 1999, upon the Company obtaining its first CE Mark in Europe for an Onyx™related application. In September 1999 the Company borrowed the entire $2 million available under the credit facility in exchange for a note (the “Credit Facility Note”) which was to have been repayable five years from the date of the agreement and was convertible over the four-year life of the Credit Facility Note at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion rate of approximately $16.35 per share. Both notes had a stated interest rate of 5% per annum, which the Company determined was lower than interest rates typically associated with similar debt instruments. Accordingly, the Company recorded discounts aggregating $910,982 upon execution of the note agreements, resulting in an imputed interest rate over the term of both notes of 10%.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, LLC (“Micro Investment”) as described in Note 8. Under the terms of the note agreements with each of Guidant and Century as described above, the change in control of the Company resulting from the transaction with

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Micro Investment allowed Century and Guidant to accelerate the due dates of the Company’s notes payable to them and declare the notes to be immediately due and payable. The Company received such a notice of acceleration from Century and repaid the notes on October 9, 2001, thus constituting an early extinguishment of such debt.

The Company did not receive a notice of acceleration from Guidant. However, on September 14, 2001, the Company and Guidant signed a termination agreement with respect to their distribution agreement, as further discussed in Note 12. Under the terms of the note agreements described above, termination of the distribution agreement also allowed Guidant to accelerate the due dates of the notes and declare the notes to be due and payable as of the date of termination. Under the terms of the termination agreement, the Company and Guidant agreed to the Company’s repayment of the notes no later than September 30, 2001. The Company repaid the notes on September 21, 2001, thus constituting an early extinguishment of such debt.

The accompanying consolidated financial statements include an extraordinary loss, amounting to $716,380, representing the aggregate unamortized discounts related to the convertible notes payable to Guidant and Century at their respective dates of debt extinguishment.

7.    Preferred Stock:

The Company’s Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences and privileges without stockholder approval. At December 31, 2001, no shares of Preferred Stock were issued or outstanding.

8.    Common Stock:

On March 10, 2000, the Company sold 1,600,000 shares of its Common Stock under the terms of a Securities Purchase Agreement to accredited investors in conformity with Rule 506 under Regulation D, raising gross proceeds of $11,936,000. The Company and the investors concurrently entered into a Registration Rights Agreement, under which the Company subsequently registered such 1,600,000 shares under the Securities Act within the time frame specified in the Registration Rights Agreement.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, a Delaware limited liability company managed by Warburg, Pincus Equity Partners, L.P.

Under the securities purchase agreement, Micro Investment invested $56 million in exchange for newly-issued shares of the Company’s Common Stock. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s Common Stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7.5 million before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s Common Stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48.7 million, before transaction costs.

Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s Common Stock, resulting in a change in control of the Company. As a result, stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held on July 26, 2001.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The securities purchase agreement required the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing date of the second stage, a registration statement for the purpose of registering under the Securities Act of 1933, as amended, all of the shares of the Company’s Common Stock that were sold to Micro Investment pursuant to the securities purchase agreement. The Company subsequently registered the shares within the specified time frame.

The securities purchase agreement provides that, for as long as Micro Investment owns at least 10% of the outstanding shares of the Company's Common Stock, the Company's Board of Directors shall not exceed seven members. In December 2001, the Company obtained a waiver from Micro Investment, which allowed the Company to expand the Board of Directors to eight members. The securities purchase agreement specifies, based on the percentage of outstanding shares of the Company's Common Stock owned by Micro Investment, how many persons the Company shall nominate to its Board of Directors and use its best efforts to cause to be elected that have been designated by Micro Investment. So long as Micro Investment holds 30% of the outstanding shares of Common Stock of the Company, Micro Investment shall be entitled to designate a majority of the members of the Company's Board of Directors. As of December 31, 2001, the Company's Board of Directors comprised eight members, four of which were designees of Micro Investment.

The terms of the Company’s distribution agreements with Abbott Laboratories (“Abbott”), Guidant and Century give the Company the ability to terminate each of these agreements upon the payment of a fee following a change in control of the Company, such as occurred as a result of the transaction with Micro Investment. The Company elected to terminate its agreement with Guidant, as described in Note 12.

1993 Stock Option Plan:

The 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the “1993 Plan”) provides for the direct sale of shares and the grant of options to purchase shares of the Company’s Common Stock to employees, officers, consultants and directors.

The 1993 Plan includes incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”). The option price for the ISOs and NSOs shall not be less than the fair market value of the shares of the Company’s Common Stock on the date of the grant. For ISOs, the exercise price per share may not be less than 110% of the fair market value of a share of Common Stock on the grant date for any individual possessing more than 10% of the total outstanding Common Stock of the Company. The Board of Directors has the authority to determine the time or times at which options become exercisable, which generally occurs over a four-year period. Options expire within a period of not more than ten years from the date of grant. Options expire generally ninety days after termination of employment.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The 1993 Plan provides for the issuance of up to 650,000 shares of Common Stock. A summary of the option activity under the 1993 Plan is as follows:

	Incentive	Nonqualified	Total	Weighted Average Per Share Exercise Price
Balances at January 1, 2000	23,430	39,292	62,722	$3.36
Granted	12,882	112,118	125,000	$8.56
Exercised	(5,806)	(10,400)	(16,206)	$1.32
Canceled	(256)	—	(256)	$2.17

Balances at December 31, 2000	30,250	141,010	171,260	$7.39
Granted	1,168	20,051	21,219	$4.88
Exercised	(1,300)	—	(1,300)	$1.54
Canceled	(1,168)	(51)	(1,219)	$5.40

Balances at December 31, 2001	28,950	161,010	189,960	$7.12

Exercisable at December 31, 2000	19,005	60,226	79,231	$6.16

Exercisable at December 31, 2001	22,209	96,705	118,914	$6.79

Additional information with respect to outstanding options as of December 31, 2001 is as follows:

	Options Outstanding			Options Exercisable
Range of Per Share Exercise Prices	Number of Options	Weighted Average Per Share Exercise Prices	Weighted Average Remaining Years	Number of Options	Weighted Average Per Share Exercise Prices
$ .46	6,792	$.46	4.07	6,792	$.46
$1.54	3,218	$1.54	4.18	3,218	$1.54
$4.00 – $5.70	64,950	$5.07	6.71	42,167	$5.07
$6.81 – $9.97	115,000	$8.83	7.98	66,737	$8.78

	189,960			118,914

1996 Stock Incentive Plan:

The 1996 Stock Incentive Plan (the “1996 Plan”) provides for options to purchase shares of the Company’s Common Stock and restricted Common Stock grants. The 1996 Plan includes NSOs and ISOs and may include grants to directors, officers, employees and consultants of the Company, except that incentive stock options may not be granted to non-employee directors or consultants. In addition, the 1996 Plan, as amended, provides that each non-employee director of the Company be granted an option consisting of 16,000 shares of Common Stock, which option shall vest and become exercisable at the rate of 25% immediately and 25% on the anniversary of such director’s initial election during the three-year period following the grant date. Such directors shall also automatically be granted options for an additional 4,000 shares each year thereafter, subject to an aggregate stock ownership limitation of 1% of outstanding shares and options as defined in the 1996 Plan.

Options, other than those granted to the non-employee directors as described above or outside consultants, generally vest over a four-year period when granted. The 1996 Plan provides for the acceleration of vesting of granted options upon the occurrence of certain events, among them a change of control of the Company such as occurred pursuant to the transaction with Micro Investment. Accordingly, vesting was accelerated with respect to substantially all the options outstanding under the 1996 Plan and unvested at July 26, 2001. Options expire within a period of not more than ten years from the date of grant. Options expire generally 30 days after termination of employment.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The 1996 Plan provides for the issuance of up to 3,250,000 shares of Common Stock. A summary of the option activity under the 1996 Plan is as follows:

	Incentive	Nonqualified	Total	Weighted Average Per Share Exercise Price
Balances at January 1, 2000	941,063	334,787	1,275,850	$8.22
Granted	472,269	530,382	1,002,651	$5.58
Exercised	(88,162)	(3,744)	(91,906)	$5.56
Canceled	(192,491)	(39,864)	(232,355)	$8.09

Balances at December 31, 2000	1,132,679	821,561	1,954,240	$7.01
Granted	479,371	323,287	802,658	$5.35
Exercised	(39,166)	(17,788)	(56,954)	$5.17
Canceled	(102,415)	(25,035)	(127,450)	$7.44

Balances at December 31, 2001	1,470,469	1,102,025	2,572,494	$6.52

Exercisable at December 31, 2000	399,470	238,319	637,789	$8.09

Exercisable at December 31, 2001	804,235	1,282,620	2,086,855	$6.69

Additional information with respect to outstanding options as of December 31, 2001 is as follows:

	Options Outstanding			Options Exercisable
Range of Per Share Exercise Prices	Number of Options	Weighted Average Per Share Exercise Prices	Weighted Average Remaining Years	Number of Options	Weighted Average Per Share Exercise Prices
$4.00 – $5.99	1,296,405	$5.13	8.67	1,057,226	$5.04
$6.00 – $8.63	853,989	$6.78	8.30	607,529	$7.08
$9.13 – $11.00	422,100	$10.25	6.86	422,100	$10.25

	2,572,494			2,086,855

Non-Employee Stock-Based Compensation:

In 2000 and 2001, the Company recognized consulting expense, included in research and development expense in the accompanying consolidated statements of operations, of $413,458 and $350,907, respectively, relating to the fair value, as estimated using the Black-Scholes option pricing model, of options granted to consultants under the 1993 and 1996 Plans.

Employee Stock Purchase Plan:

The Employee Stock Purchase Plan (the “Purchase Plan”) covers an aggregate of 200,000 shares of Common Stock and was designed to qualify as a noncompensatory plan under Section 423 of the Internal Revenue Code. The Purchase Plan permits an eligible employee to purchase Common Stock through payroll deductions not to exceed 20% of the employee’s compensation. An employee’s participation is limited also if such participation results in the employee (a) owning shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, (b) having the right to purchase shares under all employee stock purchase plans of the Company which exceeds $25,000 of fair market value of such shares for any calendar year in which the right is outstanding at any time, or (c) having the right on the last day of any offering period (described below) to purchase in excess of 2,500 shares. The price of

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Common Stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock at the beginning of the six-month offering period (January 1 or July 1) or on the applicable purchase date (June 30 or December 31). Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment. Unless terminated earlier by the Company, the Purchase Plan will terminate in 2007. During 2000 and 2001, purchases by employees under the Purchase Plan resulted in the issuance of 42,550 and 49,299 shares of Common Stock, respectively, and in proceeds to the Company of $176,328 and $204,109, respectively.

Pro Forma Effect of Stock-Based Compensation:

The Company has adopted the disclosure-only provisions of SFAS No. 123. Had compensation cost been determined on the fair value at the grant dates for awards under those plans consistent with the method promulgated by SFAS No. 123, the Company’s net loss and loss per share would have been as follows:

	For the Years Ended December 31,
	2000	2001
Net loss:
As reported	$(11,785,290)	$(20,630,855)

Pro forma for SFAS No. 123	$(13,402,821)	$(22,682,229)

Loss per share (basic and diluted):
As reported	$(1.22)	$(1.40)

Pro forma for SFAS No. 123	$(1.39)	$(1.54)

The fair value of each option grant subsequent to the Company’s 1997 initial public offering was estimated on the date of the grant using the Black-Scholes option-pricing model. The assumptions used for the years ended December 31, 2000 and 2001 were as follows: the average risk-free interest rate was 6.08% and 4.66%, respectively; generally the exercise price is equal to the fair market value of the underlying Common Stock at the grant date after consideration of any related unearned compensation recorded in the financial statements; the expected life of the option is the expected time to exercise, estimated to be four years from the date of grant, for options granted to employees, and the term to expiration, generally 10 years from the date of grant, for options granted to non-employees; expected volatility was 65% and 63%, respectively; the weighted average grant date fair value of options was $3.18 and $2.84, respectively; and the Common Stock is expected to pay no dividends

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

9.    Income Taxes:

The following table presents the current and deferred income tax provision for federal and state income taxes:

	For the Years Ended December 31,
	2000	2001
Current:
Federal	—	—
State	$800	$800

	800	800
Deferred:
Federal	—	—
State	—	—

	$800	$800

The tax effects of temporary differences which give rise to the deferred tax provision (benefit) consist of:

	For the Years Ended December 31,
	2000	2001
Capitalized research and development costs	$(2,969,333)	$(2,708,347)
Capitalized inventory costs	(19,202)	(32,123)
Intangibles	(32,547)	(15,517)
Accrued expenses	(38,252)	(732,381)
Tax credit carryforwards	(527,804)	(565,944)
Net operating loss carryforwards	(1,364,976)	(4,461,572)
Deferred revenue	(32,130)	117,810
Other	44,022	—
Valuation allowance	4,940,222	8,398,074

	$—	$—

The provision (benefit) for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

	For the Years Ended December 31,
	2000	2001
Statutory regular federal income tax rate	(34.00)%	(34.00)%
Meals and entertainment	0.22	0.23
Interest	0.92	1.68
Tax credit carryforwards	(1.91)	(1.54)
Change in valuation allowance	34.92	33.63
Other, net	(0.14)	—

Effective tax rate	0.01%	0.00%

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of the net deferred tax asset at December 31, 2001 are as follows:

Capitalized research and development costs	$9,704,579
Capitalized inventory costs	99,389
Intangibles	49,496
Accrued expenses	915,932
Tax credit carryforwards	2,534,974
Net operating loss carryforwards	17,198,706
Deferred revenue	289,170
Other	81,560
Valuation allowance	(30,873,806)

Net deferred tax asset	$—

The Company has established a valuation allowance against its deferred tax assets because it was determined by management that it was more likely than not at the balance sheet date that such deferred tax assets would not be realized. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced.

At December 31, 2001, the Company had net operating loss carryforwards for federal and state purposes of approximately $45,691,000 and $18,822,000, respectively. The net operating loss carryforwards begin expiring in 2009 and 2002, respectively. The Company also has research and experimentation credit carryforwards for federal and state purposes of approximately $1,389,000 and $951,000, respectively. The research and experimentation credits begin to expire in 2009 for federal purposes and carry forward indefinitely for state purposes. The Company has a manufacturers’ investment credit for state purposes of approximately $196,000. The manufacturers’ investment credit will begin to expire in 2005.

The closing of the second stage of the transaction with Micro Investment (Note 8) resulted in a change in ownership as defined by Section 382 of the Internal Revenue Code and similar state provisions, which is likely to result in a significant limitation on the Company’s ability to utilize its net operating loss carryforwards during any year to offset future taxable income, should the Company generate such taxable income. The utilization of net operating loss and credit carryforwards arising from periods prior to closing of the transaction with Micro Investment may also be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions.

10.    Commitments and Contingencies:

The Company has an operating lease for office, research and manufacturing space in a facility located in Irvine, California, which expires in 2003 and has two three-year renewal options. The lease provides for minimum annual increases in rent based on a cost of living index. For financial statement reporting purposes, such minimum increases have been included in calculating the total minimum cost of the lease, which cost has been allocated on a straight-line basis over the initial term of the lease. This allocation has resulted in deferred rent as of December 31, 2001, amounting to $39,936, which is included in accrued liabilities in the accompanying consolidated balance sheet.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of December 31, 2001, the future noncancelable minimum lease commitments are as follows:

Years Ending December 31:
2002	$509,104
2003	390,355

$899,459

Rent expense for the years ended December 31, 2000 and 2001 was $575,798 and $575,645, respectively.

The Company has agreements with certain of its suppliers of coatings for its micro catheter, access and delivery products under which the Company pays royalties in a range of 3% to 5% of sales of such products bearing either of such coatings. Royalty expense under these agreements aggregated $57,001 in 2000 and $162,482 in 2001.

11.    Related Party Transactions:

The Company has entered into various licensing and consulting agreements, some of which are either with stockholders or with consultants to whom the Company has granted options to purchase shares of the Company’s common stock in conformity with either the 1993 or 1996 Plans (Note 8). Under these agreements, the Company is required to pay royalties ranging from 1% to 3% of net sales on applicable products, some of which are in development, as defined in the individual licensing and consulting agreements. Royalty expense under these agreements was $63,947 and $96,881 in 2000 and 2001, respectively.

In November 1999, an employee of the Company and certain officers, one of whom is no longer an officer but remains a member of the Company’s Board of Directors, exercised options in conformity with the 1996 Plan (Note 8), resulting in the issuance of an aggregate of 79,634 shares of the Company’s Common Stock, and issued full-recourse notes to the Company in the aggregate amount of $322,590. The notes are collateralized by such shares of the Company’s Common Stock, are due November 2002 and bear an interest rate of 5.47% per annum. In April 2000, the Company made loans to these individuals in exchange for full-recourse notes in the aggregate amount of $244,655. The notes are collateralized by shares of the Company’s Common Stock owned by the individuals, are due April 12, 2003 and bear an interest rate of 6.49% per annum. In January 2001, the Company and the Director agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of one of the notes receivable from him, which aggregated $107,543. In February 2001, the Director repaid the principal and accrued interest of the remaining note receivable from him, which aggregated $85,128.

The Company manufactures products for sale to certain companies which license technology from the Company (Note 15). Sales to these companies aggregated $125,274 and $60,512 in 2000 and 2001, respectively.

The Company manufactures products for sale to a privately-held business whose President and Chief Executive Officer is a member of the Company’s Board of Directors. Sales to this business were $21,890 and $31,718 in 2000 and 2001, respectively.

As discussed in Note 12, the Company, on November 16, 2001, signed a sales representative agreement with ev3 International, Inc. (“ev3 International”). Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, the Company’s largest stockholder. Additionally, the individual who became Chairman of the Company’s Board of Directors in January 2002 is the President of ev3 International and is Executive Vice President and a director of ev3 Inc., the parent company of

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ev3 International; and three of the four designees of Micro Investment who are members of the Company’s Board of Directors (Note 8) also hold the following positions: one is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc.; another is a director of ev3 Inc.; and the third is President, Chief Executive Officer and a director of ev3 Inc.

12    Distribution Agreements:

Guidant Corporation:

The Company and Guidant entered into a distribution agreement in November 1997, which provided Guidant with exclusive rights for European distribution of the Company’s neuro products. In August 1998, the agreement was expanded to provide for the European distribution by Guidant of the Company’s peripheral embolization products. The agreement had a five-year term, which commenced during 1999, upon the first commercial sale of products covered under the agreement, and was cancelable by the Company upon the occurrence of certain events such as a change in control of the Company. On May 25, 2001, the Company entered into the securities purchase agreement with Micro Investment as described in Note 8, which constituted such a change in control of the Company as defined in the distribution agreement with Guidant.

On September 14, 2001, the Company and Guidant signed a termination agreement with respect to their November 1997 distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001. Under the terms of the Company’s distribution agreement with Guidant, the Company’s termination of that agreement resulted in the payment, in February 2002, of a $3.6 million termination fee to Guidant, which was determined, pursuant to the terms of the distribution agreement, based upon a multiple of Guidant’s margin from net sales of the Company’s products from January 1, 2001 through December 31, 2001.Also under the terms of the termination agreement, the Company repurchased, from Guidant inventory on-hand at December 31, 2001,and at Guidant’s original purchase price, the Company’s products purchased by Guidant from the Company from September 14, 2001 through December 31, 2001, amounting to approximately $150,000, and additional Guidant inventory of the Company’s products on-hand at December 31, 2001 at Guidant’s original purchase price, amounting to approximately $30,000.

ev3 International, Inc.:

On November 16, 2001, the Company signed a sales representative agreement with ev3 International. Under the terms of the agreement, ev3 International provides product promotion, marketing and sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products.

Under the terms of the sales representative agreement, title to the Company’s products does not pass upon shipment of such products to ev3 International. Accordingly, the Company defers revenue recognition for products shipped to ev3 International until such products are sold to end-users or to third-party distributors. The countries included in the territory covered by the Company’s distribution agreement with Guidant are included in the Company’s agreement with ev3 International, and were the initial countries to be served by ev3 International under the sales representative agreement. Because the Company’s distribution agreement with Guidant remained in effect through December 31, 2001, no revenues were recognized under the terms of the sales representative agreement with ev3 International in 2001. At December 31, 2001, inventory of the Company’s products, amounting to approximately $141,000, was maintained at ev3 International’s European facility.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ev3 International’s product promotion, marketing and sales solicitation activities are performed by its sales force, the activities of which are under the direction of a committee chaired by the Company’s President and Chief Executive Officer. The Company pays ev3 International a fee for such services, initially amounting to 105% of ev3 International’s cost for maintaining the sales force. Under the terms of the sales representative agreement, the Company and ev3 International have established a budgeted breakeven point based on estimated sales of the Company’s products in territories served by the sales force, related cost of sales and sales force costs. Upon reaching this breakeven point, the fee to be paid by the Company to ev3 International will be adjusted, on a retrospective basis to January 1, 2002, and will be calculated as ev3 International’s cost for maintaining the sales force plus 10% of sales of the Company’s products in territories served by the sales force. In addition, ev3 International charges the Company a fee for all general and administrative services at an amount agreed upon by the parties at the beginning of each year of the agreement based on ev3 International’s estimated annual expenditures for such services and its estimate of the percentage of such services to be used by the Company. The parties agreed that no amounts relating to these fees would be charged by ev3 International to the Company with respect to 2001.

The Company is charged a distributor management fee of 10% of sales to third-party distributors with respect to whom ev3 International performs such services, which commenced in 2002. Accordingly, no such fee was charged to the Company for 2001.

Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, the Company’s largest stockholder. Additionally, the individual who became Chairman of the Company’s Board of Directors in January 2002 is the President of ev3 International and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; and three of the four designees of Micro Investment who are members of the Company’s Board of Directors (Note 8) also hold the following positions: one is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc.; another is a director of ev3 Inc.; and the third is President, Chief Executive Officer and a director of ev3 Inc.

Abbott Laboratories:

The Company and Abbott entered into a distribution agreement in August 1998, which provided Abbott with exclusive rights to distribute the Company’s peripheral blood clot therapy products in the U.S. and Canada. On June 28, 2000, the parties entered into a revised agreement, as described below.

The August 1998 distribution agreement required Abbott to furnish the Company with a non-refundable $1 million marketing payment upon Abbott’s first commercial sale of product. This payment, received by the Company in October 1998, was recorded as deferred revenue by the Company, and is being amortized on a straight-line basis over the initial term of the agreement, which continues through 2008 and is considered to approximate the expected period of performance.

Under the terms of the August 1998 distribution agreement, upon shipment of product by the Company to Abbott, the Company received an initial purchase price payment from Abbott as provided in the agreement, which was recorded as revenue by the Company upon shipment to Abbott. Additional purchase price payments were made by Abbott to the Company based upon Abbott’s net sales, as defined in the agreement.

The June 2000 distribution agreement between the Company and Abbott supercedes the previously existing August 1998 distribution agreement. Under the June 2000 agreement, the Company has certain responsibilities for marketing and promotion of the Company’s peripheral blood clot therapy products in the United States and Canada.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As in the August 1998 distribution agreement, the June 2000 agreement provides for the Company to receive an initial purchase price payment from Abbott upon shipment of product by the Company to Abbott, and an additional purchase price payment, based upon, and calculated as a percentage of, Abbott’s net sales, as defined in the agreement. The Company recognizes as sales the initial purchase price upon shipment of product to Abbott, and the additional purchase price upon Abbott’s reporting of sales to its customers. Such additional purchase price payments were recorded as revenue by the Company upon Abbott’s sale of the related product, and amounted to $556,677 in 2000 and $1,292,917 in 2001.

The June 2000 agreement also provides for (a) an increase, relative to the provisions of August 1998 distribution agreement, in the maximum initial purchase price the Company may receive, effective for purchases of product made by Abbott from the Company commencing January 1, 2000, (b) increases, relative to the provisions of the August 1998 distribution agreement, in the percentage underlying the calculation of the additional purchase price, effective as of the date of the June 2000 agreement, with additional scheduled increases in this percentage to be effective January 1, 2001 and 2002, after which the percentage remains constant for the remaining term of the agreement, (c) the non-refundable prepayment by Abbott of such additional purchase price in 2000 in the aggregate amount of $700,000, $350,000 of which was received by the Company in July 2000, and the remaining $350,000 of which was received by the Company in October 2000, and (d) further increases in the percentage underlying the calculation of the additional purchase price in the event net sales exceed defined levels. As of the effective date of the June 2000 agreement, the Company recorded as deferred revenue (i) increases in the initial purchase price for product purchases made by Abbott prior to the effective date of the agreement, and (ii) the $700,000 prepaid additional purchase price. Such deferred revenue was amortized into income through the end of 2001, so as to result in a constant percentage underlying the calculation of the additional purchase price over the term of the agreement, and amounted to $569,651 in 2000 and $174,996 in 2001.

The June 2000 agreement has an initial term through 2008, which may be extended by mutual agreement. Abbott may terminate the agreement upon 180 days written notice, and the Company will have the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events have not occurred or if Abbott has not achieved certain performance criteria, as defined in the agreement, as of the preceding June 30 in each year from 2002 through 2007. The agreement is also terminable by the Company’s successor in the event of a change of control of the Company. In such event, Abbott has the option to purchase the peripheral blood clot therapy line of business at a mutually agreed-upon price, or the Company’s successor may pay a termination fee based upon Abbott’s historical sales levels as defined in the agreement.

Century Medical, Inc.:

The distribution agreement with Century provides exclusive rights to distribute all of the Company’s products in Japan. The initial term of the agreement extends five years past the date on which the first regulatory approval is obtained for an application using Onyx. The agreement may be extended for additional five-year terms either automatically, unless terminated for reasons described below, or by mutual agreement. The agreement may be terminated by the Company if Century fails to achieve certain sales levels, the determination of which is defined in the agreement, in at least three of any five consecutive years in which the agreement is in force, or if the parties reach an impasse in determining such sales levels. The agreement is also terminable by the Company’s successor in the event of a change of control of the Company upon payment by the Company’s successor of a termination fee based on Century’s historical gross profit, as defined in the agreement.

Under the terms of the distribution agreement, Century made a $500,000 advance payment to the Company on September 30, 1998, which amount was applied against Century’s first purchase orders for the Company’s

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

peripheral blood clot therapy products. The Company recorded this payment as deferred revenue and recognized sales revenue from such amount as the Company made shipments to Century under such purchase orders. Under the terms of the distribution agreement, upon achievement of the first regulatory approval in Japan for an application using Onyx, Century will make a $1 million advance payment to the Company, which amount is to be applied against Century’s first future purchase orders for Onyx-related product.

Other Distribution Agreements:

The Company’s products are distributed internationally, other than under the terms of the agreements described above, by various independent distributors.

Distribution Agreement Amendment and Termination Costs:

In September 2001, the Company terminated its distribution agreement with Guidant, as described above. In December 2001, the Company notified distributors in four Scandinavian countries of the Company’s intent to terminate its distribution agreements with such distributors, effective in early 2002. The Company has agreed to terms of the termination with three of the Scandinavian distributors and is in discussion with the fourth distributor. In December 2001, the Company commenced discussions with Century regarding a modification or termination of the currently existing distribution agreement. Included in the Company’s consolidated financial statements for the year ended December 31, 2001 is a $5.2 million accrual related to the termination fees in connection with those agreements for which terms have been finalized, and the Company’s estimate of modification or termination costs that may be incurred based on the current status of discussions of the terms of termination or modification of the remaining distribution agreements discussed above.

13.    Concentrations of Credit Risk:

At December 31, 2001, the Company had approximately $36,874,000 of cash and cash equivalents that were in excess of the federally-insured limit of $100,000 per bank. All such investments are in the custody of one bank.

Prior to October 1, 1998, the effective date of the Company’s distribution agreement with Abbott (Note 12), the Company’s customers in the United States were primarily hospitals. Subsequent to that date, Abbott became the Company’s primary customer in the United States and accounted for 30% of the Company’s accounts receivable at December 31, 2001. Internationally, distributors, including Guidant and Century, are the Company’s primary customers, and each accounted for 4% of the Company’s accounts receivable at December 31, 2001.

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14.    Segment Information:

Information with respect to net sales for the years ended December 31, 2000 and 2001 is as follows:

	2000	2001
Peripheral blood clot therapy
United States	$2,172,983	$2,616,765
Europe	72,430	58,567
Rest of World	82,680	74,542

Total peripheral blood clot therapy net sales	2,328,093	2,749,874

Onyx
United States	25,700	582,835
Europe	752,196	886,094
Rest of World	148,540	114,800

Total Onyx net sales	926,436	1,583,729

Micro catheter and access
United States	509,049	1,902,806
Europe	1,138,461	1,639,451
Rest of World	633,479	795,417

Total micro catheter and access product net sales	2,280,989	4,337,674

Other
United States	147,264	92,232
Europe	38	—
Rest of World	105	—

Total other net sales	147,407	92,232

Total net sales	$5,682,925	$8,763,509

Information with respect to net sales to Abbott and Guidant, net sales to whom exceeded 10% of total net sales for each of the years ended December 31, 2000 and 2001, is as follows:

			2000
Customer	Peripheral Blood Clot Therapy	Onyx	Micro Catheter and Access	Other	Total
Abbott	93%	—	—	—	38%
Guidant	—	68%	39%	—	27%

			2001
Customer	Peripheral Blood Clot Therapy	Onyx	Micro Catheter and Access	Other	Total
Abbott	95%	—	—	—	30%
Guidant	—	37%	33%	—	23%

MICRO THERAPEUTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15.    Licensing Transactions:

The Company has an approximate 14% equity interest in, and a license agreement with, Genyx Medical, Inc., (“Genyx”). The license agreement allows Genyx to develop non-vascular applications for gynecological and urological procedures using the Company’s proprietary Onyx technology. The license agreement also provides for a royalty arrangement whereby Genyx will compensate the Company based on net revenues derived from sale of licensed products by Genyx.

The Company has a license agreement with Enteric Medical Technologies, Inc. (“Enteric”) under which Enteric may develop non-vascular applications using the Company’s proprietary Onyx technology in the gastrointestinal tract, and pay the Company a royalty based on net revenues derived from the licensee’s sale of licensed products. The Company has an approximate 20% voting equity interest in Enteric. Because the Company’s carrying value of its investment in Enteric is $0 and the Company has no obligation to fund Enteric’s operations, the Company is not required by generally accepted accounting principles to recognize its equity share of Enteric’s losses.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Irvine, State of California, on March 28, 2002.

MICRO THERAPEUTICS, INC.

Dated: April 12, 2002	By:	/s/ JOHN B. RUSH
John B. Rush President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN B. RUSH John B. Rush	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2002

/s/ HAROLD A. HURWITZ Harold A. Hurwitz	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	April 12, 2002

/s/ JAMES CORBETT James Corbett	Director and Chairman of the Board	April 12, 2002

George Wallace	Director

* Kim Blickenstaff	Director	April 12, 2002

* Dale Spencer	Director	April 12, 2002

* Elizabeth Weatherman	Director	April 12, 2002

* Richard Emmitt	Director	April 12, 2002

* Paul Buckman	Director	April 12, 2002

*By /s/ HAROLD A. HURWITZ Harold A. Hurwitz Attorney-in-Fact	Pursuant to Power of Attorney dated March 28, 2002	April 12, 2002

S-1

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger between Micro Therapeutics, Inc., a Delaware corporation and Micro Therapeutics, Inc., a California corporation, effective November 6, 1996. (1)

3.1.1
Amended and Restated Certificate of Incorporation of Micro Therapeutics, as currently in effect. (Incorporated by reference to Exhibit 3.1.1 of Micro Therapeutics’ Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2001, as filed with the Securities and Exchange Commission on July 14, 2001)

3.2.1
Bylaws of Micro Therapeutics, as currently in effect. (Incorporated by reference to Exhibit 3.2.1 of Micro Therapeutics’ Registration Statement on Form S-3, No. 333-68554, as filed with the Securities and Exchange Commission on August 8, 2001)

10.1	Form of Directors’ and Officers’ Indemnification Agreement. (1)

10.2	License Agreement dated June 1, 1993 between Micro Therapeutics and Andrew Cragg. (1)

10.3	Consulting Agreement dated October 1, 1996 between Micro Therapeutics and Andrew Cragg. (1)

10.4
Industrial Real Estate Lease dated June 10, 1998 between Micro Therapeutics and New Goodyear, LTD., a California Limited Partnership. (Incorporated by reference to Exhibit 10.4 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1999)

10.5
Amended and Restated Investors Rights Agreement dated February 9, 1995, among Micro Therapeutics, the Investors named therein and the Common Holders named therein, as amended on May 17, 1996 and June 27, 1996. (1)

10.6	1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan. (1), (2)

10.7
1996 Stock Incentive Plan, as amended. (Incorporated by reference to Exhibit 4.1 of Micro Therapeutics’ Registration Statement on Form S-8, No. 333-64348, as filed with the Securities and Exchange Commission on July 2, 2001)(2)

10.8	Employee Stock Purchase Plan, as amended. (1), (2)

10.9	Equipment Leasing Line of Credit dated December 20, 1995 between Micro Therapeutics and ComDisco Ventures, as amended on May 21, 1996. (1)

10.10
Convertible Subordinated Note Agreement dated November 17, 1997, between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.11 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1998)

10.11
Distribution Agreement dated November 17, 1997, between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.12 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1998)(3)

10.12
First Amendment to Distribution Agreement dated August 17, 1998 between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.12 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 31, 1999)

10.13
Second Amendment to Distribution Agreement dated July 23, 1999 between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.6 of Micro Therapeutics’ Form 10-QSB, as filed with the Securities and Exchange Commission on August 12, 1999)

Exhibit Number	Description of Document
10.14
Amendment to Convertible Subordinated Note Agreement and Credit Agreement dated May 21, 1999 between Micro Therapeutics and Abbott. (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.15
Termination of Credit Agreement and Security Agreement dated May 21, 1999 between Micro Therapeutics and Abbott. (Incorporated by reference to Exhibit 10.2 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.16
Notice of Conversion of First Note, dated May 21, 1999, executed by Abbott. (Incorporated by reference to Exhibit 10.3 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.17
Notice of Conversion of Second Note, dated May 21, 1999, executed by Micro Therapeutics. (Incorporated by reference to Exhibit 10.4 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on June 2, 1999)

10.18
Put Option Agreement, dated October 26, 1999 between Micro Therapeutics and Abbott. (Incorporated by reference to Exhibit 10.24 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 30, 2000)

10.19
Convertible Subordinated Note Agreement dated September 23, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998)

10.20
5% Convertible Note dated September 30, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.2 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998)

10.21
Distribution Agreement dated September 23, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.3 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998) (3)

10.22
Credit Agreement dated September 23, 1998, between Micro Therapeutics and Century Medical, Inc. (Incorporated by reference to Exhibit 10.4 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on November 3, 1998)

10.23	Stockholder Rights Plan. (Incorporated by reference to Exhibit 1 of Micro Therapeutics’ Form 8-A/12G, as filed with the Securities and Exchange Commission on June 3, 1999)

10.24
Securities Purchase Agreement dated March 10, 2000 between Micro Therapeutics and Pequot Capital Equity Fund II LP, Framlington Health, Bridge & Co. and Munder Health. (Incorporated by reference to Exhibit 10.30 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 30, 2000)

10.25
Registration Rights Agreement dated March 10, 2000 between Micro Therapeutics and Pequot Capital Equity Fund II LP, Framlington Health, Bridge & Co. and Munder Health. (Incorporated by reference to Exhibit 10.31 of Micro Therapeutics’ Form 10-KSB, as filed with the Securities and Exchange Commission on March 30, 2000)

10.26
Agreement dated June 28, 2000 between Micro Therapeutics and Abbott Laboratories (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Form 10-QSB, as filed with the Securities and Exchange Commission on August 11, 2000) (3)

10.27
Securities Purchase Agreement, dated as May 25, 2001, by and between Micro Therapeutics and Micro Investment, LLC. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 7, 2001)

Exhibit Number	Description of Document
10.28
Termination Agreement, dated as of September 14, 2001, by and between Micro Therapeutics and Guidant Corporation. (Incorporated by reference to Exhibit 10.1 of Micro Therapeutics’ Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 12, 2001)

10.29
Sales Representative Agreement, dated as of November 16, 2001, by and between Micro Therapeutics and ev3 International, Inc. (formerly Vertomed International, Incorporated) (Incorporated by reference from the Registrant’s report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002)

21.1	Subsidiaries of the Registrant (Incorporated by reference from the Registrant’s report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002).

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (Incorporated by reference from the Registrant’s report on Form 10-KSB for the year ended December 31, 2001, filed with the Commission on April 1, 2002).

(1)	Incorporated by reference to the same numbered exhibit of the Company’s Registration Statement on Form SB-2, No. 333-17345.

(2)	These exhibits are identified as management contracts or compensatory plans or arrangements of Micro Therapeutics pursuant to item 13(a) of Form 10-KSB.

(3)
Portions of this Exhibit are omitted and were filed separately with the Secretary of the Commission pursuant to Micro Therapeutics’ application requesting confidential treatment under Rule 406 of the Securities Act of 1933.

ANNEX D
Micro Therapeutics Report on Form 10-QSB for the fiscal quarter ended September 30, 2002

D-1

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 10-QSB

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED September 30, 2002.

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM                          TO                         .

Commission file number 0-6523

MICRO THERAPEUTICS, INC.
(exact name of small business issuer as specified in its charter)

Delaware	33-0569235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Goodyear, Irvine, California 92618
(Address of principal executive offices)

(949) 837-3700
(Issuer’s telephone number)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) filed all reports to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☒  No  ☐

State the number of shares outstanding of each of the issuer’s classes of common equity as of the latest practicable date.

Class	Outstanding at November 12, 2002
Common Stock, $.001 par value	24,440,317

Transitional small business disclosure format:     Yes  ☐  No  ☒

Page 1 of 37 Pages

Exhibit Index on Page 37

MICRO THERAPEUTICS, INC.

2

MICRO THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEET
September 30, 2002
(Unaudited)

ASSETS:
Current assets:
Cash and cash equivalents	$28,228,943
Accounts receivable, net of allowance for doubtful accounts of $91,642	2,912,786
Inventories, net of allowance for obsolescence of $ 125,385	3,224,271
Prepaid expenses and other current assets	2,973,070

Total current assets	37,339,070
Property and equipment, net of accumulated depreciation of $ 3,402,792	1,458,709
Patents and licenses, net of accumulated amortization of $ 579,498	2,006,777
Other assets	683,642

Total assets	$41,488,198

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,030,230
Accrued salaries and benefits	1,557,603
Accrued liabilities	2,259,192
Deferred revenue	100,005

Total current liabilities	4,947,030
Deferred revenue	500,002

Total liabilities	5,447,032

Commitments and contingencies
Stockholders’ equity :
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding
Common stock, $0.001 par value, 35,000,000 shares authorized; 24,440,317 shares issued and outstanding	24,440
Additional paid-in capital	119,025,929
Stockholder notes receivable	(384,575)
Accumulated deficit	(82,624,628)

Total stockholders’ equity	36,041,166

Total liabilities and stockholders’ equity	$41,488,198

See notes to unaudited consolidated financial statements.

3

MICRO THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three and Nine Months Ended September 30, 2001 and 2002
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2001	September 30, 2002	September 30, 2001	September 30, 2002
Net sales	$2,103,072	$2,950,185	$6,888,097	$8,922,636
Cost of sales	976,832	1,432,994	3,472,880	3,927,201

Gross margin	1,126,240	1,517,191	3,415,217	4,995,435

Costs and expenses:
Research and development	2,725,234	3,443,887	7,114,692	9,139,041
Selling, general and administrative	1,899,725	5,286,580	6,460,392	13,151,947
Guidant distribution agreement termination	3,100,000	—	3,100,000	—

Total costs and expenses	7,724,959	8,730,467	16,675,084	22,290,988

Loss from operations	(6,598,719)	(7,213,276)	(13,259,867)	(17,295,553)

Other income (expense):
Interest income	333,387	93,074	493,774	384,091
Interest expense	(258,817)	—	(792,656)	(4,530)
Gain on sale of investment	—	—	—	7,385,812
Foreign currency transaction gain	—	—	826	141,303

	74,570	93,074	(298,056)	7,906,676

Loss before provision for income taxes and extraordinary item	(6,524,149)	(7,120,202)	(13,557,923)	(9,388,877)
Provision for income taxes	—	863	800	2,463

Loss before extraordinary item	(6,524,149)	(7,121,065)	(13,558,723)	(9,391,340)
Extraordinary loss on early extinguishment of debt	716,380	—	716,380	—

Net loss	$(7,240,529)	$(7,121,065)	$(14,275,103)	$(9,391,340)

Per share data (basic and diluted):
Loss before extraordinary item	$(0.36)	$(0.35)	$(1.05)	$(0.46)
Extraordinary loss on early extinguishment of debt	(0.04)	—	(0.06)	—

Net loss per share	$(0.40)	$(0.35)	$(1.11)	$(0.46)

Weighted average shares outstanding	17,911,000	20,428,000	12,869,000	20,351,000

4

MICRO THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2001 and 2002
(Unaudited)
	2001	2002
Cash flows from operating activities:
Net loss	$(14,275,103)	$(9,391,340)
Adjustments to reconcile net loss to net cash used in operating activities:
Extraordinary loss on early extinguishment of debt	716,380	—
Depreciation and amortization	721,853	747,692
Amortization of note payable discounts	303,815	—
Gain on sale of investment	—	(7,385,812)
Compensation related to stock options	300,734	165,000
Change in operating assets and liabilities:
Accounts receivable	(299,096)	(1,825,605)
Inventories	(705,770)	(674,206)
Prepaid expenses and other assets	(122,232)	(2,561,928)
Accounts payable	(47,658)	92,029
Accrued salaries and benefits	387,164	450,310
Accrued liabilities	2,998,196	(3,325,372)
Deferred revenue	(206,247)	(75,000)

Net cash used in operating activities	(10,227,964)	(23,784,232)

Cash flows from investing activities:
Proceeds from sale of investment	—	7,385,812
Additions to property and equipment	(343,145)	(470,019)
Additions to patents and licenses	(318,548)	(336,725)
Decrease (increase) in other assets	1,953	(641,532)

Net cash (used in) provided by investing activities	(659,740)	5,937,536

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock purchase plan	94,632	101,426
Proceeds from exercise of stock options	31,227	901,989
Repayment of long term debt	(7,000,000)	—
Proceeds from issuance of common stock in private placements	52,913,141	8,098,018
Repayments on equipment line of credit	(30,693)	—

Net cash provided by financing activities	46,008,307	9,101,433

Net increase (decrease) in cash and cash equivalents	35,120,603	(8,745,263)
Cash and cash equivalents at beginning of year	9,872,561	36,974,206

Cash and cash equivalents at end of period	$44,993,164	$28,228,943

See notes to unaudited consolidated financial statements.

5

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    Description of the Company

Micro Therapeutics, Inc. was incorporated on June 11, 1993 in California and was reincorporated in Delaware in November 1996 to develop, manufacture and market minimally invasive medical devices for diagnosis and treatment of neuro and peripheral vascular diseases.

2.     Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Micro Therapeutics, Inc. and its wholly-owned subsidiary, Micro Therapeutics International, Inc. (collectively, the “Company”), which was incorporated on June 30, 2000 for the purpose of carrying out the Company’s international activities other than sales of product. All significant intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Information

The consolidated financial statements included in this Form 10-QSB have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-QSB, are unaudited and do not contain all of the information required by generally accepted accounting principles to be included in a full set of financial statements. The consolidated financial statements in the Company’s 2001 Annual Report on Form 10-KSB include a summary of significant accounting policies of the Company and should be read in conjunction with this Form 10-QSB. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

3.    Equity Financings

May 2001 Securities Purchase Agreement

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, LLC, a Delaware limited liability company managed by Warburg, Pincus Equity Partners, L.P.

Under the securities purchase agreement, Micro Investment invested $56 million in exchange for newly issued shares of the Company’s common stock. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s common stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7.5 million before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s common stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48.7 million, before transaction costs.

Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. As a result, stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held July 26, 2001. The closing of the second stage also resulted in a change in ownership as defined by Section 382 of the Internal Revenue Code, which resulted in an annual limitation, amounting to approximately $5.8 million, on the

6

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company’s ability to utilize its net operating loss carryforwards during any year to offset future taxable income, should the Company generate such taxable income.

The securities purchase agreement required the Company to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing date of the second stage, a registration statement for the purpose of registering under the Securities Act of 1933, as amended, all of the shares of the Company’s common stock that were sold to Micro Investment pursuant to the securities purchase agreement. The Company subsequently registered the shares within the prescribed time frame.

The securities purchase agreement provides that, for as long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, the Company’s Board of Directors shall not exceed seven members. In December 2001, the Company obtained a waiver from Micro Investment, which allowed the Company to expand the Board of Directors to eight members. The securities purchase agreement specifies, based on the percentage of outstanding shares of the Company’s common stock owned by Micro Investment, how many persons the Company shall nominate to its Board of Directors and use its best efforts to cause to be elected that have been designated by Micro Investment. So long as Micro Investment holds 30% of the outstanding shares of common stock of the Company, Micro Investment shall be entitled to designate four members of the Company’s Board of Directors. As of November 5, 2002, the Company’s Board of Directors comprised eight members, four of which were designees of Micro Investment, which owned 57.59% of the Company’s outstanding common stock at that date.

Under the terms of subordinated note and credit agreements with each of Century Medical, Inc. (“Century”) and Guidant Corporation (“Guidant”), the change in control of the Company resulting from the transaction with Micro Investment described above allowed Century and Guidant to accelerate the due dates of the Company’s notes payable to them and declare the notes to be immediately due and payable. The Company received such a notice of acceleration from Century and repaid the notes, aggregating $5 million and having an original due date of September 30, 2003, on October 9, 2001, thus constituting an early extinguishment of such debt. The accompanying consolidated 2001 financial statements reflect the accrual of interest expense through the date of the debt extinguishment, and an extraordinary loss, amounting to $443,203, representing the unamortized discount related to the notes at the date of debt extinguishment. The Company did not receive a notice of acceleration from Guidant, although the notes payable to Guidant were also extinguished prior to their original due date pursuant to the Company’s termination of its distribution agreement with Guidant, as discussed in Note 4.

September 2002 Securities Purchase Agreement

On September 3, 2002, the Company obtained a commitment from Micro Investment to lead a $30 million private placement of the Company’s common stock, either as the sole or as a participating investor, in two stages, to replenish the Company’s cash reserves after making the initial payment with respect to the acquisition of Dendron GmbH (Note 9) and to support the anticipated short-term working capital needs of the combined operations of the Company and Dendron. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase.

The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of its common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481.

The investors are obligated to purchase an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, subject to certain customary closing conditions, which would result in aggregate proceeds to the Company of $21,550,519.

7

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Before the Company can close the second stage of the private placement, stockholder approval will be required in order to increase the number of shares the Company is authorized to issue, so that the Company can issue the additional 10,345,905 shares of its common stock to the investors.

Additionally, under Nasdaq marketplace rules, Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present issuance of common stock, other than a public offering for cash, the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the proceeds of the sale of the Company’s common stock in the second stage of the private placement described above will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the combined operations of the Company and Dendron, the issuance of common stock in the private placement pursuant to Nasdaq’s interpretation of its marketplace rules is deemed to be “in connection with” the Company’s acquisition of Dendron, solely for the purposes of such Nasdaq marketplace rules.

The sale of 4,056,399 shares of common stock in the first stage of the private placement resulted in the issuance of stock representing approximately 19.9% of the Company’s outstanding shares immediately prior to the date of issuance. The sale of 10,345,905 shares of common stock in the second stage of the private placement, together with the 4,056,399 shares issued in the first stage, will result in the issuance of stock in excess of 20% of the Company’s outstanding common stock prior to the issuance. Therefore, the Company must also obtain stockholder approval of the sale and issuance of the 10,345,905 shares of common stock to be issued in the second stage of the private placement, in order to satisfy the requirements of Nasdaq marketplace rules.

The Company has agreed to prepare a proxy statement, file it with the Securities and Exchange Commission and distribute it to its stockholders as promptly as practicable after the first closing in order to (1) obtain stockholder approval to increase the number of authorized shares of common stock, and (2) obtain stockholder approval of the sale of the 10,345,905 shares in the second stage of the private placement to comply with the provisions of the Nasdaq marketplace rules.

4.    Distribution Agreements

Guidant Corporation

On September 14, 2001, the Company and Guidant signed a termination agreement, with respect to their November 17, 1997 distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001.

A termination fee was paid to Guidant pursuant to the terms of the distribution agreement and was based upon a multiple of Guidant’s margin from net sales of the Company’s products from January 1, 2001 through December 31, 2001. Based, in part, on net sales reported to the Company by Guidant through September 30, 2001, the Company estimated the termination fee at September 30, 2001 to be approximately $3,100,000, which is included in operating expenses and accrued liabilities in the accompanying 2001 consolidated financial statements.

Under the terms of the 5% convertible subordinated note agreement and the credit agreement, both dated November 17, 1997, between the Company and Guidant, termination of the distribution agreement allowed Guidant to accelerate the due dates of the Company’s notes payable to Guidant and declare the notes to be due and payable as of the date of termination. Moreover, as discussed in Note 3, the transaction with Micro Investment allowed Guidant to declare the notes immediately due and payable. Under the terms of the

8

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

termination agreement, the Company and Guidant agreed to the Company’s repayment of the notes no later than September 30, 2001. The Company repaid the notes, aggregating $7 million and having an original due date of October 31, 2002, on September 21, 2001, thus constituting an early extinguishment of such debt. The accompanying consolidated 2001 financial statements include an extraordinary loss, amounting to $273,177, representing the unamortized discount related to the convertible note at the date of debt extinguishment.

ev3 International, Inc.

On November 16, 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing and sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products.

Under the terms of the sales representative agreement, title to the Company’s products does not pass upon shipment of such products to ev3 International. Accordingly, the Company defers revenue recognition for products shipped to ev3 International until such products are sold to end-users or to third-party distributors. The countries formerly included in the territory covered by the Company’s distribution agreement with Guidant are included in the Company’s agreement with ev3 International. At September 30, 2002, inventory of the Company’s products, amounting to $298,802, was maintained at ev3 International’s European facility. In addition, accounts receivable collected by ev3 International on the Company’s behalf through September 30, 2002, and included in accounts receivable as of that date, amounted to $400,582. Such amount was paid to the Company by ev3 International in October 2002.

ev3 International’s product promotion, marketing and sales solicitation activities are performed by its sales force, the activities of which are under the direction of a committee chaired by the Company’s Vice President, Sales and Marketing. The Company pays ev3 International a fee for such services, initially amounting to 105% of ev3 International’s cost for maintaining the sales force. Under the terms of the sales representative agreement, the Company and ev3 International have established a budgeted breakeven point based on estimated sales of the Company’s products in territories served by the sales force, related cost of sales and sales force costs. Upon reaching this breakeven point during any year in which the agreement is in force, the fee to be paid by the Company to ev3 International will be adjusted, on a retrospective basis to January 1 of such year, and will be calculated as ev3 International’s cost for maintaining the sales force plus 10% of sales of the Company’s products in territories served by the sales force. Accordingly, the Company has accrued fees payable to ev3 International at September 30, 2002 that reflect this retrospective adjustment as if it had been made effective January 1, 2002. The agreement with ev3 International also calls for the Company to be charged a distributor management fee of 10% of sales to third-party distributors with respect to whom ev3 International performs such services. Through September 30, 2002, the Company has not been charged for such fees. In addition, ev3 International charges the Company a fee for all general and administrative services at an amount agreed upon by the parties at the beginning of each year of the agreement based on ev3 International’s estimated annual expenditures for such services and its estimate of the percentage of such services to be used by the Company. Fees in connection with the services performed by ev3 International as described in this paragraph, included in selling, general and administrative expenses, for the three and nine months ended September 30, 2002, amounted to $1,637,878 and $3,716,894, respectively.

In April 2002, the Company and ev3 International signed a Lease and Support Services Agreement, under which the Company provides ev3 International with office space and certain facility-related and administrative

9

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

services in exchange for a fee. The agreement has a three-year term and may be renewed for an additional two years. The company commenced charging ev3 International the fee on April 1, 2002 at a rate of $1,200 per month. The fee is to be annually recalculated, based on the square footage utilized by ev3 International and the Company’s budgeted facility costs. The Company also charges ev3 International for the cost of one administrative employee, amounting to approximately $7,500 per month.

Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, the Company’s majority stockholder. Additionally, the individual who became Chairman of the Company’s Board of Directors in January 2002 and the Company’s acting President and Chief Executive Officer from April 2002 through October 2002 is the President of ev3 International and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; and the four designees of Micro Investment who are members of the Company’s Board of Directors (Note 3) also hold the following positions: one designee is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc.; two designees are directors of ev3 Inc.; and the fourth designee is President, Chief Executive Officer and a director of ev3 Inc. The three directors who are neither members of the Company’s management nor designees of Micro Investment (Note 3) constitute an independent committee of the Company’s Board of Directors. This independent committee has decision-making and approval authority for all transactions and other matters between the Company and ev3 International.

Century Medical, Inc.

In December 2001, the Company commenced discussions with Century regarding modification or termination of their then-existing distribution agreement entered into in September 1998. On April 1, 2002, the Company and Century signed a Regulatory Transition and Short-Term Distribution Agreement, which supercedes the September 1998 distribution agreement, provides for the transition, over a one-year period ending March 31, 2003, of regulatory responsibilities in Japan from Century to the Company with respect to the Company’s products, and provides for the termination of Century’s Japanese distributorship on March 31, 2003.

Following March 31, 2003, the Company will repurchase, from Century inventory on-hand at March 31, 2003, and at the lower of $150,000 or 105% of Century’s original purchase price, the Company’s products purchased by Century from the Company. As a result of these repurchase terms, the Company modified its revenue recognition policy with respect to shipments to Century, under which revenues related to shipments to Century subsequent to December 31, 2001 are recognized only upon Century’s sale of such inventory to its customers.

The Company is required to pay Century a termination fee of up to $1.5 million, consisting of payments based on milestones Century must achieve by March 31, 2003. The Company accrued the entire termination fee as of December 31, 2001, and has paid Century $650,000 as of September 30, 2002 based on Century’s achievement of milestones as of that date.

Abbott Laboratories

On June 28, 2000, the Company and Abbott Laboratories entered into a distribution agreement, which superceded a previously existing distribution agreement entered into in August 1998. Under the June 2000 agreement, as amended in May 2002, Abbott purchases the Company’s peripheral blood clot therapy products for distribution in the United States, and the Company has certain responsibilities for marketing and promotion. The agreement had an initial term through 2008, which could be extended by mutual agreement. Abbott had the ability to terminate the agreement upon 180 days written notice, and the Company had the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events had not occurred or if Abbott

10

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

has not achieved certain performance criteria, as defined in the agreement, as of the previous June 30. As of June 30, 2002, certain of those events had not occurred, and, on July 28, 2002, the Company notified Abbott of the Company’s intent to terminate the distribution agreement effective December 31, 2002. Final terms regarding the termination are yet to be negotiated between Abbott and the Company, among such terms being the possible payment by the Company to Abbott of a termination fee of $1.2 million set forth in the distribution agreement. Based, in part, on discussions with legal counsel, the Company believes it has arguments under which all or part of the termination fee will not be due to Abbott, and has accrued its best estimate as of September 30, 2002, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations for 2002.

5.    Enteric Medical Technologies, Inc.

The Company has a license agreement with Enteric Medical Technologies, Inc. under which Enteric Medical may develop non-vascular applications using the Company’s proprietary Onyx technology in the gastrointestinal tract, and pay the Company a royalty based on net revenues derived form Enteric’s sale of licensed products. As partial consideration for entering into the license agreement, the Company received shares of Enteric common stock, which approximated 20% of Enteric’s outstanding equity voting interests as of the date of its acquisition, as discussed below.

On June 12, 2002, Boston Scientific Corporation and Enteric entered into a merger agreement under which Boston Scientific acquired all the outstanding common and preferred stock of Enteric. Pursuant to the terms of the merger agreement, each Enteric stockholder received a pro rata share of a Closing Payment, net of amounts set aside in escrow to provide for future indemnity claims, if any. Accordingly, the Company recorded as other income its pro rata share of the Closing Payment received, amounting to $7,385,812, representing a gross Closing Payment of $8,415,381, less escrowed funds of 10%, amounting to $841,538, and other reserves amounting to $188,031.

In addition, the merger agreement gives each Enteric stockholder the right to receive a pro rata share of a First Contingent Payment and a Second Contingent Payment, should Enteric achieve defined milestones on or before the fifth anniversary of the merger agreement. On June 12, 2002, Enteric estimated the Company’s pro rata share of the First and Second Contingent Payments to be approximately $8.6 million and $7.8 million, respectively, less escrowed funds of 10% and 20%, respectively, of such amounts. However, such Contingent Payments are dependent upon Enteric achieving milestones in conformity with the merger agreement, and are subject to reduction for other conditions specified in the merger agreement. Accordingly, the Company will record income from the proceeds, if any, from the Contingent Payments upon notification from Boston Scientific as to the achievement of one or both milestones by Enteric in conformity with the merger agreement, and will record income from unexpended escrow funds, if any, upon notification from Boston Scientific as to the release of such funds from escrow, the time frame for which is defined in the merger agreement.

6.    Related Party Transactions

In April 2002, the Company’s then-President and Chief Executive Officer resigned, and entered into a one-year consulting agreement with the Company under which the former officer is paid a monthly fee of $20,125. The Company accrued the entire cost of the agreement, amounting to $241,500, as of the inception date of the agreement, which amount is included in selling, general and administrative expenses in the accompanying consolidated statement of operations for the nine months ended September 30, 2002. Included in accrued liabilities at September 30, 2002, is $116,054, representing remaining future payments under the terms of the agreement.

11

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Effective June 1, 2002, the Company entered into an employment agreement with its Chairman of the Board of Directors, who, at that date, became the Company’s acting President and Chief Executive Officer. This individual remained as the Company’s acting President until September 2, 2002 and as the Company’s Chief Executive Officer until October 31, 2002. This individual is also President of ev3 International and Executive Vice President and a director of ev3 Inc. Concurrently, with respect to relocation expenses for this individual, the Company entered into an agreement with ev3 Inc. Under the terms of both agreements, the Company will pay 75% of relocation expenses, as defined in the agreements, up to an aggregate expenditure by the Company of $352,500. The agreement further provided that, in the event that such individual would cease to serve as the Company’s Chief Executive Officer prior to May 31, 2003, which has occurred as described above, the Company would be reimbursed for a pro rata portion of relocation expenses previously paid by the Company based on the fraction of the year ending May 31, 2003 that the individual will not have served as the Company’s Chief Executive Officer. Based on the foregoing, the Company’s estimate of expenses to be incurred in connection with the relocation of this individual is $125,000, which amount is included in selling, general and administrative expenses in the accompanying consolidated statement of operations for the nine months ended September 30, 2002. The agreements also provided for the Company to make a loan to such individual in an amount equal to the difference between an agreed-upon value of the residence from which the individual relocated, and obligations collateralized by such residence at the date of relocation. The loan, amounting to $1,817,833, was made by the Company in July 2002 and is included in other current assets in the accompanying consolidated balance sheet at September 30, 2002. Such loan was collateralized by the residence and was repaid to the Company from the proceeds of the sale of the residence in October 2002.

7.    Per Share Information

Loss per share is calculated by dividing the net loss for the applicable period by the weighted average number of common shares issued and outstanding during the period. Potential common shares, represented by options and, in 2001, convertible debt, have been excluded from the calculations due to their anti-dilutive effect. Basic and diluted loss per share are the same for such periods.

8.    Segment Information

Information with respect to net sales for the three and nine months ended September 30, 2001 and 2002 is as follows:

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2001	2002	2001	2002
Product Segments
Peripheral blood clot therapy	$728,346	$637,267	$2,226,277	$1,977,235
Onyx	377,908	467,606	1,211,321	1,654,998
Micro catheter and access products	956,480	1,776,489	3,380,704	5,164,362
Other	40,338	68,823	69,795	126,041

Total net sales	$2,103,072	$2,950,185	$6,888,097	$8,922,636

Geographic Segments
United States	$1,423,647	$1,515,555	$3,938,673	$4,565,578
International	679,425	1,434,630	2,949,424	4,357,058

Total net sales	$2,103,072	$2,950,185	$6,888,097	$8,922,636

12

MICRO THERAPEUTICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Sales to Abbott constituted 20% and 21% of total net sales for the three and nine months ended September 30, 2002, respectively, and 33% and 31% for the three and nine months ended September 30, 2001, respectively.

Sales to Guidant constituted 16% and 24% of total net sales for the three and nine months ended September 30, 2001, respectively.

No other customer accounted for 10% or more of net sales for any of the periods presented.

9.    Acquisition of Dendron GmbH

On October 4, 2002, the Company completed the purchase of all of the outstanding shares of equity stock of Dendron GmbH, a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms.

The acquisition was accomplished through the purchase of such equity securities for $25,000,000, pursuant to the terms of the stock purchase agreement dated September 3, 2002. Of the $25,000,000 initial payment, $20,0000,000 was paid on October 4, 2002, and $5,000,000 was held back pursuant to the terms of the stock purchase agreement for a defined period to permit certain purchase price adjustments to be determined, such as deductions to take in account Dendron’s accumulated debt. Under the terms of the stock purchase agreement, additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008.

13

ITEM 2.    MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the related Notes thereto included elsewhere in this Quarterly Report on Form 10-QSB. This Quarterly Report on Form 10-QSB contains forward-looking statements that involve risks and uncertainties. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference are discussed under “Certain Factors that May Affect Our Business and Future Results.”

Overview

Since its inception in June 1993, the Company has been primarily engaged in the design, development and marketing of minimally invasive devices for treatment of vascular disease. The Company has a limited history of operations and has experienced significant operating losses since inception. Operating losses are expected to continue at least into fiscal 2003 as the Company expends substantial resources to fund research and development, clinical trials, regulatory approvals, and marketing and sales activities.

Abbott Laboratories

The Company commenced U.S. commercial shipments of its first thrombolytic infusion catheters in November 1994. Through the third quarter of 1999, the majority of the Company’s revenues were derived from sales of its initial infusion catheters and related accessories, and its line of mechanical thrombolytic brushes. In August 1998, and as revised in June 2000 and May 2002, the Company entered into a distribution agreement with Abbott, which provides for distribution of such products by Abbott in the United States. The Company expects sales of the products mentioned above, and similar products, to continue to provide a significant portion of the Company’s revenues. The Company currently sells such products outside the United States and Canada through a limited number of distributors, however, revenues under these arrangements have not been significant to date.

The current agreement with Abbott had an initial term through 2008, which could be extended by mutual agreement. Abbott could terminate the agreement upon 180 days’ written notice, and the Company had the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events had not occurred or if Abbott had not achieved certain performance criteria, as defined in the agreement, as of the previous June 30. As of June 30, 2002, certain of those events had not occurred, and, on July 28, 2002, the Company notified Abbott of the Company’s intent to terminate the distribution agreement effective December 31, 2002. Final terms regarding the termination are yet to be negotiated between Abbott and the Company, among such terms being the possible payment by the Company to Abbott of a termination fee of $1.2 million set forth in the distribution agreement. Based, in part, on discussions with legal counsel, the Company believes it has arguments under which all or part of the termination fee will not be due to Abbott, and has accrued its best estimate as of September 30, 2002, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations for 2002.

Guidant Corporation

In November 1997, the Company signed an agreement with Guidant to distribute the Company’s neuro products in Europe and, in August 1998, that agreement was expanded to include distribution in Europe of the Company’s peripheral embolization products. Until September 1999, no significant revenues had been received under the Guidant arrangement. Revenues under the Guidant arrangement were dependent, to a significant extent, upon the receipt by the Company of CE Mark certification for applications of the Company’s proprietary liquid embolic material, Onyx, market training and product launch activities. In July 1999, the Company received CE Mark approval for the treatment of arteriovenous malformations, or AVMs, in the brain using Onyx and, accordingly, the Company initiated market-training activities in July 1999. Product launch activities with respect to the brain AVM application commenced in September 1999. In

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April 1999 and March 2000, the Company obtained CE Mark approval for the peripheral embolization and brain tumor applications, respectively, of Onyx, however, the Company has decided to defer commencing market training activities while concentrating on other applications of Onyx.

In November 2000, the Company obtained CE Mark approval for the brain aneurysm application of Onyx. The Company commenced market-training activities with respect to this application during the fourth quarter of 2000 as part of its Cerebral Aneurysm Multi-center European Onyx, or CAMEO, Registry. The objective of the CAMEO Registry was the accumulation of data on 100 brain aneurysm patients treated with Onyx, for use in subsequent marketing of Onyx for this application. In the third quarter of 2001, the Company completed the CAMEO Registry. Also during the third quarter of 2001, the Company terminated its November 1997 distribution agreement with Guidant, effective December 31, 2001. As a result, the Company decided to defer the market launch of the brain aneurysm application of Onyx until the first quarter of 2002, in conjunction with its revised European marketing, sales and distribution plan, described below.

On September 14, 2001, the Company and Guidant signed a termination agreement, with respect to their November 1997 distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001.

Under the terms of the termination agreement, the Company repurchased, from Guidant inventory on-hand at December 31, 2001, and at Guidant’s original purchase price, the Company’s products purchased by Guidant from the Company from September 14, 2001 through December 31, 2001, amounting to approximately $150,000, and additional Guidant inventory of the Company’s products on-hand at December 31, 2001 at Guidant’s original purchase price, amounting to approximately $30,000. As a result of these repurchase terms, the Company modified its revenue recognition policy with respect to shipments to Guidant, under which revenues related to shipments to Guidant for the period from September 14, 2001 through December 31, 2001 were recognized only upon Guidant’s sale of such inventory to its customers.

ev3 International, Inc.

On November 16, 2001, the Company signed a sales representative agreement with ev3 International. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. The countries formerly included in the territory covered by the Company’s distribution agreement with Guidant are included in the Company’s agreement with ev3 International, and were the initial countries to be served by ev3 International under the sales representative agreement.

ev3 International commenced its activities with respect to the Company’s products in the first quarter of 2002. As distinguished from the terms of the Company’s distribution agreement with Guidant, under which the Company sold products to Guidant and recognized revenues based on sales to Guidant in its capacity as a distributor, title to the Company’s products does not pass upon shipment of such products to ev3 International. Accordingly, commencing in 2002, upon the Company’s sale of products to end-users, the Company recognizes revenue at the full amount of the sales price to the end-users.

Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, LLC, the Company’s largest stockholder. Additionally, James Corbett, who became Chairman of the Company’s Board of Directors in January 2002, and acting President and Chief Executive Officer of the Company in April 2002, which positions he held until September 2, 2002 and October 31, 2002, respectively, is the President of ev3 International, Inc. and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; Dale Spencer, a director of the Company, is a director of ev3

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International and Chairman of the Board of Directors of ev3 Inc.; Elizabeth Weatherman and Richard Emmitt, directors of the Company, are directors of ev3 Inc.; and Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

Century Medical, Inc.

In September 1998, the Company entered into a distribution agreement with Century, which provided for distribution of all the Company’s products by Century in Japan. Significant revenues are not expected to be derived from sales in Japan until the Company’s products receive regulatory approval in Japan, and market training and product launch activities are substantially underway. The Company’s peripheral blood clot therapy products received regulatory approval in May 1999, and certain of the Company’s micro catheter and access products first received regulatory approval in September 1999. Market training and product launch activities have not yet commenced for all of these products, however. Accordingly, the Company has not realized significant revenues to date from sales in Japan.

In December 2001, the Company commenced discussions with Century regarding modification or termination of the September 1998 distribution agreement. On April 1, 2002, the Company and Century signed a Regulatory Transition and Short-Term Distribution Agreement, which supercedes the September 1998 distribution agreement, provides for the transition, over a one-year period ending March 31, 2003, of regulatory responsibilities in Japan from Century to the Company with respect to the Company’s products, and provides for the termination of Century’s Japanese distributorship on March 31, 2003.

Following March 31, 2003, the Company will repurchase, from Century inventory on-hand at March 31, 2003, at the lower of $150,000 or 105% of Century’s original purchase price, the Company’s products purchased by Century from the Company. As a result of these repurchase terms, the Company modified its revenue recognition policy with respect to shipments to Century, under which revenues related to shipments to Century subsequent to December 31, 2001 will be recognized only upon Century’s sale of such inventory to its customers.

The Company is required to pay Century a termination fee of up to $1.5 million, consisting of payments based on milestones Century must achieve by March 31, 2003. The Company accrued the entire termination fee as of December 31, 2001, and has paid Century $650,000 as of September 30, 2002 based on Century’s achievement of milestones as of that date.

Micro Investment, LLC.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, LLC, a Delaware limited liability company managed by Warburg, Pincus Equity Partners, L.P.

Under the securities purchase agreement, Micro Investment invested $56 million in exchange for newly issued shares of the Company’s common stock. The transaction consisted of a two-stage private placement. Upon the closing of the first stage in May and June 2001, Micro Investment owned approximately 16.6% of the outstanding shares of the Company’s common stock. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. Stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held July 26, 2001.

On September 3, 2002, the Company obtained a commitment from Micro Investment to lead a $30 million private placement of the Company’s common stock, either as the sole or as a participating investor, in two stages, to replenish the Company’s cash reserves after making the initial payment with respect to the acquisition of Dendron GmbH, described below, and to support the anticipated short-term working capital needs of the combined operations of the Company and Dendron. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase.

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The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of its common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481.

The investors are obligated to purchase an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, subject to certain customary closing conditions, which would result in aggregate proceeds to the Company of $21,550,519.

Before the Company can close the second stage of the private placement, stockholder approval will be required in order to increase the number of shares the Company is authorized to issue, so that the Company can issue the additional 10,345,905 shares of its common stock to the investors.

Additionally, under Nasdaq marketplace rules, Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present issuance of common stock, other than a public offering for cash, the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the proceeds of the sale of the Company’s common stock in the second stage of the private placement described above will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the combined operations of the Company and Dendron, the issuance of common stock in the private placement pursuant to Nasdaq’s interpretation of its marketplace rules is deemed to be “in connection with” the Company’s acquisition of Dendron, solely for the purposes of such Nasdaq marketplace rules.

The sale of 4,056,399 shares of common stock in the first stage of the private placement resulted in the issuance of stock representing approximately 19.9% of the Company’s outstanding shares immediately prior to the date of issuance. The sale of 10,345,905 shares of common stock in the second stage of the private placement, together with the 4,056,399 shares issued in the first stage, will result in the issuance of stock in excess of 20% of the Company’s outstanding common stock prior to the issuance. Therefore, the Company must also obtain stockholder approval of the sale and issuance of the 10,345,905 shares of common stock to be issued in the second stage of the private placement, in order to satisfy the requirements of Nasdaq marketplace rules.

Dendron GmbH

On October 4, 2002, the Company completed the purchase of all of the outstanding shares of equity stock of Dendron GmbH, a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms.

The acquisition was accomplished through the purchase of such equity securities for $25,000,000, pursuant to the terms of the stock purchase agreement dated September 3, 2002. Of the $25,000,000 initial payment, $20,0000,000 was paid on October 4, 2002, and $5,000,000 was held back pursuant to the terms of the stock purchase agreement for a defined period to permit certain purchase price adjustments to be determined, such as deductions to take in account Dendron’s accumulated debt. Under the terms of the stock purchase agreement, additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008.

The Company’s products are manufactured by the Company at its facility in Irvine, California. Certain accessories are manufactured and processes are performed by contract manufacturers.

Future revenues and results of operations may fluctuate significantly from quarter to quarter and will depend upon, among other factors, actions relating to regulatory and reimbursement matters, the extent to which the Company’s products gain market acceptance, the rate at which the Company and third-party distributors, as applicable, establish their domestic and international sales and distribution networks, the progress of clinical

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trials and the introduction of competitive products for diagnosis and treatment of neuro and peripheral vascular disease. The Company’s limited operating history makes accurate prediction of future operating results difficult or impossible. Although the Company has experienced sales growth in certain recent periods, there can be no assurance that, in the future, the Company will sustain sales growth or gain profitability on a quarterly or annual basis or that its growth will be consistent with predictions made by securities analysts.

The Company manufactures product for stock and ships product shortly after the receipt of orders, and anticipates that it will do so in the future. Accordingly, the Company has not developed a significant backlog and does not anticipate that it will develop a significant backlog in the near term.

Critical Accounting Policies

The Company has identified its revenue recognition policy as critical to its business operations and the understanding of its results of operations. The impact and any associated risks related to this policy on the Company’s business operations are discussed throughout this Management’s Discussion and Analysis or Plan of Operation in which the application of this policy and its expected effect on the Company’s reported and expected financial results are described, and “Certain Factors that May Affect Our Business and Future Results” under which associated risks are described. For a detailed discussion on the application of this and other accounting policies, see Note 2 in the Notes to Consolidated Financial Statements in Item 14 of the Company’s 2001 Annual Report on Form 10-KSB. Note that the Company’s preparation of this Quarterly Report on Form 10-QSB requires the Company to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the Company’s consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

The Company’s revenue recognition policy is significant because its revenue is a key component of results of operations. In addition, the Company’s revenue recognition determines the timing of certain costs and expenses, such as cost of sales and commissions. The Company follows very specific and detailed guidelines in measuring revenue; however, certain judgments affect the application of its revenue policy. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause the Company’s operating results to vary significantly from quarter to quarter.

Results of Operations

Comparison of The Three and Nine Months Ended September 30, 2001 and 2002

Following is information with respect to net sales for the three and nine months ended September 30, 2001 and 2002:

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2001	2002	2001	2002
Product Segments
Peripheral blood clot therapy	$728,346	$637,267	$2,226,277$	1,977,235
Onyx	377,908	467,606	1,211,321	1,654,998
Micro catheter and access products	956,480	1,776,489	3,380,704	5,164,362
Other	40,338	68,823	69,795	126,041

Total net sales	$2,103,072	$2,950,185	$6,888,097$	8,922,636

Geographic Segments

United States	$1,423,647	$1,515,555	$3,938,673$	4,565,578
International	679,425	1,434,630	2,949,424	4,357,058

Total net sales	$2,103,072	$2,950,185	$6,888,097$	8,922,636

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The decrease in peripheral blood clot therapy sales from the three- and nine-month periods ended September 30, 2001 to 2002 resulted primarily from lower sales to end users by Abbott, which resulted in reduced additional purchase price payments from Abbott to the Company. Such additional purchase price payments are based on, and calculated as a percentage of, Abbott’s net sales, as defined in the distribution agreement between the Company and Abbott. The Company recognizes as sales the additional purchase price upon Abbott’s reporting of sales to its customers.

The increase from the three-month period ended September 30, 2001 to 2002 in Onyx sales is primarily attributable to the effects of the change in European marketing arrangements from Guidant to ev3 International, discussed above, amounting to $100,000, and to volume increases of $145,000 in Europe, net of a volume decrease in the United States amounting to approximately $150,000. The increase from the nine-month period ended September 30, 2001 to 2002 in Onyx sales are primarily attributable to the effects of the change in European marketing arrangements from Guidant to ev3 International, discussed above.

The increase in sales of micro catheters and access products for the three-month period ended September 30, 2002, relative to 2001 is primarily attributable to volume increases in Europe amounting to $370,000, the effects of the change in European marketing arrangements from Guidant to ev3 International, discussed above, amounting to approximately $195,000 and volume increases in the United States amounting to $335,000. The increase in sales of micro catheter and access products for the nine-month period ended September 30, 2002, relative to 2001, results primarily from the aforementioned changed in European marketing arrangements of approximately $920,000 and sales of such products for general purpose use in the United States, amounting to approximately $955,000.

The Company believes that sales of Onyx, and micro catheters and access products will continue to experience year-over-year increases in fiscal year 2002, relative to 2001, based primarily on the aforementioned effects of the change in European marketing arrangements from Guidant to ev3 International, and the expected increase in unit sales as a result of increased European marketing efforts in 2002. There can be no assurance, however, that the Company’s efforts will be successful.

Cost of sales for the three- and nine-month periods ended September 30, 2002 were $1,432,994 and $3,927,201, respectively, as compared to $976,832 and $3,472,880 for the corresponding periods in 2001. These increases result from volume increases in sales of product as discussed above. As a percentage of sales, cost of sales increased for the three-month period ended September 30, 2002 to 49%, as compared to 46% for the corresponding period in 2001. This increase is due primarily to the Company’s efforts during the 2002 third quarter to reduce inventories and implement a “lean” manufacturing system. For the nine months ended September 30, 2002, cost of sales as a percentage of sales decreased to 44% from 50% for the corresponding period in 2001. This decrease results primarily from the effects of the change in European marketing arrangements from Guidant to ev3 International, discussed above.

Research and development expenses, which include regulatory and clinical expenses, were $3,443,887 and $9,139,041 for the three- and nine-month periods ended September 30, 2002, as compared to $2,725,234 and $7,114,692 for the corresponding periods in 2001, representing respective increases of 26% and 28%, respectively. These increases result primarily from the Company’s increased levels of activities in development of products related to the Company’s Onyx technology, and the pivotal clinical trial activity in the U.S. in connection with Onyx, and, with respect to the nine-month periods, the compilation of data from the Company’s CAMEO registry. The Company believes that research and development activity will continue to experience an increase in fiscal year 2002, relative to 2001, due to the expected pace of the Company’s product development efforts and the clinical and regulatory activities primarily related to the pivotal clinical trials in the U.S.

Selling, general and administrative expenses increased from $1,899,725 and $6,460,392 for the three- and nine-month periods ended September 30, 2001 to $5,286,580 and $13,151,947 for the corresponding periods in 2002, representing respective increases of 178% and 104%. These increases were due primarily to the effects of the terms of the sales representative agreement with ev3 International, under which ev3 International commenced

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charging fees to the Company for its services in 2002. Fees charged by ev3 International for the three- and nine-month periods ended September 30, 2002 were $1,637,878 and $3,716,894, respectively. The Company believes this factor will result in increased selling, general and administrative expenses in fiscal year 2002, relative to 2001. Contributing to the three-month increase was the effect, amounting to $500,000, of an increase in marketing resources. Contributing to the nine-month increase was the effect, amounting to $450,000, of increased sales and marketing resources, increased physician training and proctoring activities, the effect of which added $850,000, and non-recurring accruals in the second quarter of 2002, amounting to $600,000, related to a consulting agreement between the Company and its former President and Chief Executive Officer and expenses in connection with the relocation of the Company’s current President and Chief Executive Officer. Contributing to both the three-month and nine-month increases was an accrual representing the Company’s best estimate of the fee it may incur in connection with its termination of its agreement with Abbott, discussed above.

The Guidant distribution agreement termination costs of $3.1 million for the three and nine months ended September 30, 2001 reflected the Company’s estimate of costs to be incurred related to the termination of its agreement with Guidant Corporation, which termination became effective on December 31, 2001.

Interest income for the three- and nine-month periods ended September 30, 2002 was $93,074 and $384,091, respectively, as compared to $333,387 and $493,774 for the corresponding periods in 2001. These decreases are due primarily to the higher average cash balances in the 2001 periods, relative to the corresponding periods in 2002, arising from the proceeds from the financing transaction with Micro Investment, which was completed in July 2001, net of the proceeds from the sale of the Enteric Medical Technologies common stock in June 2002, discussed below. Interest expense for the three- and nine-month periods ended September 30, 2002 was nil and $4,530, as compared to $258,817 and $792,656 for the corresponding periods of 2001. These decreases are primarily due to the absence of debt in 2002 subsequent to the repayment in September 2001 of the notes payable to Guidant and the repayment in October 2001 of the notes payable to Century Medical.

The gain on sales of investment for the nine months ended September 30, 2002 arose from the execution of a merger agreement, effective June 12, 2002, between Enteric Medical Technologies, Inc., in which the Company holds an approximate 20% voting equity interest, and Boston Scientific Corporation under which Boston Scientific acquired all the outstanding common and preferred stock of Enteric. Pursuant to the terms of the merger agreement, each Enteric stockholder received a pro rata share of a Closing Payment, net of amounts set aside in escrow to provide for future indemnity claims, if any. Accordingly, the Company recorded as other income its pro rata share of the Closing Payment received, amounting to $7,385,812, representing a gross Closing Payment of $8,415,381, less escrowed funds of 10%, amounting to $841,538, and other reserves amounting to $188,031.

The gain from foreign currency transactions for the three and nine months ended September 30, 2002 was nil and $141,303, as compared to no material gain or loss in the corresponding periods of 2001. Concurrent with the establishment of the Company’s distribution arrangements with ev3 International in 2002, the Company commenced invoicing its overseas customers in local currency, which strengthened against the U.S. dollar during the second quarter of 2002, resulting in such gains.

Under the terms of the subordinated note and credit agreements with each of Century and Guidant, the change in control of the Company resulting from the transaction with Micro Investment in 2001 allowed Century and Guidant to accelerate the due dates of the Company’s notes payable to them and declare the notes to be immediately due and payable. The Company received such a notice of acceleration from Century and repaid the notes, aggregating $5 million and having an original due date of September 30, 2003, on October 9, 2001, thus constituting an early extinguishment of such debt. In connection with such early extinguishment of debt, the Company recognized an extraordinary loss for the three and nine months ended September 30, 2001, amounting to $443,204, representing the unamortized discount related to the notes at the date of debt extinguishment. The Company’s termination of its distribution agreement also allowed Guidant to accelerate the due dates of the Company’s notes payable to Guidant and declare the notes to be due and payable as of the date of termination. Under the terms of the termination agreement, the Company and Guidant agreed to the Company’s repayment of

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the notes no later than September 30, 2001. The Company repaid the notes, aggregating $7 million and having an original due date of October 31, 2002, on September 21, 2001, thus constituting an early extinguishment of such debt. In connection with such early extinguishment of debt, the Company recognized an extraordinary loss for the three and nine months ended September 30, 2001, amounting to $273,177, representing the unamortized discount related to the notes at the date of debt extinguishment.

As a result of the items discussed above, the Company incurred net losses of $7,121,065 for the three months ended September 30, 2002, and $9,391,340 for the nine months then ended, compared to net losses of $7,240,529 and $14,275,103 for the corresponding periods in 2001.

Liquidity and Capital Resources

Since inception, the Company’s costs and expenses have significantly exceeded its sales, resulting in an accumulated deficit of approximately $83 million at September 30, 2002. To initially fund its operations, the Company raised approximately $15.3 million from the private placement of equity securities, and completed an initial public offering in February 1997 of 1,840,000 shares of Common Stock, raising net proceeds of approximately $10 million.

In November 1997, the Company received $5 million from Guidant under terms of a convertible subordinated note agreement. The note had an original due date of October 2002, unless accelerated for certain events defined in the note agreement, and was convertible, at any time, at Guidant’s option, into shares of the Company’s Common Stock at a conversion price of $10.25 per share. In April 1998, the Company achieved a milestone set forth in the agreement with Guidant, and elected, under the terms of the agreement, to have Guidant loan the Company $2 million and purchase from it $500,000 of the Company’s common stock at approximately $10.50 per share, the proceeds from which were received in May 1998.

Concurrent with the execution of the distribution agreement with Abbott in August 1998, the Company and Abbott entered into convertible subordinated note, credit and security agreements, under which Abbott provided the Company with (a) $5 million, in exchange for a five-year subordinated note, convertible at Abbott’s option into shares of the Company’s Common Stock at a conversion rate of $13.00 per share, and (b) a $5 million credit facility, available for one year from the date of the agreement and repayable five years from the date of the agreement, with amounts borrowed under the facility convertible over the five-year life of the underlying note at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion rate of $15.00 per share. In October 1998, the Company elected to borrow the entire $5 million under this facility, the proceeds of which were received in November 1998. Both notes had a stated interest rate of 5% per annum.

In April 1999, Abbott and the Company agreed to a modification, and, in May 1999, the parties consummated such modification, of the agreements described above. Under the terms of the modification, Abbott converted $4 million face value of the notes into shares of the Company’s Common Stock at a conversion rate equal to 125% of the average closing price of such stock for the five days ended April 30, 1999 (amounting to a conversion rate of $8.65 per share), and converted the remaining $6 million face value of such notes into shares of the Company’s common stock at a rate of $12 per share.

Concurrently in April 1999, Abbott and the Company entered into an agreement that provided the Company an option to require Abbott to purchase up to $3 million of the Company’s common stock at a price of $12 per share. In October 1999, the Company exercised such option for the entire $3 million of proceeds and, accordingly, issued 250,000 shares of its common stock to Abbott upon the Company’s receipt of the proceeds in November 1999.

In October 1998, under the terms of the then-existing distribution agreement, Abbott furnished the Company with a non-refundable $1 million marketing payment upon Abbott’s first commercial sale of product. For

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financial statement purposes, this payment is being amortized into income on a straight-line basis over the originally anticipated initial term of the agreement, which was expected to continue through 2008 and was considered to approximate the expected period of performance.

The distribution agreement required the Company to commit the resources of its sales representatives in the United States and Canada for the first six months of the agreement to the transition of the distribution function to Abbott. This six-month period ended on March 31, 1999. In April 1999 and August 1999, Abbott agreed to make additional quarterly $500,000 payments to the Company solely as consideration for the continued resource commitment of the Company’s sales representatives to the transition of distribution to Abbott during each of the quarters ended June 30, 1999 and September 30, 1999. The Company received these additional payments in July 1999 and November 1999.

Under the terms of the distribution agreement executed in August 1998, and a new distribution agreement entered into in June 2000 that superceded the previously existing agreement, the Company receives an initial purchase price payment from Abbott upon shipment of product from the Company to Abbott. The Company receives additional purchase price payments based upon Abbott’s net sales, as defined in the agreement.

Concurrent with the execution of the distribution agreement with Century in September 1998, the Company and Century entered into convertible subordinated note and credit agreements, under which Century provided the Company with (a) $3 million, in exchange for a subordinated note, having an original due date in September 2003, unless accelerated for certain events defined in the note agreement, and convertible at the Company’s option, subject to certain restrictions, into shares of the Company’s common stock at a conversion rate of $15.00 per share, and (b) a $2 million credit facility. The availability of the credit facility commenced in April 1999, upon the Company obtaining its first CE Mark in Europe for an Onyx-related application. In September 1999, the Company borrowed the entire $2 million available under the credit facility in exchange for a note which was repayable five years from the date of the agreement and was convertible over the five-year life of the note at the Company’s option, subject to certain restrictions, into shares of the Company’s Common Stock at a conversion rate of approximately $16.35. Both notes had a stated interest rate of 5% per annum.

Under the terms of the distribution agreement with Century, the Company received from Century a $500,000 advance payment on September 30, 1998, which amount was applied against Century’s purchase orders for the Company’s products. By November 2000, such advance payment had been fully applied against purchases.

On March 10, 2000, the Company sold 1,600,000 shares of its Common Stock under the terms of a securities purchase agreement to accredited investors in conformity with Rule 506 under Regulation D. The Company and the investors concurrently entered into a registration rights agreement, under which the Company undertook to register such 1,600,000 shares under the Securities Act, which registration was declared effective by the Securities and Exchange Commission on April 24, 2000. Such shares were sold to the investors at a price of $7.46 per share, resulting in net proceeds, after payment of offering and registration costs, of approximately $11.2 million.

On May 25, 2001, the Company entered into the securities purchase agreement with Micro Investment under which Micro Investment invested $56 million in exchange for newly issued shares of the Company’s common stock. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s common stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain of the Company’s stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7.5 million before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s common stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48.7 million, before transaction costs. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding

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shares of the Company’s common stock, resulting in a change in control of the Company. Stockholder approval of the second stage was required under the Marketplace Rules of the Nasdaq Stock Market. The Company received the necessary vote of stockholders approving the second stage at a special meeting held July 26, 2001.

Under the terms of the subordinated note and credit agreements with Century and Guidant, described above, the change in control of the Company resulting from the transaction with Micro Investment allowed Century and Guidant to accelerate the due dates of the Company’s notes payable to them and declare the notes to be immediately due and payable. The Company received a notice of acceleration from Century, and repaid the notes, aggregating $5 million, on October 9, 2001.

On September 14, 2001, the Company and Guidant signed a termination agreement with respect to their November 1997 distribution agreement. Under the terms of the termination agreement, the distribution agreement and Guidant’s European distributorship of the Company’s products terminated on December 31, 2001. Under the terms of the convertible subordinated note and credit agreements between the Company and Guidant, termination of the distribution agreement allowed Guidant to accelerate the due dates of the Company’s notes payable to Guidant and declare the notes to be due and payable as of the date of termination. Moreover, as discussed above, the transaction with Micro Investment allowed Guidant to declare the notes immediately due and payable. Under the terms of the termination agreement, the Company and Guidant agreed to the Company’s repayment of the notes no later than September 30, 2001. The Company repaid the notes, aggregating $7 million, on September 21, 2001.

Under the terms of the termination agreement, the Company repurchased, from Guidant inventory on-hand at December 31, 2001, and at Guidant’s original purchase price, the Company’s products purchased by Guidant from the Company from September 14, 2001 through December 31, 2001, amounting to approximately $150,000, and additional Guidant inventory of the Company’s products on-hand at December 31, 2001 at Guidant’s original purchase price, amounting to approximately $30,000.

Under the terms of the Company’s distribution agreement with Guidant, the Company’s termination of that agreement resulted in the payment, in February 2002, of a $3.6 million termination fee to Guidant, which was determined, pursuant to the terms of the distribution agreement, based upon a multiple of Guidant’s margin from net sales of the Company’s products from January 1, 2001 through December 31, 2001.

In December 2001, the Company commenced discussions with Century regarding modification or termination of the September 1998 distribution agreement. On April 1, 2002, the Company and Century signed a Regulatory Transition and Short-Term Distribution Agreement, which supersedes the September 1998 distribution agreement, provides for the transition, over a one-year period ending March 31, 2003, of regulatory responsibilities in Japan from Century to the Company with respect to the Company’s products, and provides for the termination of Century’s Japanese distributorship on March 31, 2003. Following March 31, 2003, the Company will repurchase, from Century inventory on-hand at March 31, 2003, and at the lower of $150,000 or 105% of Century’s original purchase price, the Company’s products purchased by Century from the Company. The Company is required to pay Century a termination fee of up to $1.5 million, consisting of payments based on milestones Century must achieve by March 31, 2003. The Company has paid Century $650,000 of such termination fee through September 30, 2002 based on Century’s achievement of milestones as of that date.

On June 12, 2002, Boston Scientific Corporation and Enteric Medical Technologies, in whom the Company had a 20% equity voting interest, entered into a merger agreement under which Boston Scientific acquired all the outstanding common and preferred stock of Enteric. Pursuant to the terms of the merger agreement, each Enteric stockholder received a pro rata share of a Closing Payment, net of amounts set aside in escrow to provide for future indemnity claims, if any. Accordingly, the Company received, as its pro rata share of the Closing Payment, $7,385,812, representing a gross Closing Payment of $8,415,381, less escrowed funds of 10%, amounting to $841,538, and other reserves amounting to $188,031.

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In addition, the merger agreement gives each Enteric stockholder the right to receive a pro rata share of a First Contingent Payment and a Second Contingent Payment, should Enteric achieve defined milestones on or before the fifth anniversary of the merger agreement. On June 12, 2002, Enteric estimated the Company’s pro rata share of the First and Second Contingent Payments to be approximately $8.6 million and $7.8 million, respectively, less escrowed funds of 10% and 20%, respectively, of such amounts. However, such Contingent Payments are dependent upon Enteric achieving milestones in conformity with the merger agreement, and are subject to reduction for other conditions specified in the merger agreement. There is no assurance that the Company will receive any additional funds from either the Contingent Payments or the funds currently in escrow.

Under the Company’s June 2000 agreement with Abbott, as amended in May 2002, the Company has the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events have not occurred or if Abbott has not achieved certain performance criteria, as defined in the agreement, as of the previous June 30. As of June 30, 2002, certain of those events had not occurred, and, on July 28, 2002, the Company notified Abbott of the Company’s intent to terminate the distribution agreement effective December 31, 2002. Final terms regarding the termination are yet to be negotiated between Abbott and the Company, among such terms being the possible payment by the Company to Abbott of a termination fee of $1.2 million set forth in the distribution agreement. Based, in part, on discussions with legal counsel, the Company believes it has arguments under which all or part of the termination fee will not be due to Abbott, and has accrued its best estimate as of September 30, 2002, which is included in selling, general and administrative expenses in the accompanying consolidated statements of operations for 2002.

On September 3, 2002, the Company obtained a commitment from Micro Investment to lead a $30 million private placement of the Company’s common stock, either as the sole or as a participating investor, in two stages, to replenish the Company’s cash reserves after making the initial payment with respect to the acquisition of Dendron GmbH, discussed further below, and to support the anticipated short-term working capital needs of the combined operations of the Company and Dendron. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase.

The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 shares of its common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481.

The investors are obligated to purchase an additional 10,345,905 shares of the Company’s common stock at a purchase price of $2.083 per share, subject to certain customary closing conditions, which would result in aggregate proceeds to the Company of $21,550,519.

Before the Company can close the second stage of the private placement, stockholder approval will be required in order to increase the number of shares the Company is authorized to issue, so that the Company can issue the additional 10,345,905 shares of its common stock to the investors.

Additionally, under Nasdaq marketplace rules, Nasdaq-listed companies are required to obtain stockholder approval before making any issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present issuance of common stock, other than a public offering for cash, the common stock to be issued (1) is or will be in excess of 20% of the outstanding common stock prior to the issuance, or (2) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance. Because the proceeds of the sale of the Company’s common stock in the second stage of the private placement described above will be used to replenish the Company’s cash reserves after making the initial payment in connection with the acquisition of Dendron, and to support the working capital needs of the combined operations of the Company and Dendron, the issuance of common stock in the private placement pursuant to Nasdaq’s interpretation of its marketplace rules is deemed to be “in connection with” the Company’s acquisition of Dendron, solely for the purposes of such Nasdaq marketplace rules.

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The sale of 4,056,399 shares of common stock in the first stage of the private placement resulted in the issuance of stock representing approximately 19.9% of the Company’s outstanding shares immediately prior to the date of issuance. The sale of 10,345,905 shares of common stock in the second stage of the private placement, together with the 4,056,399 shares issued in the first stage, will result in the issuance of stock in excess of 20% of the Company’s outstanding common stock prior to the issuance. Therefore, the Company must also obtain stockholder approval of the sale and issuance of the 10,345,905 shares of common stock to be issued in the second stage of the private placement, in order to satisfy the requirements of Nasdaq marketplace rules.

The Company has agreed to prepare a proxy statement, file it with the Securities and Exchange Commission and distribute it to its stockholders as promptly as practicable after the first closing in order to (1) obtain stockholder approval to increase the number of authorized shares of common stock, and (2) obtain stockholder approval of the sale of the 10,345,905 shares in the second stage of the private placement to comply with the provisions of the Nasdaq marketplace rules.

On October 4, 2002, the Company completed the purchase of all of the outstanding shares of equity stock of Dendron GmbH, a privately held, German-based developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms.

The acquisition was accomplished through the purchase of such equity securities for $25,000,000, pursuant to the terms of the stock purchase agreement dated September 3, 2002. Of the $25,000,000 initial payment, $20,0000,000 was paid on October 4, 2002, and $5,000,000 was held back pursuant to the terms of the stock purchase agreement for a defined period to permit certain purchase price adjustments to be determined, such as deductions to take in account Dendron’s accumulated debt. Under the terms of the stock purchase agreement, additional payments, aggregating up to $15,000,000, are contingent upon Dendron products achieving certain revenue targets between 2003 and 2008.

As of September 30, 2002, the Company had cash and cash equivalents of $28.2 million. Cash used in the Company’s operations for the nine months ended September 30, 2002 was $23.8 million, reflecting primarily the loss from operations and increases in accounts receivable, inventories, prepaids and other assets, and a decrease in accrued liabilities, net of increases in accounts payable and accrued salaries and benefits. Cash provided by investing activities for the nine months ended September 30, 2002 was $5.9 million, which reflected the proceeds received from the sale of the Enteric common stock, net of expenditures for property and equipment and intellectual property. While continued investments will be made for property and equipment and for intellectual property, as well as for the acquisition of Dendron, the Company has no significant other capital commitments as of September 30, 2002. Cash provided by financing activities for the nine months ended September 30, 2002 was $9.1 million, primarily consisting of the proceeds from the first stage of the private placement of the Company’s common stock pursuant to the September 2002 stock purchase agreement discussed above, employees’ exercises of stock options and purchases of the Company’s common stock under the Company’s Employee Stock Purchase Plan. On October 4, 2002, the Company expended approximately $21 million for the acquisition of Dendron.

The Company believes that current resources, net of the expenditure of funds for the acquisition of Dendron, as discussed above, and the successful completion of the second stage of the private placement of the Company’s common stock pursuant to the September 2002 stock purchase agreement discussed above, which completion cannot be assured, will be sufficient to fund its operations for at least the next twelve months. The Company’s future liquidity and capital requirements will be influenced by numerous factors, including results under the sales representative agreement with ev3 International, and similar future agreements, should any be entered into, and the transition from the Company’s current arrangements with Abbott and Century. Additional factors which could influence the Company’s future liquidity and capital requirements include progress of the Company’s clinical research and product development programs, the receipt of and the time required to obtain regulatory clearances and approvals, the resources the Company devotes to developing, manufacturing and marketing its products and the demands created by its operational and development programs.

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Certain Factors that May Affect Our Business and Future Results

Some of the information included herein contains forward-looking statements. These statements can be identified by the use of forward-looking terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, projections or results of operations or of financial condition or state other “forward-looking” information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements we make. These risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. If any of the following risks actually occur, our business could be harmed and the trading price of our common stock could decline.

We may not be able to achieve the benefits we anticipate from the acquisition of Dendron.    Our ability to achieve benefits from our acquisition of Dendron will depend in part on our ability to integrate the technology, products, operations and personnel of Dendron into our business in a timely and efficient manner, continue Dendron’s product development, achieve market acceptance of Dendron’s product line, increase Dendron’s manufacturing capacity in the event that demand for Dendron’s products warrant such an increase and defend Dendron against challenges to its intellectual property by competitors. These activities are complex, time consuming and expensive, and may disrupt the businesses of both operations, and may not be successfully completed.

If we do not receive stockholder approval necessary in order to close the second stage of the private placement of our common stock on a timely basis, we will need to seek alternative short-term financing.    As described above, on September 3, 2002, we obtained a commitment from Micro Investment to lead a $30 million private placement of our common stock, either as the sole or as a participating investor, in two stages, to replenish our cash reserves after making the initial payment with respect to the acquisition of Dendron GmbH and to support the anticipated short-term working capital needs of our combined operations. The first stage of the private placement closed on September 30, 2002, in which we issued 4,056,399 shares of our common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to us of $8,449,481. In the second stage of the private placement, the investors are obligated to purchase an additional 10,345,905 shares of our common stock at a purchase price of $2.083 per share, subject to certain customary closing conditions, which would result in aggregate proceeds to us of $21,550,519. Before we can close the second stage of the private placement, however, stockholder approval will be required in order to increase the number of shares we are authorized to issue, and to comply with Nasdaq’s interpretation of its marketplace rules.

We have agreed to prepare a proxy statement, file it with the Securities and Exchange Commission and distribute it to our stockholders as promptly as practicable after the first closing in order to obtain stockholder approval. However, based on the time frames we believe are required for filing and distributing this proxy statement, we will require a short-term loan in order to satisfy our short-term capital requirements. We have an oral commitment from Micro Investment for such a loan, and both parties are in the process of finalizing terms of the loan and obtaining necessary approvals. However, there is no guarantee that such financing will be completed on terms acceptable to us or at all.

One of our stockholders holds a majority of our common stock, which enables it to control our Board of Directors and cause or prevent significant transactions.    One of our stockholders, Micro Investment, beneficially owns 58% of our outstanding common stock, which percentage ownership will increase with the completion of the financing described above. Micro Investment will be able to exercise voting control over us for the foreseeable future and will be able to elect the entire Board of Directors, set dividend policy and otherwise generally determine our management. Micro Investment appointed four of the eight members of our current Board of Directors, and so long as Micro Investment holds 30% of the outstanding shares of our common stock, Micro Investment shall be entitled to designate four of the members of our Board of Directors. This control by Micro Investment could prevent, or make more difficult, a sale of Micro Therapeutics that is not on terms acceptable to Micro Investment. In addition, this control would allow Micro Investment to prevent, or alternatively, to cause to occur, significant corporate transactions.

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Many of our products are in developmental stages and may not successfully come to market, which could harm our sales and revenues.    We have only recently introduced a number of products commercially, and several of our products, including extensions of existing products, are in the early stage of development. Some of our products have only recently entered clinical trials and others have not yet done so. Our ability to market these products will depend upon a number of factors, including our ability to demonstrate the safety and efficacy of our products in the clinical setting. Our products may not be found to be safe and effective in clinical trials and may not ultimately be cleared for marketing by U.S. or foreign regulatory authorities. Our failure to develop safe and effective products that are approved for sale on a timely basis would have a negative impact on our business.

Our products may not be accepted by the market, which could harm our sales and revenues.    Even if we are successful in developing safe and effective products that have received marketing clearance, our products may not gain market acceptance. In order for Onyx or any of our other products to be accepted, we must address the needs of potential customers. The target customers for our products are doctors who use X-rays and radioactive substances in the diagnosis and treatment of diseases, or radiologists. Specifically, we target two types of radiologists: (1) interventional neuroradiologists, who specialize in the minimally invasive treatment of neuro vascular disorders, and (2) interventional radiologists, who specialize in minimally invasive treatment of peripheral vascular disorders. However, even if these targeted customers accept our products, this acceptance may not translate into sales. Additionally, our market share for our existing products may not grow, and our products that have yet to be introduced may not be accepted in the market.

New products and technologies in the market could create additional competition, which may reduce the demand for our products.    The markets in which we compete involve rapidly changing technologies and new product introductions and enhancements. We must enhance and expand the utility of our products, and develop and introduce innovative new products that gain market acceptance. New technologies, products or drug therapies developed by others could reduce the demand for our products. We may encounter technical problems in connection with our own product development that could delay introduction of new products or product enhancements. While we maintain research and development programs to continually improve our product offerings, which include adding interventional devices, our efforts may not be successful, and other companies could develop and commercialize products based on new technologies that are superior to our products either in performance or cost-effectiveness.

We face intense competition from many large companies, which may reduce the demand for our products.    The medical technology industry is intensely competitive. Our products compete with other medical devices, surgical procedures and pharmaceutical products. A number of the companies in the medical technology industry, including manufacturers of neuro vascular and peripheral vascular products, have substantially greater capital resources, larger customer bases, broader product lines, greater marketing and management resources, larger research and development staffs and larger facilities than ours. These competitors have developed and may continue to develop products that are competitive with ours. They may develop and market technologies and products that are more readily accepted than ours. Their products could make our technology and products obsolete or noncompetitive. Although we believe that our products may offer certain advantages over our competitors’ currently marketed products, companies entering the market early often obtain and maintain significant market share relative to those entering the market later. While we have designed our products to be cost effective and more efficient than competing technologies, we might not be able to provide better methods or products at comparable or lower costs.

We also compete with other manufacturers of medical devices for clinical sites to conduct human trials. If we are not able to locate such clinical sites on a timely basis, it could hamper our ability to conduct trials of our products, which may be necessary to obtain required regulatory clearance or approval.

We have a limited operating history, during which time we have not been profitable.    We were incorporated in 1993. To date, our business has generated limited product sales. From our inception through September 30, 2002, we incurred cumulative losses of approximately $83 million. We expect additional losses as

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we expand our research and development, clinical, regulatory, manufacturing and marketing efforts. We may not achieve significant sales of our products or become profitable. We could encounter substantial delays and unexpected expenses related to the introduction of our current and future products, or our research and development, clinical, regulatory, manufacturing and marketing efforts. Such delays or expenses could reduce revenues, increase operating losses and have a negative effect on our business.

We depend on patents and proprietary technology to protect our intellectual property and our business.    Our success will depend in part on our ability to:

•	Obtain and maintain patent protection for our products;

•	Preserve our trade secrets; and

•	Operate without infringing the proprietary rights of others.

The patent position of a medical device company may involve complex legal and factual issues. As of November 5, 2002, with the newly acquired Dendron, we held 61 issued U.S. patents and seven issued foreign patents, and have 37 U.S. and 70 foreign patent applications pending. Our issued U.S. patents cover technology underlying our neuro vascular products, such as Onyx and micro catheters, and our peripheral vascular products, such as the thrombolytic brush. The expiration dates of these patents range from 2009 to 2021. The pending claims cover additional aspects of our neuro vascular and peripheral vascular product lines. One of the patents we use is currently licensed by us from Andrew Cragg, M.D. In addition, there are eight foreign patent applications, not included in the above totals, the technology for which has been licensed to Dendron by the named physicians on the patent applications. There is no guarantee that issued patents will provide us significant proprietary protection, that pending patents will be issued, or that products incorporating the technology in issued patents or pending applications will be free of challenge from competitors. It is possible that patents belonging to competitors will require us to alter our technology and products, pay licensing fees or cease to market or develop our current or future technology and products. We also rely on trade secrets to protect our proprietary technology, and it is possible others will independently develop or otherwise acquire equivalent technology or that we will be unable to maintain our technology as trade secrets. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. If we fail to protect our intellectual property rights, there could be a negative impact on our business.

There has been extensive litigation in the medical device industry regarding patents and other intellectual property rights. Dendron is involved in litigation in Europe involving patents covering certain of its products. It is possible that infringement, invalidity, right to use or ownership claims could be asserted against us with respect to our products and products of Dendron. Although patent and intellectual property disputes in the medical device industry have often been settled through licensing or similar arrangements, these arrangements can be costly and there can be no assurance that necessary licenses would be available to us on satisfactory terms or at all under such circumstances. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which would have a material adverse effect on our business. In addition, if we decide to litigate such claims, it would be expensive and time consuming and could divert our management’s attention from other matters and could negatively impact our business regardless of the outcome of the litigation.

We have recently terminated several of our distribution agreements and are entering new arrangements.    We have a distribution agreement with Abbott and under the terms of that agreement, we have the right to terminate the agreement effective each December 31 from 2002 through 2007 if certain events have not occurred or if Abbott has not achieved certain performance criteria, as defined in the agreement, as of the previous June 30. As of June 30, 2002, certain of those events had not occurred, and, on July 28, 2002, we notified Abbott of our intent to terminate the distribution agreement effective December 31, 2002. There is no guarantee that we will be able to successfully market or distribute those products.

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On April 1, 2002, Micro Therapeutics and Century signed a Regulatory Transition and Short-Term Distribution Agreement, which supercedes the September 1998 distribution agreement, provides for the transition, over a one-year period ending March 31, 2003, of regulatory responsibilities in Japan from Century to us with respect to our products, and provides for the termination of Century’s Japanese distributorship on March 31, 2003.

On September 14, 2001, Micro Therapeutics and Guidant signed an agreement to terminate the distribution agreement and Guidant’s European distributorship of our products on December 31, 2001.

On November 16, 2001, we signed an agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International commenced providing, on January 1, 2002, product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where we have no existing third-party distributor for our products, and distributor management services in certain countries outside the U.S. and Canada where we have an existing third-party distributor for our products. All the countries that had been included in the territory covered by our distribution agreement with Guidant, as well as Japan, are included in our agreement with ev3 International. ev3 International is a newly-formed company, and is assembling the resources needed to provide the services to us called for by the agreement. There is no guarantee that ev3 International will be successful in completing its formation on a timely basis, or that it will be successful in providing the services to us called for in the agreement. Stockholders owning a majority of the common stock of ev3 International are members of Micro Investment, our largest stockholder. Additionally, James Corbett, who became Chairman of our Board of Directors in January 2002, and our acting President and Chief Executive Officer in April 2002, positions he held until September 3, 2002 and October 31, 2002, respectively, is the President of ev3 International, Inc. and is Executive Vice President and a director of ev3 Inc., the parent company of ev3 International; Dale Spencer, a member of our Board of Directors, is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc.; Elizabeth Weatherman and Richard Emmitt, members of our Board of Directors, are directors of ev3 Inc.; and Paul Buckman, a member of our Board of Directors, is President, Chief Executive Officer and a director of ev3 Inc.

Our sales force in the United States and Canada consists of nine individuals. There is competition for sales personnel experienced in interventional medical device sales, and there can be no assurance we will be able to successfully respond to this competition and attract, motivate and retain qualified sales personnel. We believe we will need to continue to expand our third-party relationships or develop our own sales force. Our ability to market our products in certain areas may depend on strategic alliances with marketing partners. There is no guarantee we will be able to enter into agreements other than those with ev3 International on acceptable terms or at all. Also, there can be no assurance that such agreements will be successful in developing our marketing capabilities or that we will be able to successfully develop a direct sales force.

We have limited manufacturing experience.    Our experience in manufacturing our products is relatively limited. We have found it necessary to expand our manufacturing capacity in connection with our continued development and commercialization of our products. Although we have no current plans to use the proceeds from our financing transaction with Micro Investment for expansion of our manufacturing capacity, we may find such expansion necessary in the future. Development and commercialization requires additional money for facilities, tooling and equipment and for leasehold improvements. We expect that such expansion would be achieved through modified space utilization in our current leased facility, improved efficiencies, automation and acquisition of additional tooling and equipment. However, we may not be able to obtain the required funds for expansion of our manufacturing capacity. Improved efficiencies might not result from such an expansion. Any delay or inability to expand our manufacturing capacity, including obtaining the commitment of necessary capital resources, could materially adversely affect our manufacturing ability.

If we cannot obtain approval from governmental agencies we will be unable to sell our products in some countries.    The FDA as well as various state agencies regulate the development, testing, manufacturing and marketing of our products in the United States. The FDA requires governmental clearance of such products

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before they are marketed. The process of obtaining FDA and other required regulatory clearances is lengthy, expensive and uncertain. Additionally, if regulatory clearance is granted, it may include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, suspensions of approvals, product seizures, injunctions, recalls of products, operating restrictions and criminal prosecutions. The restriction, suspension or revocation of regulatory approvals or any other failure to comply with regulatory approvals or requirements would have a negative impact on our business.

Before we could offer and sell products currently sold in the U.S., we were required to submit information to the FDA in the form of a 510(k) pre-market notification in order to substantiate label claims and to demonstrate “substantial equivalence” of our products to a legally marketed Class I or II medical device or a pre-amendments Class III medical device for which the FDA had not called for pre-market approvals. Although we received FDA clearance for many of these products, we may not be able to obtain the necessary regulatory clearance for the manufacture and marketing of enhancements to our existing products or future products either in the United States or in foreign markets. We have made modifications that affect substantially all of our products covered under 510(k) clearances. We believe these modifications do not affect the safety or efficacy of the products and thus, under FDA guidelines, do not require the submission of new 510(k) notices. However, the FDA may not agree with any of our determinations that a new 510(k) notice was not required for such changes and could require us to submit a new 510(k) notice for any of the changes made to a device. If the FDA requires us to submit a new 510(k) notice for any device modification, we may be prohibited from marketing the modified device until the FDA clears the 510(k) notice.

Based on the information regarding the material composition of Onyx, we believe Onyx shall be regulated as a device. However, the FDA could at a later date determine that Onyx should be regulated as a drug. Such a change could significantly delay the commercial availability of Onyx and have a material adverse effect on our business. Before we can commercially market Onyx in the U.S. as a device, we will be required to submit one or more pre-market approval applications to the FDA. This generally involves a substantially longer and less certain review process than that of a 510(k) pre-market notification. Such pre-market approval applications require human clinical testing prior to any action by the FDA. In March 2001, we received FDA approval to begin a pivotal clinical trial in the United States for the use of Onyx in treating brain aneurysms. In July 2002, we received FDA approval to modify the protocol for the aneurysm trial and treat an additional 100 patients in the trial using the new protocol. As of November 11, 2002, three patients had been treated in the aneurysm trial under the new protocol. In April 2001, we received FDA approval to begin a pivotal trial of Onyx for the treatment of 106 arteriovenous malformations, or AVMs, in the U.S. As of November 11, 2002, a total of 106 AVM cases have been treated in the trial. Delays in receipt of, failure to receive, or loss of regulatory approvals or clearances to market our products would negatively impact our ability to market these products.

Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations setting forth detailed Quality System Requirements, which include development, testing, control and documentation requirements. Our manufacturing processes also are subject to stringent federal, state and local regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. Although we believe we have complied in all material respects with such laws and regulations, there are periodic inspections to ensure our compliance. It is possible we could be required to incur significant costs in the future in complying with manufacturing and environmental regulations, or we could be required to cease operations in the event of any continued failure to comply.

In the European Union, we will be required to maintain the certifications we have obtained, which are necessary to affix the CE Mark to our applicable products. We will have to obtain additional certifications with respect to affixing the CE Mark to our new products, in order to sell them in member countries of the European Union. We have received CE Mark certifications with respect to our currently marketed peripheral blood clot therapy products, micro catheters, guidewires, balloon systems, and certain peripheral vascular, brain AVM, brain tumor and brain aneurysm embolization applications of Onyx. We anticipate obtaining certifications with

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respect to certain additional applications of Onyx. However, such certifications may be dependent upon successful completion of clinical studies. These clinical studies may not be successfully completed and we may not be able to obtain the required certifications. Additionally, we may not be able to maintain our existing certifications. In addition, federal, state, local and international government regulations regarding the manufacture and sale of health care products and diagnostic devices are subject to future change, and additional regulations may be adopted.

We are exposed to product liability claims that could have a negative effect on our business.    The nature of our business exposes us to risk from product liability claims. We currently maintain product liability insurance for our products, with limits of $3 million per occurrence and an annual aggregate maximum of $3 million. However, our insurance may not be adequate to cover future product liability claims. Additionally, we may not be able to maintain adequate product liability insurance at acceptable rates. Any losses that we may suffer from any liability claims, and the effect that any product liability litigation may have upon the reputation and marketability of our products may divert management’s attention from other matters and may have a negative effect on our business.

We are dependent on single source suppliers and independent contract manufacturers that puts us at risk of interruptions in our business.    We purchase some components and services used in connection with our products from third parties. Our dependence on third-party suppliers involves several risks, including limited control over pricing, availability, quality and delivery schedules. Delays in delivery or services or component shortages can cause delays in the shipment of our products. Our single-source components are generally acquired through purchase orders placed in the ordinary course of business, and we have no guaranteed supply arrangements with any of our single-source suppliers. Because of our reliance on these vendors, we may also be subject to increases in component costs. It is possible that we could experience quality control problems, supply shortages or price increases with respect to one or more of these components in the future. If we need to establish additional or replacement suppliers for some of these components, our access to the components might be delayed while we qualify such suppliers. Any quality control problems, interruptions in supply or component price increases with respect to one or more components could have a negative impact on our business.

We rely on independent contract manufacturers to produce some of our products and components. This involves several risks, including:

•	Inadequate capacity of the manufacturer’s facilities;

•	Interruptions in access to certain process technologies; and

•	Reduced control over product quality, delivery schedules, manufacturing yields and costs.

Independent manufacturers have possession of and in some cases hold title to molds for certain manufactured components of our products. Shortages of raw materials, production capacity constraints or delays by our contract manufacturers could negatively affect our ability to meet our production obligations and result in increased prices for affected parts. Any such reduction, constraint or delay may result in delays in shipments of our products or increases in the prices of components, either of which could have a material adverse effect on our business.

We do not have supply agreements with all of our current contract manufacturers and we often utilize purchase orders, which are subject to acceptance by the supplier. An unanticipated loss of any of our contract manufacturers could cause delays in our ability to deliver our products while we identify and qualify a replacement manufacturer.

We depend upon key personnel to operate our business that puts us at risk of a loss of expertise if key personnel were to leave us.    We significantly depend upon the contributions, experience and expertise of certain members of our management team and key consultants. Our success will depend upon our ability to attract and retain additional highly qualified management, sales, technical, clinical and consulting personnel.

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Our revenues could be diminished if we cannot obtain third party reimbursement for sales of our products.    In the United States, health care providers such as hospitals and physicians that purchase medical devices generally rely on third-parties, principally federal Medicare, state Medicaid and private health insurance plans, to reimburse all or part of the cost of therapeutic and diagnostic procedures. With the implementation of Medicare’s Prospective Payment System for hospital inpatient care (Diagnosis Related Groups, or DRGs) in the 1980s, public and private payors began to reimburse providers on a fixed payment schedule for patients depending on the nature and severity of the illness. Many tests and procedures that would have been performed under cost-plus reimbursement formulas are subject to scrutiny and must be justified in terms of their impact on patient outcomes. As a result, there is an incentive to conduct only those tests and perform only those procedures that will optimize cost-effective care.

We believe that health care providers will be able to obtain reimbursement based on reimbursement policies for embolization procedures currently in effect. There is no assurance, however, that these reimbursement policies will be applied by healthcare payors in all markets to procedures in which our products are used, or that these reimbursement policies, even if currently applicable, will not be changed in the future. Changes in reimbursement policies of governmental (both domestic and international) or private healthcare payors could negatively impact our business to the extent any such changes affect reimbursement for procedures in which our products are used.

Our revenues could be diminished if we are not able to expand our international sales.    In both the three and nine months ended September 30, 2002, 49% of our revenues were derived from international sales. While revenues from any country outside the United States did not account for 10% or more of our revenues in the three or nine months ended September 30, 2002, sales to customers in Europe represented 44% and 40%, respectively, of our revenues for those periods. We believe our future performance will be dependent in part upon our ability to increase international sales. Although the perceived demand for certain products may be lower outside the United States, we intend to continue to expand our international operations and to enter additional international markets, which will require significant management attention and financial resources. There is no guarantee, however, that we will be able to successfully expand our international sales.

Our success in international markets will depend on our ability to establish and maintain suitable strategic alliances, or establish a direct sales presence. International sales are subject to inherent risks, including unexpected changes in regulatory requirements, fluctuating exchange rates, difficulties in staffing and managing foreign sales and support operations, additional working capital requirements, customs, duties, tariff regulations, export license requirements, political and economic instability, potentially limited intellectual property protection and difficulties with distributors. In addition, sales and distribution of our products outside the United States are subject to extensive foreign government regulation. We have, in the past, avoided losses due to fluctuating exchange rates associated with international sales by selling our products in U.S. dollars. However, we have begun to sell products in local currency and anticipate expanding this practice, which would subject us to currency exchange risks.

Large-scale market acceptance of our products will depend on the availability and level of reimbursement in international markets that we target.    Reimbursement systems in international markets vary significantly by country, and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Many international markets have government-managed health care systems that govern reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as government-managed systems. Obtaining reimbursement approvals in each country can require 12-18 months or longer. Any delays in obtaining, or inability to obtain, reimbursement approvals could have a material adverse effect on our business.

Provisions in our charter documents, our stockholder rights plan and Delaware law may make an acquisition of us more difficult.    Provisions of our Amended and Restated Certificate of Incorporation, Bylaws and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to stockholders. Our Amended and Restated Certificate of Incorporation provides for 5,000,000

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authorized shares of Preferred Stock, the rights, preferences and privileges of which may be fixed by our Board of Directors without any further vote or action by our stockholders. In addition, our stock option plans, under certain circumstances, provide for the acceleration of vesting of options granted under such plans in the event of certain transactions that result in a change of control of Micro Therapeutics. Further, Section 203 of the General Corporation Law of Delaware prohibits us from engaging in certain business combinations with interested stockholders. These provisions may have the effect of delaying or preventing a change in control of Micro Therapeutics without action by our stockholders, and therefore, could materially adversely affect the price of our common stock.

In May 1999 the Board of Directors adopted a Stockholder Rights Plan. The Stockholder Rights Plan provides each stockholder of record one right for each ordinary share of common stock of Micro Therapeutics. The rights are represented by our ordinary common stock certificates, and are not traded separately from ordinary common stock and are not exercisable. The rights will become exercisable only if, unless approved by the Board of Directors, a person acquires or announces a tender offer that would result in ownership of 20% or more of Micro Therapeutics’ ordinary common shares, at which time, each right would enable the holder to buy shares of our common stock at a discount to the then market price. Micro Therapeutics may redeem the rights for $0.01 per right, subject to adjustment, at any time before the acquisition by a person or group of 20% or more of Micro Therapeutics’ shares. The rights have a ten-year term. The Stockholder Rights Plan may have the effect of delaying, deferring or preventing a change in control of our stock. This may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

Stock prices are particularly volatile in some market sectors and our stock price could decrease.    The stock market sometimes experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations can cause a decrease in the price of our common stock. Changes in the medical device industry generally may have a material adverse effect on the market price of our common stock. In addition, it is likely that during a future quarterly period, our results of operations will fail to meet the expectations of stock market analysts and investors and, in such event, our stock price could materially decrease.

Most of our outstanding shares of common stock are freely tradable. The market price of our common stock could drop due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of common stock.

Energy shortages may adversely impact our operations.    California experienced shortages of electrical power and other energy sources in the last eighteen months. This condition periodically resulted in rolling electrical power outages (or the temporary and generally unannounced loss of the primary electrical power source). The computer and manufacturing equipment and other systems in our operating location in California are subject to shutdown in the event of a rolling electrical power outage. Currently, we do not have secondary electrical power sources to mitigate the impact of temporary or longer-term electrical outages. It is not anticipated that the power shortages will abate soon, and therefore, our operating facilities may experience brown-outs, black-outs, or other consequences of the shortage, and may be subject to usage restrictions or other energy consumption regulations that could adversely impact or disrupt our commercial manufacturing and other activities.

ITEM 4.    CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and

33

Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Within 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our “disclosure controls and procedures” pursuant to Rule 13a-14(c) under the Securities Exchange Act of 1934, as amended. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that as of the date of the evaluation, our disclosure controls and procedures were adequate to timely alert them of material information relating to Micro Therapeutics required to be included in our periodic SEC filings.

Changes in internal controls

There were no significant changes in our internal controls, or to our knowledge, in other factors that could significantly affect our disclosure controls and procedures subsequent to the date of our most recent evaluation.

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PART II.    OTHER INFORMATION

Item 1.    Legal Proceedings

The Company is involved in litigation from time to time in the ordinary course of business, the outcome of which the Company’s management believes will not have a material adverse effect on the Company’s financial position or results of operations.

Item 6.    Exhibits and Reports on Form 8-K

(a)
Exhibits

See Index To Exhibits on Page 37 of this Quarterly Report on Form 10-QSB.

(b)
Reports on Form 8-K

On September 4, 2002, the Company filed a Form 8-K with respect to the Company’s execution of an agreement to acquire Dendron GmbH.

On September 4, 2002, the Company filed a Form 8-K with respect to the appointment of Thomas C. Wilder III as president and chief executive officer.

On September 6, 2002, the Company filed a Form 8-K with respect to the execution of a commitment by Micro Investment, LLC to be the lead investor in a $30 million private placement of the Company’s common stock.

No other reports on Form 8-K were filed, or required to be filed, by the Company during the quarterly period ended September 30, 2002.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICRO THERAPEUTICS, INC.

Date: November 14, 2002
By:	/s/ HAROLD A. HURWITZ
Harold A. Hurwitz Chief Financial Officer

36

Certifications

Certification Pursuant to Rule 15D-14 of the Securities Exchange Act of 1934, as Mended as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Thomas C. Wilder III, President and Chief Executive Officer of Micro Therapeutics, Inc. (the “Company”), certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of the Company;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Exchange Act) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c)	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.
The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 14, 2002
By:	/s/ Thomas C. Wilder III
Thomas C. Wilder III President and Chief Executive Officer

37

Certification Pursuant to Rule 15D-14 of the Securities Exchange Act of 1934, as Mended as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Harold A. Hurwitz, Chief Financial Officer of Micro Therapeutics, Inc. (the “Company”), certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of the Company;

2
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Exchange Act) for the registrant and we have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c)	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.
The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 14, 2002
By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.34
Securities Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1 of Micro Therapeutics’ Form
8-K, as filed with the Securities and Exchange Commission on September 6, 2002).

10.34.1
Joinder Agreement and First Amendment to Securities Purchase Agreement, dated September 30, 2002 by and between Micro Therapeutics, Inc. and the investors named therein. (Incorporated by reference to Exhibit 2.1.1 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on September 10, 2002).

10.35
Stock Purchase Agreement dated September 3, 2002 by and between Micro Therapeutics, Inc. and the holders of the outstanding equity securities of Dendron. (Incorporated by reference to Exhibit 2.2 of Micro Therapeutics’ Form 8-K, as filed with the Securities and Exchange Commission on September 10, 2002).

10.36	Employment Offer Letter, dated August 16, 2002, between Micro Therapeutics, Inc. and Thomas C. Wilder III.

99.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act Of 2002.

99.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act Of 2002.

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PROXY

MICRO THERAPEUTICS, INC.
Proxy Solicited by the Board of Directors
Special Meeting of the Stockholders—February 24, 2003

The undersigned hereby nominates, constitutes and appoints Thomas C. Wilder, III and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at a Special Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on February 24, 2003, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 and 4.

1.
AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 35,000,000 TO 45,000,000 AND THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CAPITAL STOCK FROM 40,000,000 TO 50,000,000.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

2.	APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE COMPANY’S COMMON STOCK.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

3.	AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 200,000 SHARES.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

4.	AMENDMENT OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 1,000,000 SHARES.

☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THEREUNDER, “FOR” THE APPROVAL OF THE SALE AND ISSUANCE OF UP TO 10,345,905 SHARES OF THE COMPANY’S COMMON STOCK, “FOR” THE AMENDMENT OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER, AND “FOR” THE AMENDMENT OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER.

Date                                                                                    , 2003

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.